As filed with the Securities and Exchange Commission on August 6, 1997


                                                  Registration  No. 333-26581

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington , D.C. 20549

                              AMENDMENT NO. 3 TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                     ----------------------------------


                              MORGAN STANLEY ABS
                               CAPITAL II INC.
                   (Sponsor of the Trusts described herein)
            (Exact name of Registrant as specified in its charter)
             Delaware                                   Not Yet Available
(State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)
                                1585 Broadway
                           New York, New York 10036
                                (212) 761-2063
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                              Craig S. Phillips
                                  President
                      Morgan Stanley ABS Capital II Inc.
                                1585 Broadway
                           New York, New York 10036
                                (212) 761-1817
   (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
                                  Copies to:
Siegfried P. Knopf, Esq.                Gregory Walker, Esq.
Brown & Wood LLP                        Morgan Stanley & Co. Incorporated
One World Trade Center                  1585 Broadway
New York, New York 10048                New York, New York 10036
(212) 839-5334                          (212) 761-6745

                   -------------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /__________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            -----------------


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       CALCULATION OF REGISTRATION FEE



 Title of Securities     Amount to Be   Proposed Maximum        Proposed Maximum       Amount of
 to Be Registered       Registered(1)   Offering Price Per      Aggregate Offering     Registration
                                        Unit (2)                Price(2)               Fee(3)
 Asset Backed
 Securities          $2,500,000,000         100%                   $1,000,000          $757,575.75



(1) The Registration Statement relates to the initial offering from time to time of the Asset Backed Notes and Asset Backed Certificates and to any resales thereof in market making transactions by an underwriter to the extent required.
(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
(3)       $304 of which was previously filed.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                              INTRODUCTORY NOTE


     This Registration Statement contains three forms of Prospectus relating to the offering by various Trusts of series of Asset Backed Notes and/or Asset Backed Certificates secured by (i) recreational vehicle and/or motor vehicle receivables and marine receivables ("Prospectus Version #1"), (ii) recreational vehicle and/or motor vehicle receivables ("Prospectus Version #2") or (iii) marine receivables ("Prospectus Version #3"), created from time to time by Morgan Stanley ABS Capital II Inc. and seven forms of Prospectus Supplement relating to the offering by a Trust of the particular series of Asset Backed Notes and Asset Backed Certificates or of Asset Backed Certificates, as applicable, described therein. Prospectus Supplement Versions #1A and #1B relate to recreational vehicle and/or motor vehicle receivables and marine receivables in the case of an owner trust and a grantor trust, respectively, and correspond to Prospectus Version #1.
Prospectus Supplement Versions #2A and #2B relate to recreational vehicle and/or motor vehicle receivables in the case of an owner trust and a grantor trust, respectively, and correspond to Prospectus Version #2. Prospectus Supplement Versions #3A and #3B relate to marine receivables in the case of an owner trust and a grantor trust, respectively, and correspond to Prospectus Version #3. Prospectus Supplement Version #4 is a form of market making prospectus supplement. Each form of Prospectus Supplement relates only to the securities described therein and is a form that may be used, among others, by the registrant to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement.


   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                                                                  Version #1A
Subject to completion, dated August 6, 1997

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED            , 199__)
                            $(                   )

                  (________________________) TRUST 199 -(  )

                (Floating Rate) ASSET BACKED NOTES, CLASS (  )



                (Floating Rate) ASSET BACKED NOTES, CLASS (  )
                       (  %) ASSET BACKED CERTIFICATES
                MORGAN STANLEY ABS CAPITAL II INC., DEPOSITOR

                (________________________________) , SERVICER

                             ____________________

     (________________) Trust 199 (  ) (the "Trust") will be governed
pursuant to a Trust Agreement to be dated as of               , 199 , between
Morgan Stanley ABS Capital II Inc. (the "Depositor") and (
             ), as (Owner) Trustee.  The Trust will issue $
aggregate principal amount of (Floating Rate) Asset Backed Notes, Class (  )
(the "Class (  ) Notes") and $                 aggregate principal amount of
(Floating Rate) Asset Backed Notes, Class ( ) (the "Class ( ) Notes" and, together with the Class ( ) Notes, the "Notes") pursuant to an Indenture to
be dated as of              , 199  , between the Trust and
    , as Indenture Trustee. (No principal payments will be made in the Class ( ) Notes until the Class ( ) Notes have been paid in full, and to that extent, the rights of the holders of the Class ( ) Notes to receive distributions with respect to the Receivables are subordinated to the rights of the holders of the Class ( ) Notes, as more fully described herein.)

                                          (Cover continued on following page)

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN MORGAN STANLEY ABS CAPITAL II INC., THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                       ORIGINAL
                                       PRINCIPAL                 PRICE TO             UNDERWRITING     PROCEEDS TO THE
                                        AMOUNT                  PUBLIC(1)              DISCOUNT           DEPOSITOR
                                                                                                           (1)(2)
Class (  ) Note . . . . . . .         $                                         %                    %                 %
Class (  ) Note  . . . . . .                                                   %                    %                 %
Certificate . . . . . . . . .                                                   %                    %                 %
     Total                            $                          $                     $               $


------------------
(1) Plus accrued interest, if any, from          , 199 .
(2) Before deducting expenses, estimated to be $              .



     The Notes and the Certificates are offered by Morgan Stanley & Co. Incorporated (the "Underwriter") subject to prior sale, when, as and if issued and accepted by the Underwriter and subject to the Underwriter's right to reject any order in whole or in part and to approval of certain legal matters by its counsel. It is expected that the Notes and the Certificates will be delivered in book-entry form only through the facilities of The Depository Trust Company and, in the case of the Notes, Cedel Bank, societe anonyme, and the Euroclear System against payment therefor, in immediately
available funds on or about              , 199  .


                             ____________________

                          MORGAN STANLEY DEAN WITTER
                             ____________________

              , 199 .



(Continued from previous page)
The Trust will also issue $                    aggregate principal amount of
( %) Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"). The assets of the Trust will include a pool of retail installment sale contracts or retail installment loans (the "Receivables"), secured by security interests in new or used automobiles, light duty trucks, recreational vehicles and recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) (the "Financed Assets") and certain monies due or received
thereunder on or after               , 199  , transferred to the Trust by the
Seller on the Closing Date. The Notes will be secured by the assets of the Trust pursuant to the Indenture.

     Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. See "Risk Factors -- Subordination of the Certificates for the Notes" herein.

     Interest on the Class (   ) and Class (  ) Notes will accrue at the
respective (floating) interest rates specified above.  Interest on the Notes
will generally be payable on the         day of each month or, if any such
day is not a Business Day, on the next succeeding Business Day (each, a
"Distribution Date"), commencing          , 199 . Principal of the Notes will
be payable on each Distribution Date to the extent described herein; however,
no principal payments will be made on the Class (   ) Notes until the Class (
 ) Notes have been paid in full.

     The Certificates will represent fractional undivided interests in the Trust. Interest, to the extent of the Pass Through Rate specified above, will be distributed to the Certificateholders on each Distribution Date. No distributions of principal on the Certificates will be made until all the Notes have been paid in full.

     Each class of the Notes and the Certificates will be payable in full on the applicable final scheduled Distribution Date as set forth herein. However, payment in full of a class of Notes or of the Certificates could occur earlier than such dates as described herein. In addition, the Class ( ) Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate
principal balance of the Receivables shall have declined to   % or less of
the initial aggregate principal balance of the Receivables purchased by the Trust.


     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-10 HEREIN AND ON PAGE (12) IN THE ACCOMPANYING PROSPECTUS.


     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Securities. Such transactions may include stabilizing and the purchase of Securities. Such transactions may include stabilizing and the purchase of Securities to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.

                          REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


                               SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

  Issuer  . . . . . . . . . . . . .       (_____________________) Trust 199
                                          -( ) (the "Trust" or the
                                          "Issuer"), a (___________) a
                                          business trust to be governed
                                          pursuant to a Trust Agreement
                                          dated as of                   ,
                                          199  (as amended and supplemented
                                          from time to time, the "Trust
                                          Agreement"), between the Depositor
                                          and the Owner Trustee.

  Depositor . . . . . . . . . . . .       Morgan Stanley ABS Capital II Inc.
                                          (the "Depositor").

  Servicer  . . . . . . . . . . . .       (_______________________________)
                                          (in such capacity, the
                                          "Servicer").

  Indenture Trustee . . . . . . . .                               , as
                                          trustee under the Indenture (the
                                          "Indenture Trustee").

  Owner Trustee . . . . . . . . . .                               , as
                                          trustee under the Trust Agreement
                                          (the "Owner Trustee").

  The Notes . . . . . . . . . . . .       The Trust will issue Asset Backed
                                          Notes pursuant to an Indenture to
                                          be dated as of               , 199
                                           (as amended and supplemented from
                                          time to time, the "Indenture"),
                                          between the Trust and the
                                          Indenture Trustee, as follows:
                                          (i) (Floating Rate) Asset Backed
                                          Notes, Class (   ) (the "Class (
                                          ) Notes") in the aggregate initial
                                          principal amount of $
                                           ; and (ii) (Floating Rate) Asset
                                          Backed Notes, Class (   ) (the
                                          "Class (  ) Notes") in the
                                          aggregate initial principal amount
                                          of $                  .  The Class
                                          (  ) Notes and the Class (  )
                                          Notes are collectively referred to
                                          herein as the "Notes".

                                          The Notes will be secured by the
                                          assets of the Trust pursuant to
                                          the Indenture.

  The Certificates  . . . . . . . .       The Trust will issue (  %) Asset
                                          Backed Certificates (the
                                          "Certificates" and, together with
                                          the Notes, the "Securities") with
                                          an aggregate initial Certificate
                                          Balance of $
                                          .  The Certificates will represent
                                          fractional undivided interests in
                                          the Trust and will be issued
                                          pursuant to the Trust Agreement.

  The Receivables . . . . . . . . .       On the Closing Date, the Trust
                                          will purchase Receivables having
                                          an aggregate principal balance of
                                          approximately
                                          $                             (the
                                          "Initial Pool Balance") as of
                                                            , 199  (the
                                          "Cutoff Date") from the Depositor
                                          pursuant to a Sale and Servicing
                                          Agreement to be dated as of
                                                   , 199  (as amended and
                                          supplemented from time to time,
                                          the "Sale and Servicing
                                          Agreement"), among the Trust, the
                                          Depositor and the Servicer.  See
                                          "Description of the Transfer and
                                          Servicing Agreements -- Sale and
                                          Assignment of Receivables" herein
                                          and in the Prospectus.  The
                                          Receivables will consist of retail
                                          installment sale contracts or
                                          retail installment loans between
                                          Obligors and Dealers secured by
                                          new or used automobiles, light-
                                          duty trucks, recreational vehicles
                                          and recreational sport and power
                                          boats (including any boat motors
                                          and accompanying trailers) and
                                          yachts (both power and sail) (the
                                          "Financed Assets").  The retail
                                          installment sale contracts were
                                          purchased by __________,
                                          __________ and __________ (the
                                          "Seller").  The Receivables will
                                          be transferred by the Depositor to
                                          the Trust, based on the criteria
                                          specified in the Sale and
                                          Servicing Agreement and described
                                          herein and in the Prospectus.  As
                                          of the Cutoff Date, the weighted
                                          average annual percentage rate of
                                          the Receivables was approximately
                                            %, the weighted average
                                          remaining maturity of the
                                          Receivables was approximately
                                          months, and the weighted average
                                          original maturity of the
                                          Receivables was approximately
                                          months.  No Receivable has a
                                          scheduled maturity later than
                                                  , 20__ (the "Final
                                          Scheduled Maturity Date").  See
                                          "The Receivables Pool" herein.

                                          The "Pool Balance" at any time
                                          will represent the aggregate
                                          principal balance of the
                                          Receivables at the end of the
                                          preceding Collection Period, after
                                          giving effect to all payments
                                          (other than Payaheads) received
                                          from Obligors, Advances and
                                          Purchase Amounts to be remitted by
                                          the Servicer or the Depositor, as
                                          the case may be, all for such
                                          Collection Period, and all losses
                                          realized on Receivables liquidated
                                          during such Collection Period.

  Terms of the Notes  . . . . . . .       The principal terms of the Notes
                                          will be as described below:
       A.  Distribution Dates . . .
                                          Payments of interest and principal
                                          on the Notes will be made on the
                                              day of each month or, if any
                                          such day is not a Business Day, on
                                          the next succeeding Business Day
                                          (each, a "Distribution Date"),
                                          commencing           , 199 .  Each
                                          reference to a "Payment Date" in
                                          the Prospectus shall refer to a
                                          Distribution Date herein.
                                          Payments will be made to holders
                                          of record of the Notes (the
                                          "Noteholders") as of the day
                                          immediately preceding such
                                          Distribution Date or, if
                                          Definitive Notes are issued, as of
                                          the      day of the preceding
                                          month (a "Record Date").  A
                                          "Business Day" is a day other than
                                          a Saturday, a Sunday or a day on
                                          which banking institutions or
                                          trust companies in the States of
                                          (_________) are authorized by law,
                                          regulation or executive order to
                                          be closed.

       B.  Interest Rates . . . . .       The Class (   ) Notes will bear
                                          interest at a per annum rate of
                                          (Floating Rate) (the "Class (  )
                                          Rate") and the Class (  ) Notes
                                          will bear interest at a per annum
                                          rate of Floating Rate (the "Class
                                          (  ) Rate").  (The per annum rate
                                          of interest with respect to the
                                          Class (   ) Notes for each
                                          Interest Reset Period (the "Class
                                          (  ) Rate") will equal LIBOR for
                                          such Interest Reset Period, plus
                                             %; provided that the Class (  )
                                          Rate shall not exceed   % per
                                          annum.)

                                          The interest rates for the various
                                          classes of Notes are referred to
                                          herein collectively as "Interest
                                          Rates".

       C.  Interest . . . . . . . .       Interest on the outstanding
                                          principal amount of the Notes
                                          (other than the Class (  ) Notes)
                                          will accrue at the applicable
                                          Interest Rate from the Closing
                                          Date (in the case of the first
                                          Distribution Date) or from the
                                           day of the month preceding the
                                          month of a Distribution Date to
                                          and including the        day of
                                          the month of such Distribution
                                          Date (each an "Interest Accrual
                                          Period").  (Interest on the
                                          outstanding principal amount of
                                          the Class (  ) Notes will accrue
                                          at the Class (   ) Rate from the
                                          Closing Date (in the case of the
                                          first Distribution Date) or from
                                          the most recent Distribution Date
                                          on which interest has been paid to
                                          but excluding the following
                                          Distribution Date (each, a
                                          "Floating Rate Interest Accrual
                                          Period").)  Interest on the Class
                                          (  ) Notes will be calculated on
                                          the basis of a 360-day year
                                          consisting of twelve 30-day
                                          months.  Interest on the Class (
                                          ) Notes will be calculated on the
                                          basis of the actual number of days
                                          in each Floating Rate Interest
                                          Accrual Period divided by 360.
                                          See "Description of the Notes --
                                          Payments of Interest".

       D.  Principal  . . . . . . .       Principal of the Notes will be
                                          payable on each Distribution Date
                                          in an amount equal to the
                                          Noteholders' Principal
                                          Distributable Amount for the
                                          calendar month (the "Collection
                                          Period") preceding such
                                          Distribution Date (in the case of
                                          the first Distribution Date, the
                                          period from and including
                                          , 199  to and including        ,
                                          199  (exclusive of the scheduled
                                          payments of principal due on the
                                          Precomputed Receivables during
                                          that period)) to the extent of
                                          funds available therefor.  The
                                          "Noteholders' Principal
                                          Distributable Amount" will equal
                                          the sum of (i) the Regular
                                          Principal Distribution Amount plus
                                          (ii) the Accelerated Principal
                                          Distribution Amount.  The "Regular
                                          Principal Distribution Amount"
                                          with respect to any Distribution
                                          Date will equal the amount of
                                          principal paid or, in certain
                                          circumstances, scheduled to be
                                          paid with respect to the
                                          Receivables (exclusive of
                                          Payaheads allocable to principal
                                          that have not been applied as
                                          payments under the related
                                          Receivables in the related
                                          Collection Period and inclusive of
                                          Payaheads allocable to principal
                                          that have been applied as payments
                                          under the related Receivables in
                                          such Collection Period) plus, in
                                          certain circumstances, the
                                          principal balance of defaulted
                                          Receivables, as calculated by the
                                          Servicer as described under
                                          "Description of the Transfer and
                                          Servicing Agreements --
                                          Distributions".  The "Accelerated
                                          Principal Distribution Amount"
                                          with respect to a Distribution
                                          Date will equal the portion, if
                                          any, of the Total Distribution
                                          Amount for the related Collection
                                          Period that remains after payment
                                          of (a) the Servicing Fee (together
                                          with any portion of the Servicing
                                          Fee that remains unpaid from prior
                                          Distribution Dates), (b) the
                                          interest due on the Notes, (c) the
                                          Regular Principal Distribution
                                          Amount, (d) the interest due on
                                          the Certificates, and (e) the
                                          amount, if any, required to be
                                          deposited in the Reserve Account
                                          on such Distribution Date.

                                          On the Business Day immediately
                                          preceding each Distribution Date
                                          (a "Determination Date"), the
                                          Indenture Trustee shall determine
                                          the amount in the Collection
                                          Account available for distribution
                                          on the related Distribution Date.
                                          Payments to Securityholders will
                                          be made on each Distribution Date
                                          in accordance with such
                                          determination.  The Servicing Fee
                                          in respect of a Collection Period
                                          (together with any portion of the
                                          Servicing Fee that remains unpaid
                                          from prior Distribution Dates)
                                          will be paid at the beginning of
                                          such Collection Period out of
                                          collections for such Collection
                                          Period.

                                          No principal payments will be made
                                          on the Class (  ) Notes until the
                                          Class (  ) Notes have been paid in
                                          full.

                                          The outstanding principal amount
                                          of the Class (  ) Notes, to the
                                          extent not previously paid, will
                                          be payable on the
                                          (199 )(20  ) Distribution Date
                                          (the "Class (  ) Final Scheduled
                                          Distribution Date"); and the
                                          outstanding principal amount of
                                          the Class (  ) Notes, to the
                                          extent not previously paid, will
                                          be payable on the          (199
                                          )(20  )  Distribution Date (the
                                          "Class (  ) Final Scheduled
                                          Distribution Date").

       E.  Optional Redemption  . .       The Notes will be redeemed in
                                          whole, but not in part, on any
                                          Distribution Date on which the
                                          Servicer exercises its option to
                                          purchase the Receivables.  The
                                          Servicer will have the option to
                                          purchase all of the Receivables on
                                          any Distribution Date on or after
                                          the Distribution Date on which the
                                          Pool Balance has declined to (  )%
                                          or less of the Initial Pool
                                          Balance.  The price at which the
                                          Servicer will be required to
                                          purchase the Receivables in order
                                          to exercise such option will be
                                          equal to the aggregate of the
                                          Purchase Amounts of the
                                          Receivables as of the end of the
                                          related Collection Period.  The
                                          Servicer will be required to give
                                          not less than (  ) days notice to
                                          the Trustee of its intention to
                                          exercise such option.  In
                                          addition, the Servicer will not be
                                          permitted to exercise such option
                                          unless the resulting distribution
                                          would be sufficient to retire the
                                          Notes at a redemption price equal
                                          to the unpaid principal amount of
                                          the Class (   ) Notes plus accrued
                                          and unpaid interest thereon. See
                                          "Description of the Notes --
                                          Optional Redemption" herein.

  Terms of the Certificates . . . .       The principal terms of the
                                          Certificates will be as described
                                          below:

       A.  Distribution Dates . . .       Distributions with respect to the
                                          Certificates will be made on each
                                          Distribution Date, commencing
                                                 , 199 .  Distributions will
                                          be made to holders of record of
                                          the Certificates (the
                                          "Certificateholders" and, together
                                          with the Noteholders, the
                                          "Securityholders") as of the
                                          related Record Date (which will be
                                          the       day of the preceding
                                          month if Definitive Certificates
                                          are issued).

       B.  Pass Through Rate              (   )% per annum (the "Pass
                                          Through Rate").
       C.  Interest . . . . . . . .       On each Distribution Date, the
                                          Owner Trustee will distribute pro
                                          rata to Certificateholders 30 days
                                          of accrued interest at the Pass
                                          Through Rate on the outstanding
                                          Certificate Balance generally to
                                          the extent of funds available
                                          following payment of the Servicing
                                          Fee and distributions in respect
                                          of the Notes from the Total
                                          Distribution Amount and the
                                          Reserve Account.  Interest will be
                                          calculated on the basis of a
                                          360-day year consisting of twelve
                                          30-day months.  Interest in
                                          respect of a Distribution Date
                                          will accrue from the Closing Date
                                          (in the case of the first
                                          Distribution Date) or from the
                                              day of the month preceding the
                                          month of the Distribution Date to
                                          and including the       day of the
                                          month of such Distribution Date.

       D.  Principal  . . . . . . .       No distributions of principal on
                                          the Certificates will be made
                                          until all of the Notes have been
                                          paid in full.  On each
                                          Distribution Date commencing on
                                          the Distribution Date on which the
                                          Class (   ) Notes are paid in
                                          full, principal of the
                                          Certificates will be payable in an
                                          amount generally equal to the
                                          Certificateholders' Principal
                                          Distributable Amount for the
                                          Collection Period preceding such
                                          Distribution Date, to the extent
                                          of funds available therefor
                                          following payment of the Servicing
                                          Fee, payments of interest and
                                          principal, if any, due in respect
                                          of the Notes and the distribution
                                          of interest in respect of the
                                          Certificates.  The
                                          Certificateholders' Principal
                                          Distributable Amount will be the
                                          Regular Principal Distribution
                                          Amount (less, on the Distribution
                                          Date on which the Notes are paid
                                          in full, the portion thereof
                                          payable on the Notes), and will be
                                          calculated by the Servicer in the
                                          manner described under
                                          "Description of the Transfer and
                                          Servicing Agreements --
                                          Distributions".

       E.  Optional Prepayment  . .       If the Servicer exercises its
                                          option to purchase the
                                          Receivables, the terms of which
                                          option are summarized under "Terms
                                          of the Notes -- E. Optional
                                          Redemption" above, the
                                          Certificates will be retired.  The
                                          Servicer will not be permitted to
                                          exercise such option unless the
                                          resulting distribution to
                                          Certificateholders would be equal
                                          to the outstanding Certificate
                                          Balance together with accrued
                                          interest at the Pass Through Rate.
                                          See "Description of the
                                          Certificates -- Optional
                                          Prepayment" herein.

  Reserve Account . . . . . . . . .       (DESCRIBE RESERVE ACCOUNT FORMULA)

  Collection Account; Priority of
  Payments  . . . . . . . . . . . .       Except under certain conditions
                                          described herein or as otherwise
                                          acceptable to each Rating Agency,
                                          the Servicer will be required to
                                          remit collections received with
                                          respect to the Receivables within
                                             Business Days of receipt
                                          thereof to one or more accounts in
                                          the name of the Indenture Trustee
                                          (the "Collection Account").  At
                                          the beginning of each Collection
                                          Period the Indenture Trustee will
                                          apply collections in the
                                          Collection Account to pay to the
                                          Servicer the Servicing Fee for
                                          such Collection Period and any
                                          overdue Servicing Fees.  Pursuant
                                          to the Sale and Servicing
                                          Agreement, the Servicer will have
                                          the revocable power to instruct
                                          the Indenture Trustee to withdraw
                                          funds on deposit in the Collection
                                          Account and to apply such funds on
                                          each Distribution Date to the
                                          following (in the priority
                                          indicated):  (i) the Servicing
                                          Fee, together with any unpaid
                                          Servicing Fees from prior
                                          Distribution Dates (if for any
                                          reason such amount was not paid at
                                          the beginning of the Collection
                                          Period as described above), to the
                                          Servicer, (ii) the Noteholders'
                                          Interest Distributable Amount and
                                          the Noteholders' Principal
                                          Distributable Amount into the Note
                                          Distribution Account, (iii) the
                                          Certificateholders' Interest
                                          Distributable Amount and, after
                                          the Notes have been paid in full,
                                          the Certificateholders' Principal
                                          Distributable Amount into the
                                          Certificate Distribution Account
                                          and (iv) the remaining balance, if
                                          any, to the Reserve Account.

  Tax Status  . . . . . . . . . . .       In the opinion of Brown & Wood
                                          LLP, counsel to the Trust ("Tax
                                          Counsel"), for federal income tax
                                          purposes, the Notes will be
                                          characterized as debt, and the
                                          Trust will not be characterized as
                                          an association (or a publicly
                                          traded partnership) taxable as a
                                          corporation.  Each Noteholder, by
                                          the acceptance of a Note, will
                                          agree to treat the Notes as
                                          indebtedness, and each
                                          Certificateholder, by the
                                          acceptance of a Certificate, will
                                          agree to treat the Trust as a
                                          partnership in which the
                                          Certificateholders are partners
                                          for federal income and state
                                          income tax purposes.  Alternative
                                          characterizations of the Trust and
                                          the Certificates are possible, but
                                          would not result in materially
                                          adverse tax consequences to
                                          Certificateholders.  See "Federal
                                          Income Tax Consequences" herein
                                          and "Federal Income Tax
                                          Consequences" in the Prospectus
                                          for additional information
                                          concerning the application of
                                          federal income and state tax laws
                                          to the Trust and the Securities.

  ERISA Considerations  . . . . . .       Subject to the considerations
                                          discussed under "ERISA
                                          Considerations" herein and in the
                                          Prospectus, the Notes are eligible
                                          for purchase by employee benefit
                                          plans.  The Certificates may not
                                          be acquired by any employee
                                          benefit plan subject to the
                                          Employee Retirement Income
                                          Security Act of 1974, as amended
                                          ("ERISA"), or Section 4975 of the
                                          Internal Revenue Code of 1986, as
                                          amended (the "Code"), or by an
                                          individual retirement account.
                                          See "ERISA Considerations" herein
                                          and in the Prospectus.

  Rating of the Notes . . . . . . .       It is a condition to the issuance
                                          of the Notes that they be rated "
                                          " by at least one Rating Agency.
                                          The rating of the Notes by a
                                          Rating Agency reflects such Rating
                                          Agency's assessment of the
                                          likelihood that the Noteholders
                                          will receive payments and
                                          interest, however, the rating on
                                          the Notes does not address the
                                          timing of distributions of
                                          principal of the Notes prior to
                                          the Final Scheduled Distribution
                                          Date.  A rating is not a
                                          recommendation to buy, sell or
                                          hold securities and may be subject
                                          to revision or withdrawal at any
                                          time by the assigning Rating
                                          Agency.  Each rating should be
                                          evaluated independently of any
                                          other rating.  See "Risk Factors -
                                          - Ratings of the Securities"
                                          herein.

  Rating of the Certificates  . . .       It is a condition to the issuance
                                          of the Certificates that they be
                                          rated at least in the "   "
                                          category or its equivalent by at
                                          least one Rating Agency.  The
                                          rating of the Certificates by a
                                          Rating Agency reflects such Rating
                                          Agency's assessment of the
                                          likelihood that the
                                          Certificateholders will receive
                                          payments of principal and
                                          interest, however, the rating on
                                          the Certificates does not address
                                          the timing of the distributions of
                                          principal in respect of the
                                          Certificates prior to the Final
                                          Scheduled Distribution Date.  A
                                          rating is not a recommendation to
                                          buy, sell or hold securities and
                                          may be subject to revision or
                                          withdrawal at any time by the
                                          assigning Rating Agency.  Each
                                          rating should be evaluated
                                          independently of any other rating.
                                          See "Risk Factors -- Ratings of
                                          the Securities"  herein.


                                 RISK FACTORS

     Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with purchases of the Notes and/or Certificates.

     LIMITED LIQUIDITY; ABSENCE OF A SECONDARY MARKET. There is currently no secondary market for the Securities. Each Underwriter currently intends to make a market in the Securities, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities offered hereby.

     (GEOGRAPHIC CONCENTRATION. Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. Obligors on Receivables representing approximately _____% by principal balance of the Receivables were located in (__________________) at the Cut off Date. As a result, economic conditions in such states may have a disproportionate affect on prepayments and/or defaults in respect of the Receivables and thus potentially adversely affect the amount available for distribution to the Securityholders. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Assets. See "The Receivables Pool.")

     SUBORDINATION OF THE CERTIFICATES TO THE NOTES. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Notes due on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal until the Distribution Date on which all of the Notes have been paid in full.

     LIMITED ASSETS OF THE TRUST. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes and the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes and the Certificates.

     RATINGS OF THE SECURITIES. It is a condition to the issuance of the Securities that each class of the Notes be rated in the highest investment rating category, and that the Certificates be rated at least in the " " category or its equivalent, by at least one nationally recognized rating agency (the "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the payment of principal and interest on the Securities pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


                                  THE TRUST

GENERAL

     The Issuer, (____________________________________) Trust 199 -( ), is a
business trust formed under the laws of the State of (________) pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust will initially be capitalized with equity equal to the
Certificate Balance of $                     , excluding amounts deposited in
the Reserve Account. The equity of the Trust, together with the net proceeds from the sale of the Notes, will be used by the Trust to purchase the Receivables from the Depositor pursuant to the Sale and Servicing Agreement.

     If the protection provided to the investment of the Securityholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Assets which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Assets, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

     The Trust's principal offices are in                   ,             ,
in care of (                           ), as Owner Trustee, at the address
listed below under "-- The Owner Trustee".


                         CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:


Class (  ) Notes  . . . . . . . . . . . . . . . . . .
Class (  ) Notes  . . . . . . . . . . . . . . . . . .
Certificates  . . . . . . . . . . . . . . . . . . . .   ----------
     Total  . . . . . . . . . . . . . . . . . . . . .   $
                                                         ==========



                              THE OWNER TRUSTEE

                                 is the Owner Trustee under the Trust
Agreement.                               is a      (state) banking
corporation and its principal offices are located at                    ,
     ,                        .  The Depositor and its affiliates may
maintain normal commercial banking relations with the Owner Trustee and its affiliates.


                             THE RECEIVABLES POOL

     The pool of Receivables (the "Receivables Pool") will include only the Receivables purchased on the Closing Date. The Receivables (will be)(have been) purchased by the Depositor from the Seller which purchased the Receivables, directly or indirectly, from Dealers in the ordinary course of business and were selected from the Depositor's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cutoff Date, each Receivable (i) had an outstanding gross balance of
at least $       and (ii) was not more than 60 days past due (an account is
not considered past due if the amount past due is less than    % of the
scheduled monthly payment). As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Seller as being the subject of a bankruptcy proceeding. No selection procedures believed by the Depositor to be adverse to Securityholders were used in selecting the Receivables.

     Set forth in the following tables is information concerning the composition, distribution by annual percentage rate ("APR") and the geographic distribution of the Receivables Pool as of the Cutoff Date.


                (                            ) TRUST 199 -( )

                     COMPOSITION OF THE RECEIVABLES POOL



   Weighted                                             Weighted         Weighted
   Average          Aggregate                           Average          Average          Average
    APR of          Principal          Number of       Remaining         Original        Principal
 Receivables         Balance          Receivables        Term              Term           Balance
-------------       --------------   -------------    ------------      -----------    ---------------
        _____%     $________________     __________     _____ months     _____ months      $__________




                   (______________________) TRUST 199 - ( )
                 DISTRIBUTION BY APR OF THE RECEIVABLES POOL


                                                                                     Percent of
                                                                                      Aggregate
                                          Number of           Aggregate               Principal
APR Range                                Receivables      Principal Balance          Balance(1)
----------                             --------------    -------------------       ----------------
0.00% -  5.00% . . . . . . . . . . .                  $                                         %
 5.01% -  6.00% . . . . . . . . . . .
 6.01% -  7.00% . . . . . . . . . . .
 7.01% -  8.00% . . . . . . . . . . .
 8.01% -  9.00% . . . . . . . . . . .
 9.01% - 10.00% . . . . . . . . . . .
10.01% - 11.00% . . . . . . . . . . .
11.01% - 12.00% . . . . . . . . . . .
12.01% - 13.00% . . . . . . . . . . .
13.01% - 14.00% . . . . . . . . . . .
14.01% - 15.00% . . . . . . . . . . .
15.01% - 16.00% . . . . . . . . . . .
16.01% - 17.00% . . . . . . . . . . .
17.01% - 18.00% . . . . . . . . . . .
Greater than 18.00% . . . . . . . . .


_______________
(1) Percentages may not add to 100.0% because of rounding.
                   (______________________) TRUST 199 -( )
               GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL



                                       PERCENTAGE AGGREGATE
STATE(2)                               PRINCIPAL BALANCE(1)
--------			       --------------------


                                                 _________
                                                         %


_______________
(1) Percentages may not add to 100.0% because of rounding.
(2) Based on physical addresses of the Obligors at the Cutoff Date.


     Approximately     % of the aggregate principal balance of the
Receivables, constituting      % of the number of the Receivables, represent
previously titled vehicles.

     By aggregate principal balance, approximately    % of the receivables
are Precomputed Receivables and     % of the Receivables are Simple Interest
Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables and Simple Interest Receivables.

                 DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is certain information concerning the experience of the Seller pertaining to retail new and used automobile and light-duty truck receivables, including those previously sold which the Servicer continues to service. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

                          DELINQUENCY EXPERIENCE(1)


                                 AT DECEMBER 31,                      AT ____________________,
                           199                 199                  199                  199
                           ---                 ---                  ---                  ---
                    NUMBER OF           NUMBER OF            NUMBER OF            NUMBER OF
                    CONTRACTS   AMOUNT  CONTRACTS   AMOUNT   CONTRACTS   AMOUNT   CONTRACTS   AMOUNT
                    ---------   ------  ---------   ------   ----------  ------   ---------   ------
Portfolio . . . .                     $                    $                   $                     $
Period of
Delinquency
  31-60 Days  . .
  61 Days or More
Total                          $                   $                   $                      $
Delinquencies . .
Total
Delinquencies
  as a Percent of            %        %          %         %          %        %           %         %
the
  Portfolio . . .



                                                        AT DECEMBER 31,
                                   199                      199                        199
                                   ----                     ----                       ----
                           NUMBER OF                NUMBER OF                 NUMBER OF
                           CONTRACTS     AMOUNT     CONTRACTS      AMOUNT     CONTRACTS      AMOUNT
                           ---------     ------     ---------      ------     ---------      ------
                                                    (DOLLARS IN MILLIONS)
Portfolio . . . . . . .                         $                         $                          $
Period of Delinquency
  31-60 Days  . . . . .
  61 Days or More . . .
Total Delinquencies . .
Total Delinquencies
  as a Percent of the
  Portfolio . . . . . .              %          %             %           %              %           %


    _______________
    (1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes an immaterial amount of retail installment sale contracts on vehicles other than automobiles and light duty trucks and includes previously sold contracts which the Servicer continues to service.

                    CREDIT LOSS/REPOSSESSION EXPERIENCE(1)



                                  _____________ ENDED
                                  March     ,                                    YEAR ENDED DECEMBER 31,
                                  --------------------                     ---------------------------------
                                        199      199          199      199      199      199      199
                                        ----     ----         ----     ----     ----     ----     ----
                                                          (DOLLARS IN MILLIONS)
Average Amount Outstanding
  During the Period . . . . . . .          $        $            $        $        $        $        $
Average Number of Contracts
  Outstanding During the Period .
Percent of Contracts Acquired
During the                                 %        %            %        %        %        %        %
  Period with Recourse to the
Dealer  . . . . . . . . . . . . .
Repossessions as a Percent of
Average                                    %        %            %        %        %        %        %
  Number of Contracts Outstanding
Net Losses as a Percent of
  Liquidations(3)(4)  . . . . . .          %        %            %        %        %        %        %
Net Losses as a Percent of
Average                                    %        %            %        %        %        %        %
  Amount Outstanding(2)(3)  . . .

   ____________________
   (1) (Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes previously sold contracts that the Servicer continues to service.)

   (2) Percentages have been annualized for the _____ months ended ____________, 199 and 199 and are not necessarily indicative of the experience for the year.

   (3) (Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.)

   (4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.


     (The net loss figures above reflect the fact that Seller had recourse to Dealers on a portion of its retail installment sale contracts. By aggregate
principal balance, approximately      % of the Receivables represent
contracts with recourse to Dealers. The Seller applies underwriting standards to the purchase of contracts without regard to whether recourse to Dealers is provided. However, the net loss experience of contracts without recourse against Dealers is higher than that of contracts with recourse against Dealers because, under its recourse obligation, the Dealer is responsible to the Seller for payment of the unpaid balance of the contract, provided that the Seller repossesses the vehicle or boat from the retail buyer and returns it to the Dealer within a specified time. In the event of a Dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the Dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.)

                                  THE SELLER

     (DESCRIPTION OF SELLER AND ITS UNDERWRITING AND SERVICING STANDARDS)


                                 THE SERVICER

            (DESCRIPTION OF SERVICER AND ITS SERVICING STANDARDS)

                   WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. No principal payments will be made on the Class ( ) Notes until all Class ( ) Notes have been paid in full. In addition, no principal payments on the Certificates will be made until all of the Notes have been paid in full. See "Description of the Notes -- Payments of Principal" and "Description of the Certificates -- Distributions of Principal Payments" herein. As the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of the Notes and the final distribution in respect of the Certificates could occur significantly earlier than their respective final scheduled Distribution Dates. In addition, the rate of payment of principal of each class of Notes will be affected by the Accelerated Principal Distribution Amounts applied to the payment of the principal of the Notes. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yields on their respective Securities.


                           DESCRIPTION OF THE NOTES


GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which
description reference is hereby made.                    , a
, will be the Indenture Trustee under the Indenture.

PAYMENTS OF INTEREST

     The Notes will constitute Floating Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Floating Rate Securities" in the Prospectus. The Base Rate with respect to the Notes will
be (      ).  Interest on the principal balances of the classes of the Notes will accrue at their respective per annum Interest Rates and will be payable to the Noteholders monthly on each Distribution Date, commencing
, 199 . Interest on the outstanding principal amount of the Notes (other than the Class ( ) Notes) will accrue at the applicable Interest Rate from the Closing Date (in the case of the first Distribution Date) or from the day of the month preceding the month of a Distribution Date to and
including the           day of the month of the Distribution Date (each an
"Interest Accrual Period"). Interest on the outstanding principal amount of the Class ( ) Notes will accrue at the Class ( ) Rate from the Closing Date (in the case of the first Distribution Date) or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each, a "Floating Rate Interest Accrual Period"). Interest on the Notes (other than the Class ( ) Notes) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class ( ) Notes will be calculated on the basis of the actual number of days in each applicable Floating Rate Interest Accrual Period divided by 360. Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and from the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

     Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the sum of (i) the Regular Principal Distribution Amount plus (ii) the Accelerated Principal Distribution Amount. The "Regular Principal Distribution Amount" with respect to any Distribution Date will equal the sum of principal payments received with respect to the Receivables during the preceding Collection Period or, in certain cases, scheduled to be paid during such Collection Period (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period) plus the principal balances of defaulted Receivables written off in respect of such Collection Period, subject to certain limitations. The "Accelerated Principal Distribution Amount" with respect to any Distribution Date will equal the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after payment of (a) the Servicing Fee, (b) the Noteholders' Interest Distributable Amount, (c) the Regular Principal Distribution Amount, (d) the Certificateholders' Interest Distributable Amount, and (e) the amount, if any, required to be deposited in the Reserve Account on such Distribution Date. Principal payments on the Notes will generally be derived from the Total Distribution Amount and the amount, if any, in the Reserve Account up to the Available Amount remaining after the payment of the Servicing Fee and the Noteholders' Interest Distributable Amount and, in the case of any Accelerated Principal Distribution Amount, the Certificateholders' Interest Distributable Amount and the amount, if any, required to be deposited into the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

     On the Business Day immediately preceding each Distribution Date (a "Determination Date"), the Indenture Trustee shall determine the amount in the Collection Account for the related Collection Period allocable to interest and the amount allocable to principal on an actual basis, and payments to Securityholders on the following Distribution Date will be based on such allocation.

     On each Distribution Date, principal payments on the Notes will be applied in the following order of priority: (i) to the principal balance of
the Class (   ) Notes until the principal balance of the Class (  ) Notes is
reduced to zero; and (ii) to the principal balance of the Class (   ) Notes
until the principal balance of the Class ( ) Notes is reduced to zero. The principal balance of the Class ( ) Notes, to the extent not previously paid,
will be due on the Class (   ) Final Scheduled Distribution Date; and the
principal balance of the Class (  ) Notes, to the extent not previously paid,
will be due on the Class (   ) Final Scheduled Distribution Date.  The actual
date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Distribution Dates set forth above based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

OPTIONAL REDEMPTION

     The Class ( ) Notes will be redeemed in whole, but not in part, on any Distribution Date after all the other classes of Notes have been paid in full on which the Servicer exercises its option to purchase the Receivables. The Servicer will have the option to purchase all, but not less than all, of the Receivables on any Distribution Date on or after the Distribution Date on which the Pool Balance has declined to ( )% or less of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to retire the Notes at a redemption price equal to the unpaid principal amount of such Notes plus accrued and unpaid interest thereon (the "Redemption Price"). See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS OF INTEREST INCOME

     On each Distribution Date, commencing               , (199 )(20  ) , the
Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance at the Pass Through Rate. The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the
Securities -- Fixed Rate Securities" in the Prospectus. Interest in respect of a Distribution Date will accrue from the Closing Date (in the case of the
first Distribution Date) or from the              day of the month preceding
the month of the Distribution Date to and including the         day of the
month of such Distribution Date. Interest in respect of the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the Pass Through Rate (to the extent lawful). Interest distributions with respect to the Certificates will generally be funded from the portion of the Total Distribution Amount and the funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Distributable Amount. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

DISTRIBUTIONS OF PRINCIPAL PAYMENTS

     Certificateholders will be entitled to distributions of principal on each Distribution Date, commencing with the Distribution Date on which the Notes are paid in full, in an amount generally equal to the Regular Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes). Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount and funds in the Reserve Account remaining after the distribution of the Servicing Fee, the Noteholders' Distributable Amount (on the Distribution Date on which the Notes are paid in full) and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account".

OPTIONAL PREPAYMENT

     If the Servicer exercises its option to purchase the Receivables, the terms of which option are described under "Description of the Notes -- Optional Redemption" herein, the Certificates will be retired. The Servicer will not be permitted to exercise such option unless the resulting distribution to the Certificateholders would be equal to the outstanding Certificate Balance together with accrued interest at the Pass Through Rate. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Sale and Servicing Agreement will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

     Certain information regarding the conveyance of the Receivables by the Depositor to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be ____% per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

     DEPOSITS TO COLLECTION ACCOUNT. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     The "Interest Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (including Payaheads) allocable to interest plus that portion of Payaheads allocable to principal (less an amount equal to Payaheads, if any, that have been returned to the related Obligors during such Collection Period);
(ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Advances made by the Servicer of interest due on the Receivables; (iv) the Purchase Amount of each Receivable that was repurchased by the Depositor and simultaneously, repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date on an actual basis.

     The "Regular Principal Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract; and (vi) on the Distribution Date immediately following the Final Scheduled Maturity Date (the "Final Scheduled Distribution Date"), any amounts advanced by the Servicer with respect to principal on the Receivables. The Regular Principal Distribution Amount shall be determined on the related Determination Date on an actual basis.

     The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude the following:

          (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance;

          (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

          (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

          (iv) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof); and

          (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances.

     DEPOSITS TO THE DISTRIBUTION ACCOUNTS. At the beginning of each Collection Period, the Indenture Trustee will apply funds available in the Collection Account to pay to the Servicer the Servicing Fee for such Collection Period and any overdue Servicing Fees. On each Distribution Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the amount then on deposit in the Collection Account, in the following order of priority:

          (i) to the Servicer, from the Interest Distribution Amount (as so allocated) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, to the extent, if any, such amounts are not paid at the beginning of the related Collection Period;

          (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the payment of the Servicing Fee for such Collection Period and all unpaid Servicing Fees from prior Collection Periods, the Noteholders' Interest Distributable Amount;

          (iii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and
     (ii), the Noteholders' Principal Distributable Amount;

          (iv) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iii), the Certificateholders' Interest Distributable Amount;

          (v) after all of the Notes have been paid in full, to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iv), the Certificateholders' Principal Distributable Amount; and

          (vi) the remaining balance, if any, to the Reserve Account.

     For purposes hereof, the following terms shall have the following meanings:

          "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

          "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

          "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Accrual Period or Floating Rate Interest Accrual Period, as applicable, on each class of Notes at the respective Interest Rate for such class on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date.

          "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes for the related Interest Accrual Period or Floating Rate Interest Accrual Period, as applicable.

          "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes; and provided, further, that (i) the Noteholders' Principal Distributable Amount on the Class ( ) Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class ( ) Notes to zero; and
     (ii) the Noteholders' Principal Distributable Amount on the Class ( ) Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class ( ) Notes to zero.

          "Noteholders' Monthly Principal Distributable Amount" means, with respect to each Distribution Date, the sum of (i) the Regular Principal Distribution Amount and (ii) the Accelerated Principal Distribution Amount.

          "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

          "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

          "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

          "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass Through Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments allocable to the reduction of the Certificate Balance made on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

          "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass Through Rate for the related Interest Accrual Period.

          "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited into the Certificate Distribution Account will include the lesser of (a) (i) any scheduled payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Distribution Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.

          "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, the Regular Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes).

          "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

          "Certificate Balance" equals, initially, $                   and,
     thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

     On each Distribution Date, all amounts on deposit in the Note Distribution Account (other than Investment Earnings) will be generally paid in the following order of priority:

          (i) to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

          (ii) the Noteholders' Principal Distributable Amount in the following order of priority:

               (a) to the Class ( ) Noteholders in reduction of principal until the principal balance of the Class ( ) Notes has been reduced to zero; and

               (b) to the Class ( ) Noteholders in reduction of principal until the principal balance of the Class ( ) Notes has been reduced to zero.

     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

RESERVE ACCOUNT

     The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the (________) on the Closing Date of cash or Eligible Investments in the amount of $
            .

     (DESCRIBE RESERVE ACCOUNT FORMULA)

     If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits therein or other withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, except as described below and subject to certain limitations, the Servicer shall instruct the Indenture Trustee to distribute such excess to the Depositor. Upon any distribution to the Depositor of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. Subsequent to any reduction or withdrawal by any Rating Agency of its rating of any class of Notes, unless such rating has been restored, any such excess released from the Reserve Account on a Distribution Date will be deposited in the Note Distribution Account for payment to Noteholders as an accelerated payment of principal on such Distribution Date.

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of Noteholders and Certificateholders. On each Distribution Date, funds will be withdrawn from the Reserve Account up to the Available Amount to the extent that the Total Distribution Amount (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited in the Note Distribution Account. In addition, after giving effect to such withdrawal, funds will be withdrawn from the Reserve Account up to the Available Amount (as reduced by any withdrawal pursuant to the preceding sentence) to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount in the Note Distribution Account is less than the Certificateholders' Distributable Amount and will be deposited in the Certificate Distribution Account. If funds applied in accordance with the preceding sentence are insufficient to distribute interest due on the Certificates, subject to certain limitations, funds will be withdrawn from the Reserve Account and applied to distribute interest due on the Certificates to the extent of the Certificate Interest Reserve Amount. On each Distribution Date, the Reserve Account will be reinstated up to the Specified Reserve Account Balance to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee, the deposit of the Noteholders' Distributable Amount into the Note Distribution Account and the deposit of the Certificateholders' Distributable Amount into the Certificate Distribution Account.

     "Available Amount" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date (other than Investment Earnings) less the Certificate Interest Reserve Amount with respect to such Distribution Date, in each case, before giving effect to any reduction thereto on such Distribution Date.

     "Certificate Interest Reserve Amount" means the lesser of (i) $
       less the amount of any application of the Certificate Interest Reserve Amount to pay interest on the Certificates on any prior Distribution Date and
(ii) % of the Certificate Balance on such Distribution Date (before giving effect to any reduction thereof on such Distribution Date); provided, however, that the Certificate Interest Reserve Amount shall be zero
subsequent to any reduction by any Rating Agency to less than "   " or its
equivalent, or withdrawal by any Rating Agency, of its rating of any class of Notes, unless such rating has been restored.

     If on any Distribution Date the entire Noteholders' Distributable Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note Distribution Account, the Certificateholders generally will not receive any distributions other than those, if any, in respect of interest made from the Certificate Interest Reserve Amount.

     After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Securities and (ii) the outstanding principal balance of the Securities, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Depositor.

     The subordination of the Certificates and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders or Certificateholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates.


                       FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Brown & Wood LLP counsel for the Trust, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. The Notes, including the Class ( ) Notes, will not be issued with original issue discount ("OID"). (The Class ( ) Notes provide for stated interest at a floating rate based on __________,
subject to a cap of   % per year.)  Under Treasury regulations, stated
interest payable at a variable rate is not treated as OID or contingent interest if the variable rate is a qualified floating rate or a qualifying objective rate. The stated interest on the Class ( ) Notes represents interest payable at a qualified floating rate and thus will be taxable to holders of Class ( ) Notes as interest and not as OID or contingent interest. For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

THE NOTES

     The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of an Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or
Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

     The Notes may not be purchased with the assets of a Plan if the Seller, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets;
(b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

THE CERTIFICATES

     The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Certificates. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60
Fed. Reg. 35925 (July 12, 1995). For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Notes and the Certificates.

     The Depositor has been advised by the Underwriter that it proposes initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in
excess of    % per Class (  ) Note and    % per Class (  ) Note.  The
Underwriter may allow and such dealers may reallow a concession not in excess
of    % per Class (  ) Note and        % per Class (  ) Note to certain other
dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed.

     The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the price set forth herein and to certain dealers at such price less the initial concession not
in excess of    % per Certificate.  The Underwriter may allow and such
dealers may reallow a concession not in excess of   % per Certificate to
certain other dealers. After the initial public offering of the Certificates, the public offering price and such concessions may be changed.

     Until the distribution of the Notes and Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Notes and Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Notes and Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

     If the Underwriter creates a short position in the Notes and Certificates in connection with the offering, i.e., if it sells more Notes and Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Notes and Certificates in the open market.

     In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes and Certificates. In addition, Neither the Depositor nor any Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and
(c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.


                                LEGAL OPINIONS

     Certain legal matters relating to the Notes and the Certificates and certain federal income tax matters and certain state tax matters will be passed upon for the Depositor by Brown & Wood LLP New York, New York. (Certain legal matters relating to the Notes and the Certificates will be passed upon for the Underwriter by Brown & Wood LLP.)


                                INDEX OF TERMS

Accelerated Principal Distribution Amount . . . . . . . . . . . . . . S-3,S-14
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-9
Available Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-20
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-2
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . S-19
Certificate Interest Reserve Amount . . . . . . . . . . . . . . . . . . . S-20
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-5
Certificateholders' Distributable Amount  . . . . . . . . . . . . . . . . S-18
Certificateholders' Interest Carryover Shortfall  . . . . . . . . . . . . S-19
Certificateholders' Interest Distributable Amount . . . . . . . . . . . . S-18
Certificateholders' Monthly Interest Distributable Amount . . . . . . . . S-19
Certificateholders' Monthly Principal Distributable Amount  . . . . . . . S-19
Certificateholders' Principal Carryover Shortfall . . . . . . . . . . . . S-19
Certificateholders' Principal Distributable Amount  . . . . . . . . . . . S-19
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover,S-1
Class (  ) Final Scheduled Distribution Date  . . . . . . . . . . . . . . .S-4
Class (  ) Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .Cover,S-1
Class (  ) Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-2
Class (  ) Final Scheduled Distribution Date  . . . . . . . . . . . . . . .S-4
Class (  ) Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .Cover,S-1
Class (  ) Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-2
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-6
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-6
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-3
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover,S-1
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-4
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . .Cover,S-2
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-6
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover
Final Scheduled Distribution Date . . . . . . . . . . . . . . . . . . . . S-17
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . . . .S-2
Floating Rate Interest Accrual Period   . . . . . . . . . . . . . . . S-3,S-13
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . . . S-3,S-13
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . . . . S-13
Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-3
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1
Liquidated Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . S-16
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . S-16
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-2
Noteholders' Distributable Amount . . . . . . . . . . . . . . . . . . . . S-18
Noteholders' Interest Carryover Shortfall . . . . . . . . . . . . . . . . S-18
Noteholders' Interest Distributable Amount  . . . . . . . . . . . . . . . S-18
Noteholders' Monthly Interest Distributable Amount  . . . . . . . . . . . S-18
Noteholders' Monthly Principal Distributable Amount . . . . . . . . . . . S-18
Noteholders' Principal Carryover Shortfall  . . . . . . . . . . . . . . . S-18
Noteholders' Principal Distributable Amount . . . . . . . . . . . . . S-3,S-18
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover,S-1
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-21
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-21
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-2
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-8
Realized Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-16
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-9
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-2
Regular Principal Distribution Amount . . . . . . . . . . . . . .S-3,S-14,S-16
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . . .S-1
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover, S-1
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-5
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-2
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-1
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-6
Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . . . . .S-15
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover,S-1
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Underwriter(s)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Underwriting Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .S-22


               [BACK COVER OF PROSPECTUS SUPPLEMENT]

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER(S). THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.

                             ___________________

                              TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----

PROSPECTUS SUPPLEMENT
Reports to Securityholders  . . . . . . . . . . . . . . . . . . . . . . Cover
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Capitalization of the Trust . . . . . . . . . . . . . . . . . . . . . . . S-9
The Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
The Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Delinquencies, Repossessions and Net Losses . . . . . . . . . . . . . . .S-11
The Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-12
The Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-12
Weighted Average Life of the Securities . . . . . . . . . . . . . . . . .S-13
Description of the Notes  . . . . . . . . . . . . . . . . . . . . . . . .S-13
Description of the Certificates . . . . . . . . . . . . . . . . . . . . .S-15
Description of the Transfer and Servicing . . . . . . . . . . . . . . . . . .
Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-15
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . .S-21
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . .S-21
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-22
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-23
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-23

PROSPECTUS
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Incorporation of Certain Documents by
 Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
The Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
The Receivables Pools . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
Weighted Average Life of the Securities . . . . . . . . . . . . . . . . . . .20
Pool Factors and Trading Information  . . . . . . . . . . . . . . . . . . . .21
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Description of the Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .22
Description of the Certificates . . . . . . . . . . . . . . . . . . . . . . .25
Certain Information Regarding the Securities  . . . . . . . . . . . . . . . .27
Description of the Transfer and Servicing Agreements  . . . . . . . . . . . .35
Certain Legal Aspects of the Receivables  . . . . . . . . . . . . . . . . . .44
Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . .50
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63


     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITER(S) AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ____________________
                             ____________________
                             ____________________
                             ____________________



                       $(                            )

                     (___________________________) TRUST
                                   199 -( )
                                      $
                             (FLOATING RATE)( %)
                        ASSET BACKED NOTES, CLASS (  )

                                      $
                             (FLOATING RATE)( %)
                        ASSET BACKED NOTES, CLASS (  )

                                      $
                             (FLOATING RATE)( %)
                          ASSET BACKED CERTIFICATES

                      MORGAN STANLEY ABS CAPITAL II INC.
                                  DEPOSITOR
                             ____________________

                            PROSPECTUS SUPPLEMENT
                             ____________________

                          MORGAN STANLEY DEAN WITTER
                             ____________________

                                          , 199
                             ____________________
                             ____________________


    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                                                  Version #1B
Subject to completion, dated August 6, 1997

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED            , 199__)

                            $(                   )

                      __________________ TRUST 199 -(  )

                   ( %) ASSET BACKED CERTIFICATES, CLASS A
                   ( %) ASSET BACKED CERTIFICATES, CLASS B
                MORGAN STANLEY ABS CAPITAL II INC., DEPOSITOR

                 __________________________________, SERVICER

                             ____________________

     The Asset Backed Certificates, Series 199_-_ (the "Certificates") will consist of two Classes of Certificates, the Class A Certificates and the Class B Certificates. The Class A Certificates will evidence in the aggregate an undivided ownership interest of approximately ___% in a trust (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement to be entered into among Morgan Stanley ABS Capital II Inc., as Depositor (the "Depositor"), _______________________, as Servicer (the "Servicer"), and _____________________, as Trustee (the "Trustee"). The Class B Certificates will evidence in the aggregate an undivided ownership interest of approximately ___% in the Trust. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables are subordinated to the rights of the Class A Certificateholders, to the extent described herein. The Trust property will include a pool of retail installment sale contracts or retail installment loans (the "Receivables") secured by new or used automobiles, light-duty trucks, recreational vehicles and recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) (the "Financed Assets"), all monies due thereunder on or after __________, security interests in the Financed Assets and certain other property.

     Principal, and interest to the extent of the Pass-Through Rate of ___% per annum, will be distributed on the __th day of each month (or the next following business day) beginning ________, 199_ (the "Distribution Date"). The Final Scheduled Distribution Date on the Certificates will be __________.


                                          (Cover continued on following page)
THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN MORGAN STANLEY ABS CAPITAL II INC., THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ORIGINAL
                              PRINCIPAL           PRICE TO         UNDERWRITING     PROCEEDS TO THE
                               AMOUNT             PUBLIC(1)          DISCOUNT       DEPOSITOR(1)(2)
Class A Certificate .     $                                    %                 %                   %
Class B Certificate .                                          %                 %                   %
     Total                $                     $                  $                 $



------------------
(1) Plus accrued interest, if any, from          , 199 .
(2) Before deducting expenses, estimated to be $              .



     The Certificates are offered by Morgan Stanley & Co. Incorporated (the "Underwriter") subject to prior sale and subject to the Underwriter's right to reject any order in whole or in part and to approval of certain legal matters by its counsel. It is expected that when, as and if issued and accepted by the Underwriter the Certificates will be delivered in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System against payment therefor in
immediately available funds on or about              , 199  .

                             ____________________

                          MORGAN STANLEY DEAN WITTER
                             ____________________

          , 199  .

(Continued from previous page)

     The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to (10%) or less of the initial aggregate principal balance of the Receivables purchased by the Trust.


     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-6 HEREIN AND ON PAGE 12 IN THE ACCOMPANYING PROSPECTUS.


     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Certificates. Such transactions may include stabilizing and the purchase of Certificates to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.

                        REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates. See "Description of the Certificates -- Book-Entry Registration" and "-- Reports to Certificateholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                               SUMMARY OF TERMS


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

  Issuer  . . . . . . . . . . . . .       _______________ Trust 199 -( )
                                          (the "Trust" or the "Issuer"), to
                                          be formed pursuant to a Pooling
                                          and Servicing Agreement to be
                                          dated as of __________, 199_ among
                                          the Depositor, the Servicer and
                                          the Trustee (the "Pooling and
                                          Servicing Agreement")

  Depositor . . . . . . . . . . . .       Morgan Stanley ABS Capital II Inc.
                                          (the "Depositor").

  Servicer  . . . . . . . . . . . .       ______________________ (in such
                                          capacity, the "Servicer").

  Trustee . . . . . . . . . . . . .                               , as
                                          trustee under the Pooling and
                                          Servicing Agreement (the
                                          "Trustee").

  The Certificates  . . . . . . . .       The Certificates will consist of
                                          two classes, entitled ___% Asset
                                          Backed Certificates, Class A (the
                                          "Class A Certificates") and ___%
                                          Asset Backed Certificates, Class B
                                          (the "Class B Certificates").
                                          Each Certificate will represent a
                                          fractional undivided ownership
                                          interest in the Trust.

                                          The Class A Certificates will
                                          evidence in the aggregate an
                                          undivided ownership interest (the
                                          "Class A Percentage") of
                                          approximately ___% of the Trust
                                          (initially representing
                                          $__________) and the Class B
                                          Certificates will evidence in the
                                          aggregate an undivided ownership
                                          interest (the "Class B
                                          Percentage") of approximately ___%
                                          of the Trust (initially
                                          representing $__________).  The
                                          Class B Certificates are
                                          subordinated to the Class A
                                          Certificates, to the extent
                                          described herein.

  The Receivables . . . . . . . . .       The Receivables will have an
                                          aggregate principal balance of
                                          approximately $             (the
                                          "Initial Pool Balance") as of
                                                   , 199  (the "Cutoff
                                          Date").  The Receivables will
                                          consist of retail installment sale
                                          contracts or installment loans
                                          between Obligors and Dealers
                                          secured by new or used
                                          automobiles, light duty trucks,
                                          recreational vehicles and
                                          recreational sport and power boats
                                          (including any boat motors and
                                          accompanying trailers) and yachts
                                          (both power and sail) (the
                                          "Financed Assets").  The retail
                                          installment sale contracts were
                                          purchased by __________ (the
                                          "Seller").  The Receivables will
                                          be transferred by the Depositor to
                                          the Trust, based on the criteria
                                          specified in the Pooling and
                                          Servicing Agreement and described
                                          herein and in the Prospectus.  As
                                          of the Cutoff Date, the weighted
                                          average annual percentage rate of
                                          the Receivables was approximately
                                            %, the weighted average
                                          remaining maturity of the
                                          Receivables was approximately
                                          months, and the weighted average
                                          original maturity of the
                                          Receivables was approximately
                                          months.  No Receivable has a
                                          scheduled maturity later than
                                                  , 20__ (the "Final
                                          Scheduled Maturity Date").  See
                                          "The Receivables Pool" herein.

                                          The "Pool Balance" at any time
                                          will represent the aggregate
                                          principal balance of the
                                          Receivables at the end of the
                                          preceding Collection Period, after
                                          giving effect to all payments
                                          (other than Payaheads) received
                                          from Obligors, Advances and
                                          Purchase Amounts to be remitted by
                                          the Servicer or the Depositor, as
                                          the case may be, all for such
                                          Collection Period, and all losses
                                          realized on Receivables liquidated
                                          during such Collection Period.

  Distribution Dates  . . . . . . .       Distributions with respect to the
                                          Certificates will be made on the
                                            day of each month or, if any
                                          such day is not a Business Day, on
                                          the next succeeding Business Day
                                          (each, a "Distribution Date")
                                          commencing            , 199 .  The
                                          Servicer shall determine the
                                          amount to be distributed on the
                                          Distribution Date on or before the
                                            Business Day preceding such
                                          Distribution Date (the
                                          "Determination Date").
                                          Distributions will be made to
                                          holders of the Certificates (the
                                          "Certificateholders") of record as
                                          of the day immediately preceding
                                          such Distribution Date or, if
                                          Definitive Certificates are
                                          issued, as of the      day of the
                                          preceding month (a "Record Date").

  Class A Pass Through Rate . . . .       ___% per annum.

  Class B Pass Through Rate . . . .       ___% per annum.

  Interest  . . . . . . . . . . . .       On each Distribution Date, the
                                          Trustee will distribute to the
                                          Class A Certificateholders 30 days
                                          of interest at the Class A Pass-
                                          Through Rate on the Class A
                                          Certificate Balance as of the last
                                          day of the preceding calendar
                                          month (before giving effect to
                                          distributions of principal on the
                                          related Distribution Date)
                                          generally to the extent of funds
                                          available from (i) the Class A
                                          Percentage of the Interest
                                          Distribution Amount; (ii) the
                                          Reserve Account and (iii) the
                                          Class B Percentage of the Total
                                          Distribution Amount.  The "Class A
                                          Certificate Balance" shall equal,
                                          initially, the Class A Percentage
                                          of the Pool Balance as of the
                                          Cutoff Date and thereafter shall
                                          equal the initial Class A
                                          Certificate Balance, reduced by
                                          all principal distributions on the
                                          Class A Certificates.  Interest on
                                          the Certificates will be
                                          calculated on the basis of a 360-
                                          day year consisting of twelve 30-
                                          day months.

  Class A Principal . . . . . . . .       On each Distribution Date, the
                                          Trustee will distribute to Class A
                                          Certificateholders an amount equal
                                          to the Class A Percentage of the
                                          Principal Distribution Amount for
                                          the Collection Period preceding
                                          such Distribution Date to the
                                          extent of funds available
                                          therefor.  The "Principal
                                          Distribution Amount" is the amount
                                          of principal paid or, in certain
                                          circumstances, the principal
                                          balance of defaulted Receivables,
                                          as calculated by the Servicer as
                                          described under "Description of
                                          the Certificates --
                                          Distributions."  The Class A
                                          Percentage of the Principal
                                          Distribution Amount will be passed
                                          through on each Distribution Date
                                          to the Class A Certificateholders
                                          to the extent of funds available
                                          from (i) the Class A Percentage of
                                          the Principal Distribution Amount
                                          (exclusive of the portion thereof
                                          attributable to Realized Losses),
                                          (ii) the Reserve Account and (iii)
                                          the Class B Percentage of the
                                          Total Distribution Amount.
                                          "Realized Losses" means the excess
                                          of the principal balance of any
                                          Liquidated Receivable over
                                          Liquidation Proceeds to the extent
                                          allocable to principal received in
                                          the Collection Period in which the
                                          Receivable became a Liquidated
                                          Receivable.  A "Collection Period"
                                          with respect to a Distribution
                                          Date will be the calendar month
                                          preceding the month in which such
                                          Distribution Date occurs.

  Class B Interest  . . . . . . . .       On each Distribution Date, the
                                          Trustee will distribute to the
                                          Class B Certificateholders 30 days
                                          of interest at the Class B Pass
                                          Through Rate on the Class B
                                          Certificate Balance as of the last
                                          day of the preceding calendar
                                          month (before giving effect to
                                          distributions of principal on such
                                          Distribution Date) generally to
                                          the extent of funds available,
                                          after giving effect to the prior
                                          rights of the Class A
                                          Certificateholders to receive the
                                          distribution of principal and
                                          interest due them as described
                                          above, from (i) the Class B
                                          Percentage of the Interest
                                          Distribution Amount and (ii) the
                                          Reserve Account.  The "Class B
                                          Certificate Balance" will equal,
                                          initially, $       and,
                                          thereafter, will equal the initial
                                          Class B Certificate Balance
                                          reduced by all amounts previously
                                          distributed to Class B
                                          Certificateholders (or deposited
                                          in the Reserve Account, exclusive
                                          of the Reserve Account Initial
                                          Deposit) and allocable to
                                          principal and by Realized Losses.

  Class B Principal . . . . . . . .       On each Distribution Date, the
                                          Trustee will distribute the Class
                                          B Percentage of the Principal
                                          Distribution Amount to the Class B
                                          Certificateholders to the extent
                                          of funds available (after giving
                                          effect to the distribution of the
                                          interest and principal due to the
                                          Class A Certificateholders and the
                                          interest due to the Class B
                                          Certificateholders) from (i) the
                                          Class B Percentage of the
                                          Principal Distribution Amount
                                          (exclusive of the portion thereof
                                          attributable to Realized Losses)
                                          and (ii) the Reserve Account.

  Optional Prepayment . . . . . . .       The Servicer will have the option
                                          to purchase all, but not less than
                                          all, of the Receivables on any
                                          Distribution Date on or after the
                                          Distribution Date on which the
                                          Pool Balance has declined the (
                                          )% or less of the Initial Pool
                                          Balance.  The price at which the
                                          Servicer will be required to
                                          purchase the Receivables in order
                                          to exercise such option will be
                                          equal to the aggregate of the
                                          Purchase Amounts of the
                                          Receivables as of the end of the
                                          related Collection Period.  The
                                          Servicer will be required to give
                                          not less than (  ) days notice to
                                          the Trustee of its intention to
                                          exercise such option.  In
                                          addition, the Servicer will not be
                                          permitted to exercise such option
                                          unless the resulting distribution
                                          would be sufficient to  distribute
                                          to the Class A Certificateholders
                                          will receive an amount equal to
                                          the Class A Certificate Balance
                                          together with accrued interest at
                                          the Class A Pass Through Rate, and
                                          to the Class B Certificateholders
                                          an amount equal to the Class B
                                          Certificate Balance together with
                                          accrued interest at the Class B
                                          Pass Through Rate.  Upon such a
                                          distribution the Certificates will
                                          be retired.

  Reserve Account . . . . . . . . .       The Reserve Account will be
                                          created with an initial deposit by
                                          (    ) on the Closing Date of cash
                                          or Eligible Investments having a
                                          value of at least $       .

                                          Certain amounts in the Reserve
                                          Account on any Distribution Date
                                          (after giving effect to all
                                          distributions to be made on such
                                          Distribution Date) in excess of
                                          the Specified Reserve Account
                                          Balance for such Distribution Date
                                          will be released to the ______.
                                          The "Specified Reserve Account
                                          Balance" with respect to any
                                          Distribution Date generally will
                                          be equal to (state formula).  The
                                          amount in the Reserve Account will
                                          be increased by the deposit
                                          thereto on each Distribution Date
                                          of the amount, if any, of the
                                          Total Distribution Amount
                                          remaining after the payment of the
                                          Servicing Fee and any prior unpaid
                                          Servicing Fee, the Class A
                                          Distributable Amount and the Class
                                          B Distributable Amount until the
                                          amount in the Reserve Account
                                          equals the Specified Reserve
                                          Account Balance.  Amounts in the
                                          Reserve Account on any
                                          Distribution Date (after giving
                                          effect to all distributions made
                                          on such Distribution Date) in
                                          excess of the Specified Reserve
                                          Account Balance for such
                                          Distribution Date generally will
                                          be released to the ______ and will
                                          no longer be available to the
                                          Certificateholders.  The Reserve
                                          Account will be maintained with
                                          the Trustee as a segregated trust
                                          account, but will not be part of
                                          the Trust.

  Collection Account  . . . . . . .       Except under certain conditions
                                          described herein, the Servicer
                                          will be required to remit
                                          collections received with respect
                                          to the Receivables within two
                                          Business Days of receipt thereof
                                          to one or more accounts in the
                                          name of the Trustee (the
                                          "Collection Account").  Pursuant
                                          to the Pooling and Servicing
                                          Agreement, the Servicer will have
                                          the revocable power to instruct
                                          the Trustee to withdraw funds on
                                          deposit in the Collection Account
                                          and to apply such funds on each
                                          Distribution Date to the following
                                          (in the priority indicated):
                                          (i) the Servicing Fee for the
                                          prior Collection Period and any
                                          overdue Servicing Fees to the
                                          Servicer, (ii) the Class A
                                          Distributable Amount to the Class
                                          A Certificateholders, (iii) the
                                          Class B Distributable Amount to
                                          the Class B Certificateholders,
                                          and (iv) the remaining balance, if
                                          any, to the Reserve Account.

  Tax Status  . . . . . . . . . . .       In the opinion of Brown & Wood
                                          LLP, counsel to the Trust ("Tax
                                          Counsel") the Trust will be
                                          treated as a grantor trust for
                                          federal income tax purposes and
                                          will not be subject to federal
                                          income tax.  Certificate Owners
                                          will report their pro rata share
                                          of all income earned on the
                                          Receivables (other than amounts,
                                          if any, treated as "stripped
                                          coupons") and, subject to certain
                                          limitations in the case of
                                          Certificate Owners who are
                                          individuals, trusts, or estates,
                                          may deduct their pro rata share of
                                          reasonable servicing and other
                                          fees.  See "Federal Income Tax
                                          Consequences" in the Prospectus
                                          for additional information
                                          concerning the application of
                                          federal income tax laws to the
                                          Trust and the Certificates.

  ERISA Considerations  . . . . . .       Subject to the considerations
                                          discussed under "ERISA
                                          Considerations" herein and in the
                                          Prospectus, the Class A
                                          Certificates are eligible for
                                          purchase by employee benefit
                                          plans.

                                          The Class B Certificates may not
                                          be acquired by any employee
                                          benefit plan subject to the
                                          Employee Retirement Income
                                          Security Act of 1974, as amended
                                          ("ERISA"), or Section 4975 of the
                                          Internal Revenue Code of 1986, as
                                          amended (the "Code"), or by an
                                          individual retirement account.
                                          See "ERISA Considerations" herein
                                          and in the Prospectus.
  Ratings of the Class A
  Certificates  . . . . . . . . . .       It is a condition to the issuance
                                          of the Class A Certificates that
                                          they be rated "   " by at least
                                          one Rating Agency.  The rating of
                                          the Class A Certificates by a
                                          Rating Agency reflects such Rating
                                          Agency's assessment of the
                                          likelihood that the holders of the
                                          Class A Certificates will receive
                                          payments principal and interest,
                                          however, the rating on the Class A
                                          Certificates does not address the
                                          timing of distributions of
                                          principal in respect of the Class
                                          A Certificates prior to the Final
                                          Scheduled Distribution Date.  A
                                          rating is not a recommendation to
                                          buy, sell or hold securities and
                                          may be subject to revision or
                                          withdrawal at any time by the
                                          assigning Rating Agency.  Each
                                          rating should be evaluated
                                          independently of any other rating.
                                          See "Risk Factors -- Ratings of
                                          the Certificates" herein.

  Ratings of the Class B
  Certificates  . . . . . . . . . .       It is a condition to the issuance
                                          of the Class B Certificates that
                                          they be rated at least in the "
                                          " category or its equivalent by at
                                          least one Rating Agency.  The
                                          rating of the Class B Certificates
                                          by a Rating Agency reflects such
                                          Rating Agency's assessment of the
                                          likelihood that the holders of the
                                          Class B Certificates will receive
                                          payments of principal and
                                          interests, however, the rating on
                                          the Class B Certificates does not
                                          address the timing of
                                          distributions of principal in
                                          respect of the Certificates prior
                                          to the Final Scheduled
                                          Distribution Date.  A rating is
                                          not a recommendation to buy, sell
                                          or hold securities and may be
                                          subject to revision or withdrawal
                                          at any time by the assigning
                                          Rating Agency.  Such rating should
                                          be evaluated independently of any
                                          other rating.  See "Risk Factors -
                                          - Ratings of the Certificates"
                                          herein.


                                 RISK FACTORS

     Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with purchases of the Certificates.

     LIMITED LIQUIDITY; ABSENCE OF A SECONDARY MARKET. There is currently no secondary market for the Certificates. Each Underwriter currently intends to make a market in the Certificates, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Certificates offered hereby.

     (GEOGRAPHIC CONCENTRATION. Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. Obligors on Receivables representing approximately _____% by principal balance of the Receivables
were located in (          ) as of the Cutoff Date.  As a result, economic
conditions in such states may have a disproportionate affect on prepayments and/or defaults in respect of the Receivables and thus potentially adversely affect the amount available for distribution to Certificateholders. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Assets. See "The Receivables Pool.")

     SUBORDINATION. Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Consequently, the Class B Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Class A Certificates due on such Distribution Date has been deposited in the Certificate Distribution Account.

     LIMITED ASSETS OF THE TRUST. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Certificates.

     PAYMENT DELAY. The effective yield on the Certificates will be reduced below the yield otherwise proreduced because interest accrued through the end of each calendar month will not be distributed until the Distribution Date in the following month, and the amount distributable on such Distribution Date will not bear interest during such delay. As a result, the market value of the Certificates will be lower than would be the case if there was no such delay.

     RATINGS OF THE CERTIFICATES. It is a condition to the issuance of the Certificates that the Class A Certificates be rated in the highest investment rating category, and that the Class B Certificates be rated at least in the " " category or its equivalent, by at least one nationally recognized rating agency (the "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


                                  THE TRUST

GENERAL

     The Depositor will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses". To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust. In addition, due to administrative burden and expense, (i) the certificates of title to the Financed Motor Vehicles and those Financed Recreational Vehicles and Financed Boats financed in states where security interests in recreational vehicles or boats, as applicable, are subject to certificate of title statutes will not be amended to reflect such assignments, (ii) UCC financing statements in respect of those Financed Recreational Vehicles and Financed Boats financed in states where security interests in recreational vehicles or boats, as applicable, are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments and (iii) and the assignment of liens created pursuant to Preferred Mortgages in respect of Financed Boats documented under federal law will not be filed as required by federal law to reflect such assignments. In the absence of such procedures, such Trust may not have a perfected in the Financed Assets in some states and will not have a perfected security interest in the Financed Boats documented under Federal law. See "Certain Legal Aspects of the Receivables" in the Prospectus.

     If the protection provided to the Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Assets which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Assets, may affect the Trust's ability to realize on the Financed Assets securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "Description of the Certificates -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

     Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes retail installment sale contracts between Dealers and Obligors, and all payments due thereunder on or after the related Cutoff Date with respect to the Precomputed Receivables and all payments received thereunder on or after the related Cutoff Date with respect to the Simple Interest Receivables. The Trust property also includes (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Pooling and Servicing Agreement, as described below; (ii) security interests in the Financed Assets and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables from claims on physical damage, credit life and disability insurance policies covering the Financed Assets or the Obligors, as the case may be; (iv) the interest of the Seller in any proceeds with respect to the Receivables from recourse, if any, to Dealers on Receivables or Financed Assets with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the Trustee; and
(vi) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.


                             THE RECEIVABLES POOL

     The pool of Receivables (the "Receivables Pool") will include only the Receivables purchased on the Closing Date. The Receivables (will be) (have been) purchased by the Depositor from the Seller, which purchased the Receivables, directly or indirectly, from Dealers in the ordinary course of business or in acquisitions. The Receivables were selected from the Depositor's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cutoff Date,
each Receivable (i) had an outstanding gross balance of at least $    and
(ii) was not more than 60 days past due (an account is not considered past
due if the amount past due is less than    % of the scheduled monthly
payment). As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Seller as being the subject of a bankruptcy proceeding. No selection procedures believed by the Depositor to be adverse to Certificateholders were used in selecting the Receivables.

     Set forth in the following tables is information concerning the composition, distribution by annual percentage rate ("APR") and the geographic distribution of the Receivables Pool as of the Cutoff Date.


                         _____________ TRUST 199 -( )
                     COMPOSITION OF THE RECEIVABLES POOL



   Weighted                                             Weighted         Weighted
   Average          Aggregate                           Average          Average          Average
    APR of          Principal          Number of       Remaining         Original        Principal
 Receivables         Balance          Receivables        Term              Term           Balance
-------------      ------------      --------------     -----------       ---------      ----------
        _____%     $________________     __________     _____ months     _____ months      $__________



                         _____________ TRUST 199 -( )
                          DISTRIBUTION BY APR OF THE
                               RECEIVABLES POOL


                                                                                     Percent of
                                                                                      Aggregate
                                          Number of           Aggregate               Principal
APR Range                                Receivables      Principal Balance          Balance(1)
---------                               -------------     ------------------        ------------
 0.00% -  5.00% . . . . . . . . . . .                  $                                         %
 5.01% -  6.00% . . . . . . . . . . .
 6.01% -  7.00% . . . . . . . . . . .
 7.01% -  8.00% . . . . . . . . . . .
 8.01% -  9.00% . . . . . . . . . . .
 9.01% - 10.00% . . . . . . . . . . .
10.01% - 11.00% . . . . . . . . . . .
11.01% - 12.00% . . . . . . . . . . .
12.01% - 13.00% . . . . . . . . . . .
13.01% - 14.00% . . . . . . . . . . .
14.01% - 15.00% . . . . . . . . . . .
15.01% - 16.00% . . . . . . . . . . .
16.01% - 17.00% . . . . . . . . . . .
17.01% - 18.00% . . . . . . . . . . .
Greater than 18.00% . . . . . . . . .
                                        ----------     ----------

_______________
(1) Percentages may not add to 100.0% because of rounding.

                        _______________ TRUST 199 -( )
               GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL




                                                PERCENTAGE AGGREGATE
STATE(2)                                        PRINCIPAL BALANCE(1)
--------                                        -----------------------
 . . . . . . . . . . . . . . . . . .                                        %
 . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .
                                                                   _________
                                                                           %

_______________
(1) Percentages may not add to 100.0% because of rounding.
(2) Based on physical addresses of the Obligors as of the Cutoff Date.

     Approximately     % of the aggregate principal balance of the
Receivables, constituting      % of the number of the Receivables, represent
previously titled vehicles.

     By aggregate principal balance, approximately    % of the receivables
are Precomputed Receivables and     % of the Receivables are Simple Interest
Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables and Simple Interest Receivables.

                 DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Set forth below is certain information concerning the experience of the Seller pertaining to retail new and used automobile and light duty truck receivables, recreational vehicle receivables and boat receivables, including those previously sold which the Servicer continues to service. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

                          DELINQUENCY EXPERIENCE(1)




                                 AT ____________________,             AT DECEMBER 31,
                           199                 199                  199                  199
                           ---                 ---                  ---                  ---
                    NUMBER OF           NUMBER OF            NUMBER OF            NUMBER OF
                    CONTRACTS   AMOUNT  CONTRACTS   AMOUNT   CONTRACTS   AMOUNT   CONTRACTS   AMOUNT
                    ---------   ------  ---------   ------   ----------  ------   ---------   ------

Portfolio . . . .                $                   $                   $                     $
Period of
Delinquency
  31-60 Days  . .
  61 Days or More
                    ---------   ------  ---------   ------   ----------  ------   ---------   ------
Total                            $                   $                   $                     $
Delinquencies . .
Total
Delinquencies
  as a Percent of
the Portfolio . . .        %         %          %        %           %        %          %         %




                                                        AT DECEMBER 31,
                                   199                      199                        199
                                   ----                     ----                       ----
                           NUMBER OF                NUMBER OF                 NUMBER OF
                           CONTRACTS     AMOUNT     CONTRACTS      AMOUNT     CONTRACTS      AMOUNT
                           ---------     ------     ---------      ------     ---------      ------
                                                    (DOLLARS IN MILLIONS)
Portfolio . . . . . . .                    $                        $                         $
Period of Delinquency
  31-60 Days  . . . . .
  61 Days or More . . .
                           ---------     ------     ---------      ------     ---------      ------
Total Delinquencies . .
Total Delinquencies
  as a Percent of the
  Portfolio . . . . . .              %          %             %           %              %           %


    _______________
    (1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges.



                    CREDIT LOSS/REPOSSESSION EXPERIENCE(1)



                                  _____________ ENDED
                                            ,                                    YEAR ENDED DECEMBER 31,
                                  --------------------                     ---------------------------------
                                        199      199          199      199      199      199      199
                                        ----     ----         ----     ----     ----     ----     ----
                                                          (DOLLARS IN MILLIONS)
Average Amount Outstanding
  During the Period . . . . . . .          $        $            $        $        $        $        $
Average Number of Contracts
  Outstanding During the Period .
Percent of Contracts Acquired
During the Period with Recourse
  to the Dealer  . . . . . . . . .           %        %            %        %        %        %        %
Repossessions as a Percent of
Average Number of Contracts
  Outstanding . . . . . . . . . .            %        %            %        %        %        %        %
Net Losses as a Percent of
  Liquidations(3)(4)  . . . . . .            %        %            %        %        %        %        %
Net Losses as a Percent of
  Average Amount
  Outstanding(2)(3)   . . . . . .            %        %            %        %        %        %        %


   ____________________
   (1) (Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes previously sold contracts that the Servicer continues to service.)

   (2) Percentages have been annualized for the _____ months ended ____________, 199 and 199 and are not necessarily indicative of the experience for the year.

   (3) (Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.)

   (4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.


     (The net loss figures above reflect the fact that Seller had recourse to Dealers on a portion of its retail installment sale contracts. By aggregate
principal balance, approximately      % of the Receivables represent
contracts with recourse to Dealers. The Seller applies underwriting standards to the purchase of contracts without regard to whether recourse to Dealers is provided. However, the net loss experience of contracts without recourse against Dealers is higher than that of contracts with recourse against Dealers because, under its recourse obligation, the Dealer is responsible to the Seller for payment of the unpaid balance of the contract, provided that the Originator repossesses the vehicle or boat from the retail buyer and returns it to the Dealer within a specified time. In the event of a Dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the Dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.)

                                  THE SELLER

     (Description of Seller and its underwriting and servicing standards.)


                                 THE SERVICER

     (Description of Servicer and its servicing standards.)

                  WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

     Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Certificates" in the Prospectus. As the rate of payment of principal of the Certificates depends primarily on the rate of payment (including prepayments on liquidations due to default) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than their final scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yields on their respective Certificates.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Pooling and Servicing Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Pooling and Servicing Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Pooling and Servicing Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Pooling and Servicing Agreement set forth in the Prospectus, to which description reference is hereby made.

     In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Percentage of the Principal Distribution Amount plus interest at the Class A Pass Through Rate on the Class A Certificate Balance. Subject to the prior rights of the Class A Certificateholders, it is intended that the Class B Certificateholders receive, on each Distribution Date, the Class B Percentage of the Principal Distribution Amount plus interest at the Class B Pass Through Rate on the Class B Certificate Balance.

     The Certificates will evidence interests in the Trust created pursuant to the Pooling and Servicing Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A
Percentage") of approximately   % of the Trust and the Class B Certificates
will evidence in the aggregate an undivided ownership interest (the "Class B
Percentage") of approximately   % of the Trust.

OPTIONAL PREPAYMENT

     The Servicer will have the option to purchase all, but not less than all, of the Receivables on any Distribution Date on or after the Distribution Date on which the Pool Balance has declined to ( )% or less of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to distribute to the Class A Certificateholders an amount equal to the Class A Certificate Balance together with accrued interest at the Class A Pass Through Rate, and to the Class B Certificateholders an amount equal to the Class B Certificate Balance together with accrued interest at the Class B Pass Through Rate.
Upon such a distribution, the Certificates will be retired.

SALE AND ASSIGNMENT OF RECEIVABLES

     Certain information regarding the conveyance of the Receivables by the Depositor to the Trust on the Closing Date pursuant to the Pooling and Servicing Agreement is set forth in the Prospectus under "Description of the Pooling and Servicing Agreement -- Sale and Assignment of Receivables".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be ____% per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

     DEPOSITS TO COLLECTION ACCOUNT. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable.

     The "Interest Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (including Payaheads that have been applied as payments on the related Receivables in that Collection Period) allocable to interest; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Advances made by the Servicer of interest due on the Receivables; (iv) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date.

     The "Principal Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract; and (vi) on the Distribution Date immediately following the Final Scheduled Maturity Date (the "Final Scheduled Distribution Date"), any amounts advanced by the Servicer with respect to principal on the Receivables. The Regular Principal Distribution Amount shall be determined on the related Determination Date.

     The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude the following:

          (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance;

          (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

          (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

          (iv) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof); and

          (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances.

     CALCULATION OF DISTRIBUTABLE AMOUNTS. The "Class A Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "Class A Interest Distributable Amount", consisting of thirty (30) days' interest at the Class A Pass Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will include the lesser of (A) the Class A Percentage of any payments of principal due and remaining unpaid on each Receivable in the Trust as of the last day of the preceding Collection Period and (B) the portion of such amount necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

     The "Class A Certificate Balance" will equal, initially, $        and,
thereafter, shall equal the initial Class A Certificate Balance reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal.

     The "Class B Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distribution Amount plus (ii) the "Class B Interest Distributable Amount", consisting of thirty (30) days' interest at the Class B Pass Through Rate to the Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed on the Class B Certificateholders will include the lesser of (i) the Class B Percentage of any payments of principal due and remaining unpaid with respect to the Receivables in the Trust as of the last day of the preceding Collection Period and (ii) the portion of the amount in clause (i) above that is necessary (after giving effect to all other amounts distributed to Class A and Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

     The "Class B Certificate Balance" shall equal, initially, $__________ and, thereafter, shall equal the initial Class B Certificate Balance, reduced by all amounts previously distributed to Class B Certificateholders (or deposited in the Reserve Account, but not including the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses.

     CALCULATION OF AMOUNTS TO BE DISTRIBUTED. Prior to each Distribution Date, the Servicer will calculate the Total Distribution Amount, the Class A Distributable Amount and the Class B Distributable Amount.

     The holders of the Class A Certificates will receive on any Distribution Date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class A Interest Carryover Shortfall at the Class A Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date, the Class A Certificateholders shall be entitled generally to receive such amounts, first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from the amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). The "Class A Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Interest Distributable Amount for such Distribution Date, plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

     On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) on such Distribution Date, the Class A Certificateholders shall be entitled to receive such amounts, first, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount. The "Class A Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

     The holders of the Class B Certificates will receive on any Distribution Date, to the extent of available funds, the Class B Distributable Amount and any outstanding Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class B Interest Carryover Shortfall at the Class B Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class B Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled generally to receive such amounts, first, from the Class A Percentage of the Interest Distribution Amount that is not otherwise required to be distributed to the Class A Certificateholders as described above and, second, from the amount, if any, available in the Reserve Account (after giving effect to any withdrawals therefrom for distribution to the Class A Certificateholders on such Distribution Date). The "Class B Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Interest Distributable Amount for such Distribution Date, plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Distribution Date.

     On each Distribution Date on which the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class B Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled to receive such amounts, first, from the Interest Distribution Amount that is not otherwise required to be distributed to the Class A or Class B Certificateholders as described above and, second, from amounts available in the Reserve Account (after giving effect to any withdrawals therefrom on such Distribution Date for distribution to the Class A Certificateholders and for distribution of interest to the Class B Certificateholders). The "Class B Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of Class B Certificates actually received on such current Distribution Date.

SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE ACCOUNT

     The rights of the Class B Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as described herein and provided in the Pooling and Servicing Agreement. The protection afforded to the Class A Certificateholders through subordination will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Seller of the Reserve Account Initial Deposit and will be augmented by deposit therein on each Distribution Date of the amount, if any, remaining from the Total Distribution Amount after the distributions due to the Certificateholders have been made until the amount in the Reserve Account reaches the Specified Reserve Account Balance for such Distribution Date.

     The Reserve Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee. On each Distribution Date, (i) if the amounts on deposit in the Reserve Account are less than the Specified Reserve Account Balance for such Distribution Date, the Trustee will, after payment of any amounts required to be distributed to Certificateholders and the payment of the Servicing Fee due with respect to the related Collection Period (including any unpaid Servicing Fees with respect to prior Collection Periods), withdraw from the Collection Account and deposit in the Reserve Account the amount, if any, remaining in the Collection Account that would otherwise be distributed to the Seller, or such lesser portion thereof as is sufficient to restore the amount in the Reserve Account to such Specified Reserve Account Balance for such Distribution Date, and (ii) if the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Trustee will release and distribute any such excess to the Seller. Upon any such distribution to the Seller, the Certificateholders will have no rights in, or claims to, such amounts.

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Class A Certificates and holders of the Class B Certificates. Funds in the Reserve Account shall be invested as provided in the Pooling and Servicing Agreement in Eligible Investments. The Seller will be entitled to receive all investment earnings on amounts in the Reserve Account. Investment income on amounts in the Reserve Account will not be available for distribution to the Certificateholders or otherwise subject to any claims or rights of the Certificateholders.

     The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the Closing Date will be affected by the delinquency, credit loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

     The subordination of the Class B Certificates and the Reserve Account described above are intended to enhance the likelihood of receipt by Class A Certificateholders of the full amount of principal and interest on the Class A Certificates due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted and shortfalls could result.

     If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account and the Class B Percentage of the Total Distribution Amount and applied to such deficiency, as described above), the holders of the Class B Certificates generally will not receive any portion of the Total Distribution Amount. While the Class B Certificateholders are entitled to receive amounts from the Reserve Account as described above, such entitlement is subordinated to the rights of the Class A Certificateholders to receive amounts from the Reserve Account as described above. If the Reserve Account becomes depleted, the Class B Certificateholders may experience shortfalls in the distributions due them and incur a loss on their investment.

                       FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Brown & Wood LLP, counsel to the Trust, the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS
THE CLASS A CERTIFICATES

     Subject to the considerations set forth under "ERISA Considerations -- Senior Certificates" in the Prospectus, the Class A Certificates may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

     The Class A Certificates may not be purchased with the assets of a Plan if the Seller, the Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

THE CLASS B CERTIFICATES

     The Class B Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Class B Certificates. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114
                ---------------------------------------------------------
S. Ct. 517 (1993).  In John Hancock, the Supreme Court ruled that assets held
                       ------------
in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Class B Certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995). For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Certificates.

     The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not
in excess of    % per Class A Certificate and    % per Class B Certificate.
The Underwriter may allow and such dealers may reallow a concession not in
excess of    % per Class A Certificate and        % per Class B Certificate
to certain other dealers. After the initial public offering of the Certificates, the public offering prices and such concessions may be changed.

     Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

     If the Underwriter creates a short position in the Certificates in connection with the offering, i.e., if it sells more Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Certificates in the open market.

     In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Depositor nor any Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.


                                LEGAL OPINIONS

     Certain legal matters relating to the Certificates and certain federal income tax matters will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. (Certain legal matters relating to the Certificates will be passed upon for the Underwriter by Brown & Wood LLP.)

                                INDEX OF TERMS
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Class A Certificate Balance . . . . . . . . . . . . . . . . . . . . .S-2,S-14
Class A Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Class A Distributable Amount  . . . . . . . . . . . . . . . . . . . . . .S-14
Class A Interest Carryover Shortfall  . . . . . . . . . . . . . . . . . .S-15
Class A Interest Distributable Amount . . . . . . . . . . . . . . . . . .S-14
Class A Percentage  . . . . . . . . . . . . . . . . . . . . . . . . .S-1,S-12
Class A Principal Carryover Shortfall . . . . . . . . . . . . . . . . . .S-15
Class A Principal Distributable Amount  . . . . . . . . . . . . . . . . .S-14
Class B Certificate Balance . . . . . . . . . . . . . . . . . . . . .S-3,S-14
Class B Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Class B Distributable Amount  . . . . . . . . . . . . . . . . . . . . . .S-14
Class B Interest Carryover Shortfall  . . . . . . . . . . . . . . . . . .S-15
Class B Interest Distributable Amount . . . . . . . . . . . . . . . . . .S-14
Class B Percentage  . . . . . . . . . . . . . . . . . . . . . . . . .S-1,S-12
Class B Principal Carryover Shortfall . . . . . . . . . . . . . . . . . .S-15
Class B Principal Distributable Amount  . . . . . . . . . . . . . . . . .S-14
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Cover, S-1
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . .Cover, S-2
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Final Scheduled Distribution Date . . . . . . . . . . . . . . . . . . . .S-13
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . . . S-2
Financed Assets . . . . . . . . . . . . . . . . . . . . . . . . . .Cover, S-1
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . . . .S-13
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Liquidated Receivables  . . . . . . . . . . . . . . . . . . . . . . . . .S-13
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .S-13
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-17
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . S-1
Principal Distribution Amount . . . . . . . . . . . . . . . . . . .  S-2,S-13
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Realized Losses . . . . . . . . . . . . . . . . . . . . . . . . . . .S-3,S-13
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Specified Reserve Account Balance . . . . . . . . . . . . . . . . . . . . S-4
stripped coupons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Total Distribution Amount . . . . . . . . . . . . . . . . . . . . . . . .S-13
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-1
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover,S-1
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .S-17
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover

                    (BACK COVER OF PROSPECTUS SUPPLEMENT)

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.

                             ___________________
                              TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----



PROSPECTUS SUPPLEMENT
Reports to Certificateholders . . . . . . . . . . . . . . . . . . . . . Cover
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
The Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Delinqunecies, Repossessions and Net Losses . . . . . . . . . . . . . . .S-10
The Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
The Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Weighted Average Life of the Certificates . . . . . . . . . . . . . . .  S-12
Description of the Certificates . . . . . . . . . . . . . . . . . . . .  S-12
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . .  S-17
ERISA Consideration . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19

PROSPECTUS
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Incorporation of Certain Documents by Reference . . . . . . . . . . . . .   3
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
The Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
The Receivables Pools . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Weighted Average Life of the Certificates . . . . . . . . . . . . . . . .  20
Pool Factors and Trading Information  . . . . . . . . . . . . . . . . . .  21
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Description of the Notes  . . . . . . . . . . . . . . . . . . . . . . . .  22
Description of the Certificates . . . . . . . . . . . . . . . . . . . . .  25
Certain Information Regarding the Securities  . . . . . . . . . . . . . .  27
Description of the Transfer and Servicing Agreements  . . . . . . . . . .  35
Certain Legal Aspects of the Receivables  . . . . . . . . . . . . . . . .  44
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . .  50
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

                 (BACK COVER OF PROSPECTUS SUPPLEMENT, CONT.)

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITER(S) AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                       $(                            )

                        ______________ TRUST 199_ -( )
                                      $
                   ____% ASSET BACKED CERTIFICATES, CLASS A
                                      $
                   ____% ASSET BACKED CERTIFICATES, CLASS B


                      MORGAN STANLEY ABS CAPITAL II INC.
                                  DEPOSITOR
                             ____________________

                            PROSPECTUS SUPPLEMENT
                             ____________________
                          MORGAN STANLEY DEAN WITTER
                             ____________________

                                         , 199
                             ____________________
                             ____________________




   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                                                   Version #2A

Subject to Completion, dated August 6, 1997
PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED            , 199__)
                                 $850,000,000
                                (Approximate)

                MORGAN STANLEY ABS CAPITAL II INC., DEPOSITOR

                    BANKBOSTON, N.A., SELLER AND SERVICER

          BANKBOSTON RECREATIONAL VEHICLE ASSET BACKED TRUST 1997-1

           RECREATIONAL VEHICLE ASSET BACKED NOTES AND CERTIFICATES
                             ____________________
    BankBoston Recreational Vehicle Asset Backed Trust 1997-1 (the "Trust") will issue $____________ aggregate principal amount of Asset Backed Notes (the "Notes") in the classes and principal amounts set forth in the table below and $__________ aggregate principal amount of Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"), subject in each case to a permitted variance of plus or minus 5%. The assets of the Trust will include a pool of retail installment sale contracts or retail installment loans (the "Receivables"), secured by security interests in new and used recreational vehicles, automobiles and light duty trucks (the "Financed Vehicles") and collections and other payments with respect to the Receivables received after the Cutoff Date described herein and monies on deposit in certain trust accounts (including the Reserve Account). The Notes will be secured by the assets of the Trust.
                                          (Cover continued on following page)

    PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-15 HEREIN AND ON PAGE (12) IN THE ACCOMPANYING PROSPECTUS.

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN MORGAN STANLEY ABS CAPITAL II INC., BANKBOSTON, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                           INITIAL PRINCIPAL   INTEREST     PRICE TO
                               BALANCE(1)        RATE      PUBLIC (2)
Class A-1 Note  . . . . .  $                            %           %
Class A-2 Note  . . . . .  $                            %           %
Class A-3 Note  . . . . .  $                            %           %
Class A-4 Note  . . . . .  $                            %           %
Class A-5 Note  . . . . .  $                            %           %
Class A-6 Note  . . . . .  $                            %           %
Class A-7 Note  . . . . .  $                            %           %
Class A-8 Note  . . . . .  $                            %           %
Class A-9 Note  . . . . .  $                            %           %
Class A-10 Note . . . . .  $                            %           %
Class A-11 Note . . . . .  $                            %           %
Certificate . . . . . . .  $                            %           %
    Total                                                $

(table continued)

                           UNDERWRITING      PROCEEDS TO
                             DISCOUNT      DEPOSITOR(2)(3)
Class A-1 Note  . . . . .               %                 %
Class A-2 Note  . . . . .               %                 %
Class A-3 Note  . . . . .               %                 %
Class A-4 Note  . . . . .               %                 %
Class A-5 Note  . . . . .               %                 %
Class A-6 Note  . . . . .               %                 %
Class A-7 Note  . . . . .               %                 %
Class A-8 Note  . . . . .               %                 %
Class A-9 Note  . . . . .               %                 %
Class A-10 Note . . . . .               %                 %
Class A-11 Note . . . . .               %                 %
Certificate . . . . . . .               %                 %
    Total                  $               $

_______________
(1) Subject to a variance in each case of plus or minus 5%.
(2) Plus accrued interest, if any, from August __, 1997.
(3) Before deducting expenses, estimated to be $750,000.
                          --------------------------

        The  Notes   and  the   Certificates  are  offered  by   the  several
Underwriters subject to prior sale, when, as, and if accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part and to approval of certain legal matters by their counsel. It is expected that the Notes and Certificates will be delivered in book-entry form through the facilities of The Depository Trust Company and, in the case of the Notes, Cedel Bank, societe anonyme, and the Euroclear System, in each case against payment therefor in immediately available funds on or about August __, 1997.
MORGAN STANLEY DEAN WITTER

                     BANKBOSTON SECURITIES CORPORATION

                                      DEUTSCHE MORGAN GRENFELL

                                                          MERRILL LYNCH & CO.
______ __, 1997.

(Continued from previous page)

    Interest on each class of Notes, other than the Class A-9 Notes, will be payable on the 15th day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Monthly Payment Date"), commencing in September , 1997. Interest on the Class A-9 Notes will be payable quarterly on the 15th day of November, February, May and August or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Quarterly Payment Date") commencing in November, 1997. Principal of the Notes will be payable on each Monthly Payment Date or, in the case of the Class A-9 Notes, on each Quarterly Payment Date, in each case to the extent described herein, and will be allocated among the classes of Notes as described herein.

    The Certificates will represent fractional undivided interests in the Trust. Interest, to the extent of the Pass Through Rate specified above, will be distributed to the Certificateholders on each Monthly Payment Date. No distributions of principal on the Certificates will be made until all of the Notes have been paid in full. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes as and to the extent described herein. See "Risk Factors -- Subordination of the Certificates to the Notes" herein.

    Each class of the Notes will be payable in full on the applicable Stated Maturity Date and the Certificates will be payable in full on the Final Scheduled Payment Date as set forth herein. However, payment in full of a class of Notes or of the Certificates could occur earlier than such dates as described herein. In addition, the Certificates will be subject to prepayment in whole, but not in part, on any Monthly Payment Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to 10% or less of the Initial Pool Balance.

    THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

    UNTIL ________ __, 1997 (90 DAYS AFTER COMMENCEMENT OF THE OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES OR THE CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES OR CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN
AUTHORIZED  BY  THE  DEPOSITOR OR  BY  THE  UNDERWRITERS.    THIS  PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.


                          REPORTS TO SECURITYHOLDERS

    Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "--
 Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                              TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

                            PROSPECTUS SUPPLEMENT

Reports to Securityholders  . . . . . . . . . . . . . . . . . . . . . .   S-2
Summary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-6
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-15
The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-15
Capitalization of the Trust     . . . . . . . . . . . . . . . . . . . . .  S-
The Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
The Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
The Seller and the Servicer . . . . . . . . . . . . . . . . . . . . . .  S-23
Delinquencies, Repossessions and Net Losses . . . . . . . . . . . . . .  S-25
Weighted Average Life of the Securities . . . . . . . . . . . . . . . .  S-26
Description of the Notes  . . . . . . . . . . . . . . . . . . . . . . .  S-29
Description of the Certificates . . . . . . . . . . . . . . . . . . . .  S-31
Description of the Transfer and Servicing Agreements  . . . . . . . . .  S-32
Certain Legal Aspects of the Receivables  . . . . . . . . . . . . . . . .  S-
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . .  S-37
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40

                                  PROSPECTUS

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Incorporation of Certain Documents by
 Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Receivables Pools . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Weighted Average Life of the Securities . . . . . . . . . . . . . . . . . . .
Pool Factors and Trading Information  . . . . . . . . . . . . . . . . . . . .
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Description of the Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .
Description of the Certificates . . . . . . . . . . . . . . . . . . . . . . .
Certain Information Regarding the Securities  . . . . . . . . . . . . . . . .
Description of the Transfer and Servicing Agreements  . . . . . . . . . . . .
Certain Legal Aspects of the Receivables  . . . . . . . . . . . . . . . . . .
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . .
Certain State Tax Consequences with respect to Trusts for
 which a Partnership Election Is Made . . . . . . . . . . . . . . . . . . . .
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                                   SUMMARY

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus.
Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer  . . . . . . . . .    BankBoston  Recreational  Vehicle  Asset  Backed
                             Trust 1997-1  (the "Trust"  or the "Issuer"),  a
                             Delaware business trust to  be governed pursuant
                             to a  Trust  Agreement dated  as of  August  __,
                             1997 (as  amended and supplemented  from time to
                             time,   the   "Trust  Agreement"),   among   the
                             Depositor,  the  Owner  Trustee  and  RV  Marine
                             Funding   Corporation  (the   "Company").    The
                             Company  is   a  Delaware  corporation   and  an
                             affiliate of BankBoston.

Seller  . . . . . . . . .    BankBoston, N.A. ("BankBoston" or, as seller  of
                             the   Receivables  to   an   affiliate  of   the
                             Depositor, the "Seller"), a national banking association.

Servicer  . . . . . . . .    BankBoston  (in its  capacity  as servicer,  the
                             "Servicer").
Depositor . . . . . . . .    Morgan  Stanley   ABS  Capital   II  Inc.   (the
                             "Depositor").

Indenture Trustee . . . .    The Chase  Manhattan Bank, as trustee  under the
                             Indenture (the "Indenture Trustee").

Owner Trustee . . . . . .    Wilmington  Trust Company, as  trustee under the
                             Trust Agreement (the "Owner Trustee").

Closing Date  . . . . . .    On or about August __, 1997.

Cutoff Date . . . . . . .    The Closing Date.

The Notes . . . . . . . .    The  Trust   will  issue   Asset  Backed   Notes
                             pursuant  to an  Indenture  to  be dated  as  of
                             August  __, 1997  (as  amended and  supplemented
                             from time  to  time, the  "Indenture"),  between
                             the  Trust   and  the   Indenture  Trustee,   as
                             follows:   (i) ___%  Asset Backed  Notes,  Class
                             A-1 (the  "Class  A-1 Notes")  in the  aggregate
                             initial   principal   amount   of   $          ;
                             (ii) ___%  Asset Backed  Notes,  Class A-2  (the
                             "Class  A-2  Notes")  in  the aggregate  initial
                             principal  amount  of   $          ;  (iii) ___%
                             Asset Backed  Notes, Class A-3  (the "Class  A-3
                             Notes")  in  the  aggregate   initial  principal
                             amount  of $          ;  (iv) ___% Asset  Backed
                             Notes, Class A-4 (the "Class  A-4 Notes") in the
                             aggregate    initial    principal    amount   of
                             $          ;  (v) ___% Asset Backed Notes, Class
                             A-5 (the  "Class A-5  Notes")  in the  aggregate
                             initial   principal   amount   of   $          ;
                             (vi) ___% Asset  Backed  Notes, Class  A-6  (the
                             "Class  A-6  Notes") in  the  aggregate  initial
                             principal  amount  of   $          ;  (vii) ___%
                             Asset Backed  Notes, Class  A-7 (the  "Class A-7
                             Notes")  in  the   aggregate  initial  principal
                             amount of $          ; (viii) ___% Asset  Backed
                             Notes, Class  A-8 (the  "Class A-8   Notes")  in
                             the  aggregate  initial   principal  amount   of
                             $          ;  (ix) ___%   Asset  Backed   Notes,
                             Class  A-9  (the  "Class  A-9  Notes")   in  the
                             aggregate    initial   principal    amount    of
                             $          ;   (x) ___%  Asset   Backed   Notes,
                             Class A-10  (the  "Class  A-10  Notes")  in  the
                             aggregate    initial    principal   amount    of
                             $          ; and  (xi) ___% Asset Backed  Notes,
                             Class  A-11  (the  "Class A-11  Notes")  in  the
                             aggregate    initial    principal    amount   of
                             $          .   The  Class A-1  Notes, Class  A-2
                             Notes, Class  A-3 Notes, Class  A-4 Notes, Class
                             A-5 Notes,  Class A-6  Notes,  Class A-7  Notes,
                             Class  A-8 Notes,  Class A-9  Notes,  Class A-10
                             Notes and Class A-11 Notes are collectively referred to herein as the "Notes".

                             Each class of Notes will be equally and ratably secured by the assets of the Trust pursuant to the Indenture. The aggregate initial principal amount of each class of Notes will be subject to a permitted variance of plus or minus 5% from the amount set forth herein depending on the actual principal amount of Receivables sold to the Trust on the Closing Date. See "The Receivables" below.

The Certificates  . . . .    The  Trust  will  issue  (     %)  Asset  Backed
                             Certificates (the  "Certificates" and,  together
                             with  the  Notes,  the  "Securities")  with   an
                             aggregate initial Certificate Balance of $
                                  .      The   Certificates  will   represent
                             fractional undivided interests in  the Trust and
                             will be  issued pursuant to the Trust Agreement.
                             The  aggregate  initial Certificate  Balance  of
                             the Certificates will be subject  to a permitted
                             variance of  plus or  minus 5%  from the  amount
                             set   forth  herein  depending   on  the  actual
                             principal  amount  of Receivables  sold  to  the
                             Trust  on   the   Closing   Date.     See   "The
                             Receivables" below.

                             The rights of Certificateholders to receive distributions with respect to the Certificates will be subordinated to the rights of Noteholders to receive distributions of interest and principal to the extent described herein.

                             No beneficial interest in a Certificate may be held directly or indirectly by a foreign investor. Each purchaser of a Certificate and each assignee thereof will be deemed to have represented, by its acceptance of its interest in the Certificates, that it is not a "foreign person" (as defined in the Prospectus). For additional purchase restrictions with respect to the Certificates see "ERISA Considerations" herein.

The Receivables . . . . .    On  the  Closing Date,  the Trust  will purchase
                             Receivables from  the  Depositor pursuant  to  a
                             Sale and Servicing Agreement  to be dated as  of
                             August __,  1997  (as amended  and  supplemented
                             from  time to  time,  the  "Sale  and  Servicing
                             Agreement"), among the Trust, the Depositor  and
                             the Servicer.  See "Description  of the Transfer
                             and Servicing Agreements -- Sale and  Assignment
                             of Receivables; Representations  and Warranties"
                             herein  and  "Description  of  the Transfer  and
                             Servicing Agreements  -- Sale and  Assignment of
                             Receivables"   in    the   Prospectus.       The
                             Receivables   were   initially   originated   or
                             purchased  directly  or indirectly  from Dealers
                             by  Ganis  Credit Corporation  ("Ganis"),  which
                             formerly was a  division of the Seller  and will
                             act   as  subservicer   with   respect  to   the
                             Receivables.   See "The Seller and the Servicer"
                             herein.  The Receivables  were transferred prior
                             to   the  Closing  Date  by  the  Seller  to  an
                             affiliate  of   the  Depositor,   and  will   be
                             transferred  no later  than the  Closing Date by
                             such   affiliate   to  the   Depositor.      The
                             Receivables   will   be   transferred   by   the
                             Depositor to the Trust pursuant to the Sale and Servicing Agreement on the Closing Date.

                             The statistical information pertaining to the Receivable in this Prospectus Supplement relates to the Receivables as of July 11, 1997 (the "Statistical Calculation Date"). The Issuer believes that the information set forth herein with respect to the Receivables is representative of the characteristics of the Receivables as they will be constituted at the Closing Date, although certain characteristics of the Receivables may vary. A Current Report on Form 8-K containing an updated description of the Receivables as of the Closing Date will be filed with the Securities and Exchange Commission within 15 days after the Closing Date. As of the Statistical Calculation Date, the aggregate principal balance of the Receivables was approximately $878,716,958.35 (the "Statistical Calculation Date Pool Balance"), the weighted average annual percentage rate of the Receivables was 9.372%, the weighted average remaining maturity of the Receivables was approximately 141 months, and the weighted average original maturity of the Receivables was approximately 157 months. No Receivable will have a scheduled maturity later than June 7, 2017 (the "Final Scheduled Maturity Date"). See "The Receivables Pool" herein.

Terms of the Notes

   A.  Payment Dates  . .    Payments  of interest and principal on the Notes
                             (other  than the Class  A-9 Notes)  will be made
                             on the 15th  day of each  month or, if  any such
                             day   is  not  a  Business   Day,  on  the  next
                             succeeding  Business  Day   (each,  a   "Monthly
                             Payment  Date"), commencing  September 15, 1997.
                             Payments of interest and principal on the  Class
                             A-9 Notes  will be  made quarterly  on the  15th
                             day  of  November,  February,   May  and  August
                             (each, a  "Quarterly  Payment Date")  commencing
                             in  November, 1997.   Payments  will be  made to
                             holders   of   record   of   the   Notes    (the
                             "Noteholders")   as   of  the   day  immediately
                             preceding   such   Monthly   Payment   Date   or
                             Quarterly Payment  Date, as  applicable, or,  if
                             Definitive Notes are  issued, as of the last day
                             of  the preceding  month (a  "Record Date").   A
                             "Business Day" is  a day other than  a Saturday,
                             a Sunday or a day on which banking  institutions
                             or   trust   companies   in   the   States    of
                             Massachusetts  and New  York  are authorized  by
                             law,   regulation  or  executive   order  to  be
                             closed.

   B.  Interest Rates . .    The  interest rates for  the various  classes of
                             Notes are set forth on the cover page hereof and are referred to herein collectively as "Interest Rates," or for each such class as the "Interest Rate" for such class.

   C.  Interest . . . . .    Interest on the outstanding  principal amount of
                             each   class  of  Notes   will  accrue   at  the
                             applicable Interest  Rate from the  Closing Date
                             and  will  be  calculated  on  the  basis  of  a
                             360-day  year   consisting   of  twelve   30-day
                             months,  except that  interest on  the Class A-1
                             Notes  will be  calculated on  the basis  of the
                             actual number  of days in  each Interest Accrual
                             Period  divided by 360.   The  "Interest Accrual
                             Period" will  be  the calendar  month  preceding
                             each  Monthly Payment  Date (or  in the  case of
                             the first Monthly Payment Date,  the period from
                             the  Closing  Date to  August 31,  1997), except
                             that,  in the case  of the Class  A-1 Notes, the
                             Interest  Accrual Period will be the period from
                             the immediately  preceding Monthly Payment  Date
                             (or  from the Closing  Date, in the  case of the
                             first  Monthly   Payment   Date)  to   the   day
                             preceding the  applicable Monthly Payment  Date.
                             On each  Monthly  Payment Date  each  Noteholder
                             (other  than the Class  A-9 Noteholders) will be
                             entitled   to  a  distribution   in  respect  of
                             interest equal  to interest  accrued during  the
                             preceding   Interest  Accrual   Period  at   the
                             applicable Interest  Rate for  such Note on  the
                             principal balance  thereof as  of the  preceding
                             Monthly Payment  Date  (or in  the  case of  the
                             first Monthly  Payment Date,  as of  the Closing
                             Date) after  giving effect to  all distributions
                             of  principal  made  on  such preceding  Monthly
                             Payment Date.  On  each Quarterly Payment  Date,
                             each Class A-9 Noteholder will  be entitled to a
                             distribution  in respect  of  interest equal  to
                             interest    accrued   during   three   preceding
                             Interest Accrual  Periods at  the Interest  Rate
                             for   the  Class  A-9  Notes  on  the  principal
                             balance thereof  as of  the preceding  Quarterly
                             Payment  Date  (or,  in the  case  of  the first
                             Quarterly Payment Date, as of  the Closing Date)
                             after  giving  effect  to  all distributions  of
                             principal  made  on   such  preceding  Quarterly
                             Payment Date.

                             Interest payments to all classes of Notes will have the same priority. In order to maintain the parity of the Class A-9 Notes with the rights of the other classes of Notes as to payments of interest, on each Monthly Payment Date that is not a Quarterly Payment Date (each, a "Nonquarterly Payment Date"), the Issuer will be required to deposit into an account established and maintained by the Servicer in the name of the Indenture Trustee (the "Class A-9 Interest Account") an amount equal to one-third of the interest payment that will be due on the Class A-9 Notes on the next Quarterly Payment Date. On each Quarterly Payment Date, along with currently available funds for such Quarterly Payment Dates, the amounts deposited into the Class A-9 Interest Account on the two preceding Nonquarterly Payment Dates will be applied solely to the interest due on the Class A-9 Notes for such Quarterly Payment Date. See "Description of the Notes -- Payments of Interest."

                             Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Monthly Payment Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes (and in the case of the Class A-9 Noteholders on any Nonquarterly Payment Date such share will be "received" pursuant to the deposit thereof into the Class A-9 Interest Account).

   D.  Principal  . . . .    Principal of the  Notes (other than the Class A-
                             9 Notes)  will be paid  on each  Monthly Payment
                             Date  in an  amount  equal to  the  Noteholder's
                             Principal Distributable Amount for  the calendar
                             month (the  "Collection Period") preceding  such
                             Monthly  Payment  Date (or  in the  case  of the
                             first Monthly  Payment Date, the period from and
                             including  the  Cutoff  Date  to  and  including
                             August  31,  1997),  to  the   extent  of  funds
                             available therefor.   Principal of the Class  A-
                             9  Notes  will be  payable on  Quarterly Payment
                             Dates  to  the  extent that  allocations  of the
                             Noteholders' Principal Distributable Amount have
                             been  made  to  such  class  on  such  Quarterly
                             Payment Date or  on either of the  two preceding
                             Monthly  Payment  Dates.    Allocations  of  the
                             Noteholders'   Principal   Distributable  Amount
                             among  the respective  classes of  Notes on each
                             Monthly Payment  Date will  be made  pursuant to
                             the provisions described  under the "Description
                             of  the   Notes   --  Payment   of   Principal."
                             Allocations   of   the  Noteholders'   Principal
                             Distributable Amount  made  to  the  Class   A-9
                             Notes,  pursuant  to  such  provisions,  on  any
                             Nonquarterly  Payment  Date  will  be  deposited
                             into an  account established  and maintained  by
                             the  Servicer  in  the  name  of  the  Indenture
                             Trustee (the  "Class  A-9  Principal  Account"),
                             and  will  be   distributed  to  the  Class  A-9
                             Noteholders  on  the next  succeeding  Quarterly
                             Payment Date,  along with any allocation  to the
                             Class A-9  Notes, pursuant  to such  provisions,
                             of  the   Noteholders'  Principal  Distributable
                             Amount  for such  Quarterly  Payment Date.   The
                             "Noteholders'  Principal  Distributable  Amount"
                             will  equal the  lesser of  (i)  the sum  of the
                             Regular Principal  Distribution Amount plus  the
                             Accelerated  Principal  Distribution Amount  and
                             (ii)  the  amount, if  any, necessary  to reduce
                             the  aggregate principal amount  of the Notes so
                             that  the   Overcollateralization  Amount   will
                             equal the Targeted Overcollateralization  Amount
                             after  application  of  principal  payments  for
                             such  Monthly   Payment  Date.     The  "Regular
                             Principal Distribution Amount"  with respect  to
                             any  Monthly  Payment  Date  generally  will  be
                             equal  to the  amount  of principal  paid,  with
                             respect   to   the   Receivables   during    the
                             applicable  Collection Period  plus, in  certain
                             circumstances,   the   principal   balance    of
                             Defaulted  Receivables,  as  calculated  by  the
                             Servicer as described under  "Description of the
                             Transfer    and    Servicing    Agreements    --
                             Distributions."    The  "Accelerated   Principal
                             Distribution   Amount"  with   respect   to  any
                             Monthly Payment Date will equal the portion,  if
                             any, of the  Total Distribution  Amount for  the
                             related  Collection  Period  that  remains after
                             payment  of   (a) the  Servicing  Fee,   (b) the
                             interest due  on the  Notes (including  deposits
                             to  the  Class  A-9  Interest Account),  (c) the
                             Regular  Principal Distribution  Amount, (d) the
                             interest due  on the  Certificates, and  (e) the
                             amount, if any,  required to  be deposited  into
                             the  Reserve  Account  on  such Monthly  Payment
                             Date.     The   "Overcollateralization  Amount,"
                             shall equal zero as of the  Closing Date and for
                             any  Monthly   Payment  Date,  will   equal  the
                             amount, if  any, by which the Pool Balance as of
                             the  end   of  the  related   Collection  Period
                             exceeds  the  sum  of  (i)  aggregate  principal
                             amount of the  Notes, (ii) the  aggregate amount
                             on deposit in the  Class A-9 Principal  Account,
                             and (iii) the Certificate Balance,  in each case
                             after  giving  effect  to  all distributions  in
                             respect of principal to be made on such  Monthly
                             Payment      Date.            The      "Targeted
                             Overcollateralization  Amount"  for any  Monthly
                             Payment  Date will  be an  Overcollateralization
                             Amount that is equal, after giving effect to all distributions in respect of principal to be made on such Monthly Payment Date, to 1% of the Pool Balance as of the end of the related
                             Collection Period.

                             The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables (other than Receivables that became Defaulted Receivables prior to the related Collection Period) at the end of the preceding Collection Period, after giving effect to all payments received from Obligors and Purchase Amounts to be remitted by the Seller, Servicer or the Depositor, as the case may be, all for such Collection Period, and all losses realized on Receivables that became Defaulted Receivables during such Collection Period.

                             The outstanding principal amount of the Notes, to the extent not previously paid, will be payable on the Monthly Payment Date for such class set forth below (for each class, the "Stated Maturity Date"):

                               Class of  Notes         Stated Maturity Date
                             -------------------     ------------------------
                                  Class A-1
                                  Class A-2
                                  Class A-3
                                  Class A-4
                                  Class A-5
                                  Class A-6
                                  Class A-7
                                  Class A-8
                                  Class A-9
                                  Class A-10
                                  Class A-11


Terms of the Certificates

   A.  Payment Dates  . .    Distributions with  respect to  the Certificates
                             will  be made  on each Monthly  Payment Date, to
                             holders  of  record  of  the  Certificates  (the
                             "Certificateholders"  and,  together   with  the
                             Noteholders, the "Securityholders") as of the related Record Date.

   B.  Pass Through Rate.    (   )% per annum (the "Pass Through Rate").

   C.  Interest . . . . .    On each Monthly Payment Date, the  Owner Trustee
                             will distribute  to Certificateholders  interest
                             accrued  during the  preceding Interest  Accrual
                             Period   at  the  Pass   Through  Rate   on  the
                             outstanding   Certificate  Balance   as  of  the
                             preceding Monthly  Payment Date (or in  the case
                             of  the first  Monthly Payment  Date, as  of the
                             Closing   Date)  after  giving   effect  to  all
                             distributions  of   principal   made   on   such
                             preceding  Monthly Payment Date.   Such interest
                             will be distributed  generally to the  extent of
                             funds  available   following   payment  of   the
                             Servicing  Fee,  distributions of  interest  and
                             distributions of principal to the  extent of the
                             Regular  Principal  Distribution  Amount on  the
                             Notes.    Interest  will  be  calculated on  the
                             basis  of a  360-day  year consisting  of twelve
                             30-day months.

   D.  Principal  . . . .    No    distributions   of    principal   on   the
                             Certificates  will  be  made until  all  of  the
                             Notes  have been paid in  full.  On each Monthly
                             Payment Date  commencing on the  Monthly Payment
                             Date as  of which  the Notes  are paid in  full,
                             principal of  the Certificates  will be  payable
                             in   an   amount   generally   equal   to    the
                             Certificateholders'   Principal    Distributable
                             Amount for the Collection Period preceding  such
                             Monthly  Payment  Date, to  the extent  of funds
                             available  therefor  following  payment  of  the
                             Servicing   Fee,   payments  of   interest   and
                             principal,  if any, due in  respect of the Notes
                             and the distribution of  interest in respect  of
                             the  Certificates.     The   Certificateholders'
                             Principal  Distributable  Amount  will   be  the
                             Regular Principal Distribution  Amount (less, on
                             the Monthly  Payment Date on which the Notes are
                             paid  in full,  the  portion thereof  payable on
                             the  Notes),  and  will  be  calculated  by  the
                             Servicer   in   the   manner   described   under
                             "Description  of  the   Transfer  and  Servicing
                             Agreements   -- Distributions".      The   Final
                             Scheduled Payment Date for the Certificates will be _______ __, ____.

   E.  Optional Prepayment   The  Servicer    will   have    the  option   to
                             purchase   all  of   the  Receivables   on   any
                             Monthly   Payment    Date  on    or  after   the
                             Monthly   Payment  Date   on  which   the   Pool
                             Balance  has  declined  to  10%  or less of  the
                             Initial  Pool  Balance.   The   price  at  which
                             the  Servicer  will  be  required  to   purchase
                             the  Receivables   in  order  to  exercise  such
                             option  will   be  equal  to  the  aggregate  of
                             the  Purchase  Amounts of the Receivables  as of
                             the   end  of   the  related  Collection Period.
                             The Servicer  will be required  to give not less
                             than  30 days  notice to  the  Indenture Trustee
                             of its intention to  exercise such option.   The
                             Servicer will not be permitted to exercise such option unless the resulting distribution to Certificateholders would be at least equal to the outstanding Certificate Balance together with accrued interest at the Pass Through Rate.
                             See "Description of the Certificates -- Optional
                             Prepayment"  herein.

Reserve Account . . . . .    The  "Reserve Account"  will be  created  on the
                             Closing  Date  with  an   initial  deposit  (the
                             "Reserve   Account  Initial   Deposit")  by  the
                             Depositor  from  the proceeds  from the  sale of
                             the  Receivables to  the Trust,    in an  amount
                             equal  to $________  (0.5%  of the  Initial Pool
                             Balance).

                             All amounts on Deposit in the Reserve Account on any Monthly Payment Date will be available
                             to  make   up   shortfalls  (in   the   priority
                             indicated)  of  payments  of  (i) the  Servicing
                             Fee,    (ii)    the     Noteholder's    Interest
                             Distributable Amount, (iii) the Noteholder's Principal Distributable Amount (but only to the extent of the Regular Principal Distribution Amount), (iv) the Certificateholders' Interest
                             Distributable     Amount     and     (v)     the
                             Certificateholders'   Principal    Distributable
                             Amount.   On  each Monthly Payment  Date, if the
                             Overcollateralization  Amount for  such  Monthly
                             Payment  Date is  not  less  than  the  Targeted
                             Overcollateralization Amount and the amount on deposit in the Reserve Account is in excess of the
                             Specified   Reserve   Account   Balance   such
                             excess  will be  released to  the Company.   The
                             "Specified   Reserve   Account   Balance"   with
                             respect to any Monthly Payment Date will be equal to the lesser of (i) 1% of the Initial Pool Balance and (ii) the outstanding principal
                             balance of the Securities.   See "Description of
                             the Transfer and Servicing Agreements -- Credit Enhancement -- Reserve Account" herein.

Collection Account; Priority
of Payments . . . . . . .    The   Servicer  will   be   required  to   remit
                             collections   received  with   respect   to  the
                             preceding  Collection  Period  to  one  or  more
                             accounts maintained  by it  in the  name of  the
                             Indenture  Trustee  (the  "Collection  Account")
                             within two  Business Days of  receipt.  Pursuant
                             to  the   Sale  and  Servicing   Agreement,  the
                             Servicer will instruct the Indenture Trustee  to
                             withdraw  funds  on deposit  in  the  Collection
                             Account  in   an  amount  equal  to   the  Total
                             Distribution Amount  for the related  Collection
                             Period, and to  apply such funds on each Monthly
                             Payment Date  to the following  (in the priority
                             indicated):    (i) the Servicing  Fee,  together
                             with  any  unpaid  Servicing   Fees  from  prior
                             Monthly   Payment   Dates,  to   the   Servicer;
                             (ii) the  Noteholders'   Interest  Distributable
                             Amount  and  the Regular  Principal Distribution
                             Amount  (to  the  extent   of  the  Noteholders'
                             Principal Distributable  Amount)  into the  Note
                             Distribution       Account;      (iii)       the
                             Certificateholders'    Interest    Distributable
                             Amount, and after  the Notes  have been paid  in
                             full,    the    Certificateholders'    Principal
                             Distributable   Amount   into  the   Certificate
                             Distribution  Account; (iv) the  amount, if any,
                             necessary to cause the amount  on deposit in the
                             Reserve  Account to equal  the Specified Reserve
                             Account Balance  into the  Reserve Account;  and
                             (v)  the   Accelerated  Principal   Distribution
                             Amount  (to  the  extent   of  any  Noteholders'
                             Principal  Distributable  Amount  that   remains
                             unpaid  after  the application  of  clause  (ii)
                             above) into the Note Distribution Account.
                             Any portion  of  the Total  Distribution  Amount
                             remaining  on  any Monthly  Payment  Date  after
                             payment to the  Servicer, to Noteholders and the
                             Certificateholders  of the  aggregate  amount of
                             interest thereon and principal  thereof required
                             to be distributed  on such Monthly Payment  Date
                             and  after any required  deposits to the Reserve
                             Account as described above, will  be paid to the
                             Company  and, upon  such  payment,  none of  the
                             Indenture   Trustee,  the   Owner  Trustee,  the
                             Noteholders or the Certificateholders will have any further rights in, or claims to, such amounts.

Tax Status  . . . . . . .    In  the opinion of Brown  & Wood LLP, counsel to
                             the Trust  ("Tax Counsel"),  for federal  income
                             tax purposes,  the Notes  will be  characterized
                             as   debt,   and   the   Trust   will   not   be
                             characterized  as an association  (or a publicly
                             traded  partnership)  taxable as  a corporation.
                             Each Noteholder,  by the  acceptance of  a Note,
                             will agree to  treat the  Notes as  indebtedness
                             and  each Certificateholder,  by the  acceptance
                             of a Certificate, will agree  to treat the Trust
                             as     a     partnership     in    which     the
                             Certificateholders are partners  for federal tax
                             purposes.  Alternative characterizations of  the
                             Trust  and the  Certificates  are possible,  but
                             would   not  generally   result   in  materially
                             adverse     tax     consequences     to      the
                             Certificateholders.    See "Federal  Income  Tax
                             Consequences"  herein  and  "Federal  Income Tax
                             Consequences" in  the Prospectus for  additional
                             information   concerning   the  application   of
                             federal income and state tax laws to the Trust and the Securities.

ERISA Considerations  . .    Subject  to the  considerations  discussed under
                             "ERISA   Considerations"   herein  and   in  the
                             Prospectus, the Notes are eligible for  purchase
                             by  employee benefit  plans.   The  Certificates
                             may not  be acquired by  (a) an employee benefit
                             plan (as defined in Section 3(3) of ERISA)  that
                             is  subject  to  the provisions  of  Title  I of
                             ERISA,   (b) a   plan   described   in   Section
                             4975(e)(1) of  the Code or (c) any  entity whose
                             underlying assets include plan  assets by reason
                             of a plan's  investment in the  entity or  which
                             uses  plan assets to acquire Certificates.  Each
                             purchaser of  a  Certificate and  each  assignee
                             thereof will be deemed  to have represented,  by
                             its   acceptance   of   its   interest  in   the
                             Certificates,  that it  is not  subject to  such
                             limitation.    Prospective  purchasers   of  the
                             Certificates should  also be  aware that  assets
                             held  in an insurance  company's general account
                             may be  deemed  to be  "plan  assets" for  ERISA
                             purposes  under  certain  circumstances.     See
                             "ERISA   Considerations"  herein   and  in   the
                             Prospectus.

Rating of the Securities     It  is a condition to  the issuance of the Notes
                             that  they  be rated  in the  highest investment
                             rating  category  (which,  in  the  case of  the
                             Class  A-1  Notes  only,  shall  be  the highest
                             short-term   investment  rating   category)   by
                             Moody's and by S&P and that the Certificates  be
                             rated  at  least  in  the  "BBB" category or its
                             equivalent  by Moody's  and by S&P.   The rating
                             of the Notes and the  Certificates by the Rating
                             Agencies   reflects   such    Rating   Agencies'
                             assessment   of   the    likelihood   that   the
                             Noteholders   or  the   Certificateholders  will
                             receive  payments  and  interest,  however,  the
                             rating on the Notes does not address the  timing
                             of  distributions  of  principal  of  the  Notes
                             prior  to the  related Stated Maturity  Date.  A
                             rating is not  a recommendation to buy,  sell or
                             hold securities  and may be  subject to revision
                             or withdrawal  at  any  time  by  the  assigning
                             Rating  Agencies.     Each   rating  should   be
                             evaluated  independently  of any  other  rating.
                             See "Risk Factors -- Ratings of the Securities" herein.


                                 RISK FACTORS

    Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with purchases of the Securities.

    LIMITED LIQUIDITY; ABSENCE OF A SECONDARY MARKET. There is currently no secondary market for the Securities. Each Underwriter currently intends to make a market in the Securities, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities offered hereby.

    GEOGRAPHIC CONCENTRATION. Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. Obligors on Receivables representing approximately 26.68%, 10.02% and 7.50% by principal balance of the Receivables were located in California, Texas and Florida, respectively, as of the Statistical Calculation Date. As a result, economic conditions in such states may have a disproportionate affect on prepayments and/or defaults in respect of the Receivables and thus potentially adversely affect the amount available for distribution to the Noteholders and the Certificateholders. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Receivables. See "The Receivables Pool."

    SUBORDINATION OF THE CERTIFICATES TO THE NOTES. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Notes (other than any Accelerated Principal Distribution Amount) due on the applicable Monthly Payment Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal until the applicable Monthly Payment Date on which all of the Notes have been paid in full.

    LIMITED ASSETS  OF  THE TRUST.    The  Trust will  not  have, nor  is  it
permitted or expected to have, any significant assets or sources of funds other than the Receivables and the amounts on deposit in the Reserve Account. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if, and to the extent available, amounts on
deposit  in the  Reserve Account.   However,  funds deposited in  the Reserve
Account are limited in amount. See "Description of the Transfer and Servicing Agreements -- Credit Enhancement -- Reserve Account" herein. If the amount on deposit in the Reserve Account is exhausted, and, in the case of the Noteholders, to the extent the subordination of amounts distributable to Certificateholders is insufficient, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes and the Certificates. In such event, certain factors, such as the possibility that the Trust may not have a perfected security interest in the Financed Vehicles in all states or may not have a first priority security interest in all Financed Vehicles in all cases, may affect the Trust's ability to repossess and sell the collateral securing the Receivables or may limit the
amount realized to less than  the amount due by the related Obligors.   The
Securityholders (particularly, the Certificateholders) may thus be subject to delays in payment and may incur losses on their investment as a result of defaults or delinquencies by Obligors and because of depreciation in the
value  of the  related Financed  Vehicles.   See  "Risk Factors -- Certain
Legal Aspects -- Security Interests in Financed Vehicles" in the Prospectus. The Securities will not be insured or guaranteed by the Seller, the Servicer, the Depositor, the Owner Trustee, the Indenture Trustee or any affiliate thereof.

    PAYMENT DELAY. The effective yield on the Securities (other than the Class A-1 Notes) will be reduced below the yield otherwise produced because, with respect to such Securities, interest accrued through the end of each calendar month will not be distributed until the Monthly Payment Date in the following month (and in the case of the Class A-9 Notes interest accrued through the end of the calendar month preceding each Quarterly Payment Date will not be distributed until such Quarterly Payment Date), and the amount distributable on such Monthly Payment Date will not bear interest during such delay. As a result, the market value of such Securities will be lower than would be the case if there was no such delay.

    RATINGS OF THE SECURITIES. It is a condition to the issuance of the Notes that each class of the Notes be rated in the highest long term rating category, or in the case of the Class A-1 Notes only, shall be the highest short-term investment rating category, and that the Certificates be rated at least in the "BBB" category or its equivalent, by Moody's and S&P (each, a "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the payment of principal and interest on the Securities pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                  THE TRUST

GENERAL

    The Issuer, BankBoston Recreational Vehicle Asset Backed Trust 1997-1, will be formed on or prior to the Closing Date under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. The activities of the Trust are limited by the Trust Agreement to (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Securities, (iii) making payments on the Securities and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    The  Trust  will  initially  be  capitalized  with  equity equal  to  the
Certificate  Balance of $                , excluding amounts deposited in the
Reserve Account. The equity of the Trust, together with the net proceeds from the sale of the Notes, will be used by the Trust to purchase the Receivables from the Depositor pursuant to the Sale and Servicing Agreement.

    If the protection provided to the investment of the Securityholders by the Reserve Account is insufficient, and, in the case of the Noteholders, to the extent the subordination of amounts distributable to Certificateholders is insufficient, the Trust will have recourse only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables in order to make payments on the Notes and the Certificates. Therefore, certain factors, such as the Trust's not having first priority perfected security interests in some of the
Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See "Description of the Transfer and Servicing Agreements -- Distributions", "-- Credit Enhancement -- Reserve Account" herein and "Risk Factors -- Certain Legal Aspects -- Security Interests in the Financed Vehicles" and "Certain Legal Aspects of the Receivables" in the Prospectus.

    The Trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below under "-- The Owner Trustee".

                         CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the Trust as of the Closing Date, assuming the Notes and Certificates are issued in the respective amounts set forth herein, as if the issuance and sale of the Notes and the Certificates had taken place on such date:


                 Notes . . . . . . . . . . . .
                 Certificates. . . . . . . . .
                                                  ___________________________
                   Total . . . . . . . . . . .    $
                                                  ___________________________

                              THE OWNER TRUSTEE

    Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Depositor and its affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                             THE RECEIVABLES POOL

    The pool of Receivables (the "Receivables Pool") will include only the Receivables purchased on the Closing Date. The Receivables were purchased from the Seller by an affiliate of the Depositor in two sales, the first occurred on March 31, 1997, and the second will occur on or about the Closing Date. The Receivables will be acquired by the Depositor from such affiliate. The Receivables were sold by the Seller to such affiliate of the Depositor in the form of a participation certificate evidencing a 100% undivided ownership interest in each Receivable (the "Participation Certificate"). The Receivables will continue to be held in such form until their sale by the Depositor to the Trust pursuant to the Sale and Servicing Agreement. Immediately upon such sale to the Trust, the Participation Certificate will be terminated and dissolved by mutual agreement of the Seller, the Trust and the Depositor and the Trust will own the Receivables directly. The Seller initially acquired the Receivables from Ganis, which formerly was a division of the Seller. The Receivables were originated or purchased from Dealers directly or indirectly by Ganis. See "The Seller and the Servicer" herein.

    The Receivables Pool constitutes substantially all of the Seller's holdings of Recreational Vehicle Receivables and Motor Vehicle Receivables acquired from Ganis. All of the Receivables will be Simple Interest Receivables. See "The Receivables Pools" in the Prospectus for a description of the characteristics of Simple Interest Receivables. Other selection criteria for the Receivables include that as of the Cutoff Date each Receivable will (i) be not more than 59 days past due, (ii) have not more than 239 months remaining scheduled payments to maturity, (iii) have an original number of scheduled payments of not more than 240 months and (iv) an annual percentage rate ("APR") of not less than 5.99% per annum.

    The information presented in this Prospectus Supplement relating to the Receivables is as of July 11, 1997 (the "Statistical Calculation Date"). The Issuer believes that the Information set forth herein with respect to the Receivables as of the Statistical Calculation Date is representative of the characteristics of the Receivables as they will be constituted at the Closing Date, although certain characteristics of the Receivables many vary. A Current Report on Form 8-K containing a description of Receivables as of the Closing Date will be filed with the Securities and Exchange Commission within 15 days after the Closing Date.

     As of the Statistical Calculation Date, (i) the principal balances of the Receivables ranged from $156.33 to $763,886.83, with the average principal balance being equal to $32,697.66, (ii) approximately 51.94% of the aggregate principal balance of the Receivables, constituting 56.51% of the number of the Receivables, represented previously titled vehicles and (iii) approximately 97.61% of the Receivables by principal balance consisted of Recreational Vehicle Receivables and the remainder consisted of Motor Vehicle Receivables.

    Set forth in the following tables is information concerning certain characteristics of the Receivables Pool as of the Statistical Calculation Date. The percentages set forth in the tables below may not always add to 100% due to rounding.

                     COMPOSITION OF THE RECEIVABLES POOL


   Weighted                                                 Weighted      Weighted
    Average           Aggregate                             Average        Average         Average
    APR of            Principal           Number of        Remaining      Original        Principal
  Receivables          Balance           Receivables          Term          Term           Balance

    9.372%         $878,716,958.35          26,874         141 months    157 months       $32,697.66


                 DISTRIBUTION BY APR OF THE RECEIVABLES POOL

                                                                                      PERCENT OF
                                                          AGGREGATE                   AGGREGATE
                                NUMBER OF                 PRINCIPAL                   PRINCIPAL
     APR RANGE/(1)/            RECEIVABLES                 BALANCE                    BALANCE
       5.501% - 6.000%                 1               $       59,570.71                   0.01%
       6.501% - 7.000%                28                    1,179,354.95                   0.13
       7.001% - 7.500%               166                    4,054,350.67                   0.46
       7.501% - 8.000%               373                   15,172,443.76                   1.73
       8.001% - 8.500%               967                   66,776,333.31                   7.60
       8.501% - 9.000%             6,367                  332,633,657.51                  37.85
       9.001% - 9.500%             5,511                  192,262,911.58                  21.88
       9.501% - 10.000%            5,618                  147,709,278.84                  16.81
      10.001% - 10.500%            3,115                   56,732,326.04                   6.46
      10.501% - 11.000%            2,256                   34,031,726.12                   3.87
      11.001% - 11.500%            1,095                   13,508,537.25                   1.54
      11.501% - 12.000%              782                    8,896,412.23                   1.01
      12.001% - 12.500%              240                    2,207,492.96                   0.25
      12.501% - 13.000%              169                    1,506,966.12                   0.17
      13.001% - 13.500%               54                      540,580.83                   0.06
      13.501% - 14.000%               67                      715,186.82                   0.08
      14.001% - 14.500%               10                       50,376.96                   0.01
      14.501% - 15.000%               22                      375,172.53                   0.04
      15.001% - 15.500%                2                       28,313.66                   0.00
      15.501% - 16.000%               25                      227,722.52                   0.03
      16.501% - 17.000%                2                       31,706.12                   0.00
      17.501% - 18.000%                2                       13,290.90                   0.00
      18.501% - 19.000%                1                        1,969.15                   0.00
      19.501% - 20.000%                1                        1,276.81                   0.00
         Total:                   26,874                 $878,716,958.35                 100.00


_______________
(1) The Receivables consist of one adjustable rate Receivable. Based on its APR as of the Statistical Calculation Date, the adjustable rate Receivable is included in the 8.001% to 8.500% APR range.

               GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL


                                                                                       Percent of
                                                               Aggregate                Aggregate
                                      Number of                Principal                Principal
          State/(1)/                 Receivables                Balance                 Balance
Alabama                                    555              $ 17,419,446.23                 1.98%
Alaska                                      71                 3,197,116.39                 0.36
Arizona                                  1,011                33,272,809.92                 3.79
Arkansas                                   451                14,115,146.81                 1.61
California                               8,167               234,403,244.22                26.68
Colorado                                   468                18,865,089.51                 2.15
Connecticut                                393                10,451,160.02                 1.19
Delaware                                    46                 1,587,560.59                 0.18
District of Columbia                         3                   211,524.53                 0.02
Florida                                  1,786                65,901,688.43                 7.50
Georgia                                    538                14,962,947.71                 1.70
Hawaii                                      12                   520,924.59                 0.06
Idaho                                      147                 4,941,118.45                 0.56
Illinois                                   411                17,560,969.99                 2.00
Indiana                                    153                 6,309,485.06                 0.72
Iowa                                       156                 4,833,885.78                 0.55
Kansas                                     176                 7,441,235.37                 0.85
Kentucky                                    89                 2,521,982.87                 0.29
Louisiana                                  646                20,872,439.02                 2.38
Maine                                      174                 5,364,479.35                 0.61
Maryland                                   272                 8,740,320.89                 0.99
Massachusetts                              580                16,381,334.28                 1.86
Michigan                                   192                 8,115,239.83                 0.92
Minnesota                                  285                 9,236,393.70                 1.05
Mississippi                                361                 9,294,134.42                 1.06
Missouri                                   309                10,996,351.36                 1.25
Montana                                    100                 4,187,444.30                 0.48
Nebraska                                    73                 2,224,209.77                 0.25
Nevada                                     680                21,862,872.92                 2.49
New Hampshire                              224                 6,874,392.69                 0.78
New Jersey                                 210                 5,389,431.88                 0.61
New Mexico                                 417                11,683,389.61                 1.33
New York                                   617                22,213,596.52                 2.53
North Carolina                             547                15,840,922.04                 1.80
North Dakota                                29                   629,755.60                 0.07
Ohio                                       317                13,559,547.29                 1.54
Oklahoma                                   294                10,519,216.32                 1.20
Oregon                                     706                37,431,191.44                 4.26
Pennsylvania                               545                16,067,864.24                 1.83
Rhode Island                               124                 2,979,691.37                 0.34
South Carolina                             269                 8,139,702.91                 0.93
South Dakota                                53                 1,927,695.04                 0.22
Tennessee                                  264                 9,777,931.17                 1.11
Texas                                    2,427                88,059,328.08                10.02
Utah                                       214                 8,116,184.39                 0.92
Vermont                                     79                 1,971,326.81                 0.22
Virginia                                   341                10,604,441.56                 1.21
Washington                                 428                16,617,429.64                 1.89
Wisconsin                                  315                 9,528,920.74                 1.08
West Virginia                               96                 2,816,169.26                 0.32
Wyoming                                     43                 1,743,822.83                 0.20
Other                                       10                   432,450.61                 0.05
Total                                   26,874              $878,716,958.35               100.00%

_______________
(1) Based on billing addresses of the Obligors at the Statistical Calculation Date.


                                REMAINING TERM OF THE RECEIVABLES POOL


 Stated Remaining                                                                Percent of
     Terms to                                     Aggregate                       Aggregate
     Maturity            Number of                Principal                       Principal
     (Months)           Receivables                Balance                        Balance
1 - 12                       212               $      513,230.57                        0.06%
13 - 24                      609                    2,988,346.77                        0.34
25 - 36                    1,302                    9,647,061.61                        1.10
37 - 48                    1,464                   14,941,336.02                        1.70
49 - 60                    1,255                   16,700,226.80                        1.90
61 - 72                    1,105                   16,803,584.52                        1.91
73 - 84                    1,134                   21,184,338.52                        2.41
85 - 96                    2,303                   42,758,682.99                        4.87
97 - 108                   2,565                   55,578,767.17                        6.32
109 - 120                  2,420                   60,570,246.06                        6.89
121 - 132                  1,625                   40,937,931.66                        4.66
133 - 144                  1,420                   47,917,047.47                        5.45
145 - 156                  3,090                  150,948,104.60                       17.18
157 - 168                  3,827                  206,029,866.72                       23.45
169 - 180                  2,450                  174,874,908.59                       19.90
181 - 192                      1                       68,173.71                        0.01
193 - 204                      1                       59,699.29                        0.01
205 - 216                      7                    1,794,726.78                        0.20
217 - 228                     28                    3,981,213.35                        0.45
229 - 240                     56                   10,419,465.15                        1.19
Total:                    26,874                 $878,716,958.35                      100.00%



                              MONTHS OF SEASONING OF THE RECEIVABLES POOL

                                                                                 Percent of
 Range of Months                                  Aggregate                       Aggregate
      Since              Number of                Principal                       Principal
   Origination          Receivables                Balance                         Balance
0                              5                $     238,790.58                        0.03%
1-6                        4,458                  201,961,838.18                       22.98
7-12                       3,375                  126,247,178.08                       14.37
13-18                      5,582                  178,760,168.80                       20.34
19-24                      5,859                  171,496,631.29                       19.52
25-30                      4,637                  116,695,358.13                       13.28
31-36                      2,043                   53,394,819.26                        6.08
37-42                        474                   15,044,296.96                        1.71
43-48                        441                   14,877,877.07                        1.69
Total:                    26,874                 $878,716,958.35                      100.00%


                             YEARS OF ORIGINATION OF THE RECEIVABLES POOL

                                                                                 Percent of
                                                  Aggregate                       Aggregate
     Year of             Number of                Principal                       Principal
   Origination          Receivables                Balance                        Balance
1991                           2                      $43,988.75                        0.01%
1993                         451                   15,413,642.08                        1.75
1994                       2,536                   68,710,670.03                        7.82
1995                      10,500                  288,406,876.05                       32.82
1996                       8,962                  306,238,682.61                       34.85
1997                       4,423                  199,903,098.83                       22.75
Total:                    26,874                 $878,716,958.35                      100.00%




                                      CURRENT RECEIVABLES BALANCE


Current Receivables        Number of           Aggregate Principal           Percent of Aggregate
      Balance             Receivables                Balance                  Principal Balance
$1 - $5,000                   1,414             $   4,707,163.79                        0.54%
$5,001 - $10,000              3,528                27,069,491.70                        3.08
$10,001 - $15,000             3,963                49,093,279.28                        5.59
$15,001 - $20,000             2,898                50,415,236.40                        5.74
$20,001 - $30,000             4,746               118,328,464.57                       13.47
$30,001 - $40,000             3,860               134,375,759.45                       15.29
$40,001 - $50,000             2,456               109,426,086.28                       12.45
$50,001 - $60,000             1,273                69,372,081.92                        7.89
$60,001 - $70,000               692                44,636,198.40                        5.08
$70,001 - $80,000               389                29,003,871.86                        3.30
$80,001 - $90,000               247                20,926,724.98                        2.38
$90,001 - $100,000              211                20,175,790.62                        2.30
$100,001 - $125,000             446                50,016,959.94                        5.69
$125,001 - $150,000             268                36,814,532.93                        4.19
$150,001 - $175,000             155                24,913,894.99                        2.84
$175,001 - $200,000              79                14,762,659.40                        1.68
$200,001 - $225,000              54                11,575,533.08                        1.32
$225,001 - $250,000              44                10,466,760.61                        1.19
$250,001 - $300,000              65                17,613,982.37                        2.00
$300,001 - $350,000              24                 7,763,930.24                        0.88
$350,001 - $400,000              27                10,145,367.57                        1.15
$400,001 - $450,000              12                 5,056,608.30                        0.58
$450,001 - $500,000              13                 6,230,717.67                        0.71
$500,001 - $600,000               8                 4,372,601.14                        0.50
$600,001 - $700,000               1                   689,374.03                        0.08
$700,001 - $800,000               1                   763,886.83                        0.09
Total:                       26,874              $878,716,958.35                      100.00%


PAID-AHEAD RECEIVABLES

    If an Obligor, in addition to making a regularly scheduled monthly payment, makes one or more additional monthly payments in any Collection Period (for example, because the Obligor intends to be on vacation the following month), such additional payments will be treated as a prepayment of principal and applied to reduce the principal balance of the related Receivable in such Collection Period. Unless otherwise requested by the Obligor, the Obligor will not be required to make any scheduled monthly payment in respect of such Receivable (a "Paid-Ahead Receivable") for the number of months corresponding to the number of such additional scheduled monthly payments that were made (the "Paid-Ahead Period"). During the Paid-Ahead Period, interest will continue to accrue on the principal balance of the related Receivable, as reduced by the application of such additional scheduled monthly payments made in the Collection Period in which such Receivable became a Paid-Ahead Receivable. A Paid-Ahead Receivable will not be considered delinquent during the related Paid-Ahead Period. An interest shortfall with respect to each Paid-Ahead Receivable will exist during each Collection Period during the Paid-Ahead Period and will thereby affect whether the Servicer will be required to make an Advance, as described under "Description of the Transfer and Servicing Agreements--Advances - Simple Interest Receivables" in the Prospectus. Notwithstanding the foregoing, no Advances will be made in respect of principal in respect of a Paid-Ahead Receivable.

    Because interest in respect of the Receivables will accrue on the simple interest method, scheduled monthly payments on a Paid-Ahead Receivable paid by an Obligor following the end of the Paid-Ahead Period may be insufficient to cover the interest that has accrued since the last payment was made prior to the Paid-Ahead Period. Notwithstanding such insufficiency, the related Receivable will be considered current. This situation will continue until sufficient payments have been made to cover all accrued interest on such Paid-Ahead Receivable since the beginning of the Paid-Ahead Period and the principal balance of such Receivable is once again being amortized.
Depending on the principal balance and APR of the related Paid-Ahead Receivables, and the number of payments that were paid-ahead, there may be extended periods of time during which Paid-Ahead Receivables that are current are not amortizing. During such period, no distributions in respect of principal will be made to Securityholders with respect to such Receivables.

    Paid-Ahead Receivables will affect the weighted average lives of the Securities. The distribution of the paid-ahead amount on the Monthly Payment Date following the Collection Period in which such amount was received will generally shorten the weighted average lives of the Securities. However, depending on the length of time during which a Paid-Ahead Receivable is not amortized as described above, the weighted average lives of the Securities may be extended. In addition, to the extent the Servicer makes Advances with respect to a Paid-Ahead Receivable which subsequently goes into default, because Liquidation Proceeds with respect to such Receivable will be applied first to reimburse the Servicer for such Advances, the loss with respect to such Receivable may be larger than would have been the case had such Advances not been made.

    The Servicer's portfolio of recreational vehicle installment sale contracts and installment loans has historically included receivables which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Receivables which may become Paid-Ahead Receivables or the number or the principal amount of the scheduled payments which may be paid-ahead.

                         THE SELLER AND THE SERVICER

    BankBoston, N.A., (formerly, The First National Bank of Boston) founded in 1784, is a wholly-owned subsidiary of BankBoston Corporation (the "Corporation"), and is the 15th largest bank holding company in the United States. The Corporation's stocks are listed on the New York and Boston stock exchanges.

ORIGINATION OF RECEIVABLES

    The Receivables were originated or purchased from Dealers directly or indirectly by Ganis Credit Corporation ("Ganis"), a Delaware corporation headquartered in Newport Beach, California. Ganis was founded in 1980 and provides financing to recreational vehicle, motor vehicle and boat consumers nationwide on a direct and indirect basis. In August 1993 BankBoston began purchasing from Ganis receivables which satisfied certain credit and underwriting guidelines directly approved by BankBoston. In February 1995 BankBoston acquired Ganis and established it as a division of BankBoston. Following the acquisition, Ganis originated loans exclusively for the portfolio of BankBoston. In May 1997 BankBoston sold Ganis to Deutsche Financial Services ("DFS"). All of the Receivables were originated prior to the sale of Ganis to DFS.

    Ganis engages in direct and indirect lending through its headquarters, its regional offices in Tampa, Florida, Harrisburg, Pennsylvania and Irving, Texas and its district offices. Dealers who seek to enter into financing arrangements with Ganis are required to submit an application and provide to Ganis, among other things, evidence of licenses by the appropriate state agencies, financials of the company and resumes of key personnel. Ganis investigates the creditworthiness, licensing and general business reputation of the Dealer prior to entering into an agreement. The regional offices, which are actively monitored by headquarters, maintain relationships with the Dealers and coordinate the underwriting and settlement process.

    Credit applications are initially reviewed by an underwriter located at Ganis' headquarters or in one of its regional offices. Ganis' evaluation of an application is intended to determine the customer's willingness and ability to repay and the adequacy of the underlying collateral. Applicants are required to provide information pertaining to their income, employment history, financial liabilities, personal status and a description or invoice of the asset for which the loan is requested. In addition, Ganis requires credit references and one or more credit reports on each applicant from a national reporting company. Once a loan request passes a preliminary review the underwriter, where appropriate, conducts a full credit investigation seeking verification of, among other things, income, employment, outstanding debt and the value of the asset. Each underwriter is responsible for knowing the collateral value of the asset prior to approving the loan. Loans in excess of an underwriter's authority require approval by a credit supervisor or a regional credit manager. Loans of $175,000 to $250,000 require the final approval of a credit supervisor. A regional credit manager may approve loans of up to $250,000. Loans of $250,000 and over require approval of the company-wide credit manager.

    Among the criteria considered in evaluating the application are: (i) years of employment, (ii) income, (iii) home ownership, (iv) credit history,
(v) debt to gross income analysis and (vi) loan-to-value ratios. Ganis includes the FICO score in assessing the borrower's creditworthiness and in determining the risk associated with the applicant.

    If an applicant's total fixed monthly debt payments are greater than 40% of such applicant's monthly gross income, the related application is referred to a credit supervisor or credit manager. Ganis' baseline standard of the amount financed is: (i) 110% of the manufacturer's invoice price (plus equipment) for a new, current model; (ii) 100% of the manufacturer's invoice price (plus equipment) for a new model in previous years; (iii) 105% of the National Automotive Dealers Association ("NADA") or Kelly guidebook value (plus equipment) for a used vehicle less than four years old; or (iv) 100% of the NADA or Kelly guidebook value (plus equipment) for a 5-7 year old used vehicle. In certain instances some of the requirements may be waived if other compensating factors exist. Deviations from underwriting guidelines must be approved by a credit supervisor, regional manager or a company-wide credit manager depending on the extent of the deviation.

COLLATERAL INSURANCE

    Prior to funding, Ganis requires an Obligor to provide evidence of comprehensive insurance (fire, theft vandalism, collision and liability coverage) and to designate Ganis as "Loss Payee" under the insurance policy. Deductibles generally are not permitted to exceed $1,000. In addition, the Servicer maintains a blanket insurance policy (a VSI policy) which covers comprehensive property damage of a Financed Vehicle that occurs while the collateral is in repossession.

SERVICING AND COLLECTIONS

    The Servicer's servicing operations are conducted from its Providence, Rhode Island servicing center. The Servicer has serviced the Receivables since its acquisition of such contracts, or for those contracts originated after its acquisition of Ganis, since the later of origination or purchase by Ganis, although Ganis has provided servicing for BankBoston for those contracts that are seriously delinquent or in repossession. Upon the acquisition of the Receivables by the Trust, Ganis will act as subservicer of the Receivables to continue to perform such services and, after a transition period, will perform substantially all of the servicing obligations related to the Receivables on the Servicer's behalf.

    Collections activities with respect to delinquent contracts generally commences by phone or written correspondence when payment is more than 10 days past due. At 45 days past due, collection personnel issue notices of intent to repossess unless a secured payment promise is obtained. The
Servicer re-reviews an account's status at 65 days past due and the repossession process is initiated for those accounts which remain delinquent. The Servicer generally repossesses the collateral when the delinquency persists for 75 days. Once the collateral is repossessed the Servicer notifies Ganis and Ganis becomes involved in the sale of the collateral. The collateral is generally disposed of 40 to 45 days following repossession. The benchmark for recovery values is 95% of the NADA or Kelly guidebook value for the collateral on a gross basis, with expenses ranging up to 5% depending on the type of collateral. Delinquent contracts, including those due to bankruptcies, are generally charged-off at 120 days delinquent. For a discussion of collection procedures with respect to the Receivables, see "Description of the Transfer and Servicing Agreements -- Servicing Procedures" in the Prospectus.

                 DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    Set forth below is certain information concerning the experience of the Seller pertaining to new and used recreational vehicles, automobile and light-duty truck receivables, including those previously sold which the Servicer continues to service. The delinquency, loan loss and repossession experience of recreational vehicle and motor vehicle contracts historically has been sharply affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

                         DELINQUENCY EXPERIENCE/(1)/



                                         AT DECEMBER 31                                           AT JUNE 30
                                 1995                      1996                      1996                   1997

                         NUMBER OF                  NUMBER OF                NUMBER OF              NUMBER OF
                         CONTRACTS       AMOUNT     CONTRACTS     AMOUNT     CONTRACTS    AMOUNT    CONTRACTS     AMOUNT
Portfolio  . . . . . .    18,403       $ 560,119      22,928    $ 766,776      21,505   $ 699,909     27,093    $ 887,915
Period of Delinquency
  30-59 Days . . . . .        85           2,372         122        4,284          65       1,839        206        6,020
  60-89 Days . . . . .        17             514          31          979          24       1,057         28          882
  90 Days or More  . .        18             554          58        1,469          22         400         76        2,252
Total Delinquencies  .       120           3,430         211        6,732         111       3,296        310        9,154
Total Delinquencies
  as a Percent
  of the Portfolio . .     0.65%           0.61%       0.92%        0.88%       0.52%       0.47%      1.14%        1.03%

    _______________
    (1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes previously sold contracts which the Servicer continues to service, and does not include the delinquency experience with respect to an immaterial amount of receivables generated by Agent Financial Services Corporation, a former division of Ganis, dissolved in 1997.

                   CREDIT LOSS/REPOSSESSION EXPERIENCE/(1)/

                                       YEAR ENDED DECEMBER 31,          SIX MONTHS ENDED JUNE 30,
                                            1996           1995             1997          1996
Average Amount Outstanding
  During the Period . . . . . . .        $683,583        $349,622         $838,590      $626,366
Net Losses  . . . . . . . . . . .           2,097             491            1,773         1,203
Net Losses as a Percent of Average
  Amount Outstanding(2) . . . . .           0.31%           0.14%            0.21%         0.19%

   ____________________
   (1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes previously sold contracts that the Servicer continues to service.

   (2) Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.

                   WEIGHTED AVERAGE LIFE OF THE SECURITIES

    Information regarding certain maturity and prepayment considerations with respect to the Notes and the Certificates are set forth under "Weighted Average Life of the Securities" in the Prospectus. No principal payments will be made on the Certificates until all classes of Notes have been paid in full. In addition, so long as no Event of Default under the Indenture has occurred, no principal payments on a class of Notes will be made while any class of Notes having a lower numerical class designation remains outstanding, other than in the case of the Class A-10 and Class A-11 Notes as described herein. See "Description of the Notes -- Payments of Principal" and "Description of the Certificates -- Distributions of Principal Payments". As the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of the Notes and the final distribution in respect of the Certificates could occur significantly earlier than their respective Stated Maturity Dates with respect to the Notes, and Final Scheduled Payment Date with respect to the Certificates. Paid-Ahead Receivables will also affect the weighted average life of the Notes and Certificates. See "The Receivables Pool -- Paid-Ahead Receivables" herein. In addition, the rate of payment of principal of each class of Notes will be affected by Accelerated Principal Distribution Amounts, if any, applied to the payment of the principal of the Notes. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yields on their respective Securities.

    In addition, the Servicer has the option to purchase from the Trust all remaining Receivables on any Monthly Payment Date on or after the Monthly Payment Date on which the Pool Balance is less than 10% of the Initial Pool Balance. See "Description of the Certificates -- Optional Prepayment." Exercise of this option will result in the retirement of the then outstanding Certificates.

    The following information is given solely to illustrate the effect of prepayments on the Receivables on the weighted average life of the Notes and the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Receivables.

    Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes and the Certificates will be influenced by the rate at which principal on the Receivables is paid. Principal payments on the Receivables may be in the form of scheduled amortization or prepayments (including, for this purpose, liquidations due to default).

    Prepayments on recreational vehicle and automobile receivables may be measured by a prepayment standard or model. The prepayment model used with respect to the Receivables is expressed in terms of percentages of ABS. "ABS" refers to a prepayment model which assumes a constant percentage of the original number of Receivables in a pool prepay each month. ABS DOES NOT PURPORT TO BE A HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF RECEIVABLES INCLUDING THE RECEIVABLES.

    The weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Receivables are received in a timely manner and prepayments are made at the percentages of ABS set forth in the table; (ii) the Servicer exercises its right of optional termination described above; (iii) the Receivables have the characteristics described in the table "Assumed Characteristics of the Receivables" below, (iv) no interest shortfalls will arise in connection with prepayments in full of the Receivables; (v) distributions are made on the Notes and the Certificates on the 15th day of each month commencing in September 1997 (other than the Class A-9 Notes for which distributions will be made only on Quarterly Payment Dates as described herein); and (vi) the Securities are issued on August __, 1997. Such assumptions are made only for the purposes of calculating the weighted average lives below and some or all of such assumptions will not reflect the experience or characteristics of the actual Receivables Pool. Among other things, the Receivables will experience delinquencies and losses and no prediction is made as to the frequency or level thereof.

                  ASSUMED CHARACTERISTIC OF THE RECEIVABLES

                                                                                              Weighted
            Initial                                                                          Average to
            Balance             Outstanding                                        Age        Maturity
                                  Balance        Gross Coupon     Net Coupon    (months)      (months)
       $                      $                             %              %
                                                            %              %
                                                            %              %
                                                            %              %


    Moreover, the information regarding the Receivables contained herein is as of the Statistical Calculation Date and discrepancies exist between the characteristics of the actual Receivables which will be purchased by the Trust and the Receivables characteristics assumed in preparing the tables herein.

         PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THE CLASS A-1
                    NOTES AT THE RESPECTIVE PERCENTAGES OF
                             ABS SET FORTH BELOW:


                 Date                             %           %           %           %            %
Initial Percentage  . . . . . . . . . .             %           %           %           %            %
____________, 1998  . . . . . . . . . .
____________, 1999  . . . . . . . . . .
                    . . . . . . . . . .



Weighted
Average Life
(Years:)


         PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THE CLASS A-2
                    NOTES AT THE RESPECTIVE PERCENTAGES OF
                             ABS SET FORTH BELOW:


                 Date                             %           %           %           %            %
Initial Percentage  . . . . . . . . . .             %           %           %           %            %
____________, 1998  . . . . . . . . . .
____________, 1999  . . . . . . . . . .
                    . . . . . . . . . .


Weighted
Average Life
(Years:)

         PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THE CLASS A-3
                    NOTES AT THE RESPECTIVE PERCENTAGES OF
                             ABS SET FORTH BELOW:

                 Date                              %           %           %           %            %
Initial Percentage  . . . . . . . . . .             %           %           %           %            %
____________, 1998  . . . . . . . . . .
____________, 1999  . . . . . . . . . .
                    . . . . . . . . . .


Weighted
Average Life
(Years:)

         PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THE CLASS A-4
                    NOTES AT THE RESPECTIVE PERCENTAGES OF
                             ABS SET FORTH BELOW:

                 Date                              %           %           %           %            %
Initial Percentage  . . . . . . . . . .              %           %           %           %            %
____________, 1998  . . . . . . . . . .
____________, 1999  . . . . . . . . . .
                    . . . . . . . . . .


Weighted
Average Life
(Years:)

         PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THE CLASS A-5
                    NOTES AT THE RESPECTIVE PERCENTAGES OF
                             ABS SET FORTH BELOW:

                 Date                             %           %           %           %            %
Initial Percentage  . . . . . . . . . .             %           %           %           %            %
____________, 1998  . . . . . . . . . .
____________, 1999  . . . . . . . . . .
                    . . . . . . . . . .


Weighted
Average Life
(Years:)

         PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THE CLASS A-6
                    NOTES AT THE RESPECTIVE PERCENTAGES OF
                             ABS SET FORTH BELOW:


                 Date                             %           %           %           %            %
Initial Percentage  . . . . . . . . . .             %           %           %           %            %
____________, 1998  . . . . . . . . . .
____________, 1999  . . . . . . . . . .
                    . . . . . . . . . .


Weighted
Average Life
(Years:)

         PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THE CLASS A-7
                    NOTES AT THE RESPECTIVE PERCENTAGES OF
                             ABS SET FORTH BELOW:

                 Date                             %           %           %           %            %
Initial Percentage  . . . . . . . . . .             %           %           %           %            %
____________, 1998  . . . . . . . . . .
____________, 1999  . . . . . . . . . .
                    . . . . . . . . . .


Weighted
Average Life
(Years:)

         PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THE CLASS A-8
                    NOTES AT THE RESPECTIVE PERCENTAGES OF
                             ABS SET FORTH BELOW:

                 Date                             %           %           %           %            %
Initial Percentage  . . . . . . . . . .             %           %           %           %            %
____________, 1998  . . . . . . . . . .
____________, 1999  . . . . . . . . . .
                    . . . . . . . . . .


Weighted
Average Life
(Years:)

         PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THE CLASS A-9
                    NOTES AT THE RESPECTIVE PERCENTAGES OF
                             ABS SET FORTH BELOW:

                 Date                             %           %           %           %            %
Initial Percentage  . . . . . . . . . .             %           %           %           %            %
____________, 1998  . . . . . . . . . .
____________, 1999  . . . . . . . . . .
                    . . . . . . . . . .


Weighted
Average Life
(Years:)

        PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THE CLASS A-10
                    NOTES AT THE RESPECTIVE PERCENTAGES OF
                             ABS SET FORTH BELOW:

                 Date                             %           %           %           %            %
Initial Percentage  . . . . . . . . . .             %           %           %           %            %
____________, 1998  . . . . . . . . . .
____________, 1999  . . . . . . . . . .
                    . . . . . . . . . .


Weighted
Average Life
(Years:)

        PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THE CLASS A-11
                    NOTES AT THE RESPECTIVE PERCENTAGES OF
                             ABS SET FORTH BELOW:

                 Date                             %           %           %           %            %
Initial Percentage  . . . . . . . . . .             %           %           %           %            %
____________, 1998  . . . . . . . . . .
____________, 1999  . . . . . . . . . .
                    . . . . . . . . . .


Weighted
Average Life
(Years:)

                 PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE
             OF THE CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF
                             ABS SET FORTH BELOW:

                 Date                             %           %           %           %            %
Initial Percentage  . . . . . . . . . .             %           %           %           %            %
____________, 1998  . . . . . . . . . .
____________, 1999  . . . . . . . . . .
                    . . . . . . . . . .


Weighted
Average Life
(Years:)

                           DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made. The Chase Manhattan Bank, a New York banking corporation, will be the Indenture Trustee under the Indenture.

PAYMENTS OF INTEREST

    The Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the Prospectus. Interest on the outstanding principal amount of the Notes (other than the Class A-9 Notes) will accrue at the applicable Interest Rate during the preceding Interest Accrual Period and will be payable on each Monthly Payment Date. Interest on the outstanding principal amount of the Class A-9 Notes will be payable only on Quarterly Payment Dates and will accrue at the Interest Rate thereof during the three preceding Interest Accrual Periods (or in the case of the first Quarterly Payment Date in November 1997, during the first two Interest Accrual Periods). Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months except that interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360. Interest payments on the Notes will generally be derived from the Total Distribution Amount and the funds in the Reserve Account remaining
after the payment  of the  Servicing Fee.    See  "Description of the Transfer
and Servicing Agreements -- Distributions" and " - Credit Enhancement -- Reserve Account" herein.

    Interest payments to all classes of Notes will have the same priority. In order to maintain the parity of the Class A-9 Notes with the rights of the other classes of Notes as to payments of interest, on each Nonquarterly Payment Date the Issuer will be required to deposit into the Class A-9 Interest Account an amount equal to one-third of the interest payment that will be due on the Class A-9 Notes on the next Quarterly Payment Date. On each Quarterly Payment Date, along with currently available funds for such Quarterly Payment Date, the amounts deposited into the Class A-9 Interest Account on the two preceding Nonquarterly Payment Dates will be applied solely to the interest due on the Class A-9 Notes for such Quarterly Payment Date.

    Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Monthly Payment Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes (and in the case of the Class A-9 Noteholders on any Nonquarterly Payment Date such share will be "received" pursuant to the deposit thereof into the Class A-9 Interest Account).

PAYMENTS OF PRINCIPAL

    Principal of the Notes (other than the Class A-9 Notes) will be paid on each Monthly Payment Date in an amount generally equal to the Noteholder's Principal Distributable Amount for the Collection Period preceding such Monthly Payment Date. Principal of the Class A-9 Notes will be payable on Quarterly Payment Dates to the extent that allocations of the Noteholders' Principal Distributable Amount have been made to such Class A-9 Noteholders on such Quarterly Payment Date and on the two preceding Monthly Payment Dates. Allocations of the Noteholders' Principal Distributable Amount made to the Class A-9 Notes, on any Nonquarterly Payment Date will be deposited into the Class A-9 Principal Account solely for the benefit of the Class A-9 Noteholders, and will be distributed to the Class A-9 Noteholders on the next succeeding Quarterly Payment Date, along with any allocation to the Class A-9 Notes of the Noteholders' Principal Distributable Amount for such Quarterly
Payment  Date.   The "Noteholders'  Principal  Distributable Amount"  for any
Monthly Payment Date will equal the lesser of (i) the sum of the Regular Principal Distribution Amount plus the Accelerated Principal Distribution Amount and (ii) the amount, if any, necessary to reduce the aggregate principal amount of the Notes so that the Overcollateralization Amount will
equal  the   Targeted  Overcollateralization  Amount  after   application  of
principal payments for such Monthly Payment Date. The Noteholders' Principal Distributable Amount will also contain certain additional amounts related to any principal shortfalls from other periods or to the Stated Maturity Date of any class of Notes, as described more fully under "Description of the
Transfer and Servicing Agreements - Distributions."   The "Regular  Principal
Distribution Amount" with respect to any Monthly Payment Date will generally be equal to the amount of principal paid with respect to the Receivables during the applicable Collection Period plus, in certain circumstances, the principal balance of Defaulted Receivables, as calculated by the Servicer,
subject  to  certain  limitations.   See  "Description  of  the  Transfer and
Servicing Agreements -- Distributions -- Deposits to the Collection Account" for a more detailed description of the Regular Principal Distribution Amount. The "Accelerated Principal Distribution Amount" with respect to a Monthly Payment Date will equal the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after payment of (a) the Servicing Fee (together with any portion of such fee that remains unpaid from prior Monthly Payment Dates), (b) the interest due on the Notes (including deposits to the Class A-9 Interest Account), (c) the Regular Principal Distribution Amount, (d) the interest due on the Certificates and (e) the amount, if any, to be deposited into the Reserve Account on such Monthly
Payment Date.   The "Overcollateralization Amount," which shall equal zero as of the Closing Date, will equal the amount, if any, by which the Pool Balance as of the end of the related Collection Period exceeds the sum of (i) the aggregate principal amount of the Notes, (ii) the aggregate amount on deposit in the Class A-9 Principal Account, and (iii) the Certificate Balance, in each case after giving effect to all distributions in respect of principal to be made on such Monthly Payment Date. The "Targeted Overcollateralization Amount" for any Monthly Payment Date will be an Overcollateralization Amount that is equal to 1% of the Pool Balance as of the end of the related Collection Period. Principal payments on the Notes will generally be derived from the Total Distribution Amount and the amount, if any, in the Reserve Account remaining after the payment of the Servicing Fee and the Noteholders'
Interest  Distributable  Amount.   See  "Description  of  the   Transfer  and
Servicing   Agreements  --   Distributions"   and   "-  Credit Enhancement --
Reserve Account" herein.

    On the Business Day immediately preceding each Monthly Payment Date (a "Determination Date"), the Servicer will determine the amount in the Collection Account for the applicable Collection Period available for distribution on the related Monthly Payment Date. Payments to Noteholders will be made on each Monthly Payment Date in accordance with such determination.

    On each Monthly Payment Date until the Notes have been paid in full, the Noteholders' Principal Distributable Amount will be allocated sequentially to the extent of funds available, I. first, to the Class A-1 Noteholders, until the aggregate principal balance thereof has been reduced to zero, II. then, but in the case of this clause (b), only for Monthly Payment Dates occurring on or after August, 1999, to the Class A-10 Noteholders, until the aggregate principal balance thereof has been reduced to zero, III. then, but in the case of this clause (c), only for Monthly Payment Dates occurring on or after August, 2000, to the Class A-11 Noteholders, until the aggregate principal balance thereof has been reduced to zero, IV. then, to the Class A-2 Noteholders, until the aggregate principal balance thereof has been reduced to zero, V. then, to the Class A-3 Noteholders, until the aggregate principal balance thereof has been reduced to zero, VI. then, to the Class A-4 Noteholders, until the aggregate principal balance thereof has been reduced to zero, VII. then, to the Class A-5 Noteholders, until the aggregate principal balance thereof has been reduced to zero, VIII. then, to the Class A-6 Noteholders, until the aggregate principal balance thereof has been reduced to zero, IX. then, to the Class A-7 Noteholders, until the aggregate principal balance thereof has been reduced to zero, X. then, to the Class A-8 Noteholders, until the aggregate principal balance thereof has been reduced to zero, XI. then, to the Class A-9 Noteholders (but in the case of a Nonquarterly Payment Date, by depositing such amount into the Class A-9 Principal Account), until the aggregate principal balance thereof has been reduced to zero (for Nonquarterly Payment Dates, assuming that the aggregate principal balance thereof has been reduced by any deposits to such account since the preceding Quarterly Payment Date), XII. then, but in the case of this clause (l), only for Monthly Payment Dates occurring prior to August, 1999, to the Class A-10 Noteholders, until the aggregate principal balance thereof has been reduced to zero, and XIII. then, but in the case of this clause (m), only for Monthly Payment Dates occurring prior to August 2000, to the Class A-11 Noteholders, until the aggregate principal balance thereof has been reduced to zero; provided, however, that from and after any acceleration of the Notes following an Event of Default (as defined in the Prospectus), principal will be allocated pro rata to the outstanding classes of Notes based on the ratios of the principal balances of each such class of Notes to the aggregate principal balance of the Notes until the aggregate principal balance of the Notes has been reduced to zero.

    On each Monthly Payment Date on and after the Monthly Payment Date on which the Notes have been paid in full, the Noteholders' Principal Distributable Amount (or, in the case of the Monthly Payment Date on which the Notes are paid in full, the portion of the Noteholders' Principal Distributable Amount remaining after distribution to the Notes), will be allocated, to the extent of funds available, to the Certificates, until the aggregate principal balance thereof has been reduced to zero.

    The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the Stated Maturity Date based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

                       DESCRIPTION OF THE CERTIFICATES
GENERAL

    The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

    The rights of Certificateholders to receive distributions with respect to the Certificates will be subordinated to the rights of Noteholders to receive distributions of interest and principal to the extent described herein.

    No beneficial interest in a Certificate may be held directly or indirectly by a foreign investor. Each purchaser of a Certificate and each assignee thereof will be deemed to have represented, by its acceptance of its interest in the Certificates, that it is not a "foreign person" (as defined in the Prospectus). For additional purchase restrictions with respect to the Certificates see "ERISA Considerations" herein.

DISTRIBUTIONS OF INTEREST INCOME

    On each Monthly Payment Date, commencing September 1997, the Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance for the related Interest Accrual Period at the Pass Through Rate. The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Fixed Rate Securities" in the Prospectus. Interest in respect of the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Monthly Payment Date but not distributed on such Monthly Payment Date will be due on the next Monthly Payment Date increased by an amount equal to interest on such amount at the Pass Through Rate (to the extent lawful). Interest distributions with respect to the Certificates will generally be funded from the portion of the Total Distribution Amount and the funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount (to the extent of the Regular Principal Distribution Amount). See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit Enhancement -- Reserve Account" herein.

DISTRIBUTIONS OF PRINCIPAL PAYMENTS

    Certificateholders will be entitled to distributions of principal on each Monthly Payment Date, commencing with the Monthly Payment Date on which the Notes are paid in full, in an amount generally equal to the Regular Principal Distribution Amount (less, on the Monthly Payment Date on which the Notes are paid in full, the portion thereof payable on the Notes, as described under "Description of the Transfer and Servicing Agreements -- Distributions -- Deposits to the Distribution Account"). Distributions with respect to principal payments will be funded from the portion of the Total Distribution Amount and funds in the Reserve Account remaining after the distribution of the Servicing Fee, the Noteholders' Distributable Amount (on the Monthly Payment Date on which the Notes are paid in full) and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit Enhancement -- Reserve Account".

OPTIONAL PREPAYMENT

      The Servicer will have the option to purchase all of the Receivables on any Monthly Payment Date on or after the Payment Date on which the Pool Balance has declined to 10% or less of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts
of  the Receivables  as of  the end of  the related  Collection Period.   The
Servicer will  be  required to  give not  less  than 30  days notice  to  the
Indenture  Trustee of  its intention to  exercise such option.   The Servicer
will  not  be  permitted  to  exercise  such  option  unless  the   resulting
distribution  to  Certificateholders  would  be  equal  to  the   outstanding
Certificate Balance together with accrued interest at the Pass Through Rate. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summary describes certain terms of the Sale and Servicing Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Sale and Servicing Agreement will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES; REPRESENTATIONS AND WARRANTIES

    Certain information regarding the conveyance of the Receivables to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

    In the Sale and Servicing Agreement, the Seller will represent and warrant to the Trust, among other things, that as of the Cutoff Date:
(i) the information provided in the Schedule of Receivables is correct in all material respects; (ii) the Obligor on each related Receivable is required to maintain customary physical damage insurance with respect to the Financed Vehicle as of the date of origination of such Receivable; (iii) to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances (other than tax liens, mechanic's liens and any liens that are imposed by operation of law) and no offsets, defenses or counterclaims have been asserted or threatened; (iv) each of such Receivables is secured by a first perfected security interest in favor of the Seller in the Financed Vehicle; (v) to the best of its knowledge each related Receivable, at the time it was originated, complied and, as of the Closing Date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; (vi) as of the Cutoff Date no Receivable was more than 59 days delinquent; (vii) as of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Seller as being the subject of a bankruptcy proceeding; and (viii) as of the Closing Date, each receivables file includes a fully executed original of the Receivable or, with respect to a limited number of Receivables, a copy thereof certified by the Seller, an executed assignment thereof, and a copy of the appropriate title document or lien certificate (or a certification from the Seller that it has received confirmation of the existence of the lien from the appropriate governmental office). The Seller will make such representations and warranties as of the Cutoff Date, except in the case of clause (iii) which will be made as of the date of sale by the Seller to an affiliate of the Depositor which date occurred no earlier than March 31, 1997. The Depositor will make the representation set forth in clause (iii) as of the Closing Date.

    As of the last day of the second month following the month of discovery by or notice to the Seller (or, if applicable, the Depositor) of a breach of any representation or warranty of the Seller (or, if applicable, the Depositor) that materially and adversely affects the interests of the Trust in any Receivable, the Seller (or, if applicable, the Depositor), unless the breach is cured, will repurchase such Receivable from the Trust at a price equal to the Purchase Amount thereof; provided, that, with respect to the representation described in clause (viii) above, such repurchase will be required only if any resulting breach is not cured (subject to receipt of any required documents from applicable governmental offices) within 90 days after Ganis completes its examination of the Receivables files, as described below. The repurchase obligation constitutes the sole remedy available to the Noteholders or Indenture Trustee for any such uncured breach.

    Certain of the Receivables (representing approximately 76.8% of the Statistical Calculation Date Pool Balance) were initially purchased from the Seller by an affiliate of the Depositor on March 31, 1997. Shortly after such purchase, custody of the loan files with respect to such Receivables was transferred to an independent custodian which conducted an examination of the files. The custodian has produced an exceptions report which indicates that missing documents or other documentation defects may exist with respect to the files representing approximately 5.4% of the Receivables by principal balance as of the Statistical Calculation Date. To the extent that such exceptions would cause a breach of the representation described in clause
(viii) above, the Seller has advised the Depositor that it expects to be able to cure the substantial majority of such exceptions pursuant to the terms of the Sale and Servicing Agreement prior to the expiration of the cure period therefor. Ganis will in its capacity as subservicer of the Receivables act as custodian of all the Receivables starting no later than the Closing Date and, starting on the Closing Date, will itself conduct an examination of the files cited in the exceptions report.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be .50% per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Monthly Payments Dates) will be paid on each Monthly Payment Date out of the Total Distribution Amount and funds on deposit in the Reserve Account. The Servicer will also be entitled, as additional servicing compensation, to all Investment Earnings on amounts on deposit in the Collection Account. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

    DEPOSITS TO COLLECTION ACCOUNT. The Servicer will deposit all payments on the Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account within two Business Days after receipt thereof.

    The "Total Distribution Amount" on any Monthly Payment Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) all collections on the Receivables; (ii) all proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), and all recoveries in respect of Defaulted Receivables which were written off in prior Collection Periods; (iii) all Advances made by the Servicer on the Receivables; and (iv) the Purchase Amount of each Receivable that was repurchased by the Depositor or the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; The Total Distribution Amount on any Monthly Payment Date will exclude the following:

        (i) all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

       (ii) amounts received in respect of interest on the Receivables (which amounts will be determined based on the simple interest method) during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on the Receivables at their respective APRs (assuming that a payment is received on each Receivable on the due date thereof); and

      (iii) Liquidation Proceeds with respect to a Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Advances.

    A "Defaulted Receivable" will be a Receivable as to which (a) all or any part of a scheduled payment is 120 or more days past due and the Servicer has not repossessed the related Financed Vehicle or (b) the Servicer has repossessed and liquidated the related Financed Vehicle, whichever occurs first. The Servicer will be required to make Advances of interest on the Receivables to the extent described under "Description of the Transfer and Servicing Agreements -- Advances -- Simple Interest Receivables" in the Prospectus.

    The "Regular Principal Distribution Amount" on any Monthly Payment Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Defaulted Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Defaulted Receivables; (iii) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Depositor or the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; and
(iv) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract. "Realized Losses" means the excess of the principal balance of any Defaulted Receivable over Liquidation Proceeds to the extent allocable to principal.

    DEPOSITS TO THE DISTRIBUTION ACCOUNT. On each Monthly Payment Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the Total Distribution Amount for such Monthly Payment Date, in the following order of priority:

        (i) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

       (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the payment of the Servicing Fee for such Collection Period and all unpaid Servicing Fees from prior Collection Periods, the Noteholders' Interest Distributable Amount;

      (iii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and (ii), the Noteholders' Principal Distributable Amount but only up to the amount of the Regular Principal Distribution Amount;

       (iv)  to  the   Certificate  Distribution  Account,   from  the   Total
    Distribution Amount remaining after the application of clauses (i) through (iii), the Certificateholders' Interest Distributable Amount;

        (v)  after  all  of  the  Notes  have   been  paid  in  full,  to  the
    Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iv), the Certificateholders' Principal Distributable Amount;

       (vi) to the Reserve Account, from the Total Distribution Amount remaining after the application of clauses (i) through (v) the amount, if any, necessary to cause the amount on deposit therein to equal the Specified Reserve Account Balance; and

      (vii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (vi) the remainder, if any, of the Noteholders' Principal Distributable Amount, to the extent not paid in full pursuant to allocation described in clause
    (iii) above.

        Any portion of the Total Distribution Amount remaining on any Monthly Payment Date after payment to the Servicer, to Noteholders and the Certificateholders of the aggregate amount of interest thereon and principal thereof required to be distributed or deposited on such Monthly Payment Date as described above, will be paid to the Company and, upon such payment, neither the Indenture Trustee, the Owner Trustee, the Noteholders nor the Certificateholders will have any further rights in, or claims to, such amounts.

    For purposes hereof, the following terms shall have the following meanings:

        "Noteholders'  Distributable  Amount"  means,  with  respect  to  any
    Monthly   Payment   Date,   the  sum   of   the   Noteholders'  Principal
    Distributable Amount and the Noteholders' Interest Distributable Amount.

        "Noteholders' Interest Distributable Amount" means, with respect to any Monthly Payment Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Monthly Payment Date and the Noteholders' Interest Carryover Shortfall for such Monthly Payment Date.

        "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Monthly Payment Date, interest accrued on each class of Notes at the Interest Rate for such class during the related Interest Accrual Period on the outstanding principal balance of the Notes of such class on the immediately preceding Monthly Payment Date (or, in the case of the first Monthly Payment Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such class on or prior to such Monthly Payment Date.

        "Noteholders' Interest Carryover Shortfall" means, with respect to any Monthly Payment Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Monthly Payment Date and
    any   outstanding  Noteholders'  Interest  Carryover  Shortfall  on  such preceding Monthly Payment Date, over the amount that is actually deposited into the Note Distribution Account on such preceding Monthly Payment Date, plus one month's interest on the amount of interest due but not paid to Noteholders of each class (or in the case of the Class A-9 Notes on any Nonquarterly Payment Date, required to be deposited but not so deposited into the Class A-9 Interest Account) on the preceding Monthly Payment Date, to the extent permitted by law, at the Interest Rate borne by such class of the Notes.

        "Noteholders' Principal Distributable Amount" means, with respect to any Monthly Payment Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Monthly Payment Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Monthly Payment Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes; and provided, further, that the Noteholders' Principal Distributable Amount for any class of Notes on the Stated Maturity Date for such class shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note
    Distribution Account on such Monthly Payment Date and allocable to principal) to reduce the outstanding principal balance of such class of Notes to zero.

        "Noteholders' Monthly Principal Distributable Amount" means, with respect to each Monthly Payment Date, the lesser of (i) the sum of the Regular Principal Distribution Amount plus the Accelerated Principal Distribution Amount and (ii) the amount, if any, necessary to reduce the aggregate principal amount of the Notes so that the
    Overcollateralization Amount will equal the Targeted Overcollateralization amount after application of principal payments for such Monthly Payment Date.

        "Noteholders' Principal Carryover Shortfall" means, as of the close of any Monthly Payment Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders'
    Principal Carryover Shortfall from the preceding Monthly Payment Date over the amount in respect of principal that is actually distributed on the Notes or deposited into the Class A-9 Principal Account, if appropriate, on such Monthly Payment Date.

        "Certificateholders' Distributable Amount" means, with respect to any Monthly Payment Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

        "Certificateholders' Interest Distributable Amount" means, with respect to any Monthly Payment Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Monthly Payment Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

       "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Monthly Payment Date, interest at the Pass Through Rate for the related Interest Accrual Period on the Certificate Balance on the immediately preceding Monthly Payment Date, after giving effect to all payments allocable to the reduction of the Certificate Balance made on or prior to such Monthly Payment Date (or, in the case of the first Monthly Payment Date, on the Closing Date).

        "Certificateholders' Interest Carryover Shortfall" means, with respect to any Monthly Payment Date, the excess of the
    Certificateholders' Monthly Interest Distributable Amount for the preceding Monthly Payment Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Monthly Payment Date,
    over   the  amount  that   is  actually  deposited   in  the  Certificate
    Distribution Account on such preceding Monthly Payment Date, plus interest on such excess, to the extent permitted by law, at the Pass Through Rate for the related Interest Accrual Period.

        "Certificateholders' Principal Distributable Amount" means, with respect to any Monthly Payment Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Monthly Payment Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Monthly Payment Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Payment Date, the principal required to be deposited into the Certificate Distribution Account will include the lesser of (a) any principal due and remaining unpaid on each Receivable, in each case, in the Trust as of the Final Schedule Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Monthly Payment Date and allocable to principal) to reduce the Certificate Balance to zero.

        "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Monthly Payment Date prior to the Payment Date on which the Notes are paid in full, zero; and with respect to any Monthly Payment Date commencing on the Monthly Payment Date on which the Notes are paid in full, the Regular Principal Distribution Amount (less, on the Monthly Payment Date on which the Notes are paid in full, the portion thereof payable on the Notes).

        "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Monthly Payment Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Monthly Payment Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

        "Certificate Balance" equals, initially, $____________________ and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

    On each Monthly Payment Date, all amounts on deposit in the Note Distribution Account will be paid in the following order of priority:

        (i)  to  the  Noteholders,   accrued  and  unpaid   interest  on   the
    outstanding principal balance of the applicable class of Notes at the applicable Interest Rate; and

       (ii)  to  the   applicable  Noteholders,   the  Noteholders'  Principal
    Distributable Amount in the order of priority set forth in "Description of the Notes -- Payments of Principal" until the principal balance of the Notes has been paid in full;

provided, that, any such amounts allocable to the Class A-9 Notes on a Nonquarterly Payment Date will be deposited into the Class A-9 Interest Account or the Class A-9 Principal Amount, respectively, for distribution solely to Class A-9 Noteholders on the following Quarterly Payment Date.

    On each Monthly Payment Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

CREDIT ENHANCEMENT

    Reserve  Account.   Pursuant  to the  Sale and  Servicing  Agreement, the
Reserve Account will be created with an initial deposit by the Depositor on the Closing Date of cash or Eligible Investments in an amount equal to 0.5% of the Initial Pool Balance (or $_______) (the "Reserve Account Initial
Deposit").   The Reserve Account  will be  augmented on each  Monthly Payment
Date by the deposit therein of the amount, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee and all overdue Servicing Fees, the Noteholders' Distributable Amount (other than any Accelerated
Principal Distribution Amount) and the Certificateholders' Distributable Amount, all for such Monthly Payment Date to the extent necessary to cause the amount on deposit in the Reserve Account to equal the Specified Reserve
Account  in Balance.   See " --  Distributions" herein.   As described below,
subject to certain limitations, amounts on deposit in the Reserve Account will be released to the Company to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance for such date.

        "Specified Reserve Account Balance" with respect to any Monthly Payment Date means the lesser of:

        (a)  1.0% of the Initial Pool Balance; and

        (b) the sum of the outstanding principal amount of the Notes and the outstanding principal balance of the Certificates.

    If the amount on deposit in the Reserve Account on any Monthly Payment Date (after giving effect to all deposits thereto or withdrawals made therefrom in respect of shortfalls in distributions required to be made from the Total Distribution Amount on such Monthly Payment Date) is greater than the Specified Reserve Account Balance for such Distribution Date, and if the Overcollateralization Amount is at least equal to the Targeted Overcollateralization Amount, the Indenture Trustee will distribute the amount of such excess to the Company and, upon such payment to the Company, the Noteholders and the Certificateholders will not have any rights in, or claims to, such amounts.

    Subject to the limitation described in the preceding paragraph, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust. Funds will be withdrawn from cash in the Reserve Account on (a) each Monthly Payment Date to cover any shortfalls (in the priority indicated) of payments of (i) the Servicing Fee and all overdue Servicing Fees, (ii) the Noteholders' Interest Distributable Amount, (iii) the Noteholders' Principal Distributable Amount (but only to the extent of shortfalls related to the Regular Principal Distribution Amount), (iv) the
Certificateholders'    Interest    Distributable   Amount   and    (v)    the
Certificateholders' Principal Distributable Amount. Such funds will be paid from the Reserve Account to the persons and in the order of priority specified for distributions out of the Collection Account on such dates. As a result of the subordination of the Certificates to the Notes described elsewhere herein, however, any amounts that the Certificateholders would
otherwise   receive   from   the   Reserve   Account   in  respect   of   the
Certificateholders' Interest Distributable Amount on a Monthly Payment Date will be paid to Noteholders until the Noteholders' Distributable Amount (other than any Accelerated Principal Distribution Amount) for such Monthly Payment Date has been paid in full.

    The Reserve Account is intended to enhance the likelihood of timely receipt by the Noteholders and the Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders or the Certificateholders will experience losses. In certain circumstances, however, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of the Total Distribution Amount, exceeds the amount of cash in the Reserve Account, Noteholders or Certificateholders a temporary shortfall in the amount of principal and interest distributed to the Noteholders or the Certificateholders could result or losses could occur.

    Overcollateralization. As described under "Description of the Notes -- Payments of Principal," above, the required principal distributions on the Notes on each Monthly Payment Date will equal the amount necessary to reduce the aggregate principal amount of the Notes so that the Overcollateralization Amount will equal the Targeted Overcollateralization Amount for such Monthly Payment Date. While the Overcollateralization Amount will equal zero as of the Closing Date, to the extent that the cash flow and principal payment provisions described herein, particularly the limited use of Accelerated Principal Distribution Amounts to make distributions of principal on the Notes, result in the Pool Balance exceeding the outstanding aggregate principal amount of the Securities, such overcollateralization will provide limited credit support for the Securities and particularly for the Notes.

    Subordination  of the Certificates.   The rights of Certificateholders to
receive payments of interest and principal are subordinated to the rights of the Noteholders to receive payments of interest and principal to the extent of that portion of the Noteholders' Principal Distributable Amount that does not exceed the Regular Principal Distribution Amount. This subordination is intended to increase the likelihood of timely receipt by the Noteholders of the maximum amount of interest and principal to which they are entitled to
receive on  any Monthly  Payment Date.   The Certificateholders  will not  be
entitled to any payments of principal until the Notes are paid in full.

INSOLVENCY EVENT

    If an Insolvency Event occurs with respect to the Company, the Receivables will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from
(i) the holders of each class of Notes representing more than 50% of the aggregate unpaid principal amount of each such class of Notes and (ii) the holders of the Certificates (other than the Seller or the Company) representing more than 50% of the aggregate unpaid principal amount thereof (not including the principal amount of Certificates held by the Seller or the Company), in each case to the effect that each such group disapproves of the liquidation of the Receivables and termination of the Trust. Promptly after the occurrence of an Insolvency Event with respect to the Company, notice thereof is required to be given such Noteholders and Certificateholders; provided, however, that any failure to give such required notice will not prevent or delay termination of the Trust. Upon termination of the Trust, the Owner Trustee will direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables will be treated as collections thereon and deposited in the Collection Account. If the proceeds from the liquidation of the Receivables and amounts on deposit in the Reserve Account, if any, available therefore are not sufficient to pay the Notes and the Certificates in full, the amount of principal returned to such Noteholders and Certificateholders could be reduced and some or all of such Noteholders and such Certificateholders will incur a loss. "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

COMPANY LIABILITY

    Under the Trust Agreement, the Company will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to the Trust) arising out of or based on the arrangement created by the Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which such Company was a general partner.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

    A security interest in a motor vehicle registered in the State of California (in which the greatest number of Financed Vehicles are currently registered) may be perfected only by depositing with the Department of Motor Vehicles a properly endorsed certificate of title for the vehicle showing the secured party as legal owner thereon or if the vehicle has not been
previously  registered,  an  application  in  usual  form   for  an  original
registration together  with an  application for registration  of the  secured
party  as legal  owner.    However,  under the  California  Vehicle  Code,  a
transferee  of a  security interest  in a  motor vehicle  is not  required to reapply to the Department of Motor Vehicles for a transfer of registration when the interest of the transferee arises from the transfer of a security agreement by the legal owner to secure payment or performance of an
obligation.   Accordingly, under California law,  an assignment such  as that under the Trust Agreement is an effective conveyance of the Depositor's security interest without such re-registration, and under the Trust Agreement the Owner Trustee will succeed to the Depositor's rights as secured party. With respect to Financed Vehicles registered in other states, the Trustee may not have a first perfected security interest in such Financed Vehicles in all states. For additional information regarding perfection, see "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles" in the Prospectus.

                       FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Brown & Wood LLP counsel for the Trust, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal tax purposes. Alternative characterizations of the Trust and the Certificates are possible, but would not generally result in materially adverse tax consequences to the Certificateholders. Based on their anticipated offering prices, it is expected that the Notes will not be issued with original issue discount ("OID"). The prepayment assumption to be used for calculating the accrual of OID and market discount and amortization of bond premium will be ____% ABS. For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

THE NOTES

    The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Code.
A fiduciary of a Plan must determine that the purchase of an Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or
Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

    The Notes may not be purchased with the assets of a Plan if the Seller, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets;
(b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan. In addition, purchasers of Notes purchased with Plan assets should be aware that Certificateholders, because of their activities or activities of its respective affiliates, may be deemed to be "parties in interest" or "disqualified persons" with respect to certain Plans, including but not limited to Plans sponsored by Certificateholders. If the Notes were acquired by a Plan with respect to which a Certificateholder is a "party in interest" or a "disqualified person", such transaction could be deemed to be a direct or indirect violation of the prohibited transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administration exceptions such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

THE CERTIFICATES

    The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Certificates. Each purchaser of a Certificate and each assignee thereof will be deemed to have represented, by its acceptance of its interest in the Certificates, that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Life Ins. Co. v. Harris Trust
                                  -------------------------------------------
and Sav. Bank, 114 S. Ct. 517 (1993).
-------------
Prospective purchasers of the Certificates should be aware that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995). For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.


                                 UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement with the Depositor (the "Underwriting Agreement"), the underwriters named below (collectively, the "Underwriters") for whom Morgan Stanley & Co. Incorporated is acting as representative (the "Representative") have severally agreed to purchase the respective aggregate principal amount of each class of the Notes and of the Certificates, in each case as set forth opposite its name below:

                                                                                             Merrill
                                                             BankBoston      Deutsche         Lynch,
                                          Morgan Stanley     Securities       Morgan          Pierce,
                                              & Co.         Corporation    Grenfell Inc.     Fenner &
                                          Incorporated                                         Smith
                                                                                           Incorporated
Class A-1 Notes . . . . . . . . . . .      $                 $              $               $

Class A-2 Notes . . . . . . . . . . .

Class A-3 Notes . . . . . . . . . . .

Class A-4 Notes . . . . . . . . . . .

Class A-5 Notes . . . . . . . . . . .

Class A-6 Notes . . . . . . . . . . .

Class A-7 Notes . . . . . . . . . . .

Class A-8 Notes . . . . . . . . . . .

Class A-9 Notes . . . . . . . . . . .

Class A-10 Notes  . . . . . . . . . .

Class A-11 Notes  . . . . . . . . . .

Certificates  . . . . . . . . . . . .


    Total   . . . . . . . . . . . . .



    The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Notes and Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Notes and Certificates to be purchased by them if any are taken.

    The Underwriters initially propose to offer all or part of the Notes and Certificates directly to the public at the public offering prices for each series set forth on the cover page of this Prospectus Supplement and may offer a portion of the Notes and Certificates to dealers at a price which represents a concession not in excess of the amounts set forth below for the respective classes of Notes and the Certificates. The Underwriters may allow, and such dealers may allow, a concession not in excess of the amounts set forth below for the respective classes of the Notes and the Certificates for certain dealers. After the initial public offering, the public offering prices and such concessions may from time to time be varied by the Underwriters.



                                                Concession to                    Reallowance
                                                   Dealers                       Concession
Class A-1 Notes . . . . . . . . . . .                           %                               %
Class A-2 Notes . . . . . . . . . . .
Class A-3 Notes . . . . . . . . . . .
Class A-4 Notes . . . . . . . . . . .
Class A-5 Notes . . . . . . . . . . .
Class A-6 Notes . . . . . . . . . . .
Class A-7 Notes . . . . . . . . . . .
Class A-8 Notes . . . . . . . . . . .
Class A-9 Notes . . . . . . . . . . .
Class A-10 Notes  . . . . . . . . . .
Class A-11 Notes  . . . . . . . . . .
Certificates  . . . . . . . . . . . .


    The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    The Seller has agreed to pay the Representative a structuring fee in an
amount equal to $          .

    The Depositor does not intend to apply for listing of the Notes or the Certificates on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Notes and the Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Notes or the Certificates and any such market-making may be discontinued at any time at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes or the Certificates.

    If the Underwriters create a short position in the Notes or the Certificates in connection with the offering, i.e., if they sell more Notes or the Certificates, as applicable, than are set forth on the cover page of this Prospectus Supplement, the Representative may reduce that short position by purchasing Notes or Certificates, as applicable, in the open market.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes or the Certificates. In addition, neither the Depositor nor any Underwriters make any representations that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    BankBoston Securities Corporation is a wholly-owned subsidiary of BankBoston Corporation and an affiliate of the Seller. Deutsche Morgan Grenfell Inc. is an affiliate of DFS which purchased Ganis from BankBoston. Morgan Stanley & Co. Incorporated is an affiliate of the Depositor.


                                LEGAL OPINIONS

    Certain legal matters relating to the Securities and certain federal income tax matters will be passed upon for the Depositor and for the Underwriters by Brown & Wood LLP New York, New York.


                                INDEX OF TERMS

ABS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-27
Accelerated Principal Distribution Amount . . . . . . . . . . .    S-10, S-33
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-17
BankBoston  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . .    S-39
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . .    S-11
Certificateholders' Distributable Amount  . . . . . . . . . . . . . .    S-38
Certificateholders' Interest Carryover Shortfall  . . . . . . . . . .    S-38
Certificateholders' Interest Distributable Amount . . . . . . . . . .    S-38
Certificateholders' Monthly Interest Distributable Amount . . . . . .    S-38
Certificateholders' Monthly Principal Distributable Amount  . . . . .    S-39
Certificateholders' Principal Carryover Shortfall . . . . . . . . . .    S-39
Certificateholders' Principal Distributable Amount  . . . . . . . . .    S-38
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .    S-1, S-6
Class A-1 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Class A-2 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Class A-3 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Class A-4 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Class A-5 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Class A-6 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Class A-7 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Class A-8 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Class A-9 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Class A-9 Interest Account  . . . . . . . . . . . . . . . . . . . . . .   S-8
Class A-9 Principal Account . . . . . . . . . . . . . . . . . . . . . .   S-9
Class A-10 Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-6
Class A-11 Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-6
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . .    S-12
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-9
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-24
Defaulted Receivable  . . . . . . . . . . . . . . . . . . . . . . . .    S-37
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . .    S-34
DFS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-24
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . .   S-7
Final Scheduled Payment Date  . . . . . . . . . . . . . . . . . . . .    S-11
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-1
Ganis . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7, S-24
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Insolvency Event  . . . . . . . . . . . . . . . . . . . . . . . . . .    S-40
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . . . .   S-8
Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-8
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .    S-36
Loss Payee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-24
Monthly Payment Date  . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-7
NADA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-24
Nonquarterly Payment Date . . . . . . . . . . . . . . . . . . . . . . . . S-8
Noteholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Noteholders' Distributable Amount . . . . . . . . . . . . . . . . . .    S-37
Noteholders' Interest Carryover Shortfall . . . . . . . . . . . . . .    S-38
Noteholders' Interest Distributable Amount  . . . . . . . . . . . . .    S-37
Noteholders' Monthly Interest Distributable Amount  . . . . . . . . .    S-38
Noteholders' Monthly Principal Distributable Amount . . . . . . . . .    S-38
Noteholders' Principal Carryover Shortfall  . . . . . . . . . . . . .    S-38
Noteholders' Principal Distributable Amount . . . . . . . .   S-9, S-33, S-38
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-1, S-6
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-41
Overcollaterilization Amount  . . . . . . . . . . . . . . . . .    S-10, S-34
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Paid-Ahead Period . . . . . . . . . . . . . . . . . . . . . . . . . .    S-23
Paid-Ahead Receivable . . . . . . . . . . . . . . . . . . . . . . . .    S-22
Participation Certificate . . . . . . . . . . . . . . . . . . . . . .    S-17
Pass Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . .    S-11
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-41
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-10
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
PTCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-41
Quarterly Payment Date  . . . . . . . . . . . . . . . . . . . . .    S-2, S-7
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-16
Realized Losses . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-37
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-1
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . .    S-17
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7
Regular Principal Distribution Amount . . . . . . . . . . .   S-9, S-33, S-37
Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-42
Reserve Account   . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
Reserve Account Initial Deposit . . . . . . . . . . . . . . . . .  S-12, S-39
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . .   S-6
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-1, S-6
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-11
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Specified Reserve Account Balance . . . . . . . . . . . . . . .    S-12, S-39
Stated Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
Statistical Calculation Date  . . . . . . . . . . . . . . . . . . . S-7, S-17
Statistical Calculation Date Pool Balance . . . . . . . . . . . . . . . . S-7
Targeted Overcollateralization Amount . . . . . . . . . . . . . . . . .  S-10
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-13
Total Distribution Amount . . . . . . . . . . . . . . . . . . . . . .    S-36
Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . .    S-35
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-1, S-5
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-42
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . .    S-42



   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


Subject to completion, dated August 6, 1997                       Version #2B
PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED            , 199__)
                            $(                   )

                      __________________ TRUST 199 -(  )

                   ( %) ASSET BACKED CERTIFICATES, CLASS A
                   ( %) ASSET BACKED CERTIFICATES, CLASS B

                MORGAN STANLEY ABS CAPITAL II INC., DEPOSITOR

                 __________________________________, SERVICER

                             ____________________
    The Asset Backed Certificates, Series 199_-_ (the "Certificates") will consist of two Classes of Certificates, the Class A Certificates and the Class B Certificates. The Class A Certificates will evidence in the aggregate an undivided ownership interest of approximately ___% in a trust (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement to be entered into among Morgan Stanley ABS Capital II Inc., as Depositor (the "Depositor"), _______________________, as Servicer (the "Servicer"), and _____________________, as Trustee (the "Trustee"). The Class B Certificates will evidence in the aggregate an undivided ownership interest of approximately ___% in the Trust. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables are subordinated to the rights of the Class A Certificateholders, to the extent described herein. The Trust property will include a pool of retail installment sale contracts or retail installment loans (the "Receivables") secured by new or used automobiles, light-duty trucks and recreational vehicles (the "Financed Vehicles"), all monies due thereunder on or after __________, security interests in the Financed Vehicles and certain other property.

    Principal, and interest to the extent of the Pass-Through Rate of ___% per annum, will be distributed on the __th day of each month (or the next following business day) beginning ________, 199_ (the "Distribution Date"). The Final Scheduled Distribution Date on the Certificates will be __________.
                                          (Cover continued on following page)
THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN MORGAN STANLEY ABS CAPITAL II INC., THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              ORIGINAL
                              PRINCIPAL           PRICE TO         UNDERWRITING     PROCEEDS TO THE
                               AMOUNT             PUBLIC(1)          DISCOUNT       DEPOSITOR(1)(2)
Class A Certificate .     $                                    %                 %                   %
Class B Certificate .                                          %                 %                   %
    Total                 $                     $                  $                 $


---------------
(1) Plus accrued interest, if any, from          , 199 .
(2) Before deducting expenses, estimated to be $              .

    The Certificates are offered by Morgan Stanley & Co. Incorporated (the "Underwriter") subject to prior sale, when, as and if issued and accepted by the Underwriter, and subject to the Underwriter's right to reject any order in whole or in part and to approval of certain legal matters by its counsel. It is expected that the Certificates will be delivered in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, soci t anonyme, and the Euroclear System against payment therefor in
immediately available funds on or about              , 199  .
                             ____________________
                          MORGAN STANLEY DEAN WITTER
                             ____________________
          , 199  .


(Continued from previous page)

    The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to (10%) or less of the initial aggregate principal balance of the Receivables purchased by the Trust.
    PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-6 HEREIN AND ON PAGE 12 IN THE ACCOMPANYING PROSPECTUS.

    THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

    Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Certificates. Such transactions may include stabilizing and the purchase of Certificates to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.


                        REPORTS TO CERTIFICATEHOLDERS

    Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates. See "Description of the Certificates -- Book-Entry Registration" and "-- Reports to Certificateholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.
                             ___________________

                              TABLE OF CONTENTS

                                                                         PAGE

         ---
PROSPECTUS SUPPLEMENT
Reports to Certificateholders . . . . . . . . . . . . . . . . . . . . . Cover
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
The Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
The Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
Delinquencies, Repossessions and Net Losses . . . . . . . . . . . . . .  S-12
The Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
Weighted Average Life of the Certificates . . . . . . . . . . . . . . .  S-14
Description of the Certificates . . . . . . . . . . . . . . . . . . . .  S-15
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . .  S-19
ERISA Consideration . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22

PROSPECTUS
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Incorporation of Certain Documents by Reference . . . . . . . . . . . . .   3
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
The Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
The Receivables Pools . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Weighted Average Life of the Certificates . . . . . . . . . . . . . . . .  20
Pool Factors and Trading Information  . . . . . . . . . . . . . . . . . .  21
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Description of the Notes  . . . . . . . . . . . . . . . . . . . . . . . .  22
Description of the Certificates . . . . . . . . . . . . . . . . . . . . .  25
Certain Information Regarding the Securities  . . . . . . . . . . . . . .  26
Description of the Transfer and Servicing Agreements  . . . . . . . . . .  36
Certain Legal Aspects of the Receivables  . . . . . . . . . . . . . . . .  44
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . .  50
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITER(S) AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               SUMMARY OF TERMS
    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

  Issuer  . . . . . . . . . . . . . .     _______________ Trust 199 -( ) (the
                                          "Trust" or the "Issuer"), to be
                                          formed pursuant to a Pooling and
                                          Servicing Agreement to be dated as
                                          of __________, 199_ among the
                                          Depositor, the Servicer and the
                                          Trustee (the "Pooling and Servicing
                                          Agreement")

  Depositor . . . . . . . . . . . . .     Morgan Stanley ABS Capital II Inc.
                                          (the "Depositor").

  Servicer  . . . . . . . . . . . . .     ______________________ (in such
                                          capacity, the "Servicer").

  Trustee . . . . . . . . . . . . . .                             , as
                                          trustee under the Pooling and
                                          Servicing Agreement (the
                                          "Trustee").

  The Certificates  . . . . . . . . .     The Certificates will consist of
                                          two classes, entitled ___% Asset
                                          Backed Certificates, Class A (the
                                          "Class A Certificates") and ___%
                                          Asset Backed Certificates, Class B
                                          (the "Class B Certificates").  Each
                                          Certificate will represent a
                                          fractional undivided ownership
                                          interest in the Trust.
                                          The Class A Certificates will
                                          evidence in the aggregate an
                                          undivided ownership interest (the
                                          "Class A Percentage") of
                                          approximately ___% of the Trust
                                          (initially representing
                                          $__________) and the Class B
                                          Certificates will evidence in the
                                          aggregate an undivided ownership
                                          interest (the "Class B Percentage")
                                          of approximately ___% of the Trust
                                          (initially representing
                                          $__________).  The Class B
                                          Certificates are subordinated to
                                          the Class A Certificates, to the
                                          extent described herein.

  The Receivables . . . . . . . . . .     The Receivables will have an
                                          aggregate principal balance of
                                          approximately $             (the
                                          "Initial Pool Balance") as of
                                                  , 199  (the "Cutoff Date").
                                          The Receivables will consist of
                                          retail installment sale contracts
                                          or installment loans between
                                          Obligors and Dealers secured by new
                                          or used automobiles, light duty
                                          trucks and recreational vehicles
                                          (the "Financed Vehicles").  The
                                          retail installment sale contracts
                                          were purchased by __________ (the
                                          "Seller").  The Receivables will be
                                          transferred by the Depositor to the
                                          Trust, based on the criteria
                                          specified in the Pooling and
                                          Servicing Agreement and described
                                          herein and in the Prospectus.  As
                                          of the Cutoff Date, the weighted
                                          average annual percentage rate of
                                          the Receivables was approximately
                                              %, the weighted average remaining
                                          maturity of the Receivables was
                                          approximately      months, and the
                                          weighted average original maturity
                                          of the Receivables was
                                          approximately       months.  No
                                          Receivable has a scheduled maturity
                                          later than               , 20__
                                          (the "Final Scheduled Maturity
                                          Date").  See "The Receivables Pool"
                                          herein.

                                          The "Pool Balance" at any time will
                                          represent the aggregate principal
                                          balance of the Receivables at the
                                          end of the preceding Collection
                                          Period, after giving effect to all
                                          payments (other than Payaheads)
                                          received from Obligors, Advances
                                          and Purchase Amounts to be remitted
                                          by the Servicer or the Depositor,
                                          as the case may be, all for such
                                          Collection Period, and all losses
                                          realized on Receivables liquidated
                                          during such Collection Period.

  Distribution Dates  . . . . . . . .     Distributions with respect to the
                                          Certificates will be made on the
                                           day of each month or, if any such
                                          day is not a Business Day, on the
                                          next succeeding Business Day (each,
                                          a "Distribution Date") commencing
                                                  , 199 .  The Servicer shall
                                          determine the amount to be
                                          distributed on the Distribution
                                          Date on or before the    Business
                                          Day preceding such Distribution
                                          Date (the "Determination Date").
                                          Distributions will be made to
                                          holders of the Certificates (the
                                          "Certificateholders") of record as
                                          of the day immediately preceding
                                          such Distribution Date or, if
                                          Definitive Certificates are issued,
                                          as of the      day of the preceding
                                          month (a "Record Date").

  Class A Pass Through Rate . . . . .     ___% per annum.

  Class B Pass Through Rate . . . . .     ___% per annum.

  Interest  . . . . . . . . . . . . .     On each Distribution Date, the
                                          Trustee will distribute to the
                                          Class A Certificateholders 30 days
                                          of interest at the Class A Pass-
                                          Through Rate on the Class A
                                          Certificate Balance as of the last
                                          day of the preceding calendar month
                                          (before giving effect to
                                          distributions of principal on the
                                          related Distribution Date)
                                          generally to the extent of funds
                                          available from (i) the Class A
                                          Percentage of the Interest
                                          Distribution Amount; (ii) the
                                          Reserve Account and (iii) the Class
                                          B Percentage of the Total
                                          Distribution Amount.  The "Class A
                                          Certificate Balance" shall equal,
                                          initially, the Class A Percentage
                                          of the Pool Balance as of the
                                          Cutoff Date and thereafter shall
                                          equal the initial Class A
                                          Certificate Balance, reduced by all
                                          principal distributions on the
                                          Class A Certificates.  Interest on
                                          the Certificates will be calculated
                                          on the basis of a 360- day year
                                          consisting of twelve 30-day months.

  Class A Principal . . . . . . . . .     On each Distribution Date, the
                                          Trustee will distribute to Class A
                                          Certificateholders an amount equal
                                          to the Class A Percentage of the
                                          Principal Distribution Amount for
                                          the Collection Period preceding
                                          such Distribution Date to the
                                          extent of funds available therefor.
                                          The "Principal Distribution Amount"
                                          is the amount of principal paid or,
                                          in certain circumstances, the
                                          principal balance of defaulted
                                          Receivables, as calculated by the
                                          Servicer as described under
                                          "Description of the Certificates --
                                          Distributions."  The Class A
                                          Percentage of the Principal
                                          Distribution Amount will be passed
                                          through on each Distribution Date
                                          to the Class A Certificateholders
                                          to the extent of funds available
                                          from (i) the Class A Percentage of
                                          the Principal Distribution Amount
                                          (exclusive of the portion thereof
                                          attributable to Realized Losses),
                                          (ii) the Reserve Account and (iii)
                                          the Class B Percentage of the Total
                                          Distribution Amount.  "Realized
                                          Losses" means the excess of the
                                          principal balance of any Liquidated
                                          Receivable over Liquidation
                                          Proceeds to the extent allocable to
                                          principal received in the
                                          Collection Period in which the
                                          Receivable became a Liquidated
                                          Receivable.  A "Collection Period"
                                          with respect to a Distribution Date
                                          will be the calendar month
                                          preceding the month in which such
                                          Distribution Date occurs.

  Class B Interest  . . . . . . . . .     On each Distribution Date, the
                                          Trustee will distribute to the
                                          Class B Certificateholders 30 days
                                          of interest at the Class B Pass
                                          Through Rate on the Class B
                                          Certificate Balance as of the last
                                          day of the preceding calendar month
                                          (before giving effect to
                                          distributions of principal on such
                                          Distribution Date) generally to the
                                          extent of funds available, after
                                          giving effect to the prior rights
                                          of the Class A Certificateholders
                                          to receive the distribution of
                                          principal and interest due them as
                                          described above, from (i) the Class
                                          B Percentage of the Interest
                                          Distribution Amount and (ii) the
                                          Reserve Account.  The "Class B
                                          Certificate Balance" will equal,
                                          initially, $       and, thereafter,
                                          will equal the initial Class B
                                          Certificate Balance reduced by all
                                          amounts previously distributed to
                                          Class B Certificateholders (or
                                          deposited in the Reserve Account,
                                          exclusive of the Reserve Account
                                          Initial Deposit) and allocable to
                                          principal and by Realized Losses.

  Class B Principal . . . . . . . . .     On each Distribution Date, the
                                          Trustee will distribute the Class B
                                          Percentage of the Principal
                                          Distribution Amount to the Class B
                                          Certificateholders to the extent of
                                          funds available (after giving
                                          effect to the distribution of the
                                          interest and principal due to the
                                          Class A Certificateholders and the
                                          interest due to the Class B
                                          Certificateholders) from (i) the
                                          Class B Percentage of the Principal
                                          Distribution Amount (exclusive of
                                          the portion thereof attributable to
                                          Realized Losses) and (ii) the
                                          Reserve Account.

  Optional Prepayment . . . . . . . .     The Servicer will have the option
                                          to purchase all, but not less than
                                          all, of the Receivables on any
                                          Distribution Date on or after the
                                          Distribution Date on which the Pool
                                          Balance has declined the (10)% or
                                          less of the Initial Pool Balance.
                                          The price at which the Servicer
                                          will be required to purchase the
                                          Receivables in order to exercise
                                          such option will be equal to the
                                          aggregate of the Purchase Amounts
                                          of the Receivables as of the end of
                                          the related Collection Period.  The
                                          Servicer will be required to give
                                          not less than (  ) days notice to
                                          the Trustee of its intention to
                                          exercise such option.  In addition,
                                          the Servicer will not be permitted
                                          to exercise such option unless the
                                          resulting distribution would be
                                          sufficient to  distribute to the
                                          Class A Certificateholders will
                                          receive an amount equal to the
                                          Class A Certificate Balance
                                          together with accrued interest at
                                          the Class A Pass Through Rate, and
                                          to the Class B Certificateholders
                                          an amount equal to the Class B
                                          Certificate Balance together with
                                          accrued interest at the Class B
                                          Pass Through Rate.  Upon such a
                                          distribution the Certificates will
                                          be retired.

  Reserve Account . . . . . . . . . .     The Reserve Account will be created
                                          with an initial deposit by (    )
                                          on the Closing Date of cash or
                                          Eligible Investments having a value
                                          of at least $       .

                                          Certain amounts in the Reserve
                                          Account on any Distribution Date
                                          (after giving effect to all
                                          distributions to be made on such
                                          Distribution Date) in excess of the
                                          Specified Reserve Account Balance
                                          for such Distribution Date will be
                                          released to the ______.  The
                                          "Specified Reserve Account Balance"
                                          with respect to any Distribution
                                          Date generally will be equal to
                                          (state formula).  The amount in the
                                          Reserve Account will be increased
                                          by the deposit thereto on each
                                          Distribution Date of the amount, if
                                          any, of the Total Distribution
                                          Amount remaining after the payment
                                          of the Servicing Fee and any prior
                                          unpaid Servicing Fee, the Class A
                                          Distributable Amount and the Class
                                          B Distributable Amount until the
                                          amount in the Reserve Account
                                          equals the Specified Reserve
                                          Account Balance.  Amounts in the
                                          Reserve Account on any Distribution
                                          Date (after giving effect to all
                                          distributions made on such
                                          Distribution Date) in excess of the
                                          Specified Reserve Account Balance
                                          for such Distribution Date
                                          generally will be released to the
                                          ______ and will no longer be
                                          available to the
                                          Certificateholders.  The Reserve
                                          Account will be maintained with the
                                          Trustee as a segregated trust
                                          account, but will not be part of
                                          the Trust.

  Collection Account  . . . . . . . .     Except under certain conditions
                                          described herein, the Servicer will
                                          be required to remit collections
                                          received with respect to the
                                          Receivables within two Business
                                          Days of receipt thereof to one or
                                          more accounts in the name of the
                                          Trustee (the "Collection Account").
                                          Pursuant to the Pooling and
                                          Servicing Agreement, the Servicer
                                          will have the revocable power to
                                          instruct the Trustee to withdraw
                                          funds on deposit in the Collection
                                          Account and to apply such funds on
                                          each Distribution Date to the
                                          following (in the priority
                                          indicated):  (i) the Servicing Fee
                                          for the prior Collection Period and
                                          any overdue Servicing Fees to the
                                          Servicer, (ii) the Class A
                                          Distributable Amount to the Class A
                                          Certificateholders, (iii) the Class
                                          B Distributable Amount to the Class
                                          B Certificateholders, and (iv) the
                                          remaining balance, if any, to the
                                          Reserve Account.

  Tax Status  . . . . . . . . . . . .     In the opinion of Brown & Wood LLP,
                                          counsel to the Trust ("Tax
                                          Counsel") the Trust will be treated
                                          as a grantor trust for federal
                                          income tax purposes and will not be
                                          subject to federal income tax.
                                          Certificate Owners will report
                                          their pro rata share of all income
                                          earned on the Receivables (other
                                          than amounts, if any, treated as
                                          "stripped coupons") and, subject to
                                          certain limitations in the case of
                                          Certificate Owners who are
                                          individuals, trusts, or estates,
                                          may deduct their pro rata share of
                                          reasonable servicing and other
                                          fees.  See "Federal Income Tax
                                          Consequences" in the Prospectus for
                                          additional information concerning
                                          the application of federal income
                                          tax laws to the Trust and the
                                          Certificates.

  ERISA Considerations  . . . . . . .     Subject to the considerations
                                          discussed under "ERISA
                                          Considerations" herein and in the
                                          Prospectus, the Class A
                                          Certificates are eligible for
                                          purchase by employee benefit plans.

                                          The Class B Certificates may not be
                                          acquired by any employee benefit
                                          plan subject to the Employee
                                          Retirement Income Security Act of
                                          1974, as amended ("ERISA"), or
                                          Section 4975 of the Internal
                                          Revenue Code of 1986, as amended
                                          (the "Code"), or by an individual
                                          retirement account.  See "ERISA
                                          Considerations" herein and in the
                                          Prospectus.

  Ratings of the Class A
  Certificates  . . . . . . . . . . .     It is a condition to the issuance
                                          of the Class A Certificates that
                                          they be rated "   " by at least one
                                          Rating Agency.  The rating of the
                                          Class A Certificates by a Rating
                                          Agency reflects such Rating
                                          Agency's assessment of the
                                          likelihood that the holders of the
                                          Class A Certificates will receive
                                          payments principal and interest,
                                          however, the rating on the Class A
                                          Certificates does not address the
                                          timing of distributions of
                                          principal in respect of the Class A
                                          Certificates prior to the Final
                                          Scheduled Distribution Date.  A
                                          rating is not a recommendation to
                                          buy, sell or hold securities and
                                          may be subject to revision or
                                          withdrawal at any time by the
                                          assigning Rating Agency.  Each
                                          rating should be evaluated
                                          independently of any other rating.
                                          See "Risk Factors -- Ratings of the
                                          Certificates" herein.

  Ratings of the Class B
  Certificates  . . . . . . . . . . .     It is a condition to the issuance
                                          of the Class B Certificates that
                                          they be rated at least in the "   "
                                          category or its equivalent by at
                                          least one Rating Agency.  The
                                          rating of the Class B Certificates
                                          by a Rating Agency reflects such
                                          Rating Agency's assessment of the
                                          likelihood that the holders of the
                                          Class B Certificates will receive
                                          payments of principal and
                                          interests, however, the rating on
                                          the Class B Certificates does not
                                          address the timing of distributions
                                          of principal in respect of the
                                          Certificates prior to the Final
                                          Scheduled Distribution Date.  A
                                          rating is not a recommendation to
                                          buy, sell or hold securities and
                                          may be subject to revision or
                                          withdrawal at any time by the
                                          assigning Rating Agency.  Such
                                          rating should be evaluated
                                          independently of any other rating.
                                          See "Risk Factors -- Ratings of the
                                          Certificates"  herein.



                                 RISK FACTORS

    Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with purchases of the Certificates.

    LIMITED LIQUIDITY; ABSENCE OF A SECONDARY MARKET. There is currently no secondary market for the Certificates. Each Underwriter currently intends to make a market in the Certificates, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Certificates offered hereby.

    (GEOGRAPHIC CONCENTRATION. Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. Obligors on Receivables representing approximately _____% by principal balance of the Receivables
were located in (          ) as of the Cutoff Date.  As a result, economic
conditions in such states may have a disproportionate affect on prepayments and/or defaults in respect of the Receivables and thus potentially adversely affect the amount available for distribution to Certificateholders. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Vehicles. See "The Receivables Pool.")

    SUBORDINATION. Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Consequently, the Class B Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Class A Certificates due on such Distribution Date has been deposited in the Certificate Distribution Account.

    LIMITED ASSETS OF THE TRUST. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Certificates.

    PAYMENT DELAY. The effective yield on the Certificates will be reduced below the yield otherwise produced because interest accrued through the end of each calendar month will not be distributed until the Distribution Date in the following month, and the amount distributable on such Distribution Date will not bear interest during such delay. As a result, the market value of the Certificates will be lower than would be the case if there was no such delay.

    RATINGS OF THE CERTIFICATES. It is a condition to the issuance of the Certificates that the Class A Certificates be rated in the highest investment rating category, and that the Class B Certificates be rated at least in the " " category or its equivalent, by at least one nationally recognized rating agency (the "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


                                  THE TRUST

GENERAL

    The Depositor will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses". To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust. In addition, due to administrative burden and expense, (i) the certificates of title to the Financed Motor Vehicles and those Financed Recreational Vehicles financed in states where security interests in recreational vehicles are subject to certificate of title statutes will not be amended to reflect such assignments and (ii) UCC financing statements in respect of those Financed Recreational Vehicles financed in states where security interests in recreational vehicles are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Vehicles in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

    If the protection provided to the Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the Financed Vehicles securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "Description of the Certificates -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

    Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes retail installment sale contracts between Dealers and Obligors, and all payments due thereunder on or after the related Cutoff Date with respect to the Precomputed Receivables and all payments received thereunder on or after the related Cutoff Date with respect to the Simple Interest Receivables. The Trust property also includes (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Pooling and Servicing Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Seller in any proceeds with respect to the Receivables from recourse, if any, to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the Trustee; and (vi) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

                             THE RECEIVABLES POOL

    The pool of Receivables (the "Receivables Pool") will include only the Receivables purchased on the Closing Date. The Receivables (will be) (have been) purchased by the Depositor from the Seller, which purchased the Receivables, directly or indirectly, from Dealers in the ordinary course of business or in acquisitions. The Receivables were selected from the Depositor's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cutoff Date,
each Receivable (i) had an outstanding gross balance of at least $       and
(ii) was not more than 59 days past due. As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Seller as being the subject of a bankruptcy proceeding. No selection procedures believed by the Depositor to be adverse to Certificateholders were used in selecting the Receivables.

    Set forth in the following tables is information concerning the composition, distribution by annual percentage rate ("APR") and the geographic distribution of the Receivables Pool as of the Cutoff Date.


                         _____________ TRUST 199 -( )

                     COMPOSITION OF THE RECEIVABLES POOL


   Weighted                                             Weighted         Weighted
   Average          Aggregate                           Average          Average          Average
    APR of          Principal          Number of       Remaining         Original        Principal
 Receivables         Balance          Receivables        Term              Term           Balance
        _____%     $________________     __________     _____ months     _____ months      $__________


                       _______________ TRUST 199 - ( )
                 DISTRIBUTION BY APR OF THE RECEIVABLES POOL

                                                                                     Percent of
                                                                                      Aggregate
                                          Number of           Aggregate               Principal
APR Range                                Receivables      Principal Balance          Balance(1)
---------                                -----------      -----------------          ----------
 0.00% -  5.00% . . . . . . . . . . .                  $                                         %
 5.01% -  6.00% . . . . . . . . . . .
 6.01% -  7.00% . . . . . . . . . . .
 7.01% -  8.00% . . . . . . . . . . .
 8.01% -  9.00% . . . . . . . . . . .
 9.01% - 10.00% . . . . . . . . . . .
10.01% - 11.00% . . . . . . . . . . .
11.01% - 12.00% . . . . . . . . . . .
12.01% - 13.00% . . . . . . . . . . .
13.01% - 14.00% . . . . . . . . . . .
14.01% - 15.00% . . . . . . . . . . .
15.01% - 16.00% . . . . . . . . . . .
16.01% - 17.00% . . . . . . . . . . .
17.01% - 18.00% . . . . . . . . . . .
Greater than 18.00% . . . . . . . . .


_______________
(1) Percentages may not add to 100.0% because of rounding.

                        _______________ TRUST 199 -( )
               GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL



                                                      PERCENTAGE AGGREGATE
STATE(2)                                              PRINCIPAL BALANCE(1)
--------                                              ----------------------
 . . . . . . . . . . . . . . . . . . . . . . . .                          %
 . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . .
                                                                   _________
                                                                           %

_______________
(1) Percentages may not add to 100.0% because of rounding.
(2) Based on physical addresses of the Obligors as of the Cutoff Date.

    Approximately     % of the aggregate principal balance of the
Receivables, constituting      % of the number of the Receivables, represent
previously titled vehicles.

    By aggregate principal balance, approximately    % of the receivables
are Precomputed Receivables and     % of the Receivables are Simple Interest
Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables and Simple Interest Receivables.

                 DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    Set forth below is certain information concerning the experience of the Seller pertaining to retail new and used automobile and light duty truck receivables, and recreational vehicle receivables, including those previously sold which the Servicer continues to service. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

                          DELINQUENCY EXPERIENCE(1)

                                 AT          ,                           AT DECEMBER 31,
                           199                 199                  199                  199
                           ---                 ---                  ---                  ---
                    NUMBER OF           NUMBER OF            NUMBER OF            NUMBER OF
                    CONTRACTS   AMOUNT  CONTRACTS   AMOUNT   CONTRACTS   AMOUNT   CONTRACTS   AMOUNT
                    ---------   ------  ---------   ------   ---------   ------   ---------   ------
Portfolio . . . .                     $                    $                    $                    $
Period of
Delinquency
  31-60 Days  . .
  61 Days or More
Total                          $                   $                    $                     $
Delinquencies . .
Total
Delinquencies
  as a Percent of            %        %          %         %          %         %          %         %
the
  Portfolio . . .




                                                      AT DECEMBER 31,
                                   199                      199                        199
                                   ---                      ---                        ---
                           NUMBER OF                NUMBER OF                 NUMBER OF
                           CONTRACTS     AMOUNT     CONTRACTS      AMOUNT     CONTRACTS      AMOUNT
                           ---------     ------     ---------      ------     ---------      ------
                                                    (DOLLARS IN MILLIONS)

Portfolio . . . . . . .                         $                         $                          $
Period of Delinquency
  31-60 Days  . . . . .
  61 Days or More . . .
Total Delinquencies . .
Total Delinquencies
  as a Percent of the
  Portfolio . . . . . .              %          %             %           %              %           %


    _______________
    (1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges.


                    CREDIT LOSS/REPOSSESSION EXPERIENCE(1)

                                  _____________ ENDED
                                            ,                                    YEAR ENDED DECEMBER 31,
                                                              ------------------------------------------
                                        199      199          199      199      199      199      199
                                        ---      ---          ---      ---      ---      ---      ---
                                                          (DOLLARS IN MILLIONS)
Average Amount Outstanding
  During the Period . . . . . . .          $        $            $        $        $        $        $
Average Number of Contracts
  Outstanding During the Period .
Percent of Contracts Acquired
During the                                 %        %            %        %        %        %        %
  Period with Recourse to the
Dealer  . . . . . . . . . . . . .
Repossessions as a Percent of
Average                                    %        %            %        %        %        %        %
  Number of Contracts Outstanding
Net Losses as a Percent of
  Liquidations(3)(4)  . . . . . .          %        %            %        %        %        %        %
Net Losses as a Percent of
Average                                    %        %            %        %        %        %        %
  Amount Outstanding(2)(3)  . . .

   ____________________
   (1) (Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes previously sold contracts that the Servicer continues to service.)

   (2) Percentages have been annualized for the _____ months ended ____________, 199 and 199 and are not necessarily indicative of the experience for the year.

   (3) (Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.)

   (4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.


    (The net loss figures above reflect the fact that Seller had recourse to Dealers on a portion of its retail installment sale contracts. By aggregate
principal balance, approximately      % of the Receivables represent
contracts with recourse to Dealers. The Seller applies underwriting standards to the purchase of contracts without regard to whether recourse to Dealers is provided. However, the net loss experience of contracts without recourse against Dealers is higher than that of contracts with recourse against Dealers because, under its recourse obligation, the Dealer is responsible to the Seller for payment of the unpaid balance of the contract, provided that the Originator repossesses the vehicle from the retail buyer and returns it to the Dealer within a specified time. In the event of a Dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the Dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.)

                                  THE SELLER

    (Description of Seller and its underwriting and servicing standards.)

                                 THE SERVICER

    (Description of Servicer and its servicing standards.)

                  WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

    Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Certificates" in the Prospectus. As the rate of payment of principal of the Certificates depends primarily on the rate of payment (including prepayments on liquidations due to default) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than their final scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yields on their respective Certificates.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the terms of the Pooling and Servicing Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Pooling and Servicing Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Pooling and Servicing Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Pooling and Servicing Agreement set forth in the Prospectus, to which description reference is hereby made.

    In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Percentage of the Principal Distribution Amount plus interest at the Class A Pass Through Rate on the Class A Certificate Balance. Subject to the prior rights of the Class A Certificateholders, it is intended that the Class B Certificateholders receive, on each Distribution Date, the Class B Percentage of the Principal Distribution Amount plus interest at the Class B Pass Through Rate on the Class B Certificate Balance.

    The Certificates will evidence interests in the Trust created pursuant to the Pooling and Servicing Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A
Percentage") of approximately   % of the Trust and the Class B Certificates
will evidence in the aggregate an undivided ownership interest (the "Class B
Percentage") of approximately   % of the Trust.

OPTIONAL PREPAYMENT

    The Servicer will have the option to purchase all, but not less than all, of the Receivables on any Distribution Date on or after the Distribution Date on which the Pool Balance has declined to (10)% or less of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to distribute to the Class A Certificateholders an amount equal to the Class A Certificate Balance together with accrued interest at the Class A Pass Through Rate, and to the Class B Certificateholders an amount equal to the Class B Certificate Balance together with accrued interest at the Class B Pass Through Rate.
Upon such a distribution, the Certificates will be retired.

SALE AND ASSIGNMENT OF RECEIVABLES

    Certain information regarding the conveyance of the Receivables by the Depositor to the Trust on the Closing Date pursuant to the Pooling and Servicing Agreement is set forth in the Prospectus under "Description of the Pooling and Servicing Agreement -- Sale and Assignment of Receivables".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be ____% per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

    DEPOSITS TO COLLECTION ACCOUNT. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable.

    The "Interest Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (including Payaheads that have been applied as payments on the related Receivables in that Collection Period) allocable to interest; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Advances made by the Servicer of interest due on the Receivables; (iv) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date.

    The "Principal Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract; and (vi) on the Distribution Date immediately following the Final Scheduled Maturity Date (the "Final Scheduled Distribution Date"), any amounts advanced by the Servicer with respect to principal on the Receivables. The Regular Principal Distribution Amount shall be determined on the related Determination Date.

    The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude the following:

        (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance;

        (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

        (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

        (iv) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof); and

        (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances.

    CALCULATION OF DISTRIBUTABLE AMOUNTS. The "Class A Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "Class A Interest Distributable Amount", consisting of thirty
(30) days' interest at the Class A Pass Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will include the lesser of (A) the Class A Percentage of any payments of principal due and remaining unpaid on each Receivable in the Trust as of the last day of the preceding Collection Period and (B) the portion of such amount necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

    The "Class A Certificate Balance" will equal, initially, $        and,
thereafter, shall equal the initial Class A Certificate Balance reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal.

    The "Class B Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distribution Amount plus (ii) the "Class B Interest Distributable Amount", consisting of thirty (30) days' interest at the Class B Pass Through Rate to the Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed on the Class B Certificateholders will include the lesser of (i) the Class B Percentage of any payments of principal due and remaining unpaid with respect to the Receivables in the Trust as of the last day of the preceding Collection Period and (ii) the portion of the amount in clause (i) above that is necessary (after giving effect to all other amounts distributed to Class A and Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

    The "Class B Certificate Balance" shall equal, initially, $__________ and, thereafter, shall equal the initial Class B Certificate Balance, reduced by all amounts previously distributed to Class B Certificateholders (or deposited in the Reserve Account, but not including the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses.

    CALCULATION OF AMOUNTS TO BE DISTRIBUTED. Prior to each Distribution Date, the Servicer will calculate the Total Distribution Amount, the Class A Distributable Amount and the Class B Distributable Amount.

    The holders of the Class A Certificates will receive on any Distribution Date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class A Interest Carryover Shortfall at the Class A Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date, the Class A Certificateholders shall be entitled generally to receive such amounts, first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from the amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). The "Class A Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Interest Distributable Amount for such Distribution Date, plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

    On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover
Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) on such Distribution Date, the Class A Certificateholders shall be entitled to receive such amounts, first, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount. The "Class A Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

    The holders of the Class B Certificates will receive on any Distribution Date, to the extent of available funds, the Class B Distributable Amount and any outstanding Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class B Interest Carryover Shortfall at the Class B Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class B Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled generally to receive such amounts, first, from the Class A Percentage of the Interest Distribution Amount that is not otherwise required to be distributed to the Class A Certificateholders as described above and, second, from the amount, if any, available in the Reserve Account (after giving effect to any withdrawals therefrom for distribution to the Class A Certificateholders on such Distribution Date). The "Class B Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Interest Distributable Amount for such Distribution Date, plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Distribution Date.

    On each Distribution Date on which the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class B Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled to receive such amounts, first, from the Interest Distribution Amount that is not otherwise required to be distributed to the Class A or Class B Certificateholders as described above and, second, from amounts available in the Reserve Account (after giving effect to any withdrawals therefrom on such Distribution Date for distribution to the Class A Certificateholders and for distribution of interest to the Class B Certificateholders). The "Class B Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of Class B Certificates actually received on such current Distribution Date.

SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE ACCOUNT

    The rights of the Class B Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as described herein and provided in the Pooling and Servicing Agreement. The protection afforded to the Class A Certificateholders through subordination will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Seller of the Reserve Account Initial Deposit and will be augmented by deposit therein on each Distribution Date of the amount, if any, remaining from the Total Distribution Amount after the distributions due to the Certificateholders have been made until the amount in the Reserve Account reaches the Specified Reserve Account Balance for such Distribution Date.

    The Reserve Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee. On each Distribution Date, (i) if the amounts on deposit in the Reserve Account are less than the Specified Reserve Account Balance for such Distribution Date, the Trustee will, after payment of any amounts required to be distributed to Certificateholders and the payment of the Servicing Fee due with respect to the related Collection Period (including any unpaid Servicing Fees with respect to prior Collection Periods), withdraw from the Collection Account and deposit in the Reserve Account the amount, if any, remaining in the Collection Account that would otherwise be distributed to the Seller, or such lesser portion thereof as is sufficient to restore the amount in the Reserve Account to such Specified Reserve Account Balance for such Distribution Date, and (ii) if the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Trustee will release and distribute any such excess to the Seller. Upon any such distribution to the Seller, the Certificateholders will have no rights in, or claims to, such amounts.

    Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Class A Certificates and holders of the Class B Certificates. Funds in the Reserve Account shall be invested as provided in the Pooling and Servicing Agreement in Eligible Investments. The Seller will be entitled to receive all investment earnings on amounts in the Reserve Account. Investment income on amounts in the Reserve Account will not be available for distribution to the Certificateholders or otherwise subject to any claims or rights of the Certificateholders.

    The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the Closing Date will be affected by the delinquency, credit loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

    The subordination of the Class B Certificates and the Reserve Account described above are intended to enhance the likelihood of receipt by Class A Certificateholders of the full amount of principal and interest on the Class A Certificates due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted and shortfalls could result.

    If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account and the Class B Percentage of the Total Distribution Amount and applied to such deficiency, as described above), the holders of the Class B Certificates generally will not receive any portion of the Total Distribution Amount. While the Class B Certificateholders are entitled to receive amounts from the Reserve Account as described above, such entitlement is subordinated to the rights of the Class A Certificateholders to receive amounts from the Reserve Account as described above. If the Reserve Account becomes depleted, the Class B Certificateholders may experience shortfalls in the distributions due them and incur a loss on their investment.

                       FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Brown & Wood LLP, counsel to the Trust, the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

THE CLASS A CERTIFICATES

    Subject to the considerations set forth under "ERISA Considerations -- Senior Certificates" in the Prospectus, the Class A Certificates may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

    The Class A Certificates may not be purchased with the assets of a Plan if the Seller, the Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

THE CLASS B CERTIFICATES

    The Class B Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Class B Certificates. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114
                --------------------------------------------------------
S. Ct. 517 (1993).  In John Hancock, the Supreme Court ruled that assets held
                       ------------
in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Class B Certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995). For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                 UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Certificates.

    The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not
in excess of    % per Class A Certificate and    % per Class B Certificate.
The Underwriter may allow and such dealers may reallow a concession not in
excess of    % per Class A Certificate and        % per Class B Certificate
to certain other dealers. After the initial public offering of the Certificates, the public offering prices and such concessions may be changed.

    Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

    If the Underwriter creates a short position in the Certificates in connection with the offering, i.e., if it sells more Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Certificates in the open market.

    In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Depositor nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Depositor nor any Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

    Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                LEGAL OPINIONS

    Certain legal matters relating to the Certificates and certain federal income tax matters will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. (Certain legal matters relating to the Certificates will be passed upon for the Underwriter by Brown & Wood LLP.)


                                INDEX OF TERMS
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-10
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Class A Certificate Balance . . . . . . . . . . . . . . . . . . . .  S-5,S-17
Class A Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Class A Distributable Amount  . . . . . . . . . . . . . . . . . . . . .  S-16
Class A Interest Carryover Shortfall  . . . . . . . . . . . . . . . . .  S-17
Class A Interest Distributable Amount . . . . . . . . . . . . . . . . .  S-17
Class A Percentage  . . . . . . . . . . . . . . . . . . . . . . . .  S-4,S-15
Class A Principal Carryover Shortfall . . . . . . . . . . . . . . . . .  S-17
Class A Principal Distributable Amount  . . . . . . . . . . . . . . . .  S-16
Class B Certificate Balance . . . . . . . . . . . . . . . . . . . .  S-6,S-17
Class B Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Class B Distributable Amount  . . . . . . . . . . . . . . . . . . . . .  S-17
Class B Interest Carryover Shortfall  . . . . . . . . . . . . . . . . .  S-18
Class B Interest Distributable Amount . . . . . . . . . . . . . . . . .  S-17
Class B Percentage  . . . . . . . . . . . . . . . . . . . . . . . .  S-4,S-15
Class B Principal Carryover Shortfall . . . . . . . . . . . . . . . . .  S-18
Class B Principal Distributable Amount  . . . . . . . . . . . . . . . .  S-17
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-4
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-4
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-5
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Final Scheduled Distribution Date . . . . . . . . . . . . . . . . . .    S-16
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . .   S-4
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-4
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . .    S-16
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-4
Liquidated Receivables  . . . . . . . . . . . . . . . . . . . . . . .    S-16
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .    S-16
Pass Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-19
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-4
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . S-4
Principal Distribution Amount . . . . . . . . . . . . . . . . . . .  S-5,S-16
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-9
Realized Losses . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-16
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . .    S-10
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-4
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-4
Specified Reserve Account Balance . . . . . . . . . . . . . . . . . . .   S-6
stripped coupons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Total Distribution Amount . . . . . . . . . . . . . . . . . . . . . .    S-15
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-4
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-4
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  S-20



   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


Subject to completion, dated August 6, 1997                       VERSION #3A
PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED            , 199__)
                            $(                   )

                  (________________________) TRUST 199 -(  )

                (Floating Rate) ASSET BACKED NOTES, CLASS (  )
                (Floating Rate) ASSET BACKED NOTES, CLASS (  )
                       (  %) ASSET BACKED CERTIFICATES

                MORGAN STANLEY ABS CAPITAL II INC., DEPOSITOR

                (________________________________) , SERVICER
                             ____________________

    (________________) Trust 199 (  ) (the "Trust") will be governed
pursuant to a Trust Agreement to be dated as of               , 199 , between
Morgan Stanley ABS Capital II Inc. (the "Depositor") and (
             ), as (Owner) Trustee.  The Trust will issue $
aggregate principal amount of (Floating Rate) Asset Backed Notes, Class (  )
(the "Class (  ) Notes") and $                 aggregate principal amount of
(Floating Rate) Asset Backed Notes, Class ( ) (the "Class ( ) Notes" and, together with the Class ( ) Notes, the "Notes") pursuant to an Indenture to
be dated as of              , 199  , between the Trust and
    , as Indenture Trustee. (No principal payments will be made in the Class ( ) Notes until the Class ( ) Notes have been paid in full, and to that extent, the rights of the holders of the Class ( ) Notes to receive distributions with respect to the Receivables are subordinated to the rights of the holders of the Class ( ) Notes, as more fully described herein.)
                                          (Cover continued on following page)

THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN MORGAN STANLEY ABS CAPITAL II INC., THE SERVICER OR ANY OF THEIR
RESPECTIVE AFFILIATES.  NONE OF THE NOTES, THE CERTIFICATES OR THE
RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              ORIGINAL
                              PRINCIPAL           PRICE TO         UNDERWRITING     PROCEEDS TO THE
                               AMOUNT             PUBLIC(1)          DISCOUNT      DEPOSITOR  (1)(2)
Class (  ) Note . . .     $                                    %                 %                   %
Class (  ) Note . . .                                          %                 %                   %
Certificate . . . . .                                          %                 %                   %
    Total                 $                     $                  $                 $


---------------
(1) Plus accrued interest, if any, from          , 199 .
(2) Before deducting expenses, estimated to be $              .

    The Notes and the Certificates are offered by Morgan Stanley & Co. Incorporated (the "Underwriter") subject to prior sale and when, as and if issued and accepted by the Underwriter subject to the Underwriter's right to reject any order in whole or in part and to approval of certain legal matters by its counsel. It is expected that the Notes and the Certificates will be delivered in book-entry form only through the facilities of The Depository Trust Company and, in the case of the Notes, Cedel Bank, societe anonyme, and the Euroclear System against payment therefor in immediately available funds
on or about              , 199  .

                             ____________________

                          MORGAN STANLEY DEAN WITTER
                             ____________________

                        , 199 .

(Continued from previous page)
The Trust will also issue $                    aggregate principal amount of
( %) Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities"). The assets of the Trust will include a pool of retail installment sale contracts or retail installment loans (the "Receivables"), secured by security interests in new or used recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) (the "Financed Boats") and certain monies
due or received thereunder on or after               , 199  , transferred to
the Trust by the Seller on the Closing Date. The Notes will be secured by the assets of the Trust pursuant to the Indenture.

    Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. See "Risk Factors -- Subordination of the Certificates for the Notes" herein.

    Interest on the Class (   ) and Class (  ) Notes will accrue at the
respective (floating) interest rates specified above.  Interest on the Notes
will generally be payable on the         day of each month or, if any such
day is not a Business Day, on the next succeeding Business Day (each, a
"Distribution Date"), commencing          , 199 . Principal of the Notes will
be payable on each Distribution Date to the extent described herein; however,
no principal payments will be made on the Class (   ) Notes until the Class
(  ) Notes have been paid in full.

    The Certificates will represent fractional undivided interests in the Trust. Interest, to the extent of the Pass Through Rate specified above, will be distributed to the Certificateholders on each Distribution Date. No distributions of principal on the Certificates will be made until all the Notes have been paid in full.

    Each class of the Notes and the Certificates will be payable in full on the applicable final scheduled Distribution Date as set forth herein. However, payment in full of a class of Notes or of the Certificates could occur earlier than such dates as described herein. In addition, the Class
( ) Notes will be subject to redemption in whole, but not in part, and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate
principal balance of the Receivables shall have declined to   % or less of
the initial aggregate principal balance of the Receivables purchased by the Trust.

    PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-7 HEREIN AND ON PAGE (12) IN THE ACCOMPANYING PROSPECTUS.

    THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

    Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Securities. Such transactions may include stabilizing and the purchase of Securities. Such transactions may include stabilizing and the purchase of Securities to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.

                          REPORTS TO SECURITYHOLDERS

    Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER(S). THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.
                             ___________________

                              TABLE OF CONTENTS
                                                                         PAGE
                                                                         ---
PROSPECTUS SUPPLEMENT
Reports to Securityholders  . . . . . . . . . . . . . . . . . . . . . . . S-3
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
Capitalization of the Trust . . . . . . . . . . . . . . . . . . . . . .  S-13
The Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
The Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . .  S-13
Delinquencies, Repossessions and Net Losses . . . . . . . . . . . . . .  S-14
The Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
The Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
Weighted Average Life of the Securities . . . . . . . . . . . . . . . .  S-17
Description of the Notes  . . . . . . . . . . . . . . . . . . . . . . .  S-17
Description of the Certificates . . . . . . . . . . . . . . . . . . . .  S-18
Description of the Transfer and Servicing
 Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . .  S-24
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26

PROSPECTUS
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Incorporation of Certain Documents by
 Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Receivables Pools . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Weighted Average Life of the Securities . . . . . . . . . . . . . . . . . . .
Pool Factors and Trading Information  . . . . . . . . . . . . . . . . . . . .
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Description of the Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .
Description of the Certificates . . . . . . . . . . . . . . . . . . . . . . .
Certain Information Regarding the Securities  . . . . . . . . . . . . . . . .
Description of the Transfer and Servicing Agreements  . . . . . . . . . . . .
Certain Legal Aspects of the Receivables  . . . . . . . . . . . . . . . . . .
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . .
Certain State Tax Consequences with respect to Trusts for
 which a Partnership Election Is Made . . . . . . . . . . . . . . . . . . . .
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITER(S) AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               SUMMARY OF TERMS

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

  Issuer  . . . . . . . . . . . . . .     (_____________________) Trust 199 -
                                          ( ) (the "Trust" or the "Issuer"),
                                          a (___________) a business trust to
                                          be governed pursuant to a Trust
                                          Agreement dated as of
                                             , 199  (as amended and
                                          supplemented from time to time, the
                                          "Trust Agreement"), between the
                                          Depositor and the Owner Trustee.

  Depositor . . . . . . . . . . . . .     Morgan Stanley ABS Capital II Inc.
                                          (the "Depositor").


  Servicer  . . . . . . . . . . . . .     (_______________________________)
                                          (in such capacity, the "Servicer").

  Indenture Trustee . . . . . . . . .                             , as
                                          trustee under the Indenture (the
                                          "Indenture Trustee").

  Owner Trustee . . . . . . . . . . .                             , as
                                          trustee under the Trust Agreement
                                          (the "Owner Trustee").

  The Notes . . . . . . . . . . . . .     The Trust will issue Asset Backed
                                          Notes pursuant to an Indenture to
                                          be dated as of               , 199
                                          (as amended and supplemented from
                                          time to time, the "Indenture"),
                                          between the Trust and the Indenture
                                          Trustee, as follows:  (i) (Floating
                                          Rate) Asset Backed Notes, Class (
                                          ) (the "Class (  ) Notes") in the
                                          aggregate initial principal amount
                                          of $                ; and
                                          (ii) (Floating Rate) Asset Backed
                                          Notes, Class (   ) (the "Class (  )
                                          Notes") in the aggregate initial
                                          principal amount of $
                                            .  The Class (  ) Notes and the
                                          Class (  ) Notes are collectively
                                          referred to herein as the "Notes".

                                          The Notes will be secured by the
                                          assets of the Trust pursuant to the
                                          Indenture.

  The Certificates  . . . . . . . . .     The Trust will issue (  %) Asset
                                          Backed Certificates (the
                                          "Certificates" and, together with
                                          the Notes, the "Securities") with
                                          an aggregate initial Certificate
                                          Balance of $                      .
                                          The Certificates will represent
                                          fractional undivided interests in
                                          the Trust and will be issued
                                          pursuant to the Trust Agreement.

  The Receivables . . . . . . . . . .     On the Closing Date, the Trust will
                                          purchase Receivables having an
                                          aggregate principal balance of
                                          approximately
                                          $                             (the
                                          "Initial Pool Balance") as of
                                                           , 199  (the
                                          "Cutoff Date") from the Depositor
                                          pursuant to a Sale and Servicing
                                          Agreement to be dated as of
                                                  , 199  (as amended and
                                          supplemented from time to time, the
                                          "Sale and Servicing Agreement"),
                                          among the Trust, the Depositor and
                                          the Servicer.  See "Description of
                                          the Transfer and Servicing
                                          Agreements -- Sale and Assignment
                                          of Receivables" herein and in the
                                          Prospectus.  The Receivables will
                                          consist of retail installment sale
                                          contracts or retail installment
                                          loans between Obligors and Dealers
                                          secured by new or used recreational
                                          sport and power boats (including
                                          any boat motors and accompanying
                                          trailers) and yachts (both power
                                          and sail) (the "Financed Boats").

                                          The retail installment sale
                                          contracts were purchased by
                                          __________, __________ and
                                          __________ (the "Seller").  The
                                          Receivables will be transferred by
                                          the Depositor to the Trust, based
                                          on the criteria specified in the
                                          Sale and Servicing Agreement and
                                          described herein and in the
                                          Prospectus.  As of the Cutoff Date,
                                          the weighted average annual
                                          percentage rate of the Receivables
                                          was approximately     %, the
                                          weighted average remaining maturity
                                          of the Receivables was
                                          approximately      months, and the
                                          weighted average original maturity
                                          of the Receivables was
                                          approximately       months.  No
                                          Receivable has a scheduled maturity
                                          later than               , 20__
                                          (the "Final Scheduled Maturity
                                          Date").  See "The Receivables Pool"
                                          herein.

                                          The "Pool Balance" at any time will
                                          represent the aggregate principal
                                          balance of the Receivables at the
                                          end of the preceding Collection
                                          Period, after giving effect to all
                                          payments (other than Payaheads)
                                          received from Obligors, Advances
                                          and Purchase Amounts to be remitted
                                          by the Servicer or the Depositor,
                                          as the case may be, all for such
                                          Collection Period, and all losses
                                          realized on Receivables liquidated
                                          during such Collection Period.
  Terms of the Notes  . . . . . . . .     The principal terms of the Notes
                                          will be as described below:
      A.  Distribution Dates  . . . .
                                          Payments of interest and principal
                                          on the Notes will be made on the
                                             day of each month or, if any
                                          such day is not a Business Day, on
                                          the next succeeding Business Day
                                          (each, a "Distribution Date"),
                                          commencing           , 199 .  Each
                                          reference to a "Payment Date" in
                                          the Prospectus shall refer to a
                                          Distribution Date herein.  Payments
                                          will be made to holders of record
                                          of the Notes (the "Noteholders") as
                                          of the day immediately preceding
                                          such Distribution Date or, if
                                          Definitive Notes are issued, as of
                                          the      day of the preceding month
                                          (a "Record Date").  A "Business
                                          Day" is a day other than a
                                          Saturday, a Sunday or a day on
                                          which banking institutions or trust
                                          companies in the States of
                                          (_________) are authorized by law,
                                          regulation or executive order to be
                                          closed.

      B.  Interest Rates  . . . . . .     The Class (   ) Notes will bear
                                          interest at a per annum rate of
                                          (Floating Rate) (the "Class (  )
                                          Rate") and the Class (  ) Notes
                                          will bear interest at a per annum
                                          rate of Floating Rate (the "Class (
                                          ) Rate").  (The per annum rate of
                                          interest with respect to the Class
                                          (   ) Notes for each Interest Reset
                                          Period (the "Class (  ) Rate") will
                                          equal LIBOR for such Interest Reset
                                          Period, plus    %; provided that
                                          the Class (  ) Rate shall not
                                          exceed   % per annum.)

                                          The interest rates for the various
                                          classes of Notes are referred to
                                          herein collectively as "Interest
                                          Rates".

      C.  Interest  . . . . . . . . .     Interest on the outstanding
                                          principal amount of the Notes
                                          (other than the Class (  ) Notes)
                                          will accrue at the applicable
                                          Interest Rate from the Closing Date
                                          (in the case of the first
                                          Distribution Date) or from the
                                          day of the month preceding the
                                          month of a Distribution Date to and
                                          including the        day of the
                                          month of such Distribution Date
                                          (each an "Interest Accrual
                                          Period").  (Interest on the
                                          outstanding principal amount of the
                                          Class (  ) Notes will accrue at the
                                          Class (   ) Rate from the Closing
                                          Date (in the case of the first
                                          Distribution Date) or from the most
                                          recent Distribution Date on which
                                          interest has been paid to but
                                          excluding the following
                                          Distribution Date (each, a
                                          "Floating Rate Interest Accrual
                                          Period").)  Interest on the Class (
                                          ) Notes will be calculated on the
                                          basis of a 360-day year consisting
                                          of twelve 30-day months.  Interest
                                          on the Class (  ) Notes will be
                                          calculated on the basis of the
                                          actual number of days in each
                                          Floating Rate Interest Accrual
                                          Period divided by 360.  See
                                          "Description of the Notes --
                                          Payments of Interest".

      D.  Principal   . . . . . . . .     Principal of the Notes will be
                                          payable on each Distribution Date
                                          in an amount equal to the
                                          Noteholders' Principal
                                          Distributable Amount for the
                                          calendar month (the "Collection
                                          Period") preceding such
                                          Distribution Date (in the case of
                                          the first Distribution Date, the
                                          period from and including
                                          , 199  to and including        ,
                                          199  (exclusive of the scheduled
                                          payments of principal due on the
                                          Precomputed Receivables during that
                                          period)) to the extent of funds
                                          available therefor.  The

                                          "Noteholders' Principal
                                          Distributable Amount" will equal
                                          the sum of (i) the Regular
                                          Principal Distribution Amount plus
                                          (ii) the Accelerated Principal
                                          Distribution Amount.  The "Regular
                                          Principal Distribution Amount" with
                                          respect to any Distribution Date
                                          will equal the amount of principal
                                          paid or, in certain circumstances,
                                          scheduled to be paid with respect
                                          to the Receivables (exclusive of
                                          Payaheads allocable to principal
                                          that have not been applied as
                                          payments under the related
                                          Receivables in the related
                                          Collection Period and inclusive of
                                          Payaheads allocable to principal
                                          that have been applied as payments
                                          under the related Receivables in
                                          such Collection Period) plus, in
                                          certain circumstances, the
                                          principal balance of defaulted
                                          Receivables, as calculated by the
                                          Servicer as described under
                                          "Description of the Transfer and
                                          Servicing Agreements --
                                          Distributions".  The "Accelerated
                                          Principal Distribution Amount" with
                                          respect to a Distribution Date will
                                          equal the portion, if any, of the
                                          Total Distribution Amount for the
                                          related Collection Period that
                                          remains after payment of (a) the
                                          Servicing Fee (together with any
                                          portion of the Servicing Fee that
                                          remains unpaid from prior
                                          Distribution Dates), (b) the
                                          interest due on the Notes, (c) the
                                          Regular Principal Distribution
                                          Amount, (d) the interest due on the
                                          Certificates, and (e) the amount,
                                          if any, required to be deposited in
                                          the Reserve Account on such
                                          Distribution Date.

                                          On the Business Day immediately
                                          preceding each Distribution Date (a
                                          "Determination Date"), the
                                          Indenture Trustee shall determine
                                          the amount in the Collection
                                          Account available for distribution
                                          on the related Distribution Date.
                                          Payments to Securityholders will be
                                          made on each Distribution Date in
                                          accordance with such determination.
                                          The Servicing Fee in respect of a
                                          Collection Period (together with
                                          any portion of the Servicing Fee
                                          that remains unpaid from prior
                                          Distribution Dates) will be paid at
                                          the beginning of such Collection
                                          Period out of collections for such
                                          Collection Period.

                                          No principal payments will be made
                                          on the Class (  ) Notes until the
                                          Class (  ) Notes have been paid in
                                          full.

                                          The outstanding principal amount of
                                          the Class (  ) Notes, to the extent
                                          not previously paid, will be
                                          payable on the
                                          (199 )(20  ) Distribution Date (the
                                          "Class (  ) Final Scheduled
                                          Distribution Date"); and the
                                          outstanding principal amount of the
                                          Class (  ) Notes, to the extent not
                                          previously paid, will be payable on
                                          the          (199 )(20  )
                                          Distribution Date (the "Class (  )
                                          Final Scheduled Distribution
                                          Date").

      E.  Optional Redemption   . . .     The Notes will be redeemed in
                                          whole, but not in part, on any
                                          Distribution Date on which the
                                          Servicer exercises its option to
                                          purchase the Receivables.  The
                                          Servicer will have the option to
                                          purchase all of the Receivables on
                                          any Distribution Date on or after
                                          the Distribution Date on which the
                                          Pool Balance has declined to (  )%
                                          or less of the Initial Pool
                                          Balance.  The price at which the
                                          Servicer will be required to
                                          purchase the Receivables in order
                                          to exercise such option will be
                                          equal to the aggregate of the
                                          Purchase Amounts of the Receivables
                                          as of the end of the related
                                          Collection Period.  The Servicer
                                          will be required to give not less
                                          than (  ) days notice to the
                                          Trustee of its intention to
                                          exercise such option.  In addition,
                                          the Servicer will not be permitted
                                          to exercise such option unless the
                                          resulting distribution would be
                                          sufficient to retire the Notes at a
                                          redemption price equal to the
                                          unpaid principal amount of the
                                          Class (   ) Notes plus accrued and
                                          unpaid interest thereon. See
                                          "Description of the Notes --
                                          Optional Redemption" herein.

  Terms of the Certificates . . . . .     The principal terms of the
                                          Certificates will be as described
                                          below:

      A.  Distribution Dates  . . . .     Distributions with respect to the
                                          Certificates will be made on each
                                          Distribution Date, commencing
                                                , 199 .  Distributions will
                                          be made to holders of record of the
                                          Certificates (the
                                          "Certificateholders" and, together
                                          with the Noteholders, the
                                          "Securityholders") as of the
                                          related Record Date (which will be
                                          the       day of the preceding
                                          month if Definitive Certificates
                                          are issued).

      B.  Pass Through Rate               (   )% per annum (the "Pass Through
                                          Rate").

      C.  Interest  . . . . . . . . .     On each Distribution Date, the
                                          Owner Trustee will distribute pro
                                          rata to Certificateholders 30 days
                                          of accrued interest at the Pass
                                          Through Rate on the outstanding
                                          Certificate Balance generally to
                                          the extent of funds available
                                          following payment of the Servicing
                                          Fee and distributions in respect of
                                          the Notes from the Total
                                          Distribution Amount and the Reserve
                                          Account.  Interest will be
                                          calculated on the basis of a
                                          360-day year consisting of twelve
                                          30-day months.  Interest in respect
                                          of a Distribution Date will accrue
                                          from the Closing Date (in the case
                                          of the first Distribution Date) or
                                          from the          day of the month
                                          preceding the month of the
                                          Distribution Date to and including
                                          the       day of the month of such
                                          Distribution Date.

      D.  Principal   . . . . . . . .     No distributions of principal on
                                          the Certificates will be made until
                                          all of the Notes have been paid in
                                          full.  On each Distribution Date
                                          commencing on the Distribution Date
                                          on which the Class (   ) Notes are
                                          paid in full, principal of the
                                          Certificates will be payable in an
                                          amount generally equal to the
                                          Certificateholders' Principal
                                          Distributable Amount for the
                                          Collection Period preceding such
                                          Distribution Date, to the extent of
                                          funds available therefor following
                                          payment of the Servicing Fee,
                                          payments of interest and principal,
                                          if any, due in respect of the Notes
                                          and the distribution of interest in
                                          respect of the Certificates.  The
                                          Certificateholders' Principal
                                          Distributable Amount will be the
                                          Regular Principal Distribution
                                          Amount (less, on the Distribution
                                          Date on which the Notes are paid in
                                          full, the portion thereof payable
                                          on the Notes), and will be
                                          calculated by the Servicer in the
                                          manner described under "Description
                                          of the Transfer and Servicing
                                          Agreements -- Distributions".

      E.  Optional Prepayment   . . .     If the Servicer exercises its
                                          option to purchase the Receivables,
                                          the terms of which option are
                                          summarized under "Terms of the
                                          Notes -- E. Optional Redemption"
                                          above, the Certificates will be
                                          retired.  The Servicer will not be
                                          permitted to exercise such option
                                          unless the resulting distribution
                                          to Certificateholders would be
                                          equal to the outstanding
                                          Certificate Balance together with
                                          accrued interest at the Pass
                                          Through Rate.  See "Description of
                                          the Certificates -- Optional
                                          Prepayment" herein.

  Reserve Account . . . . . . . . . .     (DESCRIBE RESERVE ACCOUNT FORMULA)

  Collection Account; Priority of
  Payments  . . . . . . . . . . . . .
                                          Except under certain conditions
                                          described herein or as otherwise
                                          acceptable to each Rating Agency,
                                          the Servicer will be required to
                                          remit collections received with
                                          respect to the Receivables within
                                            Business Days of receipt thereof
                                          to one or more accounts in the name
                                          of the Indenture Trustee (the
                                          "Collection Account").  At the
                                          beginning of each Collection Period
                                          the Indenture Trustee will apply
                                          collections in the Collection
                                          Account to pay to the Servicer the
                                          Servicing Fee for such Collection
                                          Period and any overdue Servicing
                                          Fees.  Pursuant to the Sale and
                                          Servicing Agreement, the Servicer
                                          will have the revocable power to
                                          instruct the Indenture Trustee to
                                          withdraw funds on deposit in the
                                          Collection Account and to apply
                                          such funds on each Distribution
                                          Date to the following (in the
                                          priority indicated):  (i) the
                                          Servicing Fee, together with any
                                          unpaid Servicing Fees from prior
                                          Distribution Dates (if for any
                                          reason such amount was not paid at
                                          the beginning of the Collection
                                          Period as described above), to the
                                          Servicer, (ii) the Noteholders'
                                          Interest Distributable Amount and
                                          the Noteholders' Principal
                                          Distributable Amount into the Note
                                          Distribution Account, (iii) the
                                          Certificateholders' Interest
                                          Distributable Amount and, after the
                                          Notes have been paid in full, the
                                          Certificateholders' Principal
                                          Distributable Amount into the
                                          Certificate Distribution Account
                                          and (iv) the remaining balance, if
                                          any, to the Reserve Account.

  Tax Status  . . . . . . . . . . . .     In the opinion of Brown & Wood LLP,
                                          counsel to the Trust ("Tax
                                          Counsel"), for federal income tax
                                          purposes, the Notes will be
                                          characterized as debt, and the
                                          Trust will not be characterized as
                                          an association (or a publicly
                                          traded partnership) taxable as a
                                          corporation.  Each Noteholder, by
                                          the acceptance of a Note, will
                                          agree to treat the Notes as
                                          indebtedness, and each
                                          Certificateholder, by the
                                          acceptance of a Certificate, will
                                          agree to treat the Trust as a
                                          partnership in which the
                                          Certificateholders are partners for
                                          federal income and state income tax
                                          purposes.  Alternative
                                          characterizations of the Trust and
                                          the Certificates are possible, but
                                          would not result in materially
                                          adverse tax consequences to
                                          Certificateholders.  See "Federal
                                          Income Tax Consequences" herein and
                                          "Federal Income Tax Consequences"
                                          in the Prospectus for additional
                                          information concerning the
                                          application of federal income and
                                          state tax laws to the Trust and the
                                          Securities.

  ERISA Considerations  . . . . . . .     Subject to the considerations
                                          discussed under "ERISA
                                          Considerations" herein and in the
                                          Prospectus, the Notes are eligible
                                          for purchase by employee benefit
                                          plans.  The Certificates may not be
                                          acquired by any employee benefit
                                          plan subject to the Employee
                                          Retirement Income Security Act of
                                          1974, as amended ("ERISA"), or
                                          Section 4975 of the Internal
                                          Revenue Code of 1986, as amended
                                          (the "Code"), or by an individual
                                          retirement account.  See "ERISA
                                          Considerations" herein and in the
                                          Prospectus.

  Rating of the Notes . . . . . . . .     It is a condition to the issuance
                                          of the Notes that they be rated "
                                          " by at least one Rating Agency.
                                          The rating of the Notes by a Rating
                                          Agency reflects such Rating
                                          Agency's assessment of the
                                          likelihood that the Noteholders
                                          will receive payments and interest,
                                          however, the rating on the Notes
                                          does not address the timing of
                                          distributions of principal of the
                                          Notes prior to the Final Scheduled
                                          Distribution Date.  A rating is not
                                          a recommendation to buy, sell or
                                          hold securities and may be subject
                                          to revision or withdrawal at any
                                          time by the assigning Rating
                                          Agency.  Each rating should be
                                          evaluated independently of any
                                          other rating.  See "Risk Factors --
                                          Ratings of the Securities" herein.

  Rating of the Certificates  . . . .     It is a condition to the issuance
                                          of the Certificates that they be
                                          rated at least in the "   "
                                          category or its equivalent by at
                                          least one Rating Agency.  The
                                          rating of the Certificates by a
                                          Rating Agency reflects such Rating
                                          Agency's assessment of the
                                          likelihood that the
                                          Certificateholders will receive
                                          payments of principal and interest,
                                          however, the rating on the
                                          Certificates does not address the
                                          timing of the distributions of
                                          principal in respect of the
                                          Certificates prior to the Final
                                          Scheduled Distribution Date.  A
                                          rating is not a recommendation to
                                          buy, sell or hold securities and
                                          may be subject to revision or
                                          withdrawal at any time by the
                                          assigning Rating Agency.  Each
                                          rating should be evaluated
                                          independently of any other rating.
                                          See "Risk Factors -- Ratings of the
                                          Securities"  herein.


                                 RISK FACTORS

    Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with purchases of the Notes and/or Certificates.

    LIMITED LIQUIDITY; ABSENCE OF A SECONDARY MARKET. There is currently no secondary market for the Securities. Each Underwriter currently intends to make a market in the Securities, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities offered hereby.

    (GEOGRAPHIC CONCENTRATION. Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. Obligors on Receivables representing approximately _____% by principal balance of the Receivables were located in (__________________) at the Cut off Date. As a result, economic conditions in such states may have a disproportionate affect on prepayments and/or defaults in respect of the Receivables and thus potentially adversely affect the amount available for distribution to the Securityholders. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Boats. See "The Receivables Pool.")

    SUBORDINATION OF THE CERTIFICATES TO THE NOTES. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, the Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Notes due on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal until the Distribution Date on which all of the Notes have been paid in full.

    LIMITED ASSETS OF THE TRUST. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Notes and the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Notes and the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes and the Certificates.

    RATINGS OF THE SECURITIES. It is a condition to the issuance of the Securities that each class of the Notes be rated in the highest investment rating category, and that the Certificates be rated at least in the " " category or its equivalent, by at least one nationally recognized rating agency (the "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the payment of principal and interest on the Securities pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                                  THE TRUST

GENERAL

    The Issuer, (____________________________________) Trust 199 -( ), is a
business trust formed under the laws of the State of (________) pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    The Trust will initially be capitalized with equity equal to the
Certificate Balance of $                     , excluding amounts deposited in
the Reserve Account. The equity of the Trust, together with the net proceeds from the sale of the Notes, will be used by the Trust to purchase the Receivables from the Depositor pursuant to the Sale and Servicing Agreement.

    If the protection provided to the investment of the Securityholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Boats which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Boats, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

    The Trust's principal offices are in                   ,             ,
in care of (                           ), as Owner Trustee, at the address
listed below under "-- The Owner Trustee".


                         CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

Class (  ) Notes  . . . . . . . . . . . .
Class (  ) Notes  . . . . . . . . . . . .
Certificates  . . . . . . . . . . . . . .
    Total   . . . . . . . . . . . . . . .                 $


                              THE OWNER TRUSTEE

                                is the Owner Trustee under the Trust
Agreement.                               is a      (state) banking
corporation and its principal offices are located at                    ,
     ,                        .  The Depositor and its affiliates may
maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                             THE RECEIVABLES POOL

    The pool of Receivables (the "Receivables Pool") will include only the Receivables purchased on the Closing Date. The Receivables (will be)(have been) purchased by the Depositor from the Seller which purchased the Receivables, directly or indirectly, from Dealers in the ordinary course of business and were selected from the Depositor's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cutoff Date, each Receivable (i) had an outstanding gross balance of
at least $       and (ii) was not more than 60 days past due (an account is
not considered past due if the amount past due is less than    % of the
scheduled monthly payment). As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Seller as being the subject of a bankruptcy proceeding. No selection procedures believed by the Depositor to be adverse to Securityholders were used in selecting the Receivables.

    Set forth in the following tables is information concerning the composition, distribution by annual percentage rate ("APR") and the geographic distribution of the Receivables Pool as of the Cutoff Date.


                (                            ) TRUST 199 -( )

                     COMPOSITION OF THE RECEIVABLES POOL

   Weighted                                             Weighted         Weighted
   Average          Aggregate                           Average          Average          Average
    APR of          Principal          Number of       Remaining         Original        Principal
 Receivables         Balance          Receivables        Term              Term           Balance
        _____%     $________________     __________     _____ months     _____ months      $__________



                   (______________________) TRUST 199 - ( )
                 DISTRIBUTION BY APR OF THE RECEIVABLES POOL


                                                                                     Percent of
                                                                                      Aggregate
                                          Number of           Aggregate               Principal
APR Range                                Receivables      Principal Balance          Balance(1)
 0.00% -  5.00% . . . . . . . . . . .                  $                                         %
 5.01% -  6.00% . . . . . . . . . . .
 6.01% -  7.00% . . . . . . . . . . .
 7.01% -  8.00% . . . . . . . . . . .
 8.01% -  9.00% . . . . . . . . . . .
 9.01% - 10.00% . . . . . . . . . . .
10.01% - 11.00% . . . . . . . . . . .
11.01% - 12.00% . . . . . . . . . . .
12.01% - 13.00% . . . . . . . . . . .
13.01% - 14.00% . . . . . . . . . . .
14.01% - 15.00% . . . . . . . . . . .
15.01% - 16.00% . . . . . . . . . . .
16.01% - 17.00% . . . . . . . . . . .
17.01% - 18.00% . . . . . . . . . . .
Greater than 18.00% . . . . . . . . .


_______________
(1) Percentages may not add to 100.0% because of rounding.
                   (______________________) TRUST 199 -( )
               GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL


                        PERCENTAGE AGGREGATE
STATE(2)                 PRINCIPAL BALANCE(1)

                              _________

_______________
(1) Percentages may not add to 100.0% because of rounding.
(2) Based on physical addresses of the Obligors at the Cut off Date.

    By aggregate principal balance, approximately    % of the receivables
are Precomputed Receivables and     % of the Receivables are Simple Interest
Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables and Simple Interest Receivables.


                 DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    Set forth below is certain information concerning the experience of the Seller pertaining to retail new and used recreational boat receivables, including those previously sold which the Servicer continues to service. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

                          DELINQUENCY EXPERIENCE(1)


                                AT DECEMBER 31,                      AT ____________________,
                           199                 199                  199                  199
                    NUMBER OF           NUMBER OF            NUMBER OF            NUMBER OF
                    CONTRACTS   AMOUNT  CONTRACTS   AMOUNT   CONTRACTS   AMOUNT   CONTRACTS   AMOUNT
Portfolio . . . .                $                    $                   $                     $
Period of
Delinquency
  31-60 Days  . .
  61 Days or More
Total                            $                    $                   $                      $
Delinquencies . .
Total
Delinquencies
  as a Percent of            %       %          %         %         %          %           %         %
  the Portfolio . . .


                                                       AT DECEMBER 31,
                                   199                      199                        199
                           NUMBER OF                NUMBER OF                 NUMBER OF
                           CONTRACTS     AMOUNT     CONTRACTS      AMOUNT     CONTRACTS      AMOUNT
                                                    (DOLLARS IN MILLIONS)
Portfolio . . . . . . .                    $                         $                          $
Period of Delinquency
  31-60 Days  . . . . .
  61 Days or More . . .
Total Delinquencies . .
Total Delinquencies
  as a Percent of the
  Portfolio . . . . . .              %          %             %           %              %           %

    _______________
    (1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges.


                    CREDIT LOSS/REPOSSESSION EXPERIENCE(1)

                                  _____________ ENDED
                                  March     ,                                    YEAR ENDED DECEMBER
                                                               31,
                                        199      199          199      199      199      199      199
                                                          (DOLLARS IN MILLIONS)
Average Amount Outstanding
  During the Period . . . . . . .          $        $            $        $        $        $        $
Average Number of Contracts
  Outstanding During the Period .
Percent of Contracts Acquired
During the                                 %        %            %        %        %        %        %
  Period with Recourse to the
Dealer  . . . . . . . . . . . . .
Repossessions as a Percent of
Average                                    %        %            %        %        %        %        %
  Number of Contracts Outstanding
Net Losses as a Percent of
  Liquidations(3)(4)  . . . . . .          %        %            %        %        %        %        %
Net Losses as a Percent of
Average                                    %        %            %        %        %        %        %
  Amount Outstanding(2)(3)  . . .

   ____________________
   (1) (Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes previously sold contracts that the Servicer continues to service.)

   (2) Percentages have been annualized for the _____ months ended ____________, 199 and 199 and are not necessarily indicative of the experience for the year.

   (3) (Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.)

   (4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.

    (The net loss figures above reflect the fact that Seller had recourse to Dealers on a portion of its retail installment sale contracts. By aggregate
principal balance, approximately      % of the Receivables represent
contracts with recourse to Dealers. The Seller applies underwriting standards to the purchase of contracts without regard to whether recourse to Dealers is provided. However, the net loss experience of contracts without recourse against Dealers is higher than that of contracts with recourse against Dealers because, under its recourse obligation, the Dealer is responsible to the Seller for payment of the unpaid balance of the contract, provided that the Seller repossesses the boat from the retail buyer and returns it to the Dealer within a specified time. In the event of a Dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the Dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.)

                                  THE SELLER

     (DESCRIPTION OF SELLER AND ITS UNDERWRITING AND SERVICING STANDARDS)


                                 THE SERVICER

            (DESCRIPTION OF SERVICER AND ITS SERVICING STANDARDS)


                   WEIGHTED AVERAGE LIFE OF THE SECURITIES

    Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. No principal payments will be made on the Class ( ) Notes until all Class ( ) Notes have been paid in full. In addition, no principal payments on the Certificates will be made until all of the Notes have been paid in full. See "Description of the Notes -- Payments of Principal" and "Description of the Certificates -- Distributions of Principal Payments" herein. As the rate of payment of principal of each class of Notes and the Certificates depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of the Notes and the final distribution in respect of the Certificates could occur significantly earlier than their respective final scheduled Distribution Dates. In addition, the rate of payment of principal of each class of Notes will be affected by the Accelerated Principal Distribution Amounts applied to the payment of the principal of the Notes. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yields on their respective Securities.

                           DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which
description reference is hereby made.                    , a
, will be the Indenture Trustee under the Indenture.

PAYMENTS OF INTEREST

    The Notes will constitute Floating Rate Securities, as such term is defined under "Certain Information Regarding the Securities -- Floating Rate Securities" in the Prospectus. The Base Rate with respect to the Notes will
be (      ).  Interest on the principal balances of the classes of the Notes will accrue at their respective per annum Interest Rates and will be payable to the Noteholders monthly on each Distribution Date, commencing
, 199 . Interest on the outstanding principal amount of the Notes (other than the Class ( ) Notes) will accrue at the applicable Interest Rate from the Closing Date (in the case of the first Distribution Date) or from the day of the month preceding the month of a Distribution Date to and
including the           day of the month of the Distribution Date (each an
"Interest Accrual Period"). Interest on the outstanding principal amount of the Class ( ) Notes will accrue at the Class ( ) Rate from the Closing Date (in the case of the first Distribution Date) or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each, a "Floating Rate Interest Accrual Period"). Interest on the Notes (other than the Class ( ) Notes) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class ( ) Notes will be calculated on the basis of the actual number of days in each applicable Floating Rate Interest Accrual Period divided by 360. Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and from the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

    Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

    Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the sum of (i) the Regular Principal Distribution Amount plus (ii) the Accelerated Principal Distribution Amount. The "Regular Principal Distribution Amount" with respect to any Distribution Date will equal the sum of principal payments received with respect to the Receivables during the preceding Collection Period or, in certain cases, scheduled to be paid during such Collection Period (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period) plus the principal balances of defaulted Receivables written off in respect of such Collection Period, subject to certain limitations. The "Accelerated Principal Distribution Amount" with respect to any Distribution Date will equal the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after payment of (a) the Servicing Fee, (b) the Noteholders' Interest Distributable Amount, (c) the Regular Principal Distribution Amount, (d) the Certificateholders' Interest Distributable Amount, and (e) the amount, if any, required to be deposited in the Reserve Account on such Distribution Date. Principal payments on the Notes will generally be derived from the Total Distribution Amount and the amount, if any, in the Reserve Account up to the Available Amount remaining after the payment of the Servicing Fee and the Noteholders' Interest Distributable Amount and, in the case of any Accelerated Principal Distribution Amount, the Certificateholders' Interest Distributable Amount and the amount, if any, required to be deposited into the Reserve Account. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

    On the Business Day immediately preceding each Distribution Date (a "Determination Date"), the Indenture Trustee shall determine the amount in the Collection Account for the related Collection Period allocable to interest and the amount allocable to principal on an actual basis, and payments to Securityholders on the following Distribution Date will be based on such allocation.

    On each Distribution Date, principal payments on the Notes will be applied in the following order of priority: (i) to the principal balance of
the Class (   ) Notes until the principal balance of the Class (  ) Notes is
reduced to zero; and (ii) to the principal balance of the Class (   ) Notes
until the principal balance of the Class ( ) Notes is reduced to zero. The principal balance of the Class ( ) Notes, to the extent not previously paid,
will be due on the Class (   ) Final Scheduled Distribution Date; and the
principal balance of the Class (  ) Notes, to the extent not previously paid,
will be due on the Class (   ) Final Scheduled Distribution Date.  The actual
date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the respective Final Scheduled Distribution Dates set forth above based on a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

OPTIONAL REDEMPTION

    The Class ( ) Notes will be redeemed in whole, but not in part, on any Distribution Date after all the other classes of Notes have been paid in full on which the Servicer exercises its option to purchase the Receivables. The Servicer will have the option to purchase all, but not less than all, of the Receivables on any Distribution Date on or after the Distribution Date on which the Pool Balance has declined to ( )% or less of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to retire the Notes at a redemption price equal to the unpaid principal amount of such Notes plus accrued and unpaid interest thereon (the "Redemption Price"). See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.


DISTRIBUTIONS OF INTEREST INCOME

    On each Distribution Date, commencing               , (199 )(20  ) , the
Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance at the Pass Through Rate. The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the
Securities -- Fixed Rate Securities" in the Prospectus. Interest in respect of a Distribution Date will accrue from the Closing Date (in the case of the
first Distribution Date) or from the              day of the month preceding
the month of the Distribution Date to and including the         day of the
month of such Distribution Date. Interest in respect of the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the Pass Through Rate (to the extent lawful). Interest distributions with respect to the Certificates will generally be funded from the portion of the Total Distribution Amount and the funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Distributable Amount. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

DISTRIBUTIONS OF PRINCIPAL PAYMENTS

    Certificateholders will be entitled to distributions of principal on each Distribution Date, commencing with the Distribution Date on which the Notes are paid in full, in an amount generally equal to the Regular Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes). Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount and funds in the Reserve Account remaining after the distribution of the Servicing Fee, the Noteholders' Distributable Amount (on the Distribution Date on which the Notes are paid in full) and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account".

OPTIONAL PREPAYMENT

    If the Servicer exercises its option to purchase the Receivables, the terms of which option are described under "Description of the Notes -- Optional Redemption" herein, the Certificates will be retired. The Servicer will not be permitted to exercise such option unless the resulting distribution to the Certificateholders would be equal to the outstanding Certificate Balance together with accrued interest at the Pass Through Rate. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summary describes certain terms of the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Sale and Servicing Agreement will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

    Certain information regarding the conveyance of the Receivables by the Depositor to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicing Fee Rate with respect to the Servicing Fee for the
Servicer will be    %
                 --
per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

    DEPOSITS TO COLLECTION ACCOUNT. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution Amount and the Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

    The "Interest Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (including Payaheads) allocable to interest plus that portion of Payaheads allocable to principal (less an amount equal to Payaheads, if any, that have been returned to the related Obligors during such Collection Period);
(ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Advances made by the Servicer of interest due on the Receivables; (iv) the Purchase Amount of each Receivable that was repurchased by the Depositor and simultaneously, repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date on an actual basis.

    The "Regular Principal Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract; and (vi) on the Distribution Date immediately following the Final Scheduled Maturity Date (the "Final Scheduled Distribution Date"), any amounts advanced by the Servicer with respect to principal on the Receivables. The Regular Principal Distribution Amount shall be determined on the related Determination Date on an actual basis.

    The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude the following:

        (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance;

        (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

        (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

        (iv) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof); and

        (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances.

    DEPOSITS TO THE DISTRIBUTION ACCOUNTS. At the beginning of each Collection Period, the Indenture Trustee will apply funds available in the Collection Account to pay to the Servicer the Servicing Fee for such Collection Period and any overdue Servicing Fees. On each Distribution Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the amount then on deposit in the Collection Account, in the following order of priority:

        (i) to the Servicer, from the Interest Distribution Amount (as so allocated) the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, to the extent, if any, such amounts are not paid at the beginning of the related Collection Period;

        (ii)     to the Note Distribution Account, from the Total
    Distribution Amount remaining after the payment of the Servicing Fee for such Collection Period and all unpaid Servicing Fees from prior Collection Periods, the Noteholders' Interest Distributable Amount;

        (iii)    to the Note Distribution Account, from the Total
    Distribution Amount remaining after the application of clauses (i) and
    (ii), the Noteholders' Principal Distributable Amount;

        (iv) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iii), the Certificateholders' Interest Distributable Amount;

        (v) after all of the Notes have been paid in full, to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iv), the Certificateholders' Principal Distributable Amount; and

        (vi)     the remaining balance, if any, to the Reserve Account.

    For purposes hereof, the following terms shall have the following meanings:

        "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

        "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

        "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Accrual Period or Floating Rate Interest Accrual Period, as applicable, on each class of Notes at the respective Interest Rate for such class on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date.

        "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes for the related Interest Accrual Period or Floating Rate Interest Accrual Period, as applicable.

        "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes; and provided, further, that (i) the Noteholders' Principal Distributable Amount on the Class ( ) Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class ( ) Notes to zero; and
    (ii) the Noteholders' Principal Distributable Amount on the Class ( ) Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class ( ) Notes to zero.

        "Noteholders' Monthly Principal Distributable Amount" means, with respect to each Distribution Date, the sum of (i) the Regular Principal Distribution Amount and (ii) the Accelerated Principal Distribution Amount.

        "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

        "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

        "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

        "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass Through Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments allocable to the reduction of the Certificate Balance made on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

        "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass Through Rate for the related Interest Accrual Period.

        "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited into the Certificate Distribution Account will include the lesser of (a) (i) any scheduled payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Distribution Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.

        "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, the Regular Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable on the Notes).

        "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account.

        "Certificate Balance" equals, initially, $                   and,
    thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

    On each Distribution Date, all amounts on deposit in the Note
Distribution Account (other than Investment Earnings) will be generally paid in the following order of priority:

        (i) to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

        (ii) the Noteholders' Principal Distributable Amount in the following order of priority:

             (a) to the Class ( ) Noteholders in reduction of principal until the principal balance of the Class ( ) Notes has been reduced to zero; and

             (b) to the Class ( ) Noteholders in reduction of principal until the principal balance of the Class ( ) Notes has been reduced to zero.

    On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

RESERVE ACCOUNT

    The rights of the Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Noteholders in the event of defaults and delinquencies on the Receivables as provided in the Sale and Servicing Agreement. The protection afforded to the Noteholders through subordination will be effected both by the preferential right of the Noteholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the (________) on the Closing Date of cash or Eligible Investments in the amount of $
            .
    (DESCRIBE RESERVE ACCOUNT FORMULA)

    If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits therein or other withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, except as described below and subject to certain limitations, the Servicer shall instruct the Indenture Trustee to distribute such excess to the Depositor. Upon any distribution to the Depositor of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. Subsequent to any reduction or withdrawal by any Rating Agency of its rating of any class of Notes, unless such rating has been restored, any such excess released from the Reserve Account on a Distribution Date will be deposited in the Note Distribution Account for payment to Noteholders as an accelerated payment of principal on such Distribution Date.

    Amounts held from time to time in the Reserve Account will continue to be held for the benefit of Noteholders and Certificateholders. On each Distribution Date, funds will be withdrawn from the Reserve Account up to the Available Amount to the extent that the Total Distribution Amount (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited in the Note Distribution Account. In addition, after giving effect to such withdrawal, funds will be withdrawn from the Reserve Account up to the Available Amount (as reduced by any withdrawal pursuant to the preceding sentence) to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount in the Note Distribution Account is less than the Certificateholders' Distributable Amount and will be deposited in the Certificate Distribution Account. If funds applied in accordance with the preceding sentence are insufficient to distribute interest due on the Certificates, subject to certain limitations, funds will be withdrawn from the Reserve Account and applied to distribute interest due on the Certificates to the extent of the Certificate Interest Reserve Amount. On each Distribution Date, the Reserve Account will be reinstated up to the Specified Reserve Account Balance to the extent of the portion, if any, of the Total Distribution Amount remaining after payment of the Servicing Fee, the deposit of the Noteholders' Distributable Amount into the Note Distribution Account and the deposit of the Certificateholders' Distributable Amount into the Certificate Distribution Account.

    "Available Amount" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Account on such Distribution Date (other than Investment Earnings) less the Certificate Interest Reserve Amount with respect to such Distribution Date, in each case, before giving effect to any reduction thereto on such Distribution Date.

    "Certificate Interest Reserve Amount" means the lesser of (i) $
       less the amount of any application of the Certificate Interest Reserve Amount to pay interest on the Certificates on any prior Distribution Date and
(ii) % of the Certificate Balance on such Distribution Date (before giving effect to any reduction thereof on such Distribution Date); provided, however, that the Certificate Interest Reserve Amount shall be zero
subsequent to any reduction by any Rating Agency to less than "   " or its
equivalent, or withdrawal by any Rating Agency, of its rating of any class of Notes, unless such rating has been restored.

    If on any Distribution Date the entire Noteholders' Distributable Amount for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account) is not deposited in the Note Distribution Account, the Certificateholders generally will not receive any distributions other than those, if any, in respect of interest made from the Certificate Interest Reserve Amount.

    After the payment in full, or the provision for such payment, of (i) all accrued and unpaid interest on the Securities and (ii) the outstanding principal balance of the Securities, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the Depositor.

    The subordination of the Certificates and the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Account, Noteholders or Certificateholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates.

                       FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Brown & Wood LLP counsel for the Trust, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. The Notes, including the Class ( ) Notes, will not be issued with original issue discount ("OID"). (The Class ( ) Notes provide for stated interest at a floating rate based on __________,
subject to a cap of   % per year.)  Under Treasury regulations, stated
interest payable at a variable rate is not treated as OID or contingent interest if the variable rate is a qualified floating rate or a qualifying objective rate. The stated interest on the Class ( ) Notes represents interest payable at a qualified floating rate and thus will be taxable to holders of Class ( ) Notes as interest and not as OID or contingent interest. For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

THE NOTES

    The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of an Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or
Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

    The Notes may not be purchased with the assets of a Plan if the Seller, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets;
(b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

THE CERTIFICATES

    The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title
I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Certificates.
By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank,
--------------------------------------
114 S. Ct. 517 (1993).  In John Hancock, the Supreme Court ruled that assets
held in an                  ----------
insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995). For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.


                                 UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Notes and the Certificates.

    The Depositor has been advised by the Underwriter that it proposes initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in
excess of    % per Class (  ) Note and    % per Class (  ) Note.  The
Underwriter may allow and such dealers may reallow a concession not in excess
of    % per Class (  ) Note and        % per Class (  ) Note to certain other
dealers. After the initial public offering of the Notes, the public offering price and such concessions may be changed.

    The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the price set forth herein and to certain dealers at such price less the initial concession not
in excess of    % per Certificate.  The Underwriter may allow and such
dealers may reallow a concession not in excess of   % per Certificate to
certain other dealers. After the initial public offering of the Certificates, the public offering price and such concessions may be changed.

    Until the distribution of the Notes and Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Notes and Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Notes and Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

    If the Underwriter creates a short position in the Notes and Certificates in connection with the offering, i.e., if it sells more Notes and Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Notes and Certificates in the open market.

    In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Depositor nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes and Certificates. In addition, Neither the Depositor nor any Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and
(c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

    Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.


                                LEGAL OPINIONS

    Certain legal matters relating to the Notes and the Certificates and certain federal income tax matters and certain state tax matters will be passed upon for the Depositor by Brown & Wood LLP New York, New York. (Certain legal matters relating to the Notes and the Certificates will be passed upon for the Underwriter by Brown & Wood LLP.)


                                INDEX OF TERMS

Accelerated Principal Distribution Amount . . . . . . . . . . . .    S-8,S-18
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-13
Available Amount  . . . . . . . . . . . . . . . . . . . . . . . . . .    S-24
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     S-7
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     S-3
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . .    S-23
Certificate Interest Reserve Amount . . . . . . . . . . . . . . . . .    S-24
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . .   S-9
Certificateholders' Distributable Amount  . . . . . . . . . . . . . .    S-22
Certificateholders' Interest Carryover Shortfall  . . . . . . . . . .    S-22
Certificateholders' Interest Distributable Amount . . . . . . . . . .    S-22
Certificateholders' Monthly Interest Distributable Amount . . . . . .    S-22
Certificateholders' Monthly Principal Distributable Amount  . . . . .    S-23
Certificateholders' Principal Carryover Shortfall . . . . . . . . . .    S-23
Certificateholders' Principal Distributable Amount  . . . . . . . . .    S-22
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2,S-6
Class (  ) Final Scheduled Distribution Date  . . . . . . . . . . . .     S-
Class (  ) Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .     S-
Class (  ) Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Class (  ) Final Scheduled Distribution Date  . . . . . . . . . . . . .    S-
Class (  ) Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Class (  ) Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Class (  ) Final Scheduled Distribution Date  . . . . . . . . . . . . .    S-
Class (  ) Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Class (  ) Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Class (  ) Final Scheduled Distribution Date  . . . . . . . . . . . . .    S-
Class (  ) Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Class (  ) Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-11
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . .    S-10
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-8
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-6
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover,S-6
Determination Date  . . . . . . . . . . . . . . . . . . . . . . .    S-8,S-18
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . .   S-2,S-7
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-11
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Final Scheduled Distribution Date . . . . . . . . . . . . . . . . . .    S-20
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . .   S-7
Financed Boats  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2,S-7
Floating Rate Interest Accrual Period   . . . . . . . . . . . . . . . .   S-6
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-6
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-6
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . .    S-8,S-17
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . . .    S-20
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . . .   S-7
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-6
Liquidated Receivables  . . . . . . . . . . . . . . . . . . . . . . .    S-20
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .    S-20
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7
Noteholders' Distributable Amount . . . . . . . . . . . . . . . . . .    S-21
Noteholders' Interest Carryover Shortfall . . . . . . . . . . . . . .    S-21
Noteholders' Interest Distributable Amount  . . . . . . . . . . . . .    S-21
Noteholders' Monthly Interest Distributable Amount  . . . . . . . . .    S-21
Noteholders' Monthly Principal Distributable Amount . . . . . . . . .    S-22
Noteholders' Principal Carryover Shortfall  . . . . . . . . . . . . .    S-22
Noteholders' Principal Distributable Amount . . . . . . . . . . .    S-8,S-22
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Cover,S-6
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-24
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-6
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Pass Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-9
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-25
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-3
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-12
Realized Losses . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-20
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . .    S-13
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7
Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . .    S-18
Regular Principal Distribution Amount . . . . . . . . . . . .   S-8,S-18,S-20
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . .   S-6
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2,S-6
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-9
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-6
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-11
Total Distribution Amount . . . . . . . . . . . . . . . . . . . . . .    S-20
Transfer and Servicing Agreements . . . . . . . . . . . . . . . . . .    S-19
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Cover,S-6
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-6
Underwriter(s)  . . . . . . . . . . . . . . . . . . . . . . . . . . .   Cover
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  S-25


   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                                                  VERSION #3B
Subject to completion, dated August 6, 1997
PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED            , 199__)

                            $(                   )

                      __________________ TRUST 199 -(  )

                   ( %) ASSET BACKED CERTIFICATES, CLASS A
                   ( %) ASSET BACKED CERTIFICATES, CLASS B
                MORGAN STANLEY ABS CAPITAL II INC., DEPOSITOR

                 __________________________________, SERVICER

                             ____________________

    The Asset Backed Certificates, Series 199_-_ (the "Certificates") will consist of two Classes of Certificates, the Class A Certificates and the Class B Certificates. The Class A Certificates will evidence in the aggregate an undivided ownership interest of approximately ___% in a trust (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement to be entered into among Morgan Stanley ABS Capital II Inc., as Depositor (the "Depositor"), _______________________, as Servicer (the "Servicer"), and _____________________, as Trustee (the "Trustee"). The Class B Certificates will evidence in the aggregate an undivided ownership interest of approximately ___% in the Trust. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables are subordinated to the rights of the Class A Certificateholders, to the extent described herein. The Trust property will include a pool of retail installment sale contracts or retail installment loans (the "Receivables") secured by new or used recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) (the "Financed Boats"), all monies due thereunder on or after __________, security interests in the Financed Boats and certain other property.

    Principal, and interest to the extent of the Pass-Through Rate of ___% per annum, will be distributed on the __th day of each month (or the next following business day) beginning ________, 199_ (the "Distribution Date"). The Final Scheduled Distribution Date on the Certificates will be __________.

                                          (Cover continued on following page)

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN MORGAN STANLEY ABS CAPITAL II INC., THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              ORIGINAL
                              PRINCIPAL           PRICE TO         UNDERWRITING     PROCEEDS TO THE
                               AMOUNT             PUBLIC(1)          DISCOUNT       DEPOSITOR(1)(2)
Class A Certificate .     $                                    %                 %                   %
Class B Certificate .                                          %                 %                   %
    Total                 $                     $                  $                 $


---------------
(1) Plus accrued interest, if any, from          , 199 .
(2) Before deducting expenses, estimated to be $              .

    The Certificates are offered by Morgan Stanley & Co. Incorporated (the "Underwriter") subject to prior sale and when, as and if issued and accepted by the Underwriter subject to the Underwriter's right to reject any order in whole or in part and to approval of certain legal matters by its counsel. It is expected that the Certificates will be delivered in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System against payment therefor in immediately
available funds on or about              , 199  .
                             ____________________
                          MORGAN STANLEY DEAN WITTER
                             ____________________
          , 199  .

(Continued from previous page)

    The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to (10%) or less of the initial aggregate principal balance of the Receivables purchased by the Trust.

    PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-7 HEREIN AND ON PAGE (12) IN THE ACCOMPANYING PROSPECTUS.

    THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

    Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Certificates. Such transactions may include stabilizing and the purchase of Certificates to cover syndicate short positions. For a description of these activities, see
"Underwriting" herein.


                        REPORTS TO CERTIFICATEHOLDERS

    Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates. See "Description of the Certificates -- Book-Entry Registration" and "-- Reports to Certificateholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor, as originator of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.

                             ___________________
                              TABLE OF CONTENTS

                                                                         PAGE
                                                                          ---
PROSPECTUS SUPPLEMENT
Reports to Certificateholders . . . . . . . . . . . . . . . . . . . . . Cover
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
The Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
The Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
Delinquencies, Repossessions and Net Losses . . . . . . . . . . . . . .  S-12
The Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
The Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
Weighted Average Life of the Certificates . . . . . . . . . . . . . . .  S-14
Description of the Certificates . . . . . . . . . . . . . . . . . . . .  S-15
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . .  S-19
ERISA Consideration . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
Underwriting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-21
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
PROSPECTUS
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Incorporation of Certain Documents by Reference . . . . . . . . . . . . .   3
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
The Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
The Receivables Pools . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Weighted Average Life of the Certificates . . . . . . . . . . . . . . . .  20
Pool Factors and Trading Information  . . . . . . . . . . . . . . . . . .  21
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Description of the Notes  . . . . . . . . . . . . . . . . . . . . . . . .  22
Description of the Certificates . . . . . . . . . . . . . . . . . . . . .  25
Certain Information Regarding the Securities  . . . . . . . . . . . . . .  26
Description of the Transfer and Servicing Agreements  . . . . . . . . . .  36
Certain Legal Aspects of the Receivables  . . . . . . . . . . . . . . . .  44
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . .  50
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITER(S) AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               SUMMARY OF TERMS

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

  Issuer  . . . . . . . . . . . . . .     _______________ Trust 199 -( ) (the
                                          "Trust" or the "Issuer"), to be
                                          formed pursuant to a Pooling and
                                          Servicing Agreement to be dated as
                                          of __________, 199_ among the
                                          Depositor, the Servicer and the
                                          Trustee (the "Pooling and Servicing
                                          Agreement")

  Depositor . . . . . . . . . . . . .     Morgan Stanley ABS Capital II Inc.
                                          (the "Depositor").

  Servicer  . . . . . . . . . . . . .     ______________________ (in such
                                          capacity, the "Servicer").

  Trustee . . . . . . . . . . . . . .                             , as
                                          trustee under the Pooling and
                                          Servicing Agreement (the
                                          "Trustee").

  The Certificates  . . . . . . . . .     The Certificates will consist of
                                          two classes, entitled ___% Asset
                                          Backed Certificates, Class A (the
                                          "Class A Certificates") and ___%
                                          Asset Backed Certificates, Class B
                                          (the "Class B Certificates").  Each
                                          Certificate will represent a
                                          fractional undivided ownership
                                          interest in the Trust.
                                          The Class A Certificates will
                                          evidence in the aggregate an
                                          undivided ownership interest (the
                                          "Class A Percentage") of
                                          approximately ___% of the Trust
                                          (initially representing
                                          $__________) and the Class B
                                          Certificates will evidence in the
                                          aggregate an undivided ownership
                                          interest (the "Class B Percentage")
                                          of approximately ___% of the Trust
                                          (initially representing
                                          $__________).  The Class B
                                          Certificates are subordinated to
                                          the Class A Certificates, to the
                                          extent described herein.

  The Receivables . . . . . . . . . .     The Receivables will have an
                                          aggregate principal balance of
                                          approximately $             (the
                                          "Initial Pool Balance") as of
                                                  , 199  (the "Cutoff Date").
                                          The Receivables will consist of
                                          retail installment sale contracts
                                          or installment loans between
                                          Obligors and Dealers secured by new
                                          or used recreational sport and
                                          power boats (including any boat
                                          motors and accompanying trailers)
                                          and yachts (both power and sail)
                                          (the "Financed Boats").  The retail
                                          installment sale contracts were
                                          purchased by __________ (the
                                          "Seller").  The Receivables will be
                                          transferred by the Depositor to the
                                          Trust, based on the criteria
                                          specified in the Pooling and
                                          Servicing Agreement and described
                                          herein and in the Prospectus.  As
                                          of the Cutoff Date, the weighted
                                          average annual percentage rate of
                                          the Receivables was approximately
                                           %, the weighted average remaining
                                          maturity of the Receivables was
                                          approximately      months, and the
                                          weighted average original maturity
                                          of the Receivables was
                                          approximately       months.  No
                                          Receivable has a scheduled maturity
                                          later than               , 20__
                                          (the "Final Scheduled Maturity
                                          Date").  See "The Receivables Pool"
                                          herein.

                                          The "Pool Balance" at any time will
                                          represent the aggregate principal
                                          balance of the Receivables at the
                                          end of the preceding Collection
                                          Period, after giving effect to all
                                          payments (other than Payaheads)
                                          received from Obligors, Advances
                                          and Purchase Amounts to be remitted
                                          by the Servicer or the Depositor,
                                          as the case may be, all for such
                                          Collection Period, and all losses
                                          realized on Receivables liquidated
                                          during such Collection Period.

  Distribution Dates  . . . . . . . .     Distributions with respect to the
                                          Certificates will be made on the
                                           day of each month or, if any such
                                          day is not a Business Day, on the
                                          next succeeding Business Day (each,
                                          a "Distribution Date") commencing
                                                  , 199 .  The Servicer shall
                                          determine the amount to be
                                          distributed on the Distribution
                                          Date on or before the    Business
                                          Day preceding such Distribution
                                          Date (the "Determination Date").
                                          Distributions will be made to
                                          holders of the Certificates (the
                                          "Certificateholders") of record as
                                          of the day immediately preceding
                                          such Distribution Date or, if
                                          Definitive Certificates are issued,
                                          as of the      day of the preceding
                                          month (a "Record Date").

  Class A Pass Through Rate . . . . .     ___% per annum.

  Class B Pass Through Rate . . . . .     ___% per annum.

  Interest  . . . . . . . . . . . . .     On each Distribution Date, the
                                          Trustee will distribute to the
                                          Class A Certificateholders 30 days
                                          of interest at the Class A Pass-
                                          Through Rate on the Class A
                                          Certificate Balance as of the last
                                          day of the preceding calendar month
                                          (before giving effect to
                                          distributions of principal on the
                                          related Distribution Date)
                                          generally to the extent of funds
                                          available from (i) the Class A
                                          Percentage of the Interest
                                          Distribution Amount; (ii) the
                                          Reserve Account and (iii) the Class
                                          B Percentage of the Total
                                          Distribution Amount.  The "Class A
                                          Certificate Balance" shall equal,
                                          initially, the Class A Percentage
                                          of the Pool Balance as of the
                                          Cutoff Date and thereafter shall
                                          equal the initial Class A
                                          Certificate Balance, reduced by all
                                          principal distributions on the
                                          Class A Certificates.  Interest on
                                          the Certificates will be calculated
                                          on the basis of a 360- day year
                                          consisting of twelve 30-day months.

  Class A Principal . . . . . . . . .     On each Distribution Date, the
                                          Trustee will distribute to Class A
                                          Certificateholders an amount equal
                                          to the Class A Percentage of the
                                          Principal Distribution Amount for
                                          the Collection Period preceding
                                          such Distribution Date to the
                                          extent of funds available therefor.
                                          The "Principal Distribution Amount"
                                          is the amount of principal paid or,
                                          in certain circumstances, the
                                          principal balance of defaulted
                                          Receivables, as calculated by the
                                          Servicer as described under
                                          "Description of the Certificates --
                                          Distributions."  The Class A
                                          Percentage of the Principal
                                          Distribution Amount will be passed
                                          through on each Distribution Date
                                          to the Class A Certificateholders
                                          to the extent of funds available
                                          from (i) the Class A Percentage of
                                          the Principal Distribution Amount
                                          (exclusive of the portion thereof
                                          attributable to Realized Losses),
                                          (ii) the Reserve Account and (iii)
                                          the Class B Percentage of the Total
                                          Distribution Amount.  "Realized
                                          Losses" means the excess of the
                                          principal balance of any Liquidated
                                          Receivable over Liquidation
                                          Proceeds to the extent allocable to
                                          principal received in the
                                          Collection Period in which the
                                          Receivable became a Liquidated
                                          Receivable.  A "Collection Period"
                                          with respect to a Distribution Date
                                          will be the calendar month
                                          preceding the month in which such
                                          Distribution Date occurs.

  Class B Interest  . . . . . . . . .     On each Distribution Date, the
                                          Trustee will distribute to the
                                          Class B Certificateholders 30 days
                                          of interest at the Class B Pass
                                          Through Rate on the Class B
                                          Certificate Balance as of the last
                                          day of the preceding calendar month
                                          (before giving effect to
                                          distributions of principal on such
                                          Distribution Date) generally to the
                                          extent of funds available, after
                                          giving effect to the prior rights
                                          of the Class A Certificateholders
                                          to receive the distribution of
                                          principal and interest due them as
                                          described above, from (i) the Class
                                          B Percentage of the Interest
                                          Distribution Amount and (ii) the
                                          Reserve Account.  The "Class B
                                          Certificate Balance" will equal,
                                          initially, $       and, thereafter,
                                          will equal the initial Class B
                                          Certificate Balance reduced by all
                                          amounts previously distributed to
                                          Class B Certificateholders (or
                                          deposited in the Reserve Account,
                                          exclusive of the Reserve Account
                                          Initial Deposit) and allocable to
                                          principal and by Realized Losses.

  Class B Principal . . . . . . . . .     On each Distribution Date, the
                                          Trustee will distribute the Class B
                                          Percentage of the Principal
                                          Distribution Amount to the Class B
                                          Certificateholders to the extent of
                                          funds available (after giving
                                          effect to the distribution of the
                                          interest and principal due to the
                                          Class A Certificateholders and the
                                          interest due to the Class B
                                          Certificateholders) from (i) the
                                          Class B Percentage of the Principal
                                          Distribution Amount (exclusive of
                                          the portion thereof attributable to
                                          Realized Losses) and (ii) the
                                          Reserve Account.

  Optional Prepayment . . . . . . . .     The Servicer will have the option
                                          to purchase all, but not less than
                                          all, of the Receivables on any
                                          Distribution Date on or after the
                                          Distribution Date on which the Pool
                                          Balance has declined the (  )% or
                                          less of the Initial Pool Balance.
                                          The price at which the Servicer
                                          will be required to purchase the
                                          Receivables in order to exercise
                                          such option will be equal to the
                                          aggregate of the Purchase Amounts
                                          of the Receivables as of the end of
                                          the related Collection Period.  The
                                          Servicer will be required to give
                                          not less than (  ) days notice to
                                          the Trustee of its intention to
                                          exercise such option.  In addition,
                                          the Servicer will not be permitted
                                          to exercise such option unless the
                                          resulting distribution would be
                                          sufficient to  distribute to the
                                          Class A Certificateholders will
                                          receive an amount equal to the
                                          Class A Certificate Balance
                                          together with accrued interest at
                                          the Class A Pass Through Rate, and
                                          to the Class B Certificateholders
                                          an amount equal to the Class B
                                          Certificate Balance together with
                                          accrued interest at the Class B
                                          Pass Through Rate.  Upon such a
                                          distribution the Certificates will
                                          be retired.

  Reserve Account . . . . . . . . . .     The Reserve Account will be created
                                          with an initial deposit by (    )
                                          on the Closing Date of cash or
                                          Eligible Investments having a value
                                          of at least $       .
                                          Certain amounts in the Reserve
                                          Account on any Distribution Date
                                          (after giving effect to all
                                          distributions to be made on such
                                          Distribution Date) in excess of the
                                          Specified Reserve Account Balance
                                          for such Distribution Date will be
                                          released to the ______.  The
                                          "Specified Reserve Account Balance"
                                          with respect to any Distribution
                                          Date generally will be equal to
                                          (state formula).  The amount in the
                                          Reserve Account will be increased
                                          by the deposit thereto on each
                                          Distribution Date of the amount, if
                                          any, of the Total Distribution
                                          Amount remaining after the payment
                                          of the Servicing Fee and any prior
                                          unpaid Servicing Fee, the Class A
                                          Distributable Amount and the Class
                                          B Distributable Amount until the
                                          amount in the Reserve Account
                                          equals the Specified Reserve
                                          Account Balance.  Amounts in the
                                          Reserve Account on any Distribution
                                          Date (after giving effect to all
                                          distributions made on such
                                          Distribution Date) in excess of the
                                          Specified Reserve Account Balance
                                          for such Distribution Date
                                          generally will be released to the
                                          ______ and will no longer be
                                          available to the
                                          Certificateholders.  The Reserve
                                          Account will be maintained with the
                                          Trustee as a segregated trust
                                          account, but will not be part of
                                          the Trust.

  Collection Account  . . . . . . . .     Except under certain conditions
                                          described herein, the Servicer will
                                          be required to remit collections
                                          received with respect to the
                                          Receivables within two Business
                                          Days of receipt thereof to one or
                                          more accounts in the name of the
                                          Trustee (the "Collection Account").
                                          Pursuant to the Pooling and
                                          Servicing Agreement, the Servicer
                                          will have the revocable power to
                                          instruct the Trustee to withdraw
                                          funds on deposit in the Collection
                                          Account and to apply such funds on
                                          each Distribution Date to the
                                          following (in the priority
                                          indicated):  (i) the Servicing Fee
                                          for the prior Collection Period and
                                          any overdue Servicing Fees to the
                                          Servicer, (ii) the Class A
                                          Distributable Amount to the Class A
                                          Certificateholders, (iii) the Class
                                          B Distributable Amount to the Class
                                          B Certificateholders, and (iv) the
                                          remaining balance, if any, to the
                                          Reserve Account.

  Tax Status  . . . . . . . . . . . .     In the opinion of Brown & Wood LLP,
                                          counsel to the Trust ("Tax
                                          Counsel") the Trust will be treated
                                          as a grantor trust for federal
                                          income tax purposes and will not be
                                          subject to federal income tax.
                                          Certificate Owners will report
                                          their pro rata share of all income
                                          earned on the Receivables (other
                                          than amounts, if any, treated as
                                          "stripped coupons") and, subject to
                                          certain limitations in the case of
                                          Certificate Owners who are
                                          individuals, trusts, or estates,
                                          may deduct their pro rata share of
                                          reasonable servicing and other
                                          fees.  See "Federal Income Tax
                                          Consequences" in the Prospectus for
                                          additional information concerning
                                          the application of federal income
                                          tax laws to the Trust and the
                                          Certificates.

  ERISA Considerations  . . . . . . .     Subject to the considerations
                                          discussed under "ERISA
                                          Considerations" herein and in the
                                          Prospectus, the Class A
                                          Certificates are eligible for
                                          purchase by employee benefit plans.

                                          The Class B Certificates may not be
                                          acquired by any employee benefit
                                          plan subject to the Employee
                                          Retirement Income Security Act of
                                          1974, as amended ("ERISA"), or
                                          Section 4975 of the Internal
                                          Revenue Code of 1986, as amended
                                          (the "Code"), or by an individual
                                          retirement account.  See "ERISA
                                          Considerations" herein and in the
                                          Prospectus.

  Ratings of the Class A
  Certificates  . . . . . . . . . . .     It is a condition to the issuance
                                          of the Class A Certificates that
                                          they be rated "   " by at least one
                                          Rating Agency.  The rating of the
                                          Class A Certificates by a Rating
                                          Agency reflects such Rating
                                          Agency's assessment of the
                                          likelihood that the holders of the
                                          Class A Certificates will receive
                                          payments principal and interest,
                                          however, the rating on the Class A
                                          Certificates does not address the
                                          timing of distributions of
                                          principal in respect of the Class A
                                          Certificates prior to the Final
                                          Scheduled Distribution Date.  A
                                          rating is not a recommendation to
                                          buy, sell or hold securities and
                                          may be subject to revision or
                                          withdrawal at any time by the
                                          assigning Rating Agency.  Each
                                          rating should be evaluated
                                          independently of any other rating.
                                          See "Risk Factors -- Ratings of the
                                          Certificates" herein.

  Ratings of the Class B
  Certificates  . . . . . . . . . . .     It is a condition to the issuance
                                          of the Class B Certificates that
                                          they be rated at least in the "   "
                                          category or its equivalent by at
                                          least one Rating Agency.  The
                                          rating of the Class B Certificates
                                          by a Rating Agency reflects such
                                          Rating Agency's assessment of the
                                          likelihood that the holders of the
                                          Class B Certificates will receive
                                          payments of principal and
                                          interests, however, the rating on
                                          the Class B Certificates does not
                                          address the timing of distributions
                                          of principal in respect of the
                                          Certificates prior to the Final
                                          Scheduled Distribution Date.  A
                                          rating is not a recommendation to
                                          buy, sell or hold securities and
                                          may be subject to revision or
                                          withdrawal at any time by the
                                          assigning Rating Agency.  Such
                                          rating should be evaluated
                                          independently of any other rating.
                                          See "Risk Factors -- Ratings of the
                                          Certificates"  herein.



                                 RISK FACTORS

    Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with purchases of the Certificates.

    LIMITED LIQUIDITY; ABSENCE OF A SECONDARY MARKET. There is currently no secondary market for the Certificates. Each Underwriter currently intends to make a market in the Certificates, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Certificates offered hereby.

    (GEOGRAPHIC CONCENTRATION. Economic conditions in states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. Obligors on Receivables representing approximately _____% by principal balance of the Receivables
were located in (          ) as of the Cutoff Date.  As a result, economic
conditions in such states may have a disproportionate affect on prepayments and/or defaults in respect of the Receivables and thus potentially adversely affect the amount available for distribution to Certificateholders. In particular, an economic downturn in one or more of such states could adversely affect the performance of the Trust as a whole (even if national economic conditions remain unchanged or improve) as Obligors in such state or states experience the effects of such a downturn and face greater difficulty in making payments on their Financed Boats. See "The Receivables Pool.")

    SUBORDINATION. Distributions of interest and principal on the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Consequently, the Class B Certificateholders will not receive any distributions with respect to a Collection Period until the full amount of interest on and principal of the Class A Certificates due on such Distribution Date has been deposited in the Certificate Distribution Account.

    LIMITED ASSETS OF THE TRUST. The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates, amounts to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Certificates.

    PAYMENT DELAY. The effective yield on the Certificates will be reduced below the yield otherwise proreduced because interest accrued through the end of each calendar month will not be distributed until the Distribution Date in the following month, and the amount distributable on such Distribution Date will not bear interest during such delay. As a result, the market value of the Certificates will be lower than would be the case if there was no such delay.

    RATINGS OF THE CERTIFICATES. It is a condition to the issuance of the Certificates that the Class A Certificates be rated in the highest investment rating category, and that the Class B Certificates be rated at least in the " " category or its equivalent, by at least one nationally recognized rating agency (the "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates address the likelihood of the payment of principal and interest on the Certificates pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.


                                  THE TRUST
GENERAL

    The Depositor will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses". To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust. In addition, due to administrative burden and expense, (i) the certificates of title to those Financed Boats financed in states where security interests in recreational boats are subject to certificate of title statutes will not be amended to reflect such assignments, (ii) UCC financing statements in respect of those Financed Boats financed in states where security interests in recreational boats are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments and (iii) and the assignment of liens created pursuant to Preferred Mortgages in respect of Financed Boats documented under federal law will not be filed as required by federal law to reflect such assignments. In the absence of such procedures, such Trust may not have a perfected in the Financed Boats in some states and will not have a perfected security interest in the Financed Boats documented under Federal law. See "Certain Legal Aspects of the Receivables" in the Prospectus.

    If the protection provided to the Certificateholders by the Reserve Account and, in the case of the Class A Certificateholders, the subordination of the Class B Certificates is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Boats which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Financed Boats, may affect the Trust's ability to realize on the Financed Boats securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders with respect to the Certificates. See "Description of the Certificates -- Distributions" and
"-- Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

    Each Certificate represents a fractional undivided ownership interest in the Trust. The Trust property includes retail installment sale contracts between Dealers and Obligors, and all payments due thereunder on or after the related Cutoff Date with respect to the Precomputed Receivables and all payments received thereunder on or after the related Cutoff Date with respect to the Simple Interest Receivables. The Trust property also includes (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Pooling and Servicing Agreement, as described below; (ii) security interests in the Financed Boats and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables from claims on physical damage, credit life and disability insurance policies covering the Financed Boats or the Obligors, as the case may be; (iv) the interest of the Seller in any proceeds with respect to the Receivables from recourse, if any, to Dealers on Receivables or Financed Boats with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the Trustee; and
(vi) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

                             THE RECEIVABLES POOL

    The pool of Receivables (the "Receivables Pool") will include only the Receivables purchased on the Closing Date. The Receivables (will be) (have been) purchased by the Depositor from the Seller, which purchased the Receivables, directly or indirectly, from Dealers in the ordinary course of business or in acquisitions. The Receivables were selected from the Depositor's portfolio for inclusion in the Receivables Pool by several criteria, some of which are set forth in the Prospectus under "The Receivables Pools", as well as the requirement that, as of the Cutoff Date,
each Receivable (i) had an outstanding gross balance of at least $       and
(ii) was not more than 60 days past due (an account is not considered past
due if the amount past due is less than    % of the scheduled monthly
payment). As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Seller as being the subject of a bankruptcy proceeding. No selection procedures believed by the Depositor to be adverse to Certificateholders were used in selecting the Receivables.

    Set forth in the following tables is information concerning the composition, distribution by annual percentage rate ("APR") and the geographic distribution of the Receivables Pool as of the Cutoff Date.

                         _____________ TRUST 199 -( )

                     COMPOSITION OF THE RECEIVABLES POOL



   Weighted                                             Weighted         Weighted
   Average          Aggregate                           Average          Average          Average
    APR of          Principal          Number of       Remaining         Original        Principal
 Receivables         Balance          Receivables        Term              Term           Balance
        _____%     $________________     __________     _____ months     _____ months      $__________


                       _______________ TRUST 199 - ( )
                 DISTRIBUTION BY APR OF THE RECEIVABLES POOL

                                                                                     Percent of
                                                                                      Aggregate
                                          Number of           Aggregate               Principal
APR Range                                Receivables      Principal Balance          Balance(1)
 0.00% -  5.00% . . . . . . . . . . .                  $                                         %
 5.01% -  6.00% . . . . . . . . . . .
 6.01% -  7.00% . . . . . . . . . . .
 7.01% -  8.00% . . . . . . . . . . .
 8.01% -  9.00% . . . . . . . . . . .
 9.01% - 10.00% . . . . . . . . . . .
10.01% - 11.00% . . . . . . . . . . .
11.01% - 12.00% . . . . . . . . . . .
12.01% - 13.00% . . . . . . . . . . .
13.01% - 14.00% . . . . . . . . . . .
14.01% - 15.00% . . . . . . . . . . .
15.01% - 16.00% . . . . . . . . . . .
16.01% - 17.00% . . . . . . . . . . .
17.01% - 18.00% . . . . . . . . . . .
Greater than 18.00% . . . . . . . . .

_______________
(1) Percentages may not add to 100.0% because of rounding.

                        _______________ TRUST 199 -( )
               GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL


                                               PERCENTAGE AGGREGATE
STATE(2)                                       PRINCIPAL BALANCE(1)

 . . . . . . . . . . . . . . . . . . . . .                      %
 . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . .
                                                    _________
                                                               %

_______________
(1) Percentages may not add to 100.0% because of rounding.
(2) Based on physical addresses of the Obligors as of the Cutoff Date.

    By aggregate principal balance, approximately    % of the receivables
are Precomputed Receivables and     % of the Receivables are Simple Interest
Receivables. See "The Receivables Pools" in the Prospectus for a further description of the characteristics of Precomputed Receivables and Simple Interest Receivables.


                 DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    Set forth below is certain information concerning the experience of the Seller pertaining to retail new and used recreational boat receivables, including those previously sold which the Servicer continues to service. There can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below.

                          DELINQUENCY EXPERIENCE(1)


                                 AT          ,                           AT DECEMBER 31,
                           199                 199                  199                  199
                    NUMBER OF           NUMBER OF            NUMBER OF            NUMBER OF
                    CONTRACTS   AMOUNT  CONTRACTS   AMOUNT   CONTRACTS   AMOUNT   CONTRACTS   AMOUNT

Portfolio . . . .                 $                 $                   $                     $
Period of
Delinquency
  31-60 Days  . .
  61 Days or More
Total                          $                   $                   $                      $
Delinquencies . .
Total
Delinquencies
  as a Percent of            %        %          %         %          %        %           %         %
  the Portfolio . . .


                                                       AT DECEMBER 31,
                                   199                      199                        199
                           NUMBER OF                NUMBER OF                 NUMBER OF
                           CONTRACTS     AMOUNT     CONTRACTS      AMOUNT     CONTRACTS      AMOUNT
                                                    (DOLLARS IN MILLIONS)

Portfolio . . . . . . .                             $                         $               $
Period of Delinquency
  31-60 Days  . . . . .
  61 Days or More . . .
Total Delinquencies . .
Total Delinquencies
  as a Percent of the
  Portfolio . . . . . .              %          %             %           %           %           %


    _______________
    (1) All amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges.


                    CREDIT LOSS/REPOSSESSION EXPERIENCE(1)

                                  _____________ ENDED
                                            ,                                    YEAR ENDED DECEMBER
                                                               31,
                                        199      199          199      199      199      199      199
                                                          (DOLLARS IN MILLIONS)

Average Amount Outstanding
  During the Period . . . . . . .          $        $            $        $        $        $        $
Average Number of Contracts
  Outstanding During the Period .
Percent of Contracts Acquired
During the                                 %        %            %        %        %        %        %
  Period with Recourse to the
Dealer  . . . . . . . . . . . . .
Repossessions as a Percent of
Average                                    %        %            %        %        %        %        %
  Number of Contracts Outstanding
Net Losses as a Percent of
  Liquidations(3)(4)  . . . . . .          %        %            %        %        %        %        %
Net Losses as a Percent of
Average                                    %        %            %        %        %        %        %
  Amount Outstanding(2)(3)  . . .

   ____________________
   (1) (Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes previously sold contracts that the Servicer continues to service.)

   (2) Percentages have been annualized for the _____ months ended ____________, 199 and 199 and are not necessarily indicative of the experience for the year.

   (3) (Net losses are equal to the aggregate of the balances of all contracts which are determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, including any losses resulting from disposition expenses and any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.)

   (4) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.

    (The net loss figures above reflect the fact that Seller had recourse to Dealers on a portion of its retail installment sale contracts. By aggregate
principal balance, approximately      % of the Receivables represent
contracts with recourse to Dealers. The Seller applies underwriting standards to the purchase of contracts without regard to whether recourse to Dealers is provided. However, the net loss experience of contracts without recourse against Dealers is higher than that of contracts with recourse against Dealers because, under its recourse obligation, the Dealer is responsible to the Seller for payment of the unpaid balance of the contract, provided that the Originator repossesses the boat from the retail buyer and returns it to the Dealer within a specified time. In the event of a Dealer's bankruptcy, a bankruptcy trustee might attempt to characterize recourse sales of contracts as loans to the Dealer secured by the contracts. Such an attempt, if successful, could result in payment delays or losses on the affected Receivables.)

                                  THE SELLER

    (Description of Seller and its underwriting and servicing standards.)


                                 THE SERVICER

    (Description of Servicer and its servicing standards.)

                  WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

    Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under "Weighted Average Life of the Certificates" in the Prospectus. As the rate of payment of principal of the Certificates depends primarily on the rate of payment (including prepayments on liquidations due to default) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than their final scheduled Distribution Date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yields on their respective Certificates.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the terms of the Pooling and Servicing Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Pooling and Servicing Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes certain terms of the Certificates and the Pooling and Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Pooling and Servicing Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Pooling and Servicing Agreement set forth in the Prospectus, to which description reference is hereby made.

    In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Percentage of the Principal Distribution Amount plus interest at the Class A Pass Through Rate on the Class A Certificate Balance. Subject to the prior rights of the Class A Certificateholders, it is intended that the Class B Certificateholders receive, on each Distribution Date, the Class B Percentage of the Principal Distribution Amount plus interest at the Class B Pass Through Rate on the Class B Certificate Balance.

    The Certificates will evidence interests in the Trust created pursuant to the Pooling and Servicing Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A
Percentage") of approximately   % of the Trust and the Class B Certificates
will evidence in the aggregate an undivided ownership interest (the "Class B
Percentage") of approximately   % of the Trust.

OPTIONAL PREPAYMENT

    The Servicer will have the option to purchase all, but not less than all, of the Receivables on any Distribution Date on or after the Distribution Date on which the Pool Balance has declined to ( )% or less of the Initial Pool Balance. The price at which the Servicer will be required to purchase the Receivables in order to exercise such option will be equal to the aggregate of the Purchase Amounts of the Receivables as of the end of the related Collection Period. The Servicer will be required to give not less than ( ) days notice to the Trustee of its intention to exercise such option. In addition, the Servicer will not be permitted to exercise such option unless the resulting distribution would be sufficient to distribute to the Class A Certificateholders an amount equal to the Class A Certificate Balance together with accrued interest at the Class A Pass Through Rate, and to the Class B Certificateholders an amount equal to the Class B Certificate Balance together with accrued interest at the Class B Pass Through Rate.
Upon such a distribution, the Certificates will be retired.

SALE AND ASSIGNMENT OF RECEIVABLES

    Certain information regarding the conveyance of the Receivables by the Depositor to the Trust on the Closing Date pursuant to the Pooling and Servicing Agreement is set forth in the Prospectus under "Description of the Pooling and Servicing Agreement -- Sale and Assignment of Receivables".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicing Fee Rate with respect to the Servicing Fee for the Servicer will be ____% per annum of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid at the beginning of such Collection Period out of collections for such Collection Period. See "Description of the Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

    DEPOSITS TO COLLECTION ACCOUNT. On or before each Distribution Date, the Servicer will cause all collections and other amounts constituting the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date shall be the sum of the Interest Distribution
Amount and the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal received in the Collection Period in which the Receivable became a Liquidated Receivable.

    The "Interest Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (including Payaheads that have been applied as payments on the related Receivables in that Collection Period) allocable to interest; (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods; (iii) all Advances made by the Servicer of interest due on the Receivables; (iv) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon; and (v) Investment Earnings for such Distribution Date. The Interest Distribution Amount shall be determined on the related Determination Date.

    The "Principal Distribution Amount" on any Distribution Date will generally be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables (exclusive of Payaheads allocable to principal that have not been applied as payments under the related Receivables in such Collection Period and inclusive of Payaheads allocable to principal that have been applied as payments under the related Receivables in such Collection Period) allocable to principal; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Collection Period; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original contract; and (vi) on the Distribution Date immediately following the Final Scheduled Maturity Date (the "Final Scheduled Distribution Date"), any amounts advanced by the Servicer with respect to principal on the Receivables. The Regular Principal Distribution Amount shall be determined on the related Determination Date.

    The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude the following:

        (i) amounts received on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance;

        (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

        (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

        (iv) amounts received in respect of interest on Simple Interest Receivables during the preceding Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof); and

        (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances.

    CALCULATION OF DISTRIBUTABLE AMOUNTS.  The "Class A Distributable
Amount" with respect to a Distribution Date will be an amount equal to the sum of (i) the "Class A Principal Distributable Amount", consisting of the Class A Percentage of the Principal Distribution Amount, plus (ii) the "Class A Interest Distributable Amount", consisting of thirty
(30) days' interest at the Class A Pass Through Rate on the Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the Class A Principal Distributable Amount will include the lesser of (A) the Class A Percentage of any payments of principal due and remaining unpaid on each Receivable in the Trust as of the last day of the preceding Collection Period and (B) the portion of such amount necessary (after giving effect to the other amounts described above to be distributed to the Class A Certificateholders on such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

    The "Class A Certificate Balance" will equal, initially, $        and,
thereafter, shall equal the initial Class A Certificate Balance reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal.

    The "Class B Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distribution Amount plus (ii) the "Class B Interest Distributable Amount", consisting of thirty (30) days' interest at the Class B Pass Through Rate to the Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed on the Class B Certificateholders will include the lesser of (i) the Class B Percentage of any payments of principal due and remaining unpaid with respect to the Receivables in the Trust as of the last day of the preceding Collection Period and (ii) the portion of the amount in clause (i) above that is necessary (after giving effect to all other amounts distributed to Class A and Class B Certificateholders on such Distribution Date and allocable to principal) to reduce the Class B Certificate Balance to zero.

    The "Class B Certificate Balance" shall equal, initially, $__________ and, thereafter, shall equal the initial Class B Certificate Balance, reduced by all amounts previously distributed to Class B Certificateholders (or deposited in the Reserve Account, but not including the Reserve Account Initial Deposit) and allocable to principal and by Realized Losses.

    CALCULATION OF AMOUNTS TO BE DISTRIBUTED. Prior to each Distribution Date, the Servicer will calculate the Total Distribution Amount, the Class A Distributable Amount and the Class B Distributable Amount.

    The holders of the Class A Certificates will receive on any Distribution Date, to the extent of available funds, the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class A Interest Carryover Shortfall at the Class A Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date, the Class A Certificateholders shall be entitled generally to receive such amounts, first, from the Class B Percentage of the Interest Distribution Amount; second, if such amounts are insufficient, from the amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses). The "Class A Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Interest Distributable Amount for such Distribution Date, plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

    On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) on such Distribution Date, the Class A Certificateholders shall be entitled to receive such amounts, first, from the Class B Percentage of the Principal Distribution Amount (other than the portion thereof attributable to Realized Losses); second, if such amounts are insufficient, from amounts available in the Reserve Account; and third, if such amounts are insufficient, from the Class B Percentage of the Interest Distribution Amount. The "Class A Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

    The holders of the Class B Certificates will receive on any Distribution Date, to the extent of available funds, the Class B Distributable Amount and any outstanding Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date. On each Distribution Date on which the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date (plus interest on such Class B Interest Carryover Shortfall at the Class B Pass Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class B Percentage of the Interest Distribution Amount (after payment of the Servicing Fee) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled generally to receive such amounts, first, from the Class A Percentage of the Interest Distribution Amount that is not otherwise required to be distributed to the Class A Certificateholders as described above and, second, from the amount, if any, available in the Reserve Account (after giving effect to any withdrawals therefrom for distribution to the Class A Certificateholders on such Distribution Date). The "Class B Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Interest Distributable Amount for such Distribution Date, plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Distribution Date.

    On each Distribution Date on which the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class B Percentage of the Principal Distribution Amount (exclusive of the portion thereof attributable to Realized Losses) on such Distribution Date less any portion thereof required to be distributed to the Class A Certificateholders pursuant to their prior rights as described above, the Class B Certificateholders shall be entitled to receive such amounts, first, from the Interest Distribution Amount that is not otherwise required to be distributed to the Class A or Class B Certificateholders as described above and, second, from amounts available in the Reserve Account (after giving effect to any withdrawals therefrom on such Distribution Date for distribution to the Class A Certificateholders and for distribution of interest to the Class B Certificateholders). The "Class B Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of Class B Certificates actually received on such current Distribution Date.

SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE ACCOUNT

    The rights of the Class B Certificateholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as described herein and provided in the Pooling and Servicing Agreement. The protection afforded to the Class A Certificateholders through subordination will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Reserve Account. The Reserve Account will be created with an initial deposit by the Seller of the Reserve Account Initial Deposit and will be augmented by deposit therein on each Distribution Date of the amount, if any, remaining from the Total Distribution Amount after the distributions due to the Certificateholders have been made until the amount in the Reserve Account reaches the Specified Reserve Account Balance for such Distribution Date.

    The Reserve Account will not be part of or otherwise includible in the Trust and will be a segregated trust account held by the Trustee. On each Distribution Date, (i) if the amounts on deposit in the Reserve Account are less than the Specified Reserve Account Balance for such Distribution Date, the Trustee will, after payment of any amounts required to be distributed to Certificateholders and the payment of the Servicing Fee due with respect to the related Collection Period (including any unpaid Servicing Fees with respect to prior Collection Periods), withdraw from the Collection Account and deposit in the Reserve Account the amount, if any, remaining in the Collection Account that would otherwise be distributed to the Seller, or such lesser portion thereof as is sufficient to restore the amount in the Reserve Account to such Specified Reserve Account Balance for such Distribution Date, and (ii) if the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Trustee will release and distribute any such excess to the Seller. Upon any such distribution to the Seller, the Certificateholders will have no rights in, or claims to, such amounts.

    Amounts held from time to time in the Reserve Account will continue to be held for the benefit of holders of the Class A Certificates and holders of the Class B Certificates. Funds in the Reserve Account shall be invested as provided in the Pooling and Servicing Agreement in Eligible Investments. The Seller will be entitled to receive all investment earnings on amounts in the Reserve Account. Investment income on amounts in the Reserve Account will not be available for distribution to the Certificateholders or otherwise subject to any claims or rights of the Certificateholders.

    The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the Closing Date will be affected by the delinquency, credit loss, repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

    The subordination of the Class B Certificates and the Reserve Account described above are intended to enhance the likelihood of receipt by Class A Certificateholders of the full amount of principal and interest on the Class A Certificates due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted and shortfalls could result.

    If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts withdrawn from the Reserve Account and the Class B Percentage of the Total Distribution Amount and applied to such deficiency, as described above), the holders of the Class B Certificates generally will not receive any portion of the Total Distribution Amount. While the Class B Certificateholders are entitled to receive amounts from the Reserve Account as described above, such entitlement is subordinated to the rights of the Class A Certificateholders to receive amounts from the Reserve Account as described above. If the Reserve Account becomes depleted, the Class B Certificateholders may experience shortfalls in the distributions due them and incur a loss on their investment.

                       FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Brown & Wood LLP, counsel to the Trust, the Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the Prospectus.


                             ERISA CONSIDERATIONS

THE CLASS A CERTIFICATES

    Subject to the considerations set forth under "ERISA Considerations -- Senior Certificates" in the Prospectus, the Class A Certificates may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

    The Class A Certificates may not be purchased with the assets of a Plan if the Seller, the Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

THE CLASS B CERTIFICATES

    The Class B Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or which uses plan assets to acquire Class B Certificates. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the
United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114
          --------------------------------------------------------
S. Ct. 517 (1993).  In John Hancock, the Supreme Court ruled that assets held
                       ------------
in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Class B Certificates. In particular, such an insurance company should consider the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transactions Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995). For additional information regarding treatment of the Class B Certificates under ERISA, see "ERISA Considerations" in the Prospectus.


                                 UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to the Underwriter, and the Underwriter has agreed to purchase, the entire principal amount of the Certificates.

    The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not
in excess of    % per Class A Certificate and    % per Class B Certificate.
The Underwriter may allow and such dealers may reallow a concession not in
excess of    % per Class A Certificate and        % per Class B Certificate
to certain other dealers. After the initial public offering of the Certificates, the public offering prices and such concessions may be changed.

    Until the distribution of the Certificates is completed, rules of the Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

    If the Underwriter creates a short position in the Certificates in connection with the offering, i.e., if it sells more Certificates than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Certificates in the open market.

    In general, the purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Depositor nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Depositor nor any Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986
(Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

    Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                LEGAL OPINIONS

    Certain legal matters relating to the Certificates and certain federal income tax matters will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. (Certain legal matters relating to the Certificates will be passed upon for the Underwriter by Brown & Wood LLP.)


                                INDEX OF TERMS

APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-10
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Class A Certificate Balance . . . . . . . . . . . . . . . . . . . .  S-5,S-17
Class A Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Class A Distributable Amount  . . . . . . . . . . . . . . . . . . . . .  S-16
Class A Interest Carryover Shortfall  . . . . . . . . . . . . . . . . .  S-17
Class A Interest Distributable Amount . . . . . . . . . . . . . . . . .  S-16
Class A Percentage  . . . . . . . . . . . . . . . . . . . . . . . .  S-4,S-15
Class A Principal Carryover Shortfall . . . . . . . . . . . . . . . . .  S-17
Class A Principal Distributable Amount  . . . . . . . . . . . . . . . .  S-16
Class B Certificate Balance . . . . . . . . . . . . . . . . . . . .  S-6,S-17
Class B Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Class B Distributable Amount  . . . . . . . . . . . . . . . . . . . . .  S-17
Class B Interest Carryover Shortfall  . . . . . . . . . . . . . . . . .  S-18
Class B Interest Distributable Amount . . . . . . . . . . . . . . . . .  S-17
Class B Percentage  . . . . . . . . . . . . . . . . . . . . . . . .  S-4,S-15
Class B Principal Carryover Shortfall . . . . . . . . . . . . . . . . .  S-18
Class B Principal Distributable Amount  . . . . . . . . . . . . . . . .  S-17
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-6
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-4
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-4
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-5
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-7
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Final Scheduled Distribution Date . . . . . . . . . . . . . . . . . .    S-16
Final Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . .   S-4
Financed Boats  . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-4
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Interest Distribution Amount  . . . . . . . . . . . . . . . . . . . .    S-16
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-4
Liquidated Receivables  . . . . . . . . . . . . . . . . . . . . . . .    S-16
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .    S-16
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    S-19
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-4
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . S-4
Principal Distribution Amount . . . . . . . . . . . . . . . . . . .  S-5,S-16
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-9
Realized Losses . . . . . . . . . . . . . . . . . . . . . . . . .    S-5,S-16
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . .    S-10
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-5
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-4
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-4
Specified Reserve Account Balance . . . . . . . . . . . . . . . . . . .   S-6
stripped coupons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Total Distribution Amount . . . . . . . . . . . . . . . . . . . . . .    S-15
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-4
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover,S-4
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Cover
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  S-20




Information contained hereon is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                                                   Version #4
Subject to Completion, dated August 6, 1997


PROSPECTUS SUPPLEMENT (To Prospectus Supplement dated       , 199
and Prospectus dated       , 199  )

                      (            ) Trust, Series 199
                       Asset Backed Notes, Class (   )
                    Asset Backed Certificates, Class (   )


                      MORGAN STANLEY ABS CAPITAL II INC.
                                  DEPOSITOR


                            (                    )
                                   SERVICER
                              _________________

     The  Prospectus dated      ,  199_ and the Prospectus Supplement dated
, 199_ are  hereby amended and supplemented  as indicated below.   Terms used
herein and not otherwise defined have the meanings given them in the Prospectus and Prospectus Supplement.

     This Supplement reflects the issuance on       , 199_ of           in an
original principal amount of $   (and  in an original principal amount of
$     ).

     Because this Supplement is to be used in connection with offers and sales related to market-making transactions in the (Notes) (Certificates)
(Securities), the following portions of the Prospectus Supplement and Prospectus do not apply and are deemed deleted from such documents to the extent they are used for market-making transactions:

     (a) the sentence(s) on (the cover page)(page S-( ) of the Prospectus Supplement stating that (("t)here is currently no secondary market for the Securities.) ("(t)here can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will continue or provide Securityholders with a sufficient level of liquidity of investment.")

                                                     (Continued on next page)
                              __________________

     This Supplement  to the  Prospectus and Prospectus  Supplement is  to be
used by (         ) (the  "Dealer") in connection with offers and sales  from time to time related to market-making transactions in the (Notes) (Certificates) (Securities) in which the Dealer acts as principal. The Dealer also may act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale. Certain information with respect to the Prospectus and Prospectus Supplement will be updated periodically by an incorporation by reference of filings made by the Depositor on behalf of the Trust Fund pursuant to the Securities and Exchange Act of 1934, as amended. See "Available Information" herein.
                              __________________

                            (                    )

               , 199  .


     (b) (the pricing table and related footnotes on the cover page of the Prospectus Supplement) (the sentence on the front cover page of the
Prospectus Supplement with respect to the purchase of the (Notes) (Certificate) (Securities) by the Underwriters from the Depositor and the offering thereof) and (the sentence on the front cover page of the Prospectus Supplement with respect to the proceeds to the Depositor from the sale of the (Notes) (Certificates) (Securities);

     (c) the (paragraph) (sentences) with respect to delivery of the (Notes) (Certificates) (Securities) on the cover page of the Prospectus Supplement;

     ((d) the paragraph with respect to stabilization activities of the Dealer on page S-2 of the Prospectus Supplement;)

     (e)  the "Underwriting" section of the Prospectus Supplement; and

     (f)  the "Use of Proceeds" section of the Prospectus.

                             PLAN OF DISTRIBUTION

     The "Plan of Distribution" section of the Prospectus is replaced with the following:

     This Supplement is to be used by the Dealer in connection with offers and sales from time to time related to market-making transactions in the Securities in which the Dealer acts as principal. The Dealer also may act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale. The Dealer has no obligation to make a market in the (Notes) (Certificates) (Securities) and may discontinue its market-making activities at any time without notice, in its sole discretion. There is no assurance that any secondary market will develop or, that if such market develops, that it will continue.

                            AVAILABLE INFORMATION

          The Trust is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended, and, in accordance therewith, the Depositor, on behalf of the Trust, files reports and other information with the Securities and Exchange Commission. Such reports filed by the Depositor on behalf of the Trust Fund are available for inspection without charge at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such reports and other documents may also be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. Such reports and other information are hereby incorporated by reference in this Supplement. The information provided in the monthly reports to Securityholders will be included in such reports, which will include, but are not limited to, information relating to the principal and interest distributed to Securityholders on the most recent Distribution Date, the outstanding principal balance of each class of the related Series, the percentage of principal payments on the Receivables, Loans, the amount of servicing compensation retained by Servicer, the delinquency status of the Receivables, and certain interest rates. See "Certain Information Regarding the Securities -- Reports to Securityholders" in the Prospectus.




   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final prospectus supplement and prospectus. This prospectus and the accompanying prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                                                                   Version #1

                 Subject to completion, dated August 6, 1997

PROSPECTUS
                              ASSET BACKED NOTES
                          ASSET BACKED CERTIFICATES
                          (EACH ISSUABLE IN SERIES)
                            ---------------------
                     MORGAN STANLEY ABS CAPITAL II INC.
                                  Depositor
                            ---------------------

     The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into between Morgan Stanley ABS Capital II Inc. (the "Depositor") and the Trustee specified in the related Prospectus Supplement (the "Trustee"), or (ii) a Pooling and Servicing Agreement to be entered into among the Trustee, the Depositor and the servicer specified in the related Prospectus Supplement (the "Servicer"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of retail installment sale contracts, installment loans, purchase money notes or other notes (the "Receivables") secured by new or used (i) automobiles and light-duty trucks, (ii) recreational vehicles and/or
(iii) recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail), certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the items financed thereby and certain other property, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee, which will be used to purchase additional Receivables (the "Subsequent Receivables") from the Depositor from time to time during the Funding Period specified in the related Prospectus Supplement.

     Each class of Securities of any series will represent the right to receive a specified amount of payments on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.


     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE 12 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.


     ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, MORGAN STANLEY ABS CAPITAL II INC., THE SERVICER, THE SELLER(S) OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

                           ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

                           ------------------------

____________, 199__.
                            AVAILABLE INFORMATION

     Morgan Stanley ABS Capital II Inc. (the "Depositor") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Morgan Stanley ABS Capital II Inc., that file electronically with the Commission.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Depositor as originator of the Trust referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, Morgan Stanley ABS Capital II, Inc., 1585 Broadway, New York, New York 10036 (212-761-1817.)

                           ------------------------
                              TABLE OF CONTENTS


PROSPECTUS
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Incorporation of Certain Documents by Reference . . . . . . . . . . . . .   3
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
The Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
The Receivables Pools . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Weighted Average Life of the Securities . . . . . . . . . . . . . . . . .  20
Pool Factors and Trading Information  . . . . . . . . . . . . . . . . . .  21
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Description of the Notes  . . . . . . . . . . . . . . . . . . . . . . . .  22
Description of the Certificates . . . . . . . . . . . . . . . . . . . . .  25
Certain Information Regarding the Securities  . . . . . . . . . . . . . .  27
Description of the Transfer and Servicing Agreements  . . . . . . . . . .  35
Certain Legal Aspects of the Receivables  . . . . . . . . . . . . . . . .  44
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . .  50
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63


                               SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

  Issuer  . . . . . . . . . . . . .       With respect to each series of
                                          Securities, the trust (referred to
                                          herein as the "Trust" or the
                                          "Issuer") to be formed pursuant to
                                          either a Trust Agreement (as
                                          amended and supplemented from time
                                          to time, a "Trust Agreement")
                                          among the Depositor and the
                                          trustee specified in the related
                                          Prospectus Supplement (the
                                          "Trustee") and, if so specified in
                                          the related prospectus supplement,
                                          a limited purpose affiliate of the
                                          Seller (the "Company") or a
                                          Pooling and Servicing Agreement
                                          (as amended and supplemented from
                                          time to time, the "Pooling and
                                          Servicing Agreement") among the
                                          Trustee, the Depositor and the
                                          servicer specified in the related
                                          Prospectus Supplement (the
                                          "Servicer").

  Depositor . . . . . . . . . . . .       Morgan Stanley ABS Capital II Inc.

  Seller(s) . . . . . . . . . . . .       With respect to each series of
                                          Securities, the Seller(s) will be
                                          specified in the related
                                          Prospectus Supplement.

  Servicer  . . . . . . . . . . . .       With respect to each series of
                                          Securities, the Servicer will be
                                          specified in the related
                                          Prospectus Supplement.

  Trustee . . . . . . . . . . . . .       With respect to each series of
                                          Securities, the Trustee will be
                                          specified in the related
                                          Prospectus Supplement.

  Indenture Trustee . . . . . . . .       With respect to any applicable
                                          series of Securities, the
                                          Indenture Trustee will be
                                          specified in the related
                                          Prospectus Supplement.

  The Notes . . . . . . . . . . . .       A series of Securities may include
                                          one or more classes of Notes,
                                          which will be issued pursuant to
                                          an Indenture between the Trust and
                                          the Indenture Trustee (as amended
                                          and supplemented from time to
                                          time, an "Indenture").  The
                                          related Prospectus Supplement will
                                          specify which class or classes, if
                                          any, of Notes of the related
                                          series are being offered thereby.

                                          Unless otherwise specified in the
                                          related Prospectus Supplement,
                                          Notes will be available for
                                          purchase in minimum denominations
                                          of $1,000 and will be available in
                                          book-entry form only.  Unless
                                          otherwise specified in the related
                                          Prospectus Supplement, Noteholders
                                          will be able to receive Definitive
                                          Notes only in the limited
                                          circumstances described herein or
                                          in the related Prospectus
                                          Supplement.  See "Certain
                                          Information Regarding the
                                          Securities -- Definitive
                                          Securities".

                                          Except in the case of any Strip
                                          Notes, as described below, each
                                          class of Notes will have a stated
                                          principal amount and will bear
                                          interest at a specified rate or
                                          rates (with respect to each class
                                          of Notes, the "Interest Rate").
                                          Each class of Notes may have a
                                          different Interest Rate, which may
                                          be a fixed, variable or adjustable
                                          Interest Rate, or any combination
                                          of the foregoing.  The related
                                          Prospectus Supplement will specify
                                          the Interest Rate for each class
                                          of Notes, or the method for
                                          determining the Interest Rate.

                                          With respect to a series that
                                          includes two or more classes of
                                          Notes, each class may differ as to
                                          the timing and priority of
                                          payments, seniority, allocations
                                          of losses, Interest Rate or amount
                                          of payments of principal or
                                          interest, or payments of principal
                                          or interest in respect of any such
                                          class or classes may or may not be
                                          made upon the occurrence of
                                          specified events or on the basis
                                          of collections from designated
                                          portions of the Receivables Pool.
                                          In addition, a series may include
                                          one or more classes of Notes
                                          ("Strip Notes") entitled to
                                          (i) principal payments with
                                          disproportionate, nominal or no
                                          interest payments or (ii) interest
                                          payments with disproportionate,
                                          nominal or no principal payments.

                                          If the Servicer exercises its
                                          option to purchase the Receivables
                                          of a Trust (or, if not and, if and
                                          to the extent provided in the
                                          related Prospectus Supplement,
                                          satisfactory bids for the purchase
                                          of such Receivables are received),
                                          in the manner and on the
                                          respective terms and conditions
                                          described under "Description of
                                          the Transfer and Servicing
                                          Agreements -- Termination", the
                                          outstanding Notes will be redeemed
                                          as set forth in the related
                                          Prospectus Supplement.  In
                                          addition, if the related
                                          Prospectus Supplement provides
                                          that the property of a Trust will
                                          include a Pre-Funding Account (as
                                          such term is defined in the
                                          related Prospectus Supplement, the
                                          "Pre-Funding Account"), one or
                                          more classes of the outstanding
                                          Notes will be subject to partial
                                          redemption on or immediately
                                          following the end of the Funding
                                          Period (as such term is defined in
                                          the related Prospectus Supplement,
                                          the "Funding Period") in an amount
                                          and manner specified in the
                                          related Prospectus Supplement.  In
                                          the event of such partial
                                          redemption, the Noteholders may be
                                          entitled to receive a prepayment
                                          premium from the Trust, in the
                                          amount and to the extent provided
                                          in the related Prospectus
                                          Supplement.

  The Certificates  . . . . . . . .       A series may include one or more
                                          classes of Certificates and may
                                          not include any Notes.  The
                                          related Prospectus Supplement will
                                          specify which class or classes, if
                                          any, of the Certificates are being
                                          offered thereby.

                                          Unless otherwise specified in the
                                          related Prospectus Supplement,
                                          Certificates will be available for
                                          purchase in a minimum denomination
                                          of $1,000 and will be available in
                                          book-entry form only.  Unless
                                          otherwise specified in the related
                                          Prospectus Supplement,
                                          Certificateholders will be able to
                                          receive Definitive Certificates
                                          only in the limited circumstances
                                          described herein or in the related
                                          Prospectus Supplement.  See
                                          "Certain Information Regarding the
                                          Securities -- Definitive
                                          Securities".

                                          Except in the case of any Strip
                                          Certificates, as described below,
                                          each class of Certificates will
                                          have a stated Certificate Balance
                                          specified in the related
                                          Prospectus Supplement (the
                                          "Certificate Balance") and will
                                          accrue interest on such
                                          Certificate Balance at a specified
                                          rate (with respect to each class
                                          of Certificates, the "Pass Through
                                          Rate").  Each class of
                                          Certificates may have a different
                                          Pass Through Rate, which may be a
                                          fixed, variable or adjustable Pass
                                          Through Rate, or any combination
                                          of the foregoing. The related
                                          Prospectus Supplement will specify
                                          the Pass Through Rate for each
                                          class of Certificates or the
                                          method for determining the Pass
                                          Through Rate.

                                          With respect to a series that
                                          includes two or more classes of
                                          Certificates, each class may
                                          differ as to timing and priority
                                          of distributions, seniority,
                                          allocations of losses, Pass
                                          Through Rate or amount of
                                          distributions in respect of
                                          principal or interest, or
                                          distributions in respect of
                                          principal or interest in respect
                                          of any such class or classes may
                                          or may not be made upon the
                                          occurrence of specified events or
                                          on the basis of collections from
                                          designated portions of the
                                          Receivables Pool.

                                          In addition, a series may include one
                                          or more classes of Certificates
                                          ("Strip Certificates") entitled to
                                          (i) distributions in respect of
                                          principal with disproportionate,
                                          nominal or no interest
                                          distributions or (ii) interest
                                          distributions with
                                          disproportionate, nominal or no
                                          distributions in respect of
                                          principal.

                                          If a series of securities includes
                                          classes of Notes, distributions in
                                          respect of the Certificates may be
                                          subordinated in priority of
                                          payment to payments on the Notes
                                          to the extent specified in the
                                          related Prospectus Supplement.

                                          If the Servicer exercises its
                                          option to purchase the Receivables
                                          of a Trust (or, if not, and if and
                                          to the extent provided in the
                                          related Prospectus Supplement,
                                          satisfactory bids for the purchase
                                          of such Receivables are received),
                                          in the manner and on the
                                          respective terms and conditions
                                          described under "Description of
                                          the Transfer and Servicing
                                          Agreements -- Termination",
                                          Certificateholders will receive as
                                          a prepayment an amount in respect
                                          of the Certificates as specified
                                          in the related Prospectus
                                          Supplement.  In addition, if the
                                          related Prospectus Supplement
                                          provides that the property of a
                                          Trust will include a Pre-Funding
                                          Account, Certificateholders may
                                          receive a partial prepayment of
                                          principal on or immediately
                                          following the end of the Funding
                                          Period in an amount and manner
                                          specified in the related
                                          Prospectus Supplement.  In the
                                          event of such partial prepayment,
                                          the Certificateholders may be
                                          entitled to receive a prepayment
                                          premium from the Trust, in the
                                          amount and to the extent provided
                                          in the related Prospectus
                                          Supplement.

  The Trust Property  . . . . . . .       The property of each Trust will
                                          include a pool of retail
                                          installment sale contracts,
                                          installment loans, purchase money
                                          notes, or other notes (the
                                          "Receivables") secured by new or
                                          used (i) automobiles and light-
                                          duty trucks (the "Financed Motor
                                          Vehicles"), (ii) recreational
                                          vehicles (the "Financed
                                          Recreational Vehicles") and/or
                                          (iii) recreational sport and power
                                          boats (including any boat motors
                                          and accompanying trailers) and
                                          yachts (both power and sail) (the
                                          "Financed Boats"), including
                                          rights to receive certain payments
                                          made with respect to such
                                          Receivables, security interests in
                                          the Financed Motor Vehicles and
                                          Financed Recreational Vehicles
                                          (collectively, the "Financed
                                          Vehicles") and Financed Boats (the
                                          "Financed Vehicles" and "Financed
                                          Boats" being referred to
                                          collectively as the "Financed
                                          Assets"), as applicable, financed
                                          thereby, certain accounts and the
                                          proceeds thereof and any proceeds
                                          from claims on certain related
                                          insurance policies.  On or prior
                                          to the Closing Date specified in
                                          the related Prospectus Supplement
                                          with respect to a Trust, the
                                          Seller(s) will sell or transfer
                                          Receivables (the "Initial
                                          Receivables") having an aggregate
                                          principal balance specified in the
                                          related Prospectus Supplement as
                                          of the dates specified therein
                                          (the "Initial Cutoff Date") to the
                                          Depositor, which will transfer the
                                          Initial Receivables to such Trust
                                          on the Closing Date pursuant to
                                          either a Sale and Servicing
                                          Agreement among the Depositor, the
                                          Servicer and the Trustee (as
                                          amended and supplemented from time
                                          to time, a "Sale and Servicing
                                          Agreement") or, if the Trust is to
                                          be treated as a grantor trust for
                                          federal income tax purposes, the
                                          related Pooling and Servicing
                                          Agreement among the Depositor, the
                                          Servicer and the Trustee.  The
                                          property of each Trust will also
                                          include amounts on deposit in
                                          certain trust accounts, including
                                          the related Collection Account,
                                          any Pre-Funding Account, any
                                          Reserve Account and any other
                                          account identified in the
                                          applicable Prospectus Supplement.


                                          To the extent provided in the
                                          related Prospectus Supplement, the
                                          Seller(s) will be obligated
                                          (subject only to the availability
                                          thereof) to sell to the Depositor
                                          which will be obligated to
                                          purchase and sell to the related
                                          Trust, and such Trust will then be
                                          obligated to purchase (subject to
                                          the satisfaction of certain
                                          conditions described in the
                                          applicable Sale and Servicing
                                          Agreement or Pooling and Servicing
                                          Agreement), additional Receivables
                                          (the "Subsequent Receivables")
                                          from time to time (as frequently
                                          as daily) during the Funding
                                          Period specified in the related
                                          Prospectus Supplement having an
                                          aggregate principal balance
                                          approximately equal to the amount
                                          on deposit in the Pre-Funding
                                          Account (the "Pre-Funded Amount")
                                          on such Closing Date.  With
                                          respect to any Trust that is to be
                                          treated as a grantor trust for
                                          federal income tax purposes, the
                                          Funding Period, if any, will not
                                          exceed 90 days in length from the
                                          Closing Date, and with respect to
                                          any other Trust will not exceed
                                          one year in length from the
                                          Closing Date.  With respect to each
                                          Trust, the Pre-Funded Amount on
                                          the Closing Date will not exceed
                                          25% of the aggregate initial
                                          principal balance of the
                                          Securities.


                                          The Receivables arise or will
                                          arise from loans originated by
                                          motor vehicle, recreational
                                          vehicle and boat dealers (the
                                          "Dealers") and purchased, directly
                                          or indirectly, by a Seller(s) and
                                          sold to the Depositor.  The
                                          Receivables will be selected from
                                          the contracts and loans owned by a
                                          Seller(s) or the Depositor based
                                          on the criteria specified in the
                                          Sale and Servicing Agreement or
                                          Pooling and Servicing Agreement,
                                          as applicable, and described
                                          herein and in the related
                                          Prospectus Supplement.

  Credit and Cash Flow Enhancement        If and to the extent specified in
                                          the related Prospectus Supplement,
                                          credit and cash flow enhancement
                                          with respect to a Trust or any
                                          class or classes of Securities may
                                          include any one or more of the
                                          following:  subordination of one
                                          or more other classes of
                                          Securities, a Reserve Account,
                                          overcollateralization, letters of
                                          credit, credit or liquidity
                                          facilities, surety bonds,
                                          guaranteed investment contracts,
                                          swaps or other interest rate
                                          protection agreements, repurchase
                                          obligations, yield supplement
                                          agreements or accounts, other
                                          agreements with respect to third
                                          party payments or other support,
                                          cash deposits or other
                                          arrangements.  Unless otherwise
                                          specified in the related
                                          Prospectus Supplement, any form of
                                          credit or cash flow enhancement
                                          will have certain limitations and
                                          exclusions from coverage
                                          thereunder, which will be
                                          described in the related
                                          Prospectus Supplement.


  Transfer and Servicing Agreements       With respect to each Trust, the
                                          Seller will sell the related
                                          Receivables to the Depositor,
                                          which, in turn, will sell the
                                          related Receivables to such Trust
                                          pursuant to a Sale and Servicing
                                          Agreement or a Pooling and
                                          Servicing Agreement.  The rights
                                          and benefits of any Trust under a
                                          Sale and Servicing Agreement will
                                          be assigned to the Indenture
                                          Trustee as collateral for the
                                          Notes of the related series. The
                                          Servicer will agree with such
                                          Trust to be responsible for
                                          servicing, managing, maintaining
                                          custody of and making collections
                                          on the Receivables.  If so
                                          specified in the related
                                          Prospectus Supplement, the person
                                          specified therein as Administrator
                                          will undertake certain
                                          administrative duties under an
                                          Administration Agreement with
                                          respect to any Trust that has
                                          issued Notes, which duties would
                                          in the absence of an Administrator
                                          be performed for the related Trust
                                          primarily by the related Indenture
                                          Trustee or by the Depositor.


                                          Unless otherwise specified in the
                                          related Prospectus Supplement, the
                                          Servicer will advance scheduled
                                          payments under each Precomputed
                                          Receivable which shall not have
                                          been timely made (a "Precomputed
                                          Advance"), to the extent that the
                                          Servicer, in its sole discretion,
                                          expects to recoup the Precomputed
                                          Advance from subsequent payments
                                          on or with respect to such
                                          Receivable or from other
                                          Precomputed Receivables.  With
                                          respect to Simple Interest
                                          Receivables, the Servicer shall
                                          advance any interest shortfall (a
                                          "Simple Interest Advance" and,
                                          together with a Precomputed
                                          Advance, an "Advance"). The
                                          Servicer shall be entitled to
                                          reimbursement of Advances from
                                          subsequent payments on or with
                                          respect to the Receivables to the
                                          extent described herein and in the
                                          related Prospectus Supplement.

                                          Unless otherwise provided in the
                                          related Prospectus Supplement, the
                                          Depositor will be obligated to
                                          repurchase any Receivable from the
                                          Trust, and the related Seller will
                                          be obligated to simultaneously
                                          repurchase such Receivable from
                                          the Depositor, if the interest of
                                          the applicable Trust in such
                                          Receivable is materially adversely
                                          affected by a breach of any
                                          representation or warranty made by
                                          such Seller with respect to the
                                          Receivable, if the breach has not
                                          been cured following the discovery
                                          by or notice to such Seller and
                                          the Depositor of the breach.  If
                                          so specified in the related
                                          Prospectus Supplement, the related
                                          Seller or the Depositor will be
                                          permitted, in a circumstance where
                                          it would otherwise be required to
                                          repurchase a Receivable as
                                          described in the preceding
                                          sentence, to instead substitute a
                                          comparable Receivable for the
                                          Receivable otherwise requiring
                                          repurchase, subject to certain
                                          conditions and eligibility
                                          criteria for the substitute to be
                                          summarized in the related
                                          Prospectus Supplement.

                                          Unless otherwise provided in the
                                          related Prospectus Supplement, the
                                          Servicer will be obligated to
                                          purchase or make Advances with
                                          respect to any Receivable if,
                                          among other things, it extends the
                                          date for final payment by the
                                          Obligor of such Receivable beyond
                                          the applicable Final Scheduled
                                          Maturity Date (as defined in the
                                          related Prospectus Supplement, the
                                          "Final Scheduled Maturity Date"),
                                          changes the annual percentage rate
                                          ("APR") or amount of a scheduled
                                          payment of such Receivable or
                                          fails to maintain a perfected
                                          security interest in the related
                                          Financed Asset.

                                          Unless otherwise specified in the
                                          related Prospectus Supplement, the
                                          Servicer will be entitled to
                                          receive a fee for servicing the
                                          Receivables of each Trust equal to
                                          a specified percentage of the
                                          aggregate principal balance of the
                                          related Receivables Pool, as set
                                          forth in the related Prospectus
                                          Supplement, plus certain late
                                          fees, prepayment charges and other
                                          administrative fees or similar
                                          charges. See "Description of the
                                          Transfer and Servicing Agreements
                                          -- Servicing Compensation and
                                          Payment of Expenses" herein and in
                                          the related Prospectus Supplement.

  Certain Legal Aspects of the
  Receivables;                            In connection with the sale of
    Repurchase Obligations  . . . .       Receivables to a Trust, security
                                          interests in the Financed Assets
                                          securing such Receivables will be
                                          assigned, directly or indirectly,
                                          by the related Dealer to the
                                          Seller(s) and by the Seller(s) to
                                          the Depositor and by the Depositor
                                          to such Trust.  Due to
                                          administrative burden and expense,
                                          the certificates of title to the
                                          Financed Motor Vehicles and those
                                          Financed Recreational Vehicles and
                                          Financed Boats financed in states
                                          where security interests in
                                          recreational vehicles or boats, as
                                          applicable, are subject to
                                          certificate of title statutes will
                                          not be amended to reflect any such
                                          assignments, the Uniform
                                          Commercial Code ("UCC") financing
                                          statements in respect of those
                                          Financed Recreational Vehicles and
                                          Financed Boats financed in states
                                          where security interests in
                                          recreational vehicles or boats, as
                                          applicable, are perfected by
                                          filing a UCC-1 financing statement
                                          will not be amended to reflect
                                          such assignments, and the
                                          assignment of liens perfected
                                          pursuant to federal law
                                          ("Preferred Mortgages") in respect
                                          of Financed Boats documented under
                                          federal law will not be filed as
                                          required under federal law to
                                          reflect such assignments.  In the
                                          absence of such procedures, such
                                          Trust may not have a perfected
                                          security interest in the Financed
                                          Assets Vehicles or Financed Boats
                                          in some states and will not have a
                                          perfected security interest in
                                          Financed Boats documented under
                                          federal law.  If such Trust does
                                          not have a perfected security
                                          interest in a Financed Asset, its
                                          ability to realize on such
                                          Financed Asset in the event of a
                                          default may be adversely affected.
                                          To the extent the security
                                          interest is perfected, such Trust
                                          will have a prior claim over
                                          subsequent purchasers of such
                                          Financed Asset and holders of
                                          subsequently perfected security
                                          interests.  However, as against
                                          liens for repairs of a Financed
                                          Assets or for taxes unpaid by an
                                          Obligor under a Receivable, or
                                          because of fraud or negligence,
                                          such Trust could lose the priority
                                          of its security interest or its
                                          security interest in Financed
                                          Assets.

                                          Federal and state consumer
                                          protection laws impose
                                          requirements upon creditors in
                                          connection with extensions of
                                          credit and collections of retail
                                          installment loans, and certain of
                                          these laws make an assignee of
                                          such a loan liable to the obligor
                                          thereon for any violation by the
                                          lender.  Unless otherwise
                                          specified in the related
                                          Prospectus Supplement, the
                                          Depositor will be obligated to
                                          repurchase from the Trust and the
                                          related Seller will be obligated
                                          to simultaneously repurchase from
                                          the Depositor any Receivable which
                                          fails to comply with such
                                          requirements.  The Depositor's
                                          obligation to make such repurchase
                                          is contingent upon the related
                                          Seller performing its obligation
                                          to repurchase such Receivable from
                                          the Depositor on account of such
                                          failure.

  Tax Status  . . . . . . . . . . .       Unless the Prospectus Supplement
                                          specifies that the related Trust
                                          will be treated as a grantor trust
                                          and, upon the issuance of the
                                          related series of Securities, Tax
                                          Counsel to such Trust will deliver
                                          an opinion to the effect that, for
                                          federal income tax purposes:
                                          (i) all or certain specified
                                          classes of Notes of such series
                                          will be characterized as debt and
                                          (ii) such Trust will not be
                                          characterized as an association
                                          (or a publicly traded partnership)
                                          taxable as a corporation.  In
                                          respect of any such series, each
                                          Noteholder, by the acceptance of a
                                          Note of such series, will agree to
                                          treat such Note as indebtedness,
                                          and each Certificateholder, by the
                                          acceptance of a Certificate of
                                          such series, will agree to treat
                                          such Trust as a partnership in
                                          which such Certificateholder is a
                                          partner for federal income and
                                          state income tax purposes.
                                          Alternative characterizations of
                                          such Trust and such Certificates
                                          are possible, but would not result
                                          in materially adverse tax
                                          consequences to
                                          Certificateholders.

                                          If the Prospectus Supplement
                                          specifies that the related Trust
                                          will be treated as a grantor
                                          trust, upon the issuance of the
                                          related series of Certificates,
                                          Tax Counsel to such Trust will
                                          deliver an opinion to the effect
                                          that such Trust will be treated as
                                          a grantor trust for federal income
                                          tax purposes and will not be
                                          subject to federal income tax.

                                          See "Federal Income Tax
                                          Consequences"  for additional
                                          information concerning the
                                          application of federal and state
                                          tax laws.

  ERISA Considerations  . . . . . .       Subject to the considerations
                                          discussed under "ERISA
                                          Considerations" herein and in the
                                          related Prospectus Supplement, and
                                          unless otherwise specified
                                          therein, any Notes of a series and
                                          any Certificates that are issued
                                          by a Trust that is a grantor trust
                                          and are not subordinated to any
                                          other class of Certificates are
                                          eligible for purchase by employee
                                          benefit plans.

                                          Unless otherwise specified in the
                                          related Prospectus Supplement, the
                                          Certificates of any series that
                                          are subordinated to any other
                                          Security of that series may not be
                                          acquired by any employee benefit
                                          plan subject to the Employee
                                          Retirement Income Security Act of
                                          1974, as amended ("ERISA"), or by
                                          any individual retirement account.
                                          See "ERISA Considerations" herein
                                          and in the related Prospectus
                                          Supplement.


                                 RISK FACTORS

     CERTAIN LEGAL ASPECTS -- SECURITY INTERESTS IN FINANCED ASSETS. Trusts May Not Have A Perfected Security Interest in Certain Financed Assets. In connection with the sale of Receivables to a Trust, security interests in the Financed Assets securing such Receivables will be, or will have been, assigned by the Seller(s) to the Depositor and by the Depositor to such Trust simultaneously with the sale of such Receivables to such Trust. Due to administrative burden and expense, (i) the certificates of title to the Financed Motor Vehicles and those Financed Recreational Vehicles and Financed Boats financed in states where security interests in recreational vehicles or boats, as applicable, are subject to certificate of title statutes will not be amended to reflect such assignments, (ii) UCC financing statements in respect of those Financed Recreational Vehicles and Financed Boats financed in states where security interests in recreational vehicles or boats, as applicable, are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments and (iii) and the assignment of liens created pursuant to Preferred Mortgages in respect of Financed Boats documented under federal law will not be filed as required by federal law to reflect such assignments. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Assets in some states and will not have a perfected security interest in the Financed Boats documented under Federal Law.

     Unless otherwise provided in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the related Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor any Receivable sold to such Trust as to which a perfected security interest in the name of the related Seller in the Financed Asset securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, if such failure shall materially adversely affect the interest of such Trust in such Receivable and if such failure shall not have been cured by the last day of the second month following the discovery by or notice to the Seller(s) of such breach. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure. Moreover, such repurchase obligations will not address or remedy the circumstance where a perfected security interest in the name of the related Seller in the Financed Asset securing a Receivable has not been perfected in the related Trust as a result of the absence of the procedures described in the preceding paragraph or for any other reason. If such Trust does not have a perfected security interest in a Financed Vehicle or Financed Boat, its ability to realize on such Financed Asset in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to the Securityholders.


     Certain Liens Will Have Priority Over a Perfected Security Interest. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Asset and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Asset or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Asset. In addition, in the case of a Financed Boat, certain additional liens, including a lien for damages arising out of a maritime tort, for wages of a stevedore when employed directly by the owner, operator, master, ship's husband, or agent of the vessel, for wages of the crew of a vessel, for general average, or a lien for salvage may, as a matter of law, have priority over perfected first priority liens. The above described risk for crew wages exists in the case of the Financed Boats because, although not typical, there exists the possibility that recreational boat owners will utilize crew members and because liens for wages owed to such crew members could, as described above, have priority over the Trust's lien in such asset. None of the Seller(s), the Servicer or the Depositor will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Asset after the date such security interest was conveyed to such Trust. See "Certain Legal Aspects of the Receivables -- Security Interest in Vehicles" and "- Security Interest in Boats" herein.


     CERTAIN LEGAL ASPECTS -- SECURITY INTEREST IN THE RECEIVABLES. The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. Perfection of a security interest in chattel paper may generally be made by filing UCC-1 financing statements in respect thereof or by possession of the chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in the States of New York, Delaware and any other states deemed advisable by the Depositor to give notice of such Trust's ownership interest (and any related Indenture Trustee's security interest) in the Receivables and proceeds thereof. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be appointed custodian of the Receivables by the Trustee and the Servicer will otherwise be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. The filing of UCC-1 financing statements as described above and possession of the chattel paper by the Servicer will reduce but not eliminate the risks involved in perfection. A Trust could lose priority of its security interest in the Receivables to certain liens arising by operation of law or in certain cases by fraud or negligence. Moreover, if the Servicer should lose or inadvertently give up possession of the chattel paper, a good faith purchaser of the chattel paper without knowledge who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest (including an ownership interest) in the chattel paper that is perfected by filing UCC-1 financing statements. In addition, the Receivables will not be stamped to reflect the sale and assignment of the Receivables to the Trust. Therefore, any good faith purchaser of the chattel paper described above would not be deemed to have knowledge of the a security interest (including an ownership interest) therein because such purchaser would not learn of the sale of or security interest in the Receivables from a review of the chattel paper.

     CERTAIN LEGAL ASPECTS -- CONSUMER PROTECTION LAWS. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan (such as such Trust) liable to the obligor thereon for any violation by the lender. The application of such laws could render a Receivable unenforceable or otherwise uncollectible. The inability of Trust to realize amounts owed in respect of such Receivable could adversely affect the amount available for distribution to the Securityholders. Unless otherwise specified in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor any Receivable which fails to comply with such requirements. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure. See "Certain Legal Aspects of the Receivables -- Consumer Protection Laws" herein.

     CERTAIN LEGAL ASPECTS -- INSOLVENCY CONSIDERATIONS. Each Seller will represent and warrant that the transfer of the Receivables by it to the Depositor will constitute a sale. In addition, the Depositor intends that the Transfer of Receivables by it to a Trust will constitute a sale.

     Considerations Relating to the Insolvency of a Bank Seller. In the case of a seller (a "Bank Seller") that is a depository institution whose deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC"), if such Bank Seller were to become insolvent, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") sets forth certain powers that the FDIC could exercise if it were appointed as receiver of such Bank Seller. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before and after the passage of FIRREA that the FDIC in its capacity as receiver for a Bank Seller would not interfere with the timely transfer to the Depositor of payments collected on the Receivables. If the transfer to the Depositor were to be characterized as a secured loan, to the extent that the Seller would be deemed to have granted a security interest in the Receivables to the Depositor, and that interest had been validly perfected before the Bank Seller's insolvency and had not been taken in contemplation of insolvency, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by the FDIC as receiver of the Bank Seller. If however, the FDIC were to assert a contrary position, such as by requiring the Indenture Trustee or the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the related Securities and possible reductions in the amount of those payments could occur. See "Certain Legal Aspects of the Receivables -- Other Limitations".

     Considerations Relating to the Insolvency of a Nonbank Seller or the Depositor. If either a Seller other than a Bank Seller (a "Nonbank Seller") or the Depositor were to become a debtor in a bankruptcy case (or if the parent of either were to become a debtor in a bankruptcy case and the assets of the Nonbank Seller or Depositor, as applicable, were consolidated with those of its parent) and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of Receivables to the Depositor or such Trust, as the case may be, should, notwithstanding the intent of the parties that it be treated as a sale, instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by a Nonbank Seller to the Depositor or by the Depositor to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Nonbank Seller or the Depositor, as applicable, arising before such Receivables transfer may have priority over such Trust's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Nonbank Seller's or Depositor's bankruptcy estate and would not be available to their respective creditors.


     Considerations Relating to an Insolvency Event of the Depositor or Company Related to Certain Trusts. With respect to each Trust that is not a grantor trust, if the related Prospectus Supplement so provides, upon the occurrence of an Insolvency Event of either the Depositor or the Company identified therein, the Indenture Trustee or Trustee for such Trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Account, if any, the Note Distribution Account, if any, and the Certificate Distribution Account with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or the Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss.


     Octagon Gas Case.  In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d
                           -------------------------    ------
948 (10th Cir. 1993), the U.S. Court of Appeals for the 10th Circuit determined that "accounts," a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of the Depositor or a Seller, however, even if the transfer of Receivables to the Depositor and the transfer of the Receivables to the Trust were treated as a sale, the Receivables would be part of the Depositor's or Seller's bankruptcy estate (as applicable) and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

     RELIANCE ON REPRESENTATIONS AND WARRANTIES BY THE DEPOSITOR, THE SELLER(S) AND THE SERVICER. None of the Seller(s), the Servicer, the Depositor or any of their respective affiliates will generally be obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a Trust. However, in connection with the sale of Receivables by the Seller(s) to the Depositor and the Depositor to a Trust, the Seller(s) will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Depositor may be required to repurchase from the Trust and the related Seller would be required to simultaneously repurchase from the Depositor Receivables with respect to which such representations and warranties have been breached. Alternatively, if so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute Receivable to be summarized in the related Prospectus Supplement. The Depositor's obligation to make such repurchase or substitution is contingent upon the related Seller performing its obligation to repurchase or substitute for such Receivable from the Depositor. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures". If collections on any Receivable were reduced as a result of any matter giving rise to a repurchase or purchase obligation on the part of the Depositor, the Seller and/or the Servicer, as the case may be, and the Depositor, the Seller and/or the Servicer failed for any reason to perform in accordance with that obligation, then delays in payments on the Securities and possible reductions in the amount of those payments could occur. Moreover, if the Servicer were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

     SUBORDINATION. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such series or one or more other classes of Certificates of such series.

     LIMITED ASSETS. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by any of the Seller(s), the Depositor, the applicable Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Reserve Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement. If such amounts and credit enhancement are exhausted (and not replenished), the related Trust will depend solely on payments on the Receivables to make distributions on the Securities, and the Securities will bear the risk of delinquency, loan loss and repossessions with respect to the Receivables.


     MATURITY AND PREPAYMENT CONSIDERATIONS. All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased for administrative reasons). The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Asset securing a Receivable without causing the related loan to become due and payable. The rate of prepayment on the Receivables may also be influenced by the structure of the loan evidencing the Receivable. In addition, under certain circumstances, the Depositor will be obligated to repurchase from the Trust, and the related Seller will be obligated to simultaneously repurchase from the Depositor (or in either case, if so specified in the related Prospectus Supplement and subject to the conditions summarized therein, substitute for) Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of certain breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool. In addition, as described above under "Considerations Relating to an Insolvency Event of the Depositor or Company Related to Certain Trusts", in the case of a Trust that is not a grantor trust if so specified in the related Prospectus Supplement, as described in such supplement, the sale of the Receivables owned by such Trust will be required if an Insolvency Event with respect to the Depositor or any Company occurs.

     RISK OF COMMINGLING. With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that the Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") affirm their ratings of the related Securities at the initial level, then for so long as the servicer specified in the related Prospectus Supplement is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date or Payment Date.
The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date or Payment Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, such funds will not be available for distribution to the applicable Securityholders and such Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.


     RISK ASSOCIATED WITH SUBSEQUENT RECEIVABLES AND THE PRE-FUNDING ACCOUNT. If so specified in the related Prospectus Supplement, the Seller(s) will be obligated to sell, and the Depositor will be obligated to purchase and then transfer to the related Trust which Trust will then be obligated to purchase, Subsequent Receivables from time to time during the Funding Period specified in the related Prospectus Supplement. With respect to any Trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed 90 days in length from the Closing Date, and with respect to any other Trust will not exceed one-year in length from the Closing. With respect to each Trust, the Pre-Funded Amount on the Closing Date will not exceed 25% of the aggregate initial principal balance of the Securities.

     Changes in Characteristics of Receivables Pool Due to Subsequent Receivables. Amounts on deposit in any Pre-Funding Account may be invested only in Eligible Investments. Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary from those of the Initial Receivables transferred to such Trust. As a result, it is possible that the credit quality of the Receivables in a Trust, as a whole, may decline as a result of the inclusion of Subsequent Receivables and may result in a higher rate of payment to the applicable Securityholders as a result of an increased level of defaults on such Receivables.

     Use of Balance in Pre-Funding Account to Prepay Securities. To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to a Trust by the end of the Funding Period and such amount exceeds the applicable amount described in the related Prospectus Supplement, the holders of Securities issued by the related trust will receive, on the Distribution Date or Payment Date on or immediately following the last day of the applicable Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on or immediately preceding such Distribution Date or Payment Date. It is anticipated that the principal balance of Subsequent Receivables sold to a Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account, and that therefore there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Securityholders will bear all reinvestment risk associated with distribution of amounts on deposit in the Prefunding Account after termination of the applicable Funding Period. Any such distribution will have the effect of a prepayment on the related Receivables and may result in a reduction in the yield to maturity of any class of Securities to which such amounts are distributed.

     RIGHTS OF THE NOTEHOLDERS TO DIRECT CERTAIN MATTERS AFFECTING THE CERTIFICATEHOLDERS. In general, with respect to any Trust issuing Notes, until the Notes have been paid in full, the ability to direct the related Trust with respect to certain actions permitted to be taken under the related Transfer and Servicing Agreements rests with the related Indenture Trustee and the Noteholders instead of the Certificateholders.

     For example, unless otherwise provided in the related Prospectus Supplement with respect to a Trust issuing Notes, in the event a Servicer Default occurs, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements -- Rights upon Servicer Default", may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Defaults".

     BOOK-ENTRY REGISTRATION. Unless otherwise specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for the Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".


                                  THE TRUSTS

     With respect to each series of Securities, the Depositor will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of retail installment sales contracts, purchase money notes or other notes between dealers (the "Dealers") and purchasers (the "Obligors") of new and used (i) automobiles and light-duty trucks ("Financed Motor Vehicles," and the Receivables with respect thereto, "Motor Vehicle Receivables"), (ii) recreational vehicles ("Financed Recreational Vehicles," and the Receivables with respect thereto, "Recreational Vehicle Receivables") and/or (iii) recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) ("Financed Boats," and the Receivables with respect thereto, "Marine Receivables") or installment loans made to Obligors for such purchases and all payments due thereunder on and after the applicable cutoff date (as such term is defined in the related Prospectus Supplement, a "Cutoff Date") in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cutoff Date in the case of Simple Interest Receivables. A Receivables Pool may consist solely of Motor Vehicle Receivables, Recreational Vehicle Receivables or Marine Receivables, or any combination of such Receivables, all as specified in the related Prospectus Supplement. The Receivables of each Receivables Pool were or will be originated by the Dealers or lenders, purchased by the Seller(s), directly or indirectly, pursuant to agreements with Dealers ("Dealer Agreements") or such lenders and sold to the Depositor. Such Receivables will be serviced by the Servicer. On or prior to the applicable Closing Date, the Seller(s) will sell the Receivables to the Depositor. On the applicable Closing Date, the Depositor will sell the Initial Receivables of the applicable Receivables Pool to the Trust to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in the Financed Assets and any other interest of the Depositor in such Financed Assets; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Assets or the Obligors, as the case may be; (iv) the interest of the Depositor in any proceeds from recourse to Dealers on Receivables or Financed Assets with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and (vi) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities. Additionally, pursuant to the Dealer Agreements, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.


     With respect to each series of Securities, if so specified in the related prospectus supplement, prior to its sale of Receivables to the Trust, the Depositor may hold such assets in the form of one or more participation certificates, issued by the related Seller, evidencing the entire undivided ownership interest in each related Receivable (each, a "Participation"). In such event, immediately upon the sale of the Receivables to the related Trust, the Participation will be terminated and dissolved by mutual agreement of the Seller, the Trust and the Depositor and the Trust will then own the Receivables directly.

     The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the Financed Assets will not be amended to reflect the sale and assignment of the security interest in the Financed Assets to each Trust, and assignments to the Trust of the Preferred Mortgages in respect of federally documented Financed Boats will not be filed. In the absence of such an amendment or filing, a Trust may not have a perfected security interest in the Financed Assets in all states and will not have a perfected security interest in federally documented Financed Boats. See "Risk Factors -- Certain Legal Aspects -- Security Interest in Financed Assets," "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".


     If the protection provided to any Noteholders of a series by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Assets which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Assets in all states or, if applicable, under federal law, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements -- Distributions", "-- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

     The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

THE TRUSTEE


     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator, if any, of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or Servicer, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.



                            THE RECEIVABLES POOLS

GENERAL

     The Receivables in each Receivables Pool are and will be retail installment sales contracts, installment loans, purchase money orders or other notes that have been or will be originated by a Dealer and purchased by a Seller pursuant to a Dealer Agreement between the related seller (the "Seller"), and the Dealer and will be Motor Vehicle Receivables, Recreational Vehicle Receivables or Marine Receivables. Receivables held by any Seller may have been acquired from other Sellers. The Sellers of each of the Motor Vehicle Receivables, Recreational Vehicle Receivables and Marine Receivables may include banks, finance companies or other financial institutions and will be entities involved in the financing of each of the particular types of assets (i.e., boats, recreational vehicles and motor vehicles) securing the Receivables being sold by such Seller, and in the origination, secondary market purchasing and/or servicing of retail installment sales contracts, installment loans, loans and other receivables secured by each of such asset types. Each Seller with respect to a Series will be identified in the related Prospectus Supplement. A Receivables Pool may consist solely of Motor Vehicle Receivables, Recreational Vehicle Receivables or Marine Receivables, or any combination of such Receivables, all as specified in the related Prospectus Supplement. In addition, to the extent described in any Prospectus Supplement, the related Receivables Pool may include Receivables acquired by an Affiliate through acquisitions. Receivables of a Seller will be transferred to the Depositor pursuant to a Receivables Purchase Agreement for sale by the Depositor to the applicable Trust.


     The Receivables to be held by each Trust will be purchased by the Depositor from the portfolio of the Seller(s) for inclusion in a Receivables Pool in accordance with several criteria, including that each Receivable
(i) is secured by a new or used motor vehicle, recreational vehicle or boat,
(ii) was originated in the United States, (iii) is a Simple Interest Receivable or a Precomputed Receivable and (iv) as of the Cutoff Date (a) had an outstanding principal balance of at least the amount set forth in the related Prospectus Supplement, (b) was not more than 30 days (or such other number of days specified in the related Prospectus Supplement) past due,
(c) had a remaining number of scheduled payments not more than the number set forth in the related Prospectus Supplement, (d) had an original number of scheduled payments not more than the number set forth in the related Prospectus Supplement and (e) had an APR of not less than the rate per annum set forth in the related Prospectus Supplement. No selection procedures believed by the Depositor to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables. Terms of the loans constituting such Receivables which are material to investors are described herein or in the related Prospectus Supplement.

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance and unpaid accrued interest. If a Simple Interest Receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment.


     "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's".


     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the geographic distribution and distribution by APR and the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool made up by Motor Vehicle Receivables, Recreational Vehicle Receivables and Marine Receivables and the portion of each category secured by new Financed Assets and by used Financed Assets.


SUBSEQUENT RECEIVABLES

     Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. Each Prospectus Supplement will describe the effects that including such Subsequent Receivables may have on the Receivables Pool included in the Trust Property of each Trust issuing Securities.

UNDERWRITING

     The related Prospectus Supplement will describe the Seller(s)' underwriting procedures and guidelines, including the type of information reviewed in respect of an applicant.

SERVICING AND COLLECTIONS

     The related Prospectus Supplement will describe the Servicer's servicing procedures, including the steps customarily taken in respect of delinquent Receivables and the maintenance of physical damage insurance.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information concerning the Seller(s)' loss and delinquency experience with respect to its portfolio of motor vehicle loans, recreational vehicle loans and marine loans (including previously sold contracts which a Seller continues to service), will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.


                   WEIGHTED AVERAGE LIFE OF THE SECURITIES


     The weighted average life of the Notes, if any, and the Certificates, if any, of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased by the Depositor or the Servicer for administrative reasons.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive, recreational vehicle and marine receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Asset securing a Receivable without the consent of the Servicer. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Depositor will be obligated to repurchase from a Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor (or in either case, if so specified in the related Prospectus Supplement and subject to the conditions summarized therein, substitute for) Receivables pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. In the case of any Security purchased at a discount to its principal amount, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of a Security purchased at a premium to its principal amount, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield. See "Description of the Transfer and Servicing
Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures". See also "Description of the Transfer and Servicing
Agreements -- Termination" regarding the Servicer's option to purchase the Receivables from a given Trust. No prediction can be made as to the rate of prepayment that the Receivables will experience.


     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates, if any, of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.


                     POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and
(ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.


     Unless otherwise provided in the related Prospectus Supplement with respect to a Trust, the Noteholders and the Certificateholders, as applicable, will receive reports on or about each Payment Date concerning
(i) with respect to the Collection Period immediately preceding such Payment Date, payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and (ii) with respect to the Collection Period second preceding such Payment Date, as applicable, amounts allocated or distributed on the preceding Payment Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Payment Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Reports to Securityholders".



                               USE OF PROCEEDS

     Unless the related Prospectus Supplement provides for other applications, the net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to the purchase of the Receivables from the Depositor, (ii) to make the initial deposit into the Reserve Account, if any, and (iii) to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any. Unless otherwise specified in the related Prospectus Supplement, the Depositor will use that portion of such net proceeds paid to it with respect to any such Trust to purchase Receivables from the Seller(s) and for general corporate purposes.

                                THE DEPOSITOR

     Morgan Stanley ABS Capital II Inc. (the "Depositor") was incorporated in the State of Delaware on May 5, 1997 as a wholly-owned subsidiary of Morgan Stanley Group Inc. The Depositor maintains its principal office at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-1817.

     The only obligations, if any, of the Depositor with respect to a Series of Certificates and/or Notes may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related Prospectus Supplement, substitute for) Receivables under certain circumstances, but only to the extent the related Seller simultaneously performs its obligation to repurchase such Receivables. The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Financed Asset. The Depositor does not have, nor is required to have, nor is expected in the future to have, any significant assets.

     As specified in the related Prospectus Supplement, the Servicer with respect to any Series of Certificates and/or Notes may be an affiliate of the Depositor. The Depositor anticipates that it will acquire Receivables in the open market or in privately negotiated transactions, which may be through or from a Seller.

     Neither the Depositor, the Seller(s) nor any of their respective affiliates will insure or guarantee the Receivables or the Certificates and/or Notes of any series.


                           DESCRIPTION OF THE NOTES

GENERAL

     With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

     Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to
(i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit and Cash Flow Enhancement".

     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

     MODIFICATION OF INDENTURE. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, in the absence of the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will:
(i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Depositor, the Seller(s) or an affiliate of any of them;
(v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     Unless otherwise provided in the applicable Prospectus Supplement, the Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

     EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of:
(i) a default for five days (or such longer period specified in the related Prospectus Supplement) or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,
(ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

     Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part,
(iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

     No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

     ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.


     Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Depositor, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Depositor, the Certificates will be available for purchase in minimum denominations of $1,000 in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Depositor. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Depositor) will be entitled to receive a physical certificate representing a Certificate.
All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus
Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities". Any Certificates of a given series owned by the Depositor will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents.


DISTRIBUTIONS OF PRINCIPAL AND INTEREST


     The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. With respect to any Trust that issues both Notes and Certificates, the Distribution Date for the Certificates may coincide with the Payment Date for the Notes, in which case such date will be referred to in the related Prospectus Supplement as a Payment Date with respect to both the Notes and Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.


     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.



                 CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes -- Principal and Interest on the Notes" and "Description of the Certificates -- Distributions of Principal and Interest".

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"), (iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated.

     "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD RATE SECURITIES. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     COMMERCIAL PAPER RATE SECURITIES. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                               D X 360
     Money Market Yield  =    ------------------- X 100
                               360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     FEDERAL FUNDS RATE SECURITIES. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate
Determination Date shall be the next succeeding business day.

     LIBOR SECURITIES. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on either, as specified in the related Prospectus Supplement, (a) the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters") or (b) the Telerate Page 3750 ("LIBOR Telerate"). For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If LIBOR is LIBOR Reuters and at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security. If neither LIBOR Reuters or LIBOR Telerate is specified in the related Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

         (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that, in the Calculation Agent's judgment, is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that, in the Calculation Agent's judgment, is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

     TREASURY RATE SECURITIES. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

BOOK-ENTRY REGISTRATION

     Holders of the Certificates or the Notes may hold through DTC (in the United States) or, solely in the case of the Notes, Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through Cedel or Euroclear. Cede, as nominee for DTC, will hold the Securities. Cedel and Euroclear will hold omnibus positions in the Notes on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between Cedel
Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.
Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "Applicable Trustee"), through Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except to the extent the Depositor holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's nominee. Noteholders will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Similarly, Certificateholders will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.


     Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel
Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter(s) for the related Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.


     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter(s). Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Administrator, if any, or the Applicable Trustee would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Certain Information Regarding the Securities -- Definitive Securities".

     Except as required by law, neither the Administrator, if any, nor the Applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's Nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


DEFINITIVE SECURITIES


     If so specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Applicable Trustee, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Applicable Trustee is unable to locate a qualified successor, (ii) the Applicable Trustee, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.


     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

     Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;
         (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

        (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

         (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

          (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

         (vi) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;


        (vii) the amount of the aggregate realized losses, if any, for the related Collection Period;


       (viii)  the Noteholders' Interest Carryover Shortfall, the
     Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

         (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased or substituted for in such Collection Period;

          (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;
         (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

        (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series.

     Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

     In addition, the filing with the Commission of periodic reports with respect to each Trust will cease following completion of the reporting period required by Rule 15d-1 of Regulation 15D under the Exchange Act.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Depositor and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which the Servicer (or such other person named in the related Prospectus Supplement) will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

     On or prior to the closing date (the "Closing Date") specified in the Prospectus Supplement for a Trust, the Seller(s) specified in such Prospectus Supplement will transfer and assign, without recourse, to the Depositor their respective entire interests in the related Initial Receivables and their security interests in the related Financed Assets pursuant to a receivables purchase agreement (a "Receivables Purchase Agreement"). On or prior to such Closing Date, the Depositor will transfer and assign to the applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in such Initial Receivables, including its security interests in the related Financed Assets. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Schedule of Receivables"). The Applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and/or Certificates. The Applicable Trustee will not verify the existence of the Receivables or review the Receivables files. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Seller(s) and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller(s) to the Depositor and by the Depositor to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

     In each Receivables Purchase Agreement the related Seller will represent and warrant to the Depositor and, in each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will represent and warrant to the applicable Trust, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects;
(ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Asset in accordance with the Seller(s)' normal requirements; (iii) as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of the Seller in the Financed Asset; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller(s) elects, the first) month following the discovery by or notice to the Seller(s) of a breach of any representation or warranty of the Seller(s) that materially and adversely affects the interests of the related Trust in any Receivable, the Depositor, unless the breach is cured, will repurchase such Receivable from such Trust and the related Seller will be obligated to simultaneously repurchase such Receivable from the Depositor at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to the last day of the month of repurchase (the "Purchase Amount"). Alternatively, if so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute Receivable to be summarized in the related Prospectus Supplement. The repurchase obligation (or, if applicable, the substitution alternative with respect thereto) constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for any such uncured breach. The Depositor's obligation to make such purchase or substitution is contingent upon the related Seller performing its corresponding obligation to purchase (or, if applicable, substitute for) such Receivable from the Depositor.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related motor vehicle retail installment sale contracts, installment loan, or marine loans and any other documents relating to the Receivables. The Depositor and the Seller(s)' accounting records and computer systems will reflect the sale and assignment of the related Receivables to the applicable Trust, and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the related Trust. If through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust.

ACCOUNTS

     With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Servicer will establish for each series an additional account (the "Payahead Account"), in the name of the related Indenture Trustee, into which, to the extent required by the Sale and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or, in the case of each Trust that does not issue Notes, the applicable Trustee.

     Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include motor vehicle, recreational vehicle and/or boat retail sale contracts or installment loans. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be allocated in the manner described in the related Prospectus Supplement.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to motor vehicle, recreational vehicle or marine retail installment sale contracts, installment loans, purchase money notes or other notes that it services for itself or others and that are comparable to such Receivables. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the Financed Asset securing the respective Receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".


          The Servicer may from time to time perform any portion of its servicing obligations under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement through subservicing agreements with third-party servicers approved by the Rating Agencies. Each applicable Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that, notwithstanding the use of subservicers, the Servicer will remain liable for its servicing duties and obligations as if the Servicer were servicing the Receivable directly.


COLLECTIONS

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) the Servicer (or its successor) is the Servicer, (ii) there exists no Servicer Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

     Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, unless otherwise provided in the related Prospectus Supplement, generally such remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until such later Collection Period as the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full.

ADVANCES


     Precomputed Receivables. Unless otherwise provided in the related Prospectus Supplement, to the extent the collections of interest and principal on a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Servicer will make a Precomputed Advance of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the respective Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

     Simple Interest Receivables. Unless otherwise provided in the related Prospectus Supplement, on or before the business day prior to each applicable Distribution Date or Payment Date, the Servicer shall deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Defaulted Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. As used herein, "Advances" means both Precomputed Advances and Simple Interest Advances.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES


     Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates) will be paid out of available funds for the related Collection Period prior to the distributions on the related Distribution Date or Payment Date to the Noteholders or the Certificateholders of the given series.


     Unless otherwise provided in the related Prospectus Supplement with respect to a given Trust, the Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle, recreational vehicle and boat receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon; any such limitations will be described in the related Prospectus Supplement. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     RESERVE ACCOUNT. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Depositor or such other person specified in the related Prospectus Supplement on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date or Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby, to the Depositor or such other person specified in the related Prospectus Supplement.

NET DEPOSITS

     As an administrative convenience, unless the Servicer is required to remit collections daily (see "-- Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Distribution Date or Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities -- Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing
Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed the Servicer's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

     Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Depositor, as the case may be, by the Applicable Trustee or
(B) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; and (iii) the occurrence of an Insolvency Event with respect to the Servicer. "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

     In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST DEFAULTS

     With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Depositor, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Depositor) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Depositor) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, the Depositor, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

     Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% (or such other percentage which will not be lower than 5% as is specified in the related Prospectus Supplement) or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT


     If so specified in the related Prospectus Supplement, the person named as such in the related Prospectus Supplement (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in such amount as may be set forth in the related Prospectus Supplement (the "Administration Fee").



                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES
GENERAL


     The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in the States of New York, Delaware and any other states deemed advisable by the Depositor to give notice of such Trust's and any related Indenture Trustee's ownership of and security interest in the Receivables and their proceeds. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession of such chattel paper by the original secured party, if such purchaser acts in good faith without knowledge that the related chattel paper is subject to a security interest, including an ownership interest. Any such purchaser would not be deemed to have such knowledge because there are UCC filings and would not learn of the sale of or security interest in the Receivables from a review of the Receivables since they would not be marked to show such sale.


SECURITY INTEREST IN VEHICLES

     In states in which retail installment sale contracts and installment loans such as the Motor Vehicle and Recreational Vehicle Receivables evidence the credit sale of automobiles, light-duty trucks or recreational vehicles by dealers to obligors, the contracts or loans also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the automobiles and recreational vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, except as noted below, a security interest in Financed Vehicles is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the Financed Vehicle's certificate of title. Notwithstanding the foregoing, in certain states, folding camping trailers and/or slide-in campers, which may constitute the Financed Vehicle with respect to certain Recreational Vehicle Receivables, are not subject to state titling and vehicle registration laws and a security interest in such recreation vehicles is perfected by filing pursuant to the provisions of the UCC.

     Unless otherwise specified in the related Prospectus Supplement, each Seller will be obligated to have taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect its security interest in the Financed Vehicle securing the related Receivable purchased by it from a Dealer, including, where applicable, by having a notation of its lien recorded on such vehicle's certificate of title or, if appropriate, by perfecting its security interest in the related recreational vehicles under the UCC. Because the Servicer will continue to service the contracts and loans, the Obligors on the contracts and loans will not be notified of the sales from a Seller to the Depositor or from the Depositor to the Trust, and no action will be taken to record the transfer of the security interest from a Seller to the Depositor or from the Depositor to the Trust by amendment of the certificates of title for the Financed Vehicles or Boats or otherwise.

     Pursuant to each Receivables Purchase Agreement, each Seller will assign to the Depositor its interests in the Financed Vehicles securing the Motor Vehicle and Recreational Vehicle Receivables assigned by that Seller to the Depositor and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will assign its interests in the Financed Vehicles or Boats securing the related Receivables to such Trust. However, because of the administrative burden and expense, none of the Seller, the Depositor, the Servicer or the related Trustee will amend any certificate of title to identify either the Depositor or such Trust as the new secured party on such certificate of title relating to a Financed Vehicle nor will any such entity execute and file any transfer instrument (including, among other instruments, UCC-3 assignments for those Financed Recreational Vehicles for which perfection is governed by the UCC).

     In most states, an assignment such as that under each Receivables Purchase Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title or the execution or filing of any transfer instrument, and the assignee succeeds thereby to the assignor's rights as secured party. In some states, however, in the absence of such an amendment, execution or filing, the assignment to the Applicable Trustee of a security interest in Financed Vehicles registered therein may not be effective or such security interest may not be perfected. If any otherwise effectively assigned security interest in favor of the Applicable Trustee is not perfected, such assignment of the security interest to such Trustee may not be effective against creditors or a trustee in bankruptcy of the applicable Seller, which continues to be specified as lienholder on any certificates of title or as secured party on any UCC filing. However, UCC financing statements with respect to the transfer of each Seller's security interest in related Financed Vehicles to the Depositor and the transfer to the applicable Trust of the Seller's security interest in such Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for such Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

     In addition, even in those states where an assignment such as that under each Receivables Purchase Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, by not identifying a Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Seller or administrative error by state or local agencies, the notation of the Seller's lien on the certificates of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Seller failed to obtain a perfected security interest, the security interest of the related Trust would be subordinate to, among others, the interests of subsequent purchasers of the Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of the Depositor under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and of the related Seller under the Receivables Purchase Agreement and would create an obligation of the Depositor to repurchase the related Receivable from the Trust and of the related Seller to simultaneously repurchase the related Receivable from the Depositor unless the breach were cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "Special Considerations -- Certain Legal Aspects -- Security Interests in Financed Vehicles or Boats".

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle or recreational vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle or recreational vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related loan before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

     Under the laws of most states, liens for repairs performed on a motor vehicle or recreational vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle or boat. Under each Receivables Purchase Agreement, the Seller will represent to the related Trust that, as of the date the related Receivable is sold to such Trust, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs and any such lien or confiscation arising after the applicable Closing Date would not give rise to the related Seller's repurchase obligation under the applicable Receivables Purchase Agreement.

SECURITY INTERESTS IN BOATS

     Generally, security interests in boats may be perfected in one of three ways: in "title" states, a security interest is perfected by notation of the secured party's lien on the certificate of title issued by an applicable state motor vehicle department or other appropriate state agency; in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement; and if a boat qualifies for documentation under Federal law, a Preferred Mortgage may be obtained under the Ship Mortgage Act by filing the mortgage with the Secretary of Transportation and endorsing the secured party's lien on the certificate of documentation. Vessels of at least five net tons qualify for documentation under Federal law, but such documentation is discretionary if the vessel is being used solely for recreational purposes. If documented, the boat becomes a "vessel of the United States" and the exclusive method for perfecting a security interest in a "vessel of the United States" is to comply with Federal law. Accordingly, a Preferred Mortgage under the Ship Mortgage Act supersedes a security interest perfected under state law.

     The related Seller will represent that it has taken such measures necessary to perfect its security interest in each related Financed Boat under the laws of the state in which the Financed Boat is registered or the Ship Mortgage Act, as applicable. Typically, a Dealer will make proper and prompt application to any applicable state motor vehicle department or other appropriate state agency to have a notation of the lien made on the certificate of title of each Financed Boat at the time of sale if the Financed Boat is subject to a title statute. When a UCC-1 financing statement is filed, the Dealer is required to obtain the necessary signature on the UCC-1 financing statement to allow filing by the related Seller. If under Federal or state law a filing or other action is required to perfect a security interest and if the related Seller, because of clerical error or otherwise, has failed to take such action with respect to a Financed Boat, the related Seller will not have a perfected security interest in the Financed Boat under such law and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Financed Boat, holders of perfected security interests and the bankruptcy trustee of the Obligor. The related Seller's state law security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or if the Financed Boat is documented under Federal law. In addition, under certain certificate of title statutes the related Seller must perfect is security interest in boat motors otherwise subject to certificate of title statutes under the UCC.

     Federal law requires documentation under the Ship Mortgage Act of all boats over five net tons in weight and 30 feet in length. Once documented, a Preferred Mortgage under the Ship Mortgage Act is obtained. If a qualifying Financed Boat is not documented or if the documentation, because of clerical error or otherwise, fails to comply with applicable procedures under Federal regulations, the related Seller will not have a Preferred Mortgage on the Financed Boat. In such case, the related Seller's security interest under state law will still be effective. However, if the Financed Boat is later documented by a third party, the related Seller's state law security interest will cease to be perfected, and the related Seller will be subordinated to the interests of, among others, subsequent purchasers of the Financed Boat, holders of security interests perfected under Federal law and the trustee-in-bankruptcy of the Obligor.

     A security interest perfected by a Preferred Mortgage has a nationwide scope and no further action is necessary when an Obligor moves or relocates the collateral. Security interests perfected under state law may have to be refiled if the Obligor moves to a state other than the state in which a security interest is originally perfected and in addition if the security interest is perfected under the UCC, a new filing must be made under the UCC in order to continue the perfected security interest.

     If the security interest in the boat is perfected under a title statute and the related Obligor moves to a state other than the state in which the boat is registered, under the laws of most title states the perfection of the security interest in the boat would continue for a brief period of time after such relocation. A majority of states issuing certificates of title on boats require surrender of a certificate of title to reregister a boat. In those states that also provide for possession of the certificate of title by the secured party, the related Seller must surrender possession of the certificate of title in such circumstance for any related Financed Boat to be reregistered. Some states do not give the secured party possession of the certificate of title, but indicate the secured party on the certificate of title and provide notice to such secured party of surrender of the certificate of title by another person. If either the Servicer is in possession of a certificate of title that must be surrendered to reregister the Financed Boat or the Servicer receives notice of any surrender of the certificate of title by another person, the Servicer would then have the opportunity to continue the perfection of the security interest in the Financed Boat in the state of registration. If the Obligor moves to a state which does not require surrender of a certificate of title for reregistration of a boat, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of marine contracts, the Servicer generally takes steps to effect such perfection upon receipt of notice of surrender or information from the Obligor as to relocation in those states that require any action to be taken. Similarly, when an Obligor sells a boat, under the laws of many states, the purchaser cannot reregister the boat unless the related lienholder of record (which in the case of the Financed Boats covered by such laws would be the related Seller) surrenders possession of the certificate of title and accordingly the Servicer, in such circumstance, would have an opportunity to require satisfaction of the related Receivable before release of the lien.

     If the related Seller has perfected the related Seller's security interest by the filing of a UCC-1 financing statement, or the Obligor moves from a title state to a non-title state, the Servicer will be required to file a UCC-1 financing statement in the new state of the Obligor as soon as possible after receiving notice of the Obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the related Seller's perfected security interest. The Servicer will be required to take steps to effect such continuation. In the event that an Obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in certain states to a different county in such state, under the laws of most states the perfection of the security interest in the Financed Boat would continue for four months after such relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if such state is a title state, a notation on the certificate of title must be made in order to continue the related Seller's security interest.

     Under the laws of many states, liens for storage and repairs performed on a boat and certain tax liens take priority even over a perfected state law security interest. As noted above, a Preferred Mortgage supersedes a perfected state law security interest. However, under the Ship Mortgage Act, a Preferred Mortgage is subordinate to preferred maritime liens.

     Unless otherwise specified in the related Prospectus Supplement, due to the administrative burden and expense of (i) endorsing the certificate of title of each Financed Boat to reflect a Trust's interest therein and delivering each such certificate of title to the Trustee for filing (and the payment of related filing fees), in the case of Financed Boats licensed in states where security interests in boats are subject to certificate of title statutes; (ii) filing amendments to UCC-1 financing statement relating to each Financed Boat (and the payment of related filing fees) to reflect the Trust's interest therein, in the case of Financed Boats licensed in states where security interests in boats are perfected by filing a UCC-1 financing statement; and (iii) filing each assignment of the Preferred Mortgages (and the payment of related filing fees) as required under Federal law to perfect the Trust's interest therein, in the case of Financed Boats which are documented under Federal law, none of such certificates of title will be endorsed, delivered and filed, UCC-1 financing statements amended, or assignments of Preferred Mortgages filed. In the absence of such procedures, neither the Depositor nor the Trust may have a perfected security interest in the Financed Boats licensed in certificate of title or UCC states, and will not have a perfected security interest in Financed Boats documented under Federal law, but the failure to make such endorsements, filings or recordations will not affect the validity of the original security interest as against the Obligor under a Receivable in UCC states.

     In the case of "title" states, in the absence of the step described in clause (i) above, the related Seller will continue to be named as the secured party on the certificates of title relating to the Financed Boats registered in such states. In most such states, such an assignment would be an effective conveyance of such a security interest and the new secured party would succeed to the related Seller's rights as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by Federal, state or local recording officials, the notation of the lien of the related Seller's on the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Boat covered by the laws of such state or subsequent lenders who take a security interest in the Financed Boat. There exists a risk, however, in not identifying the Trust as the new secured party on the certificate of title, that the Trust may in some states by subordinate to claims of creditors or the receiver of the related Seller in the event of the insolvency of the related Seller and that, through fraud or negligence, the security interest of such Trust could be released by the related Seller as security holder of record.

     Similarly, the related Seller will not cause the documentation for Financed Boats which are subject to a Preferred Mortgage to be endorsed to reflect the Trust's interest therein nor will the assignment be filed with the Secretary of Transportation, and under Federal law no assignment of a Preferred Mortgage is valid against a third party without notice until the assignment is recorded. While the interpretation of this provision by a court might depend upon the factual circumstances, under the terms of the Federal statute, a Trust's security interest in federally documented Financed Boats is subordinate to creditors and the receiver of the related Seller in the event of the related Seller's insolvency and to the rights of subsequent purchasers of such a Financed Boat, subsequent lenders who take a security interest in the Financed Boat and the bankruptcy trustee of the Obligor.
This provision does not affect the validity of the original security interest as against the Obligor. Moreover, under Federal law, a Preferred Mortgage or state law security interest can be subordinate to certain preferred maritime liens, including maritime liens arising prior to the recording of the Preferred Mortgage, liens for necessaries (e.g., stevedoring charges) incurred prior to the recording of the Preferred Mortgage, liens for crew wages, salvage and general damages arising out of tort claims. The holder of a preferred maritime lien who arrests a boat under Federal law to enforce that lien is required to give notice of the suit to all lienholders of record. However, if the holder of a Preferred Mortgage does not receive notice of the suit (e.g., because an assignment of the Preferred Mortgage was not recorded and the current holder did not receive notice of the arrest) and consequently does not intervene in the arrest action, or otherwise fails to so intervene, the boat can be sold free and clear of the Preferred Mortgage. If the holder of the Preferred Mortgage does not arrest the boat and foreclose the mortgage under Federal law in Federal court, but rather repossesses and resells the boat under state law, any preferred maritime liens on the boat are not terminated by such sale and may impair the Preferred Mortgage holder's ability to transfer clear title to the Boat. The Trustee will be qualified as an approved trustee under the Shipping Act and the Ship Mortgage Act. If the Trustee becomes disqualified at any time, an appropriate successor trustee must be appointed.

     Each Seller will warrant in the related Receivables Purchase Agreement that there shall exist a valid, subsisting and enforceable first priority security interest in each Financed Boat in favor of such Seller as of the Closing Date, and that such security interest will be assigned to the related Trust albeit unaccompanied by any of the procedures described in clauses (i),
(ii) and (iii) of the third preceding paragraph above. In the event of a material adverse breach of such warranty, the only recourse of the Trust would be to require the Seller to repurchase the related Receivables. See "Risk Factors - Certain Legal Aspects - Security Interests in Financed Assets" herein.

REPOSSESSION

     In the event of default by vehicle or boat purchasers, the holder of the motor vehicle, recreational vehicle or boat retail installment sale contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle or boat. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle or boat must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the vehicles or boats generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle or boat and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle or boat.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle or Boat may assert against the seller of the Financed Vehicle or Boat. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

     Under each Receivables Purchase Agreement, the related Seller will warrant to the related Depositor (who will in turn assign its rights under such warranty to the applicable Trust under the related Sale and Servicing Agreement or Pooling and Servicing Agreement) that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Seller under such Receivables Purchase Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle or boat, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                       FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of special Federal tax counsel to each Trust specified in the related Prospectus Supplement ("Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.

     Prior to issuance of each series of Notes and Certificates, the Depositor shall file with the Commission a Form 8-K on behalf of the related Trust containing an opinion of Tax Counsel with respect to the validity of the information set forth under "Federal Income Tax Considerations" herein and in the related Prospectus Supplement.

               TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     TREATMENT OF THE NOTES AS INDEBTEDNESS. The Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered to be issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     FOREIGN HOLDERS. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income tax at graduated rates (if received by a non-U.S. person with effectively connected income) and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     TREATMENT OF THE TRUST AS A PARTNERSHIP. The Depositor and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Depositor in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A VARIETY OF ALTERNATIVE CHARACTERIZATIONS ARE POSSIBLE. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Depositor or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount.
Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     DISCOUNT AND PREMIUM. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     SECTION 708 TERMINATION. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code, a sale or exchange of 50 percent or more of the capital and profits in the Trust would cause a deemed contribution of assets of the Trust (the "old partnership") to a new partnership (the "new partnership") in exchange for interest in new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Depositor is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1.
The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i) the name, address and taxpayer identification number of the nominee and
(ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.
In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty.
In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

     If a partnership election is not made, Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

     CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 of the Code, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

     PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section
171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

     Although the tax treatment of stripped bonds is not entirely clear, based on guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations, and such income will be so treated in the Trustee's tax information reporting.

     ORIGINAL ISSUE DISCOUNT. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," of the OID on such Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

     With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

     MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     PREMIUM. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than its stated redemption price at maturity of such Receivable, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

     ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

     SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     NON-U.S. PERSONS. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     FASIT LEGISLATION During 1996, President Clinton signed into law the "Small Business Job Protection Act of 1996" (the "Act"). The Act creates a new type of entity for federal income tax purposes called a "financed asset securitization investment trust" or "FASIT." Beginning in September of 1997, the Act generally enables certain arrangements similar to a trust that is treated as a partnership to elect to be treated as a FASIT. Under the Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. If so provided in the related Prospectus Supplement, the Trust Agreement and Indenture will set forth certain conditions which, if satisfied, will permit the Depositor to amend such trust agreement and indenture in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to such Trust Agreement and Indenture as may be permitted by reason of the making of such an election. However, there can be no assurance that the Seller will or will not cause any permissible FASIT election to be made with respect to a Trust or amend the related Trust Agreement and Indenture in connection with any election. Furthermore, any such election will be made only if an opinion of Tax Counsel is rendered that such election will not have material adverse consequences to any holder of a Note or Certificate.

                                    * * *

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.





                             ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES ISSUED BY TRUSTS THAT DO NOT ISSUE NOTES

     Unless otherwise specified in the related Prospectus Supplement, the following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.

     The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

          (4) The Trustee is not an affiliate of any other member of the Restricted Group;

          (5) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty
(50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group, (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and
(iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the related Seller, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

     The Seller believes that the Exemption will apply to the acquisition and holding by Benefit Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.

                             PLAN OF DISTRIBUTION


     On the terms and conditions set forth in an underwriting agreement with respect to the Securities of a given series the ("Underwriting Agreement"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

     In the Underwriting Agreement with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.


     Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Depositor.




     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                LEGAL OPINIONS

     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust and the Depositor by Brown & Wood LLP, New York, New York, and for the Underwriter for such series by Brown & Wood LLP. Certain federal income tax will be passed upon for each Trust by Brown & Wood LLP.

                                INDEX OF TERMS


Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Accredited Investor . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Actuarial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Adjusted Issue Price  . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Administration Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  44
Administration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8,39
Amortizable bond Premium  . . . . . . . . . . . . . . . . . . . . . . . .  58
Applicable Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Backup  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Bank Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Base Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Calculation Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Calculation Date  . . . . . . . . . . . . . . . . . . . . . . . . 27,28,29,30
Capital Asset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
CD Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
CD Rate Determination Date  . . . . . . . . . . . . . . . . . . . . . . .  28
CD Rate Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Cedel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Cedel Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Certificate Distribution Account  . . . . . . . . . . . . . . . . . . . .  37
Certificate Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . .  21
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . 16,31
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
chattel paper . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12,44
Clearing Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Commercial Paper Rate . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Commercial Paper Rate Determination Date  . . . . . . . . . . . . . . . .  28
Commercial Paper Rate Security  . . . . . . . . . . . . . . . . . . . . .  27
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Composite Quotations  . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Daily Portions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Dealer Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Dealers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7,17
Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  33
Definitive Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,3,21
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Depositaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
DTC's Nominee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Eligible Deposit Account  . . . . . . . . . . . . . . . . . . . . . . . .  37
Eligible Institution  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . .    37
Equity Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . . .  32
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Evidence of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .  59
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
FASIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Federal Funds Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Federal Funds Rate Determination Date . . . . . . . . . . . . . . . . . .  29
Federal Funds Rate Security . . . . . . . . . . . . . . . . . . . . . . .  27
Final Scheduled Maturity Date   . . . . . . . . . . . . . . . . . . . . .   9
Financed Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Financed Boats  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6,17
Financed Motor Vehicles . . . . . . . . . . . . . . . . . . . . . . . .  6,17
Financed Recreational Vehicles  . . . . . . . . . . . . . . . . . . . .  6,17
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
FIRREA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Fixed Rate Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Floating Rate Securities  . . . . . . . . . . . . . . . . . . . . . . . .  27
foreign person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
FTC Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Grantor Trust Certificateholders  . . . . . . . . . . . . . . . . . . . .  56
Grantor Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . .  56
H.15(519) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Holder-un-Due-Course  . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Index Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Initial Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Initial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Insolvency Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Interest Reset Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Interest Reset Period . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Investment Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
LIBO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29,30
LIBOR Determination Date  . . . . . . . . . . . . . . . . . . . . . . . .  29
LIBOR Reuters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
LIBOR Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
LIBOR Telerate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
London Banking Day  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Marine Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Market Discount . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Money Market Yield  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Motor Vehicle Receivables . . . . . . . . . . . . . . . . . . . . . . . .  17
New Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Nonbank Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Note Distribution Account . . . . . . . . . . . . . . . . . . . . . . . .  37
Note Pool Factor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16,31
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Obligors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Old Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22,31
Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Parties in interest . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Payahead Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Payaheads . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Plan Assets Regulation  . . . . . . . . . . . . . . . . . . . . . . . . .  60
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . .   4
Portfolio Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . 52,56
Precomputed Receivables . . . . . . . . . . . . . . . . . . . . . . . . . .19
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,5
Preferred Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Precomputed Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15,20
Prohibited Transaction  . . . . . . . . . . . . . . . . . . . . . . . . .  60
Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Purchase Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,6
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Receivables Purchase Agreement  . . . . . . . . . . . . . . . . . . . . .  35
Recreational Vehicle Receivables  . . . . . . . . . . . . . . . . . . . .  17
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . .   3
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Reuters Screen LIBO Page  . . . . . . . . . . . . . . . . . . . . . . . .  29
Rule of 78's  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Rules of 78's Receivables . . . . . . . . . . . . . . . . . . . . . . . .  19
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . .   7
Schedule of Receivables . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 1286 Treasury Regulations . . . . . . . . . . . . . . . . . . . .  57
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16,31
Seller(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,4
Servicer Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Short-Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Simple Interest Advance . . . . . . . . . . . . . . . . . . . . . . . . .   8
Simple Interest Receivables . . . . . . . . . . . . . . . . . . . . . . .  19
Spread  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Spread Multiplier . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Strip Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Strip Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Subsequent Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . 1,7
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . .  36
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Telerate Page 3750  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Transfer and Servicing Agreement  . . . . . . . . . . . . . . . . . . . .  35
Treasury bills  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Treasury Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Treasury Rate Determination Date  . . . . . . . . . . . . . . . . . . . .  30
Treasury Rate Security  . . . . . . . . . . . . . . . . . . . . . . . . .  27
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,4
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,4
Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9,36
Underwriting Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  61
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59


     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.


                                                                      ANNEX I

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


     Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.


          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION OF NON-U.S. PERSONS (FORM W-8). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          EXEMPTION FOR NON-U.S. PERSON WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          The term "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.




                                                               Version #2


                 Subject to completion, dated August 6, 1997

PROSPECTUS

                              ASSET BACKED NOTES
                          ASSET BACKED CERTIFICATES
                          (EACH ISSUABLE IN SERIES)
                            ---------------------
                     MORGAN STANLEY ABS CAPITAL II INC.
                                  Depositor
                            ---------------------

     The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into between Morgan Stanley ABS Capital II Inc. (the "Depositor") and the Trustee specified in the related Prospectus Supplement (the "Trustee"), or (ii) a Pooling and Servicing Agreement to be entered into among the Trustee, the Depositor and the servicer specified in the related Prospectus Supplement (the "Servicer"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of retail installment sale contracts, installment loans, purchase money notes or other notes (the "Receivables") secured by new or used (i) automobiles and light-duty trucks and/or (ii) recreational vehicles and certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the items financed thereby and certain other property, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee, which will be used to purchase additional Receivables (the "Subsequent Receivables") from the Depositor from time to time during the Funding Period specified in the related Prospectus Supplement.

     Each class of Securities of any series will represent the right to receive a specified amount of payments on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.


     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE 12 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.


     ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, MORGAN STANLEY ABS CAPITAL II INC., THE SERVICER, THE SELLER(S) OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

                           ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

                           ------------------------

____________, 199__.

                            AVAILABLE INFORMATION

     Morgan Stanley ABS Capital II Inc. (the "Depositor") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Morgan Stanley ABS Capital II Inc., that file electronically with the Commission.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Depositor as originator of the Trust referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, Morgan Stanley ABS Capital II, Inc., 1585 Broadway, New York, New York 10036 (212-761-1817.)

                           ------------------------

                              TABLE OF CONTENTS



PROSPECTUS
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Incorporation of Certain Documents by Reference . . . . . . . . . . . . .   3
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
The Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
The Receivables Pools . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Weighted Average Life of the Securities . . . . . . . . . . . . . . . . .  19
Pool Factors and Trading Information  . . . . . . . . . . . . . . . . . .  20
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Description of the Notes  . . . . . . . . . . . . . . . . . . . . . . . .  21
Description of the Certificates . . . . . . . . . . . . . . . . . . . . .  25
Certain Information Regarding the Securities  . . . . . . . . . . . . . .  26
Description of the Transfer and Servicing Agreements  . . . . . . . . . .  34
Certain Legal Aspects of the Receivables  . . . . . . . . . . . . . . . .  43
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . .  47
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60



                               SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

  Issuer  . . . . . . . . . . . . .       With respect to each series of
                                          Securities, the trust (referred to
                                          herein as the "Trust" or the
                                          "Issuer") to be formed pursuant to
                                          either a Trust Agreement (as
                                          amended and supplemented from time
                                          to time, a "Trust Agreement")
                                          among the Depositor, the trustee
                                          specified in the related
                                          Prospectus Supplement (the
                                          "Trustee") and, if so specified in
                                          the related prospectus supplement,
                                          a limited purpose affiliate of the
                                          Seller (the "Company") or a
                                          Pooling and Servicing Agreement
                                          (as amended and supplemented from
                                          time to time, the "Pooling and
                                          Servicing Agreement") among the
                                          Trustee, the Depositor and the
                                          servicer specified in the related
                                          Prospectus Supplement (the
                                          "Servicer").

  Depositor . . . . . . . . . . . .       Morgan Stanley ABS Capital II Inc.

  Seller(s) . . . . . . . . . . . .       With respect to each series of
                                          Securities, the Seller(s) will be
                                          specified in the related
                                          Prospectus Supplement.

  Servicer  . . . . . . . . . . . .       With respect to each series of
                                          Securities, the Servicer will be
                                          specified in the related
                                          Prospectus Supplement.

  Trustee . . . . . . . . . . . . .       With respect to each series of
                                          Securities, the Trustee will be
                                          specified in the related
                                          Prospectus Supplement.

  Indenture Trustee . . . . . . . .       With respect to any applicable
                                          series of Securities, the
                                          Indenture Trustee will be
                                          specified in the related
                                          Prospectus Supplement.

  The Notes . . . . . . . . . . . .       A series of Securities may include
                                          one or more classes of Notes,
                                          which will be issued pursuant to
                                          an Indenture between the Trust and
                                          the Indenture Trustee (as amended
                                          and supplemented from time to
                                          time, an "Indenture").  The
                                          related Prospectus Supplement will
                                          specify which class or classes, if
                                          any, of Notes of the related
                                          series are being offered thereby.

                                          Unless otherwise specified in the
                                          related Prospectus Supplement,
                                          Notes will be available for
                                          purchase in minimum denominations
                                          of $1,000 and will be available in
                                          book-entry form only.  Unless
                                          otherwise specified in the related
                                          Prospectus Supplement, Noteholders
                                          will be able to receive Definitive
                                          Notes only in the limited
                                          circumstances described herein or
                                          in the related Prospectus
                                          Supplement.  See "Certain
                                          Information Regarding the
                                          Securities -- Definitive
                                          Securities".

                                          Except in the case of any Strip
                                          Notes, as described below, each
                                          class of Notes will have a stated
                                          principal amount and will bear
                                          interest at a specified rate or
                                          rates (with respect to each class
                                          of Notes, the "Interest Rate").
                                          Each class of Notes may have a
                                          different Interest Rate, which may
                                          be a fixed, variable or adjustable
                                          Interest Rate, or any combination
                                          of the foregoing.  The related
                                          Prospectus Supplement will specify
                                          the Interest Rate for each class
                                          of Notes, or the method for
                                          determining the Interest Rate.

                                          With respect to a series that
                                          includes two or more classes of
                                          Notes, each class may differ as to
                                          the timing and priority of
                                          payments, seniority, allocations
                                          of losses, Interest Rate or amount
                                          of payments of principal or
                                          interest, or payments of principal
                                          or interest in respect of any such
                                          class or classes may or may not be
                                          made upon the occurrence of
                                          specified events or on the basis
                                          of collections from designated
                                          portions of the Receivables Pool.

                                          In addition, a series may include
                                          one or more classes of Notes
                                          ("Strip Notes") entitled to
                                          (i) principal payments with
                                          disproportionate, nominal or no
                                          interest payments or (ii) interest
                                          payments with disproportionate,
                                          nominal or no principal payments.

                                          If the Servicer exercises its
                                          option to purchase the Receivables
                                          of a Trust (or, if not and, if and
                                          to the extent provided in the
                                          related Prospectus Supplement,
                                          satisfactory bids for the purchase
                                          of such Receivables are received),
                                          in the manner and on the
                                          respective terms and conditions
                                          described under "Description of
                                          the Transfer and Servicing
                                          Agreements -- Termination", the
                                          outstanding Notes will be redeemed
                                          as set forth in the related
                                          Prospectus Supplement.  In
                                          addition, if the related
                                          Prospectus Supplement provides
                                          that the property of a Trust will
                                          include a Pre-Funding Account (as
                                          such term is defined in the
                                          related Prospectus Supplement, the
                                          "Pre-Funding Account"), one or
                                          more classes of the outstanding
                                          Notes will be subject to partial
                                          redemption on or immediately
                                          following the end of the Funding
                                          Period (as such term is defined in
                                          the related Prospectus Supplement,
                                          the "Funding Period") in an amount
                                          and manner specified in the
                                          related Prospectus Supplement.  In
                                          the event of such partial
                                          redemption, the Noteholders may be
                                          entitled to receive a prepayment
                                          premium from the Trust, in the
                                          amount and to the extent provided
                                          in the related Prospectus
                                          Supplement.

  The Certificates  . . . . . . . .       A series may include one or more
                                          classes of Certificates and may
                                          not include any Notes.  The
                                          related Prospectus Supplement will
                                          specify which class or classes, if
                                          any, of the Certificates are being
                                          offered thereby.

                                          Unless otherwise specified in the
                                          related Prospectus Supplement,
                                          Certificates will be available for
                                          purchase in a minimum denomination
                                          of $1,000 and will be available in
                                          book-entry form only.  Unless
                                          otherwise specified in the related
                                          Prospectus Supplement,
                                          Certificateholders will be able to
                                          receive Definitive Certificates
                                          only in the limited circumstances
                                          described herein or in the related
                                          Prospectus Supplement.  See
                                          "Certain Information Regarding the
                                          Securities -- Definitive
                                          Securities".

                                          Except in the case of any Strip
                                          Certificates, as described below,
                                          each class of Certificates will
                                          have a stated Certificate Balance
                                          specified in the related
                                          Prospectus Supplement (the
                                          "Certificate Balance") and will
                                          accrue interest on such
                                          Certificate Balance at a specified
                                          rate (with respect to each class
                                          of Certificates, the "Pass Through
                                          Rate").  Each class of
                                          Certificates may have a different
                                          Pass Through Rate, which may be a
                                          fixed, variable or adjustable Pass
                                          Through Rate, or any combination
                                          of the foregoing. The related
                                          Prospectus Supplement will specify
                                          the Pass Through Rate for each
                                          class of Certificates or the
                                          method for determining the Pass
                                          Through Rate.

                                          With respect to a series that
                                          includes two or more classes of
                                          Certificates, each class may
                                          differ as to timing and priority
                                          of distributions, seniority,
                                          allocations of losses, Pass
                                          Through Rate or amount of
                                          distributions in respect of
                                          principal or interest, or
                                          distributions in respect of
                                          principal or interest in respect
                                          of any such class or classes may
                                          or may not be made upon the
                                          occurrence of specified events or
                                          on the basis of collections from
                                          designated portions of the
                                          Receivables Pool.  In addition, a
                                          series may include one or more
                                          classes of Certificates ("Strip
                                          Certificates") entitled to
                                          (i) distributions in respect of
                                          principal with disproportionate,
                                          nominal or no interest
                                          distributions or (ii) interest
                                          distributions with
                                          disproportionate, nominal or no
                                          distributions in respect of
                                          principal.

                                          If a series of securities includes
                                          classes of Notes, distributions in
                                          respect of the Certificates may be
                                          subordinated in priority of
                                          payment to payments on the Notes
                                          to the extent specified in the
                                          related Prospectus Supplement.

                                          If the Servicer exercises its
                                          option to purchase the Receivables
                                          of a Trust (or, if not, and if and
                                          to the extent provided in the
                                          related Prospectus Supplement,
                                          satisfactory bids for the purchase
                                          of such Receivables are received),
                                          in the manner and on the
                                          respective terms and conditions
                                          described under "Description of
                                          the Transfer and Servicing
                                          Agreements -- Termination",
                                          Certificateholders will receive as
                                          a prepayment an amount in respect
                                          of the Certificates as specified
                                          in the related Prospectus
                                          Supplement.  In addition, if the
                                          related Prospectus Supplement
                                          provides that the property of a
                                          Trust will include a Pre-Funding
                                          Account, Certificateholders may
                                          receive a partial prepayment of
                                          principal on or immediately
                                          following the end of the Funding
                                          Period in an amount and manner
                                          specified in the related
                                          Prospectus Supplement.  In the
                                          event of such partial prepayment,
                                          the Certificateholders may be
                                          entitled to receive a prepayment
                                          premium from the Trust, in the
                                          amount and to the extent provided
                                          in the related Prospectus
                                          Supplement.

  The Trust Property  . . . . . . .       The property of each Trust will
                                          include a pool of retail
                                          installment sale contracts,
                                          installment loans, purchase money
                                          notes, or other notes (the
                                          "Receivables") secured by new or
                                          used (i) automobiles and light-
                                          duty trucks (the "Financed Motor
                                          Vehicles") and/or
                                          (ii) recreational vehicles (the
                                          "Financed Recreational Vehicles"),
                                          including rights to receive
                                          certain payments made with respect
                                          to such Receivables, security
                                          interests in the Financed Motor
                                          Vehicles and Financed Recreational
                                          Vehicles (collectively, the
                                          "Financed Vehicles") financed
                                          thereby, certain accounts and the
                                          proceeds thereof and any proceeds
                                          from claims on certain related
                                          insurance policies.  On or prior
                                          to the Closing Date specified in
                                          the related Prospectus Supplement
                                          with respect to a Trust, the
                                          Seller(s) will sell or transfer
                                          Receivables (the "Initial
                                          Receivables") having an aggregate
                                          principal balance specified in the
                                          related Prospectus Supplement as
                                          of the dates specified therein
                                          (the "Initial Cutoff Date") to the
                                          Depositor, which will transfer the
                                          Initial Receivables to such Trust
                                          on the Closing Date pursuant to
                                          either a Sale and Servicing
                                          Agreement among the Depositor, the
                                          Servicer and the Trustee (as
                                          amended and supplemented from time
                                          to time, a "Sale and Servicing
                                          Agreement") or, if the Trust is to
                                          be treated as a grantor trust for
                                          federal income tax purposes, the
                                          related Pooling and Servicing
                                          Agreement among the Depositor, the
                                          Servicer and the Trustee.  The
                                          property of each Trust will also
                                          include amounts on deposit in
                                          certain trust accounts, including
                                          the related Collection Account,
                                          any Pre-Funding Account, any
                                          Reserve Account and any other
                                          account identified in the
                                          applicable Prospectus Supplement.


                                          To the extent provided in the
                                          related Prospectus Supplement, the
                                          Seller(s) will be obligated
                                          (subject only to the availability
                                          thereof) to sell to the Depositor
                                          which will be obligated to
                                          purchase and sell to the related
                                          Trust, and such Trust will then be
                                          obligated to purchase (subject to
                                          the satisfaction of certain
                                          conditions described in the
                                          applicable Sale and Servicing
                                          Agreement or Pooling and Servicing
                                          Agreement), additional Receivables
                                          (the "Subsequent Receivables")
                                          from time to time (as frequently
                                          as daily) during the Funding
                                          Period specified in the related
                                          Prospectus Supplement having an
                                          aggregate principal balance
                                          approximately equal to the amount
                                          on deposit in the Pre-Funding
                                          Account (the "Pre-Funded Amount")
                                          on such Closing Date.  With
                                          respect to any Trust that is to be
                                          treated as a grantor trust for
                                          federal income tax purposes, the
                                          Funding Period, if any, will not
                                          exceed 90 days in length from the
                                          Closing Date, and with respect to
                                          any other Trust will not exceed
                                          one year in length from the
                                          Closing Date.  With respect to each
                                          Trust, the Pre-Funded Amount on
                                          the Closing Date will not exceed
                                          25% of the aggregate initial
                                          principal balance of the
                                          Securities.


                                          The Receivables arise or will
                                          arise from loans originated by
                                          motor vehicle and recreational
                                          vehicle dealers (the "Dealers")
                                          and purchased, directly or
                                          indirectly, by a Seller(s) and
                                          sold to the Depositor.  The
                                          Receivables will be selected from
                                          the contracts and loans owned by a
                                          Seller(s) or the Depositor based
                                          on the criteria specified in the
                                          Sale and Servicing Agreement or
                                          Pooling and Servicing Agreement,
                                          as applicable, and described
                                          herein and in the related
                                          Prospectus Supplement.

  Credit and Cash Flow Enhancement        If and to the extent specified in
                                          the related Prospectus Supplement,
                                          credit and cash flow enhancement
                                          with respect to a Trust or any
                                          class or classes of Securities may
                                          include any one or more of the
                                          following:  subordination of one
                                          or more other classes of
                                          Securities, a Reserve Account,
                                          overcollateralization, letters of
                                          credit, credit or liquidity
                                          facilities, surety bonds,
                                          guaranteed investment contracts,
                                          swaps or other interest rate
                                          protection agreements, repurchase
                                          obligations, yield supplement
                                          agreements or accounts, other
                                          agreements with respect to third
                                          party payments or other support,
                                          cash deposits or other
                                          arrangements.  Unless otherwise
                                          specified in the related
                                          Prospectus Supplement, any form of
                                          credit or cash flow enhancement
                                          will have certain limitations and
                                          exclusions from coverage
                                          thereunder, which will be
                                          described in the related
                                          Prospectus Supplement.


  Transfer and Servicing Agreements       With respect to each Trust, the
                                          Seller will sell the related
                                          Receivables to the Depositor,
                                          which, in turn, will sell the
                                          related Receivables to such Trust
                                          pursuant to a Sale and Servicing
                                          Agreement or a Pooling and
                                          Servicing Agreement.  The rights
                                          and benefits of any Trust under a
                                          Sale and Servicing Agreement will
                                          be assigned to the Indenture
                                          Trustee as collateral for the
                                          Notes of the related series. The
                                          Servicer will agree with such
                                          Trust to be responsible for
                                          servicing, managing, maintaining
                                          custody of and making collections
                                          on the Receivables.  If so
                                          specified in the related
                                          Prospectus Supplement, the person
                                          specified therein as Administrator
                                          will undertake certain
                                          administrative duties under an
                                          Administration Agreement with
                                          respect to any Trust that has
                                          issued Notes, which duties would
                                          in the absence of an Administrator
                                          be performed for the related Trust
                                          primarily by the related Indenture
                                          Trustee or by the Depositor.


                                          Unless otherwise specified in the
                                          related Prospectus Supplement,
                                          with respect to each Precomputed
                                          Receivable, the Servicer will
                                          advance scheduled payments under
                                          each Precomputed Receivable which
                                          shall not have been timely made (a
                                          "Precomputed Advance"), to the
                                          extent that the Servicer, in its
                                          sole discretion, expects to recoup
                                          the Precomputed Advance from
                                          subsequent payments on or with
                                          respect to such Receivable or from
                                          other Precomputed Receivables.
                                          With respect to Simple Interest
                                          Receivables, the Servicer shall
                                          advance any interest shortfall (a
                                          "Simple Interest Advance" and,
                                          together with a Precomputed
                                          Advance, an "Advance").  The
                                          Servicer shall be entitled to
                                          reimbursement of Advances from
                                          subsequent payments on or with
                                          respect to the Receivables to the
                                          extent described herein and in the
                                          related Prospectus Supplement.

                                          Unless otherwise provided in the
                                          related Prospectus Supplement, the
                                          Depositor will be obligated to
                                          repurchase any Receivable from the
                                          Trust, and the related Seller will
                                          be obligated to simultaneously
                                          repurchase such Receivable from
                                          the Depositor, if the interest of
                                          the applicable Trust in such
                                          Receivable is materially adversely
                                          affected by a breach of any
                                          representation or warranty made by
                                          such Seller with respect to the
                                          Receivable, if the breach has not
                                          been cured following the discovery
                                          by or notice to such Seller and
                                          the Depositor of the breach.  If
                                          so specified in the related
                                          Prospectus Supplement, the related
                                          Seller or the Depositor will be
                                          permitted, in a circumstance where
                                          it would otherwise be required to
                                          repurchase a Receivable as
                                          described in the preceding
                                          sentence, to instead substitute a
                                          comparable Receivable for the
                                          Receivable otherwise requiring
                                          repurchase, subject to certain
                                          conditions and eligibility
                                          criteria for the substitute to be
                                          summarized in the related
                                          Prospectus Supplement.

                                          Unless otherwise provided in the
                                          related Prospectus Supplement, the
                                          Servicer will be obligated to
                                          purchase or make Advances with
                                          respect to any Receivable if,
                                          among other things, it extends the
                                          date for final payment by the
                                          Obligor of such Receivable beyond
                                          the applicable Final Scheduled
                                          Maturity Date (as defined in the
                                          related Prospectus Supplement, the
                                          "Final Scheduled Maturity Date"),
                                          changes the annual percentage rate
                                          ("APR") or amount of a scheduled
                                          payment of such Receivable or
                                          fails to maintain a perfected
                                          security interest in the related
                                          Financed Vehicle.

                                          Unless otherwise specified in the
                                          related Prospectus Supplement, the
                                          Servicer will be entitled to
                                          receive a fee for servicing the
                                          Receivables of each Trust equal to
                                          a specified percentage of the
                                          aggregate principal balance of the
                                          related Receivables Pool, as set
                                          forth in the related Prospectus
                                          Supplement, plus certain late
                                          fees, prepayment charges and other
                                          administrative fees or similar
                                          charges. See "Description of the
                                          Transfer and Servicing Agreements
                                          -- Servicing Compensation and
                                          Payment of Expenses" herein and in
                                          the related Prospectus Supplement.

  Certain Legal Aspects of the
  Receivables;                            In connection with the sale of
    Repurchase Obligations  . . . .       Receivables to a Trust, security
                                          interests in the Financed Vehicles
                                          securing such Receivables will be
                                          assigned, directly or indirectly,
                                          by the related Dealer to the
                                          Seller(s) and by the Seller(s) to
                                          the Depositor and by the Depositor
                                          to such Trust.  Due to
                                          administrative burden and expense,
                                          the certificates of title to the
                                          Financed Motor Vehicles and those
                                          Financed Recreational Vehicles
                                          financed in states where security
                                          interests in recreational vehicles
                                          are subject to certificate of
                                          title statutes will not be amended
                                          to reflect any such assignments
                                          and the Uniform Commercial Code
                                          ("UCC") financing statements in
                                          respect of those Financed
                                          Recreational Vehicles financed in
                                          states where security interests in
                                          recreational vehicles are
                                          perfected by filing a UCC-1
                                          financing statement will not be
                                          amended to reflect such
                                          assignments. In the absence of
                                          such procedures, such Trust may
                                          not have a perfected security
                                          interest in the Financed Vehicles
                                          in some states.  If such Trust
                                          does not have a perfected security
                                          interest in a Financed Vehicle,
                                          its ability to realize on such
                                          Financed Vehicle in the event of a
                                          default may be adversely affected.
                                          To the extent the security
                                          interest is perfected, such Trust
                                          will have a prior claim over
                                          subsequent purchasers of such
                                          Financed Vehicle and holders of
                                          subsequently perfected security
                                          interests.  However, as against
                                          liens for repairs of a Financed
                                          Vehicles or for taxes unpaid by an
                                          Obligor under a Receivable, or
                                          because of fraud or negligence,
                                          such Trust could lose the priority
                                          of its security interest or its
                                          security interest in Financed
                                          Vehicles.

                                          Federal and state consumer
                                          protection laws impose
                                          requirements upon creditors in
                                          connection with extensions of
                                          credit and collections of retail
                                          installment loans, and certain of
                                          these laws make an assignee of
                                          such a loan liable to the obligor
                                          thereon for any violation by the
                                          lender.  Unless otherwise
                                          specified in the related
                                          Prospectus Supplement, the
                                          Depositor will be obligated to
                                          repurchase from the Trust and the
                                          related Seller will be obligated
                                          to simultaneously repurchase from
                                          the Depositor any Receivable which
                                          fails to comply with such
                                          requirements.  The Depositor's
                                          obligation to make such repurchase
                                          is contingent upon the related
                                          Seller performing its obligation
                                          to repurchase such Receivable from
                                          the Depositor on account of such
                                          failure.

  Tax Status  . . . . . . . . . . .       Unless the Prospectus Supplement
                                          specifies that the related Trust
                                          will be treated as a grantor trust
                                          upon the issuance of the related
                                          series of Securities, Tax Counsel
                                          to such Trust will deliver an
                                          opinion to the effect that, for
                                          federal income tax purposes:
                                          (i) all or certain specified
                                          classes of Notes of such series
                                          will be characterized as debt and
                                          (ii) such Trust will not be
                                          characterized as an association
                                          (or a publicly traded partnership)
                                          taxable as a corporation.  In
                                          respect of any such series, each
                                          Noteholder, by the acceptance of a
                                          Note of such series, will agree to
                                          treat such Note as indebtedness,
                                          and each Certificateholder, by the
                                          acceptance of a Certificate of
                                          such series, will agree to treat
                                          such Trust as a partnership in
                                          which such Certificateholder is a
                                          partner for federal income and
                                          state income tax purposes.
                                          Alternative characterizations of
                                          such Trust and such Certificates
                                          are possible, but would not result
                                          in materially adverse tax
                                          consequences to
                                          Certificateholders.

                                          If the Prospectus Supplement
                                          specifies that the related Trust
                                          will be treated as a grantor
                                          trust, upon the issuance of the
                                          related series of Certificates,
                                          Tax Counsel to such Trust will
                                          deliver an opinion to the effect
                                          that such Trust will be treated as
                                          a grantor trust for federal income
                                          tax purposes and will not be
                                          subject to federal income tax.

                                          See "Federal Income Tax
                                          Consequences"  for additional
                                          information concerning the
                                          application of federal and state
                                          tax laws.

  ERISA Considerations  . . . . . .       Subject to the considerations
                                          discussed under "ERISA
                                          Considerations" herein and in the
                                          related Prospectus Supplement, and
                                          unless otherwise specified
                                          therein, any Notes of a series and
                                          any Certificates that are issued
                                          by a Trust that is a grantor trust
                                          and are not subordinated to any
                                          other class of Certificates are
                                          eligible for purchase by employee
                                          benefit plans.

                                          Unless otherwise specified in the
                                          related Prospectus Supplement, the
                                          Certificates of any series that
                                          are subordinated to any other
                                          Security of that series may not be
                                          acquired by any employee benefit
                                          plan subject to the Employee
                                          Retirement Income Security Act of
                                          1974, as amended ("ERISA"), or by
                                          any individual retirement account.
                                          See "ERISA Considerations" herein
                                          and in the related Prospectus
                                          Supplement.


                                 RISK FACTORS

     CERTAIN LEGAL ASPECTS -- SECURITY INTERESTS IN FINANCED VEHICLES.
Trusts May Not Have A Perfected Security Interest in Certain Financed Vehicles. In connection with the sale of Receivables to a Trust, security interests in the Financed Vehicles securing such Receivables will be, or will have been, assigned by the Seller(s) to the Depositor and by the Depositor to such Trust simultaneously with the sale of such Receivables to such Trust. Due to administrative burden and expense, (i) the certificates of title to the Financed Motor Vehicles and those Financed Recreational Vehicles financed in states where security interests in recreational vehicles are subject to certificate of title statutes will not be amended to reflect such assignments, and (ii) UCC financing statements in respect of those Financed Recreational Vehicles financed in states where security interests in recreational vehicles, are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Vehicles in some states.

     Unless otherwise provided in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the related Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor any Receivable sold to such Trust as to which a perfected security interest in the name of the related Seller in the Financed Vehicle securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, if such failure shall materially adversely affect the interest of such Trust in such Receivable and if such failure shall not have been cured by the last day of the second month following the discovery by or notice to the Seller(s) of such breach. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure. Moreover, such repurchase obligations will not address or remedy the circumstance where a perfected security interest in the name of the related Seller in the Financed Vehicle securing a Receivable has not been perfected in the related Trust as a result of the absence of the procedures described in the preceding paragraph or for any other reason. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to the Securityholders.

     Certain Liens Will Have Priority Over a Perfected Security Interest. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle. None of the Seller(s), the Servicer or the Depositor will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to such Trust. See "Certain Legal Aspects of the Receivables -- Security Interest in Vehicles" herein.

     CERTAIN LEGAL ASPECTS -- SECURITY INTEREST IN THE RECEIVABLES. The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. Perfection of a security interest in chattel paper may generally be made by filing UCC-1 financing statements in respect thereof or by possession of the chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in the States of New York, Delaware and any other states deemed advisable by the Depositor to give notice of such Trust's ownership interest (and any related Indenture Trustee's security interest) in the Receivables and proceeds thereof. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be appointed custodian of the Receivables by the Trustee and the Servicer will otherwise be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. The filing of UCC-1 financing statements as described above and possession of the chattel paper by the Servicer will reduce but not eliminate the risks involved in perfection. A Trust could lose priority of its security interest in the Receivables to certain liens arising by operation of law or in certain cases by fraud or negligence. Moreover, if the Servicer should lose or inadvertently give up possession of the chattel paper, a good faith purchaser of the chattel paper without knowledge who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest (including an ownership interest) in the chattel paper that is perfected by filing UCC-1 financing statements. In addition, the Receivables will not be stamped to reflect the sale and assignment of the Receivables to the Trust. Therefore, any good faith purchaser of the chattel paper described above would not be deemed to have knowledge of the a security interest (including an ownership interest) therein because such purchaser would not learn of the sale of or security interest in the Receivables from a review of the chattel paper.

     CERTAIN LEGAL ASPECTS -- CONSUMER PROTECTION LAWS. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan (such as such Trust) liable to the obligor thereon for any violation by the lender. The application of such laws could render a Receivable unenforceable or otherwise uncollectible. The inability of Trust to realize amounts owed in respect of such Receivable could adversely affect the amount available for distribution to the Securityholders. Unless otherwise specified in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor any Receivable which fails to comply with such requirements. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure. See "Certain Legal Aspects of the Receivables -- Consumer Protection Laws" herein.

     CERTAIN LEGAL ASPECTS -- INSOLVENCY CONSIDERATIONS. Each Seller will represent and warrant that the transfer of the Receivables by it to the Depositor will constitute a sale. In addition, the Depositor intends that the Transfer of Receivables by it to a Trust will constitute a sale.

     Considerations Relating to the Insolvency of a Bank Seller. In the case of a seller (a "Bank Seller") that is a depository institution whose deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC"), if such Bank Seller were to become insolvent, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") sets forth certain powers that the FDIC could exercise if it were appointed as receiver of such Bank Seller. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before and after the passage of FIRREA that the FDIC, in its capacity as receiver for a Bank Seller, would not interfere with the timely transfer to the Depositor of payments collected on the Receivables. If the transfer to the Depositor were to be characterized as a secured loan, to the extent that the Seller would be deemed to have granted a security interest in the Receivables to the Depositor, and that interest had been validly perfected before the Bank Seller's insolvency and had not been taken in contemplation of insolvency, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by the FDIC as receiver of the Bank Seller. If however, the FDIC were to assert a contrary position, such as by requiring the Indenture Trustee or the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the related Securities and possible reductions in the amount of those payments could occur. See "Certain Legal Aspects of the Receivables -- Other Limitations".

     Considerations Relating to the Insolvency of a Nonbank Seller or the Depositor. If either a Seller other than a Bank Seller (a "Nonbank Seller") or the Depositor were to become a debtor in a bankruptcy case (or if the parent of either were to become a debtor in a bankruptcy case and the assets of the Nonbank Seller or Depositor, as applicable, were consolidated with those of its parent) and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of Receivables to the Depositor or such Trust, as the case may be, should, notwithstanding the intent of the parties that it be treated as a sale, instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by a Nonbank Seller to the Depositor or by the Depositor to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Nonbank Seller or the Depositor, as applicable, arising before such Receivables transfer may have priority over such Trust's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Nonbank Seller's or Depositor's bankruptcy estate and would not be available to their respective creditors.


     Considerations Relating to an Insolvency Event of the Depositor or Company Related to Certain Trusts. With respect to each Trust that is not a grantor trust, if the related Prospectus Supplement so provides, upon the occurrence of an Insolvency Event of either the Depositor or Company identified therein, the Indenture Trustee or Trustee for such Trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Account, if any, the Note Distribution Account, if any, and the Certificate Distribution Account with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or the Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss.


     Octagon Gas Case.  In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d
                           -------------------------    ------
948 (10th Cir. 1993), the U.S. Court of Appeals for the 10th Circuit determined that "accounts," a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of the Depositor or a Seller, however, even if the transfer of Receivables to the Depositor and the transfer of the Receivables to the Trust were treated as a sale, the Receivables would be part of the Depositor's or Seller's bankruptcy estate (as applicable) and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

     RELIANCE ON REPRESENTATIONS AND WARRANTIES BY THE DEPOSITOR, THE SELLER(S) AND THE SERVICER. None of the Seller(s), the Servicer, the Depositor or any of their respective affiliates will generally be obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a Trust. However, in connection with the sale of Receivables by the Seller(s) to the Depositor and the Depositor to a Trust, the Seller(s) will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Depositor may be required to repurchase from the Trust and the related Seller would be required to simultaneously repurchase from the Depositor Receivables with respect to which such representations and warranties have been breached. Alternatively, if so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute Receivable to be summarized in the related Prospectus Supplement. The Depositor's obligation to make such repurchase or substitution is contingent upon the related Seller performing its obligation to repurchase or substitute for such Receivable from the Depositor. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures". If collections on any Receivable were reduced as a result of any matter giving rise to a repurchase or purchase obligation on the part of the Depositor, the Seller and/or the Servicer, as the case may be, and the Depositor, the Seller and/or the Servicer failed for any reason to perform in accordance with that obligation, then delays in payments on the Securities and possible reductions in the amount of those payments could occur. Moreover, if the Servicer were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

     SUBORDINATION. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such series or one or more other classes of Certificates of such series.

     LIMITED ASSETS. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by any of the Seller(s), the Depositor, the applicable Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Reserve Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement. If such amounts and credit enhancement are exhausted (and not replenished), the related Trust will depend solely on payments on the Receivables to make distributions on the Securities, and the Securities will bear the risk of delinquency, loan loss and repossessions with respect to the Receivables.


     MATURITY AND PREPAYMENT CONSIDERATIONS. All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased for administrative reasons). The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without causing the related loan to become due and payable the consent of the Depositor.
The rate of prepayment on the Receivables may also be influenced by the structure of the loan evidencing the Receivable. In addition, under certain circumstances, the Depositor will be obligated to repurchase from the Trust, and the related Seller will be obligated to simultaneously repurchase from the Depositor (or in either case, if so specified in the related Prospectus Supplement and subject to the conditions summarized therein, substitute for) Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of certain breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool.
In addition, as described above under "Considerations Relating to an Insolvency Event of the Depositor or Company Related to Certain Trusts", in the case of a Trust that is not a grantor trust, if so specified in the related Prospectus Supplement, as described in such supplement, the sale of the Receivables owned by such Trust will be required if an Insolvency Event with respect to the Depositor or any Company occurs.

     RISK OF COMMINGLING. With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that the Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") affirm their ratings of the related Securities at the initial level, then for so long as the servicer specified in the related Prospectus Supplement is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date or Payment Date.
The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date or Payment Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, such funds will not be available for distribution to the applicable Securityholders and such Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.


     RISK ASSOCIATED WITH SUBSEQUENT RECEIVABLES AND THE PRE-FUNDING ACCOUNT. If so specified in the related Prospectus Supplement, the Seller(s) will be obligated to sell, and the Depositor will be obligated to purchase and then transfer to the related Trust which Trust will then be obligated to purchase, Subsequent Receivables from time to time during the Funding Period specified in the related Prospectus Supplement. With respect to any Trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed 90 days in length from the Closing Date, and with respect to any other Trust will not exceed one-year in length from the Closing. With respect to each Trust, the Pre-Funded Amount on the Closing Date will not exceed 25% of the aggregate initial principal balance of the Securities.

     Changes in Characteristics of Receivables Pool Due to Subsequent Receivables. Amounts on deposit in any Pre-Funding Account may be invested only in Eligible Investments. Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary from those of the Initial Receivables transferred to such Trust. As a result, it is possible that the credit quality of the Receivables in a Trust, as a whole, may decline as a result of the inclusion of Subsequent Receivables and may result in a higher rate of payment to the applicable Securityholders as a result of an increased level of defaults on such Receivables.

     Use of Balance in Pre-Funding Account to Prepay Securities. To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to a Trust by the end of the Funding Period and such amount exceeds the applicable amount described in the related Prospectus Supplement, the holders of Securities issued by the related trust will receive, on the Distribution Date or Payment Date on or immediately following the last day of the applicable Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on or immediately preceding such Distribution Date or Payment Date. It is anticipated that the principal balance of Subsequent Receivables sold to a Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account, and that therefore there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Securityholders will bear all reinvestment risk associated with distribution of amounts on deposit in the Prefunding Account after termination of the applicable Funding Period. Any such distribution will have the effect of a prepayment on the related Receivables and may result in a reduction in the yield to maturity of any class of Securities to which such amounts are distributed.

     RIGHTS OF THE NOTEHOLDERS TO DIRECT CERTAIN MATTERS AFFECTING THE CERTIFICATEHOLDERS. In general, with respect to any Trust issuing Notes, until the Notes have been paid in full, the ability to direct the related Trust with respect to certain actions permitted to be taken under the related Transfer and Servicing Agreements rests with the related Indenture Trustee and the Noteholders instead of the Certificateholders.

     For example, unless otherwise provided in the related Prospectus Supplement with respect to a Trust issuing Notes, in the event a Servicer Default occurs, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements -- Rights upon Servicer Default", may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Defaults".

     BOOK-ENTRY REGISTRATION. Unless otherwise specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for the Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".


                                  THE TRUSTS


     With respect to each series of Securities, the Depositor will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of retail installment sales contracts, purchase money notes or other notes between dealers (the "Dealers") and purchasers (the "Obligors") of new and used (i) automobiles and light-duty trucks ("Financed Motor Vehicles," and the Receivables with respect thereto, "Motor Vehicle Receivables"), and/or (ii) recreational vehicles ("Financed Recreational Vehicles," and the Receivables with respect thereto, "Recreational Vehicle Receivables") or installment loans made to Obligors for such purchases and all payments due thereunder on and after the applicable cutoff date (as such term is defined in the related Prospectus Supplement, a "Cutoff Date") in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cutoff Date in the case of Simple Interest Receivables. A Receivables Pool may consist solely of Motor Vehicle Receivables, or Recreational Vehicle Receivables, or a combination of such Receivables, all as specified in the related Prospectus Supplement. The Receivables of each Receivables Pool were or will be originated by the Dealers or lenders, purchased by the Seller(s), directly or indirectly, pursuant to agreements with Dealers ("Dealer Agreements") or such lenders and sold to the Depositor. Such Receivables will be serviced by the Servicer.
On or prior to the applicable Closing Date, the Seller(s) will sell the Receivables to the Depositor. On the applicable Closing Date, the Depositor will sell the Initial Receivables of the applicable Receivables Pool to the Trust to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in the Financed Vehicles and any other interest of the Depositor in such Financed Vehicles; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Depositor in any proceeds from recourse to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and (vi) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities. Additionally, pursuant to the Dealer Agreements, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.

     With respect to each series of Securities, if so specified in the related prospectus supplement, prior to its sale of Receivables to the Trust, the Depositor may hold such assets in the form of one or more participation certificates, issued by the related Seller, evidencing the entire undivided ownership interest in each related Receivable (each, a "Participation"). In such event, immediately upon the sale of the Receivables to the related Trust, the Participation will be terminated and dissolved by mutual agreement of the Seller, the Trust and the Depositor and the Trust will then own the Receivables directly.

     The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each Trust. See "Risk Factors -- Certain Legal Aspects -- Security Interest in Financed Vehicles," "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

     If the protection provided to any Noteholders of a series by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements -- Distributions",
"-- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".


     The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

THE TRUSTEE


     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator, if any, of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or Servicer, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                            THE RECEIVABLES POOLS

GENERAL


     The Receivables in each Receivables Pool are and will be retail installment sales contracts, installment loans, purchase money orders or other notes that have been or will be originated by a Dealer and purchased by a Seller pursuant to a Dealer Agreement between the related seller (the "Seller"), and the Dealer and will be Motor Vehicle Receivables and/or Recreational Vehicle Receivables. Receivables held by any Seller may have been acquired from other Sellers. The Sellers of each of the Motor Vehicle Receivables and Recreational Vehicle Receivables may include banks, finance companies or other financial institutions and will be entities involved in the financing of each of the particular types of assets (i.e., recreational vehicles and motor vehicles) securing the Receivables being sold by such Seller, and in the origination, secondary market purchasing and/or servicing of retail installment sales contracts, installment loans, loans and other receivables secured by each of such asset types. Each Seller with respect to a Series will be identified in the related Prospectus Supplement. A Receivables Pool may consist solely of Motor Vehicle Receivables, or Recreational Vehicle Receivables or a combination of such Receivables, all as specified in the related Prospectus Supplement. In addition, to the extent described in any Prospectus Supplement, the related Receivables Pool may include Receivables acquired by an Affiliate through acquisitions. Receivables of a Seller will be transferred to the Depositor pursuant to a Receivables Purchase Agreement for sale by the Depositor to the applicable Trust.

     The Receivables to be held by each Trust will be purchased by the Depositor from the portfolio of the Seller(s) for inclusion in a Receivables Pool in accordance with several criteria, including that each Receivable
(i) is secured by a new or used motor vehicle or recreational vehicle,
(ii) was originated in the United States, (iii) is a Simple Interest Receivable or a Precomputed Receivable and (iv) as of the Cutoff Date (a) had an outstanding principal balance of at least the amount set forth in the related Prospectus Supplement, (b) was not more than 30 days (or such other number of days specified in the related Prospectus Supplement) past due,
(c) had a remaining number of scheduled payments not more than the number set forth in the related Prospectus Supplement, (d) had an original number of scheduled payments not more than the number set forth in the related Prospectus Supplement and (e) had an APR of not less than the rate per annum set forth in the related Prospectus Supplement. No selection procedures believed by the Depositor to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables. Terms of the loans constituting such Receivables which are material to investors are described herein or in the related Prospectus Supplement.

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance and unpaid accrued interest. If a Simple Interest Receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment.


     "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's".


     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the geographic distribution and distribution by APR and the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool made up by Motor Vehicle Receivables and/or Recreational Vehicle Receivables and the portion of each category secured by new Financed Vehicles and by used Financed Vehicles.


SUBSEQUENT RECEIVABLES

     Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. Each Prospectus Supplement will describe the effects that including such Subsequent Receivables may have on the Receivables Pool included in the Trust Property of each Trust issuing Securities.

UNDERWRITING

     The related Prospectus Supplement will describe the Seller(s)' underwriting procedures and guidelines, including the type of information reviewed in respect of an applicant.

SERVICING AND COLLECTIONS

     The related Prospectus Supplement will describe the Servicer's servicing procedures, including the steps customarily taken in respect of delinquent Receivables and the maintenance of physical damage insurance.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information concerning the Seller(s)' loss and delinquency experience with respect to its portfolio of motor vehicle loans and/or recreational vehicle loans (including previously sold contracts which a Seller continues to service), will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.


                   WEIGHTED AVERAGE LIFE OF THE SECURITIES


     The weighted average life of the Notes, if any, and the Certificates, if any, of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased by the Depositor or the Servicer for administrative reasons.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive and recreational vehicle receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Depositor will be obligated to repurchase from a Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor (or in either case, if so specified in the related Prospectus Supplement and subject to the conditions summarized therein, substitute for) Receivables pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. In the case of any Security purchased at a discount to its principal amount, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of a Security purchased at a premium to its principal amount, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures". See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables from a given Trust. No prediction can be made as to the rate of prepayment that the Receivables will experience.


     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates, if any, of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.


                     POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and
(ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.


     Unless otherwise provided in the related Prospectus Supplement with respect to a Trust, the Noteholders and the Certificateholders, as applicable, will receive reports on or about each Payment Date concerning
(i) with respect to the Collection Period immediately preceding such Payment Date, payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and (ii) with respect to the Collection Period second preceding such Payment Date, as applicable, amounts allocated or distributed on the preceding Payment Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Payment Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Reports to Securityholders".


                               USE OF PROCEEDS

     Unless the related Prospectus Supplement provides for other applications, the net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to the purchase of the Receivables from the Depositor, (ii) to make the initial deposit into the Reserve Account, if any, and (iii) to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any. Unless otherwise specified in the related Prospectus Supplement, the Depositor will use that portion of such net proceeds paid to it with respect to any such Trust to purchase Receivables from the Seller(s) and for general corporate purposes.


                                THE DEPOSITOR

     Morgan Stanley ABS Capital II Inc. (the "Depositor") was incorporated in the State of Delaware on May 5, 1997 as a wholly-owned subsidiary of Morgan Stanley Group Inc. The Depositor maintains its principal office at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-1817.

     The only obligations, if any, of the Depositor with respect to a Series of Certificates and/or Notes may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related Prospectus Supplement, substitute for) Receivables under certain circumstances, but only to the extent the related Seller simultaneously performs its obligation to repurchase such Receivables. The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Financed Vehicle. The Depositor does not have, nor is required to have, nor is expected in the future to have, any significant assets.

     As specified in the related Prospectus Supplement, the Servicer with respect to any Series of Certificates and/or Notes may be an affiliate of the Depositor. The Depositor anticipates that it will acquire Receivables in the open market or in privately negotiated transactions, which may be through or from a Seller.

     Neither the Depositor, the Seller(s) nor any of their respective affiliates will insure or guarantee the Receivables or the Certificates and/or Notes of any series.


                           DESCRIPTION OF THE NOTES

GENERAL

     With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

     Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to
(i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit and Cash Flow Enhancement".

     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

     MODIFICATION OF INDENTURE. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, in the absence of the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will:
(i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Depositor, the Seller(s) or an affiliate of any of them;
(v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     Unless otherwise provided in the applicable Prospectus Supplement, the Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

     EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of:
(i) a default for five days (or such longer period specified in the related Prospectus Supplement) or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,
(ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

     Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part,
(iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

     No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

     ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.


     Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Depositor, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Depositor, the Certificates will be available for purchase in minimum denominations of $1,000 in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Depositor. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Depositor) will be entitled to receive a physical certificate representing a Certificate.
All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities". Any Certificates of a given series owned by the Depositor will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents.


DISTRIBUTIONS OF PRINCIPAL AND INTEREST


     The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. With respect to any Trust that issues both Notes and Certificates, the Distribution Date for the Certificates may coincide with the Payment Date for the Notes, in which case such date will be referred to in the related Prospectus Supplement as a Payment Date with respect to both the Notes and Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.


     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes -- Principal and Interest on the Notes" and "Description of the Certificates -- Distributions of Principal and Interest".

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"), (iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated.

     "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD RATE SECURITIES. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     COMMERCIAL PAPER RATE SECURITIES. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:


                                D X 360
     Money Market Yield  =    ------------------- X 100
                                360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     FEDERAL FUNDS RATE SECURITIES. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate
Determination Date shall be the next succeeding business day.

     LIBOR SECURITIES. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on either, as specified in the related Prospectus Supplement, (a) the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters") or (b) the Telerate Page 3750 ("LIBOR Telerate"). For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If LIBOR is LIBOR Reuters and at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security. If neither LIBOR Reuters or LIBOR Telerate is specified in the related Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

         (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that, in the Calculation Agent's judgment, is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that, in the Calculation Agent's judgment, is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

     TREASURY RATE SECURITIES. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

BOOK-ENTRY REGISTRATION

     Holders of the Certificates or the Notes may hold through DTC (in the United States) or, solely in the case of the Notes, Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through Cedel or Euroclear. Cede, as nominee for DTC, will hold the Securities. Cedel and Euroclear will hold omnibus positions in the Notes on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between Cedel
Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.
Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "Applicable Trustee"), through Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except to the extent the Depositor holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's nominee. Noteholders will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Similarly, Certificateholders will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.


     Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel
Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter(s) for the related Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.


     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter(s). Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Administrator, if any, or the Applicable Trustee would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Certain Information Regarding the Securities -- Definitive Securities".

     Except as required by law, neither the Administrator, if any, nor the Applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's Nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


DEFINITIVE SECURITIES


     If so specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Applicable Trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Applicable Trustee is unable to locate a qualified successor, (ii) the Applicable Trustee at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.


     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

     Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

         (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

        (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

         (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

          (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

         (vi) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;


        (vii) the amount of the aggregate realized losses, if any, for the related Collection Period;


       (viii)  the Noteholders' Interest Carryover Shortfall, the
     Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

         (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased or substituted for in such Collection Period;

          (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

         (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

        (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series.

     Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

     In addition, the filing with the Commission of periodic reports with respect to each Trust will cease following completion of the reporting period required by Rule 15d-1 of Regulation 15D under the Exchange Act.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Depositor and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which the Servicer (or such other person named in the related Prospectus Supplement) will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

     On or prior to the closing date (the "Closing Date") specified in the Prospectus Supplement for a Trust, the Seller(s) specified in such Prospectus Supplement will transfer and assign, without recourse, to the Depositor their respective entire interests in the related Initial Receivables and their security interests in the related Financed Vehicles pursuant to a receivables purchase agreement (a "Receivables Purchase Agreement"). On or prior to such Closing Date, the Depositor will transfer and assign to the applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in such Initial Receivables, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Schedule of Receivables"). The Applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and/or Certificates. The Applicable Trustee will not verify the existence of the Receivables or review the Receivables files. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Seller(s) and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller(s) to the Depositor and by the Depositor to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

     In each Receivables Purchase Agreement the related Seller will represent and warrant to the Depositor and, in each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will represent and warrant to the applicable Trust, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects;
(ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the Seller(s)' normal requirements; (iii) as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of the Seller in the Financed Vehicle; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and
(vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller(s) elects, the first) month following the discovery by or notice to the Seller(s) of a breach of any representation or warranty of the Seller(s) that materially and adversely affects the interests of the related Trust in any Receivable, the Depositor, unless the breach is cured, will repurchase such Receivable from such Trust and the related Seller will be obligated to simultaneously repurchase such Receivable from the Depositor at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to the last day of the month of repurchase (the "Purchase Amount"). Alternatively, if so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute Receivable to be summarized in the related Prospectus Supplement. The repurchase obligation (or, if applicable, the substitution alternative with respect thereto) constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for any such uncured breach. The Depositor's obligation to make such purchase or substitution is contingent upon the related Seller performing its corresponding obligation to purchase (or, if applicable, substitute for) such Receivable from the Depositor.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related recreational vehicle or automotive retail installment sale contracts or installment loans and any other documents relating to the Receivables. The Depositor and the Seller(s)' accounting records and computer systems will reflect the sale and assignment of the related Receivables to the applicable Trust, and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the related Trust. If through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust.

ACCOUNTS

     With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Servicer will establish for each series an additional account (the "Payahead Account"), in the name of the related Indenture Trustee, into which, to the extent required by the Sale and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or, in the case of each Trust that does not issue Notes, the applicable Trustee.

     Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include motor vehicle and/or recreational vehicle retail sale contracts or installment loans. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be allocated in the manner described in the related Prospectus Supplement.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to motor vehicle or recreational vehicle retail installment sale contracts, installment loans, purchase money notes or other notes that it services for itself or others and that are comparable to such Receivables. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the Financed Vehicle securing the respective Receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".


     The Servicer may from time to time perform any portion of its servicing obligations under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement through subservicing agreements with third-party servicers approved by the Rating Agencies. Each applicable Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that, notwithstanding the use of such subservicers, the Servicer will remain liable for its servicing duties and obligations as if the Servicer were servicing the Receivables directly.


COLLECTIONS

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) the Servicer (or its successor) is the Servicer, (ii) there exists no Servicer Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

     Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, unless otherwise provided in the related Prospectus Supplement, generally such remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until such later Collection Period as the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full.

ADVANCES


     Precomputed Receivables. Unless otherwise provided in the related Prospectus Supplement, to the extent the collections of interest and principal on a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Servicer will make a Precomputed Advance of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the respective Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

     Simple Interest Receivables. Unless otherwise provided in the related Prospectus Supplement, on or before the business day prior to each applicable Distribution Date or Payment Date, the Servicer shall deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Defaulted Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. As used herein, "Advances" means both Precomputed Advances and Simple Interest Advances.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES


     Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates) will be paid out of available funds for the related Collection Period prior to our distributions on the related Distribution Date or Payment Date to the Noteholders or the Certificateholders of the given series.


     Unless otherwise provided in the related Prospectus Supplement with respect to a given Trust, the Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle and/or recreational vehicle receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon; any such limitations will be described in the related Prospectus Supplement. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     RESERVE ACCOUNT. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Depositor or such other person specified in the related Prospectus Supplement on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date or Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby, to the Depositor or such other person specified in the related Prospectus Supplement.

NET DEPOSITS

     As an administrative convenience, unless the Servicer is required to remit collections daily (see "-- Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Distribution Date or Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities -- Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing
Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed the Servicer's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

     Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Depositor, as the case may be, by the Applicable Trustee or
(B) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; and (iii) the occurrence of an Insolvency Event with respect to the Servicer. "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

     In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of recreational vehicle and/or motor vehicle receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST DEFAULTS

     With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Depositor, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Depositor) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Depositor) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, the Depositor, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

     Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% (or such other percentage which will not be lower than 5% as is specified in the related Prospectus Supplement) or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT


     If so specified in the related Prospectus Supplement, the person named as such in the related Prospectus Supplement (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in such amount as may be set forth in the related Prospectus Supplement (the "Administration Fee").



                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL


     The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in the States of New York, Delaware and any other states deemed advisable by the Depositor to give notice of such Trust's and any related Indenture Trustee's ownership of and security interest in the Receivables and their proceeds. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession of such chattel paper by the original secured party, if such purchaser acts in good faith without knowledge that the related chattel paper is subject to a security interest, including an ownership interest. Any such purchaser would not be deemed to have such knowledge because there are UCC filings and would not learn of the sale of or security interest in the Receivables from a review of the Receivables since they would not be marked to show such sale.


SECURITY INTEREST IN VEHICLES

     In states in which retail installment sale contracts and installment loans such as the Motor Vehicle and Recreational Vehicle Receivables evidence the credit sale of automobiles, light-duty trucks or recreational vehicles by dealers to obligors, the contracts or loans also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the automobiles and recreational vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, except as noted below, a security interest in Financed Vehicles is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the Financed Vehicle's certificate of title. Notwithstanding the foregoing, in certain states, folding camping trailers and/or slide-in campers, which may constitute the Financed Vehicle with respect to certain Recreational Vehicle Receivables, are not subject to state titling and vehicle registration laws and a security interest in such recreation vehicles is perfected by filing pursuant to the provisions of the UCC.

     Unless otherwise specified in the related Prospectus Supplement, each Seller will be obligated to have taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect its security interest in the Financed Vehicle securing the related Receivable purchased by it from a Dealer, including, where applicable, by having a notation of its lien recorded on such vehicle's certificate of title or, if appropriate, by perfecting its security interest in the related recreational vehicles under the UCC. Because the Servicer will continue to service the contracts and loans, the Obligors on the contracts and loans will not be notified of the sales from a Seller to the Depositor or from the Depositor to the Trust, and no action will be taken to record the transfer of the security interest from a Seller to the Depositor or from the Depositor to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

     Pursuant to each Receivables Purchase Agreement, each Seller will assign to the Depositor its interests in the Financed Vehicles securing the Motor Vehicle and Recreational Vehicle Receivables assigned by that Seller to the Depositor and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will assign its interests in the Financed Vehicles securing the related Receivables to such Trust. However, because of the administrative burden and expense, none of the Seller, the Depositor, the Servicer or the related Trustee will amend any certificate of title to identify either the Depositor or such Trust as the new secured party on such certificate of title relating to a Financed Vehicle nor will any such entity execute and file any transfer instrument (including, among other instruments, UCC-3 assignments for those Financed Recreational Vehicles for which perfection is governed by the UCC).

     In most states, an assignment such as that under each Receivables Purchase Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title or the execution or filing of any transfer instrument, and the assignee succeeds thereby to the assignor's rights as secured party. In some states, however, in the absence of such an amendment, execution or filing, the assignment to the Applicable Trustee of a security interest in Financed Vehicles registered therein may not be effective or such security interest may not be perfected. If any otherwise effectively assigned security interest in favor of the Applicable Trustee is not perfected, such assignment of the security interest to such Trustee may not be effective against creditors or a trustee in bankruptcy of the applicable Seller, which continues to be specified as lienholder on any certificates of title or as secured party on any UCC filing. However, UCC financing statements with respect to the transfer of each Seller's security interest in related Financed Vehicles to the Depositor and the transfer to the applicable Trust of the Seller's security interest in such Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for such Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

     In addition, even in those states where an assignment such as that under each Receivables Purchase Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, by not identifying a Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Seller or administrative error by state or local agencies, the notation of the Seller's lien on the certificates of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Seller failed to obtain a perfected security interest, the security interest of the related Trust would be subordinate to, among others, the interests of subsequent purchasers of the Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of the Depositor under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and of the related Seller under the Receivables Purchase Agreement and would create an obligation of the Depositor to repurchase the related Receivable from the Trust and of the related Seller to simultaneously repurchase the related Receivable from the Depositor unless the breach were cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and "Risk Factors -- Certain Legal Aspects -- Security Interests in Financed Vehicles".

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle or recreational vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle or recreational vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related loan before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

     Under the laws of most states, liens for repairs performed on a motor vehicle or recreational vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under each Receivables Purchase Agreement, the Seller will represent to the related Trust that, as of the date the related Receivable is sold to such Trust, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs and any such lien or confiscation arising after the applicable Closing Date would not give rise to the related Seller's repurchase obligation under the applicable Receivables Purchase Agreement.


REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the motor vehicle or recreational vehicle installment sale contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle.
Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

     Under each Receivables Purchase Agreement, the related Seller will warrant to the related Depositor (who will in turn assign its rights under such warranty to the applicable Trust under the related Sale and Servicing Agreement or Pooling and Servicing Agreement) that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Seller under such Receivables Purchase Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


                       FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of special Federal tax counsel to each Trust specified in the related Prospectus Supplement ("Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.

     Prior to issuance of each series of Notes and Certificates, the Depositor shall file with the Commission a Form 8-K on behalf of the related Trust containing an opinion of Tax Counsel with respect to the validity of the information set forth under "Federal Income Tax Considerations" herein and in the related Prospectus Supplement.

               TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     TREATMENT OF THE NOTES AS INDEBTEDNESS. The Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered to be issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     FOREIGN HOLDERS. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income tax at graduated rates (if received by a non-U.S. person with effectively connected income) and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     TREATMENT OF THE TRUST AS A PARTNERSHIP. The Depositor and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Depositor in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A VARIETY OF ALTERNATIVE CHARACTERIZATIONS ARE POSSIBLE. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Depositor or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount.
Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     DISCOUNT AND PREMIUM. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     SECTION 708 TERMINATION. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code, a sale or exchange of 50 percent or more of the capital and profits in the Trust would cause a deemed contribution of assets of the Trust (the "old partnership") to a new partnership (the "new partnership") in exchange for interest in new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Depositor is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1.
The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i) the name, address and taxpayer identification number of the nominee and
(ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.
In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty.
In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

     If a partnership election is not made, Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

     CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 of the Code, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

     PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section
171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

     Although the tax treatment of stripped bonds is not entirely clear, based on guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations, and such income will be so treated in the Trustee's tax information reporting.

     ORIGINAL ISSUE DISCOUNT. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," of the OID on such Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

     With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

     MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     PREMIUM. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than its stated redemption price at maturity of such Receivable, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

     ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

     SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     NON-U.S. PERSONS. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     FASIT LEGISLATION During 1996, President Clinton signed into law the "Small Business Job Protection Act of 1996" (the "Act"). The Act creates a new type of entity for federal income tax purposes called a "financed asset securitization investment trust" or "FASIT." Beginning in September of 1997, the Act generally enables certain arrangements similar to a trust that is treated as a partnership to elect to be treated as a FASIT. Under the Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. If so provided in the related Prospectus Supplement, the Trust Agreement and Indenture will set forth certain conditions which, if satisfied, will permit the Depositor to amend such trust agreement and indenture in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to such Trust Agreement and Indenture as may be permitted by reason of the making of such an election. However, there can be no assurance that the Seller will or will not cause any permissible FASIT election to be made with respect to a Trust or amend the related Trust Agreement and Indenture in connection with any election. Furthermore, any such election will be made only if an opinion of Tax Counsel is rendered that such election will not have material adverse consequences to any holder of a Note or Certificate.

                                    * * *

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                             ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES ISSUED BY TRUSTS THAT DO NOT ISSUE NOTES

     Unless otherwise specified in the related Prospectus Supplement, the following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.

     The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

          (4) The Trustee is not an affiliate of any other member of the Restricted Group;

          (5) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group, (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the related Seller, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

     The Seller believes that the Exemption will apply to the acquisition and holding by Benefit Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.

                             PLAN OF DISTRIBUTION


     On the terms and conditions set forth in an underwriting agreement with respect to the Securities of a given series the ("Underwriting Agreement"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

     In the Underwriting Agreement with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.


     Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Depositor.




     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                LEGAL OPINIONS

     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust and the Depositor by Brown & Wood LLP, New York, New York, and for the Underwriter for such series by Brown & Wood LLP. Certain federal income tax will be passed upon for each Trust by Brown & Wood LLP.

                                INDEX OF TERMS



Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Accredited Investor . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Actuarial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Adjusted Issue Price  . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Administration Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  43
Administration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9,38
Amortizable bond Premium  . . . . . . . . . . . . . . . . . . . . . . . .  54
Applicable Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Backup  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Bank Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Base Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Calculation Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Calculation Date  . . . . . . . . . . . . . . . . . . . . . . . . .  27,28,30
Capital Asset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
CD Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
CD Rate Determination Date  . . . . . . . . . . . . . . . . . . . . . . .  27
CD Rate Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Cedel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Cedel Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Certificate Distribution Account  . . . . . . . . . . . . . . . . . . . .  36
Certificate Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . .  20
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . 16,31
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
chattel paper . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12,43
Clearing Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Clearing Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Commercial Paper Rate . . . . . . . . . . . . . . . . . . . . . . . . . 27,28
Commercial Paper Rate Determination Date  . . . . . . . . . . . . . . . .  27
Commercial Paper Rate Security  . . . . . . . . . . . . . . . . . . . . .  26
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Composite Quotations  . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Daily Portions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Dealer Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Dealers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8,16
Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  32
Definitive Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,3,21
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Depositaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
DTC's Nominee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Eligible Deposit Account  . . . . . . . . . . . . . . . . . . . . . . . .  36
Eligible Institution  . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . .    36
Equity Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . . .  31
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Evidence of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .  55
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
FASIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Federal Funds Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Federal Funds Rate Determination Date . . . . . . . . . . . . . . . . . .  28
Federal Funds Rate Security . . . . . . . . . . . . . . . . . . . . . . .  26
Final Scheduled Maturity Date   . . . . . . . . . . . . . . . . . . . . .   9
Financed Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Financed Motor Vehicles . . . . . . . . . . . . . . . . . . . . . . . .  7,16
Financed Recreational Vehicles  . . . . . . . . . . . . . . . . . . . .  7,16
FIRREA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Fixed Rate Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Floating Rate Securities  . . . . . . . . . . . . . . . . . . . . . . . .  26
foreign person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
FTC Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Grantor Trust Certificateholders  . . . . . . . . . . . . . . . . . . . .  52
Grantor Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . .  52
H.15(519) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Holder-in-Due-Course  . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Index Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Initial Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Initial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Insolvency Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Interest Reset Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Interest Reset Period . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Investment Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
LIBO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
LIBOR Determination Date  . . . . . . . . . . . . . . . . . . . . . . . .  28
LIBOR Reuters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
LIBOR Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
LIBOR Telerate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
London Banking Day  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Market Discount . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Money Market Yield  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Motor Vehicle Receivables . . . . . . . . . . . . . . . . . . . . . . . .  16
New Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Nonbank Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Note Distribution Account . . . . . . . . . . . . . . . . . . . . . . . .  36
Note Pool Factor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16,31
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Obligors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Old Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21,30
Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Parties in interest . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Payahead Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Payaheads . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Plan Assets Regulation  . . . . . . . . . . . . . . . . . . . . . . . . .  56
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . .   4
Portfolio Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . 48,52
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,5
Precomputed Advance . . . . . . . . . . . . . . . . . . . . . . . . . .  9,18
Precomputed Receivables . . . . . . . . . . . . . . . . . . . . . . . . .  18
prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14,19
Prohibited Transaction  . . . . . . . . . . . . . . . . . . . . . . . . .  56
Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Purchase Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7,11
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Receivables Purchase Agreement  . . . . . . . . . . . . . . . . . . . . .  35
Recreational Vehicle Receivables  . . . . . . . . . . . . . . . . . . . .  16
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . .   3
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Reuters Screen LIBO Page  . . . . . . . . . . . . . . . . . . . . . . . .  29
Rule of 78's  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Rules of 78's Receivables . . . . . . . . . . . . . . . . . . . . . . . .  18
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . .   7
Schedule of Receivables . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 1286 Treasury Regulations . . . . . . . . . . . . . . . . . . . .  53
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16,31
Seller(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,4
Servicer Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Short-Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Simple Interest Advance . . . . . . . . . . . . . . . . . . . . . . . . .   9
Simple Interest Receivables . . . . . . . . . . . . . . . . . . . . . . .  18
Spread  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Spread Multiplier . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Strip Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Strip Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Subsequent Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . 1,7
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . .  35
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Telerate Page 3750  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Transfer and Servicing Agreement  . . . . . . . . . . . . . . . . . . . .  34
Treasury bills  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Treasury Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Treasury Rate Determination Date  . . . . . . . . . . . . . . . . . . . .  30
Treasury Rate Security  . . . . . . . . . . . . . . . . . . . . . . . . .  26
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,4
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,4
Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10,35
Underwriting Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  58
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55



     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.


                                                                      ANNEX I


        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


     Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.


          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION OF NON-U.S. PERSONS (FORM W-8). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          EXEMPTION FOR NON-U.S. PERSON WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          The term "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.



                                                               Version #3



                 Subject to completion, dated August 6, 1997

PROSPECTUS

                              ASSET BACKED NOTES
                          ASSET BACKED CERTIFICATES
                          (EACH ISSUABLE IN SERIES)
                            ---------------------
                     MORGAN STANLEY ABS CAPITAL II INC.
                                  Depositor
                            ---------------------

     The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into between Morgan Stanley ABS Capital II Inc. (the "Depositor") and the Trustee specified in the related Prospectus Supplement (the "Trustee"), or (ii) a Pooling and Servicing Agreement to be entered into among the Trustee, the Depositor and the servicer specified in the related Prospectus Supplement (the "Servicer"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of retail installment sale contracts, installment loans, purchase money notes or other notes (the "Receivables") secured by new or used recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail), certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the items financed thereby and certain other property, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee, which will be used to purchase additional Receivables (the "Subsequent Receivables") from the Depositor from time to time during the Funding Period specified in the related Prospectus Supplement.

     Each class of Securities of any series will represent the right to receive a specified amount of payments on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.


     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE 12 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.


     ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, MORGAN STANLEY ABS CAPITAL II INC., THE SERVICER, THE SELLER(S) OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

                           ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

                           ------------------------

____________, 199__.

                            AVAILABLE INFORMATION

     Morgan Stanley ABS Capital II Inc. (the "Depositor") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Morgan Stanley ABS Capital II Inc., that file electronically with the Commission.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Depositor as originator of the Trust referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Depositor will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, Morgan Stanley ABS Capital II, Inc., 1585 Broadway, New York, New York 10036 (212-761-1817.)

                           ------------------------

                              TABLE OF CONTENTS



PROSPECTUS
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Incorporation of Certain Documents by Reference . . . . . . . . . . . . .   3
Summary of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
The Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
The Receivables Pools . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Weighted Average Life of the Securities . . . . . . . . . . . . . . . . .  19
Pool Factors and Trading Information  . . . . . . . . . . . . . . . . . .  20
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
The Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Description of the Notes  . . . . . . . . . . . . . . . . . . . . . . . .  21
Description of the Certificates . . . . . . . . . . . . . . . . . . . . .  25
Certain Information Regarding the Securities  . . . . . . . . . . . . . .  26
Description of the Transfer and Servicing Agreements  . . . . . . . . . .  34
Certain Legal Aspects of the Receivables  . . . . . . . . . . . . . . . .  43
Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . .  47
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Index of Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60


                               SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

Issuer

     With respect to each series of Securities, the trust (referred to herein as the "Trust" or the "Issuer") to be formed pursuant to either a Trust Agreement (as amended and supplemented from time to time, a "Trust Agreement") among the Depositor, the trustee specified in the related Prospectus Supplement (the "Trustee") and, if so specified in the related prospectus supplement, a limited purpose affiliate of the Seller (the "Company") or a Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Pooling and Servicing Agreement") among the Trustee, the Depositor and the servicer specified in the related Prospectus Supplement (the "Servicer").

Depositor

     Morgan Stanley ABS Capital II Inc.

Seller(s)

    With respect to each series of Securities, the Seller(s) will be specified in the related Prospectus Supplement.

Servicer

     With respect to each series of Securities, the Servicer will be specified in the related Prospectus Supplement.

Trustee

     With respect to each series of Securities, the Trustee will be specified in the related Prospectus Supplement.

Indenture Trustee

     With respect to any applicable series of Securities, the Indenture Trustee will be specified in the related Prospectus Supplement.

The Notes

     A series of Securities may include one or more classes of Notes, which will be issued pursuant to an Indenture between the Trust and the Indenture Trustee (as amended and supplemented from time to time, an "Indenture"). The related Prospectus Supplement will specify which class or classes, if any, of Notes of the related series are being offered thereby.

     Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in minimum denominations of $1,000 and will be available in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- Definitive Securities".

     Except in the case of any Strip Notes, as described below, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the method for determining the Interest Rate.

     With respect to a series that includes two or more classes of Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool.

     In addition, a series may include one or more classes of Notes ("Strip Notes") entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

     If the Servicer exercises its option to purchase the Receivables of a Trust (or, if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements -- Termination", the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account (as such term is defined in the related Prospectus Supplement, the "Pre-Funding Account"), one or more classes of the outstanding Notes will be subject to partial redemption on or immediately following the end of the Funding Period (as such term is defined in the related Prospectus Supplement, the "Funding Period") in an amount and manner specified in the related Prospectus Supplement. In the event of such partial redemption, the Noteholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

The Certificates

     A series may include one or more classes of Certificates and may not include any Notes. The related Prospectus Supplement will specify which class or classes, if any, of the Certificates are being offered thereby.

     Unless otherwise specified in the related Prospectus Supplement, Certificates will be available for purchase in a minimum denomination of $1,000 and will be available in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- Definitive Securities".

     Except in the case of any Strip Certificates, as described below, each class of Certificates will have a stated Certificate Balance specified in the related Prospectus Supplement (the "Certificate Balance") and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass Through Rate"). Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates or the method for determining the Pass Through Rate.

     With respect to a series that includes two or more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Receivables Pool. In addition, a series may include one or more classes of Certificates ("Strip Certificates") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

     If a series of securities includes classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

     If the Servicer exercises its option to purchase the Receivables of a Trust (or, if not, and if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements -- Termination", Certificateholders will receive as a prepayment an amount in respect of the Certificates as specified in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

The Trust Property

     The property of each Trust will include a pool of retail installment sale contracts, installment loans, purchase money notes, or other notes (the "Receivables") secured by new or used recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) (the "Financed Boats"), including rights to receive certain payments made with respect to such Receivables, security interests in the Financed Boats financed thereby, certain accounts and the proceeds thereof and any proceeds from claims on certain related insurance policies. On or prior to the Closing Date specified in the related Prospectus Supplement with respect to a Trust, the Seller(s) will sell or transfer Receivables (the "Initial Receivables") having an aggregate principal balance specified in the related Prospectus Supplement as of the dates specified therein (the "Initial Cutoff Date") to the Depositor, which will transfer the Initial Receivables to such Trust on the Closing Date pursuant to either a Sale and Servicing Agreement among the Depositor, the Servicer and the Trustee (as amended and supplemented from time to time, a "Sale and Servicing Agreement") or, if the Trust is to be treated as a grantor trust for federal income tax purposes, the related Pooling and Servicing Agreement among the Depositor, the Servicer and the Trustee. The property of each Trust will also include amounts on deposit in certain trust accounts, including the related Collection Account, any Pre-Funding Account, any Reserve Account and any other account identified in the applicable Prospectus Supplement.


     To the extent provided in the related Prospectus Supplement, the Seller(s) will be obligated (subject only to the availability thereof) to sell to the Depositor which will be obligated to purchase and sell to the related Trust, and such Trust will then be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement), additional
Receivables (the "Subsequent Receivables") from time to time (as frequently as daily) during the Funding Period specified in the related Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") on such Closing Date. With respect to any Trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed 90 days in length from the Closing Date, and with respect to any other Trust will not exceed one year in length from the Closing Date. With respect to each Trust, the Pre-Funded Amount on the Closing Date will not exceed 25% of the aggregate initial principal balance of the Securities.


     The Receivables arise or will arise from loans originated by boat dealers (the "Dealers") and purchased, directly or indirectly, by a Seller(s) and sold to the Depositor. The Receivables will be selected from the contracts and loans owned by a Seller(s) or the Depositor based on the criteria specified in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and described herein and in the related Prospectus Supplement.

Credit and Cash Flow Enhancement

     If and to the extent specified in the related Prospectus Supplement, credit and cash flow enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities, a Reserve Account, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements or accounts, other agreements with respect to third party payments or other support, cash deposits or other arrangements. Unless otherwise specified in the related Prospectus Supplement, any form of credit or cash flow enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.


Transfer and Servicing Agreements

     With respect to each Trust, the Seller will sell the related Receivables to the Depositor, which, in turn, will sell the related Receivables to such Trust pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement. The rights and benefits of any Trust under a Sale and Servicing Agreement will be assigned to the Indenture Trustee as collateral for the Notes of the related series. The Servicer will agree with such Trust to be responsible for servicing, managing, maintaining custody of and making collections on the Receivables. If so specified in the related Prospectus Supplement, the person specified therein as Administrator will undertake certain administrative duties under an Administration Agreement with respect to any Trust that has issued Notes, which duties would in the absence of an Administrator be performed for the related Trust primarily by the related Indenture Trustee or by the Depositor.


     Unless otherwise specified in the related Prospectus Supplement, with respect to each Precomputed Receivable, the Servicer will advance scheduled payments under each Precomputed Receivable which shall not have been timely made (a "Precomputed Advance"), to the extent that the Servicer, in its sole discretion, expects to recoup the Precomputed Advance from subsequent payments on or with respect to such Receivable or from other Precomputed Receivables. With respect to Simple Interest Receivables, the Servicer shall advance any interest shortfall (a "Simple Interest Advance" and, together with a Precomputed Advance, an "Advance"). The Servicer shall be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described herein and in the related Prospectus Supplement.

    Unless otherwise provided in the related Prospectus Supplement, the Depositor will be obligated to repurchase any Receivable from the Trust, and the related Seller will be obligated to simultaneously repurchase such Receivable from the Depositor, if the interest of the applicable Trust in such Receivable is materially adversely affected by a breach of any representation or warranty made by such Seller with respect to the Receivable, if the breach has not been cured following the discovery by or notice to such Seller and the Depositor of the breach. If so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute to be summarized in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, the Servicer will be obligated to purchase or make Advances with respect to any Receivable if, among other things, it extends the date for final payment by the Obligor of such Receivable beyond the applicable Final Scheduled Maturity Date (as defined in the related Prospectus Supplement, the "Final Scheduled Maturity Date"), changes the annual percentage rate ("APR") or amount of a scheduled payment of such Receivable or fails to maintain a perfected security interest in the related Financed Boat.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to receive a fee for servicing the Receivables of each Trust equal to a specified percentage of the aggregate principal balance of the related Receivables Pool, as set forth in the related Prospectus Supplement, plus certain late fees, prepayment charges and other administrative fees or similar charges. See "Description of the Transfer and Servicing Agreements
-- Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement.

Certain Legal Aspects of the Receivables;
  Repurchase Obligations

     In connection with the sale of Receivables to a Trust, security interests in the Financed Boats securing such Receivables will be assigned, directly or indirectly, by the related Dealer to the Seller(s) and by the Seller(s) to the Depositor and by the Depositor to such Trust. Due to administrative burden and expense, the certificates of title to the Financed Boats financed in states where security interests in boats, are subject to certificate of title statutes will not be amended to reflect any such assignments, the Uniform Commercial Code ("UCC") financing statements in respect of those Financed Boats financed in states where security interests in boats are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments, and the assignment of liens perfected pursuant to federal law ("Preferred Mortgages") in respect of Financed Boats documented under federal law will not be filed as required under federal law to reflect such assignments. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Boats in some states and will not have a perfected security interest in Financed Boats documented under federal law. If such Trust does not have a perfected security interest in a Financed Boat, its ability to realize on such Financed Boat in the event of a default may be adversely affected. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Boat and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Boats or for taxes unpaid by an Obligor under a Receivable, or because of fraud or negligence, such Trust could lose the priority of its security interest or its security interest in Financed Boats.

     Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. Unless otherwise specified in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor any Receivable which fails to comply with such requirements. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure.

Tax Status

     Unless the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust, upon the issuance of the related series of Securities, Tax Counsel to such Trust will deliver an opinion to the effect that, for federal income tax purposes: (i) all or certain specified classes of Notes of such series will be characterized as debt and (ii) such Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. In respect of any such series, each Noteholder, by the acceptance of a Note of such series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of such series, will agree to treat such Trust as a partnership in which such Certificateholder is a partner for federal income and state income tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.

     If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust, upon the issuance of the related series of Certificates, Tax Counsel to such Trust will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

     See "Federal Income Tax Consequences" for additional information concerning the application of federal and state tax laws.

ERISA Considerations

     Subject to the considerations discussed under "ERISA Considerations" herein and in the related Prospectus Supplement, and unless otherwise specified therein, any Notes of a series and any Certificates that are issued by a Trust that is a grantor trust and are not subordinated to any other class of Certificates are eligible for purchase by employee benefit plans.

     Unless otherwise specified in the related Prospectus Supplement, the Certificates of any series that are subordinated to any other Security of that series may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by any individual retirement account. See "ERISA Considerations" herein and in the related Prospectus Supplement.


                                 RISK FACTORS

     CERTAIN LEGAL ASPECTS -- SECURITY INTERESTS IN FINANCED BOATS. Trusts May Not Have A Perfected Security Interest in Certain Financed Boats. In connection with the sale of Receivables to a Trust, security interests in the Financed Boats securing such Receivables will be, or will have been, assigned by the Seller(s) to the Depositor and by the Depositor to such Trust simultaneously with the sale of such Receivables to such Trust. Due to administrative burden and expense, (i) the certificates of title to the Financed Boats financed in states where security interests in recreational boats are subject to certificate of title statutes will not be amended to reflect such assignments, (ii) UCC financing statements in respect of those Financed Boats financed in states where security interests in boats are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments and (iii) and the assignment of liens created pursuant to Preferred Mortgages in respect of Financed Boats documented under federal law will not be filed as required by federal law to reflect such assignments. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Boats in some states and will not have a perfected security interest in the Financed Boats documented under Federal Law.

     Unless otherwise provided in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the related Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor any Receivable sold to such Trust as to which a perfected security interest in the name of the related Seller in the Financed Boat securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, if such failure shall materially adversely affect the interest of such Trust in such Receivable and if such failure shall not have been cured by the last day of the second month following the discovery by or notice to the Seller(s) of such breach. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure. Moreover, such repurchase obligations will not address or remedy the circumstance where a perfected security interest in the name of the related Seller in the Financed Boat securing a Receivable has not been perfected in the related Trust as a result of the absence of the procedures described in the preceding paragraph or for any other reason. If such Trust does not have a perfected security interest in a Financed Boat, its ability to realize on such Financed Boat in the event of a default may be adversely affected. This could adversely affect the amount available for distribution to the Securityholders.


     Certain Liens Will Have Priority Over a Perfected Security Interest. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Boat and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Boat or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Boat. In addition, certain additional liens, including a lien for damages arising out of a maritime tort, for wages of a stevedore when employed directly by the owner, operator, master, ship's husband, or agent of the vessel, for wages of the crew of a vessel, for general average, or a lien for salvage may, as a matter of law, have priority over perfected first priority liens. The above described risk for crew wages exists because, although not typical, there exists the possibility that recreational boat owners will utilize crew members and because liens for wages owed to such crew members could, as described above, have priority over the Trust's lien in a Financed Boat. None of the Seller(s), the Servicer or the Depositor will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Boat after the date such security interest was conveyed to such Trust. See "Certain Legal Aspects of the Receivables -- Security Interest in Boats" herein.


     CERTAIN LEGAL ASPECTS -- SECURITY INTEREST IN THE RECEIVABLES. The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. Perfection of a security interest in chattel paper may generally be made by filing UCC-1 financing statements in respect thereof or by possession of the chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in the States of New York, Delaware and any other states deemed advisable by the Depositor to give notice of such Trust's ownership interest (and any related Indenture Trustee's security interest) in the Receivables and proceeds thereof. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be appointed custodian of the Receivables by the Trustee and the Servicer will otherwise be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. The filing of UCC-1 financing statements as described above and possession of the chattel paper by the Servicer will reduce but not eliminate the risks involved in perfection. A Trust could lose priority of its security interest in the Receivables to certain liens arising by operation of law or in certain cases by fraud or negligence. Moreover, if the Serivcer should lose or inadvertently give up possession of the chattel paper, a good faith purchaser of the chattel paper without knowledge who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest (including an ownership interest) in the chattel paper that is perfected by filing UCC-1 financing statements. In addition, the Receivables will not be stamped to reflect the sale and assignment of the Receivables to the Trust. Therefore, any good faith purchaser of the chattel paper described above would not be deemed to have knowledge of the a security interest (including an ownership interest) therein because such purchaser would not learn of the sale of or security interest in the Receivables from a review of the chattel paper.

     CERTAIN LEGAL ASPECTS -- CONSUMER PROTECTION LAWS. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan (such as such Trust) liable to the obligor thereon for any violation by the lender. The application of such laws could render a Receivable unenforceable or otherwise uncollectible. The inability of Trust to realize amounts owed in respect of such Receivable could adversely affect the amount available for distribution to the Securityholders. Unless otherwise specified in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor any Receivable which fails to comply with such requirements. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure. See "Certain Legal Aspects of the Receivables -- Consumer Protection Laws" herein.

     CERTAIN LEGAL ASPECTS -- INSOLVENCY CONSIDERATIONS. Each Seller will represent and warrant that the transfer of the Receivables by it to the Depositor will constitute a sale. In addition, the Depositor intends that the Transfer of Receivables by it to a Trust will constitute a sale.

     Considerations Relating to the Insolvency of a Bank Seller. In the case of a seller (a "Bank Seller") that is a depository institution whose deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC"), if such Bank Seller were to become insolvent, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") sets forth certain powers that the FDIC could exercise if it were appointed as receiver of such Bank Seller. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before and after the passage of FIRREA that the FDIC, in its capacity as receiver for a Bank Seller, would not interfere with the timely transfer to the Depositor of payments collected on the Receivables. If the transfer to the Depositor were to be characterized as a secured loan, to the extent that the Seller would be deemed to have granted a security interest in the Receivables to the Depositor, and that interest had been validly perfected before the Bank Seller's insolvency and had not been taken in contemplation of insolvency, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by the FDIC as receiver of the Bank Seller. If however, the FDIC were to assert a contrary position, such as by requiring the Indenture Trustee or the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the related Securities and possible reductions in the amount of those payments could occur. See "Certain Legal Aspects of the Receivables -- Other Limitations".

     Considerations Relating to the Insolvency of a Nonbank Seller or the Depositor. If either a Seller other than a Bank Seller (a "Nonbank Seller") or the Depositor were to become a debtor in a bankruptcy case (or if the parent of either were to become a debtor in a bankruptcy case and the assets of the Nonbank Seller or Depositor, as applicable, were consolidated with those of its parent) and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of Receivables to the Depositor or such Trust, as the case may be, should, notwithstanding the intent of the parties that it be treated as a sale, instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by a Nonbank Seller to the Depositor or by the Depositor to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Nonbank Seller or the Depositor, as applicable, arising before such Receivables transfer may have priority over such Trust's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Nonbank Seller's or Depositor's bankruptcy estate and would not be available to their respective creditors.


     Considerations Relating to an Insolvency Event of the Depositor or Company Related to Certain Trusts. With respect to each Trust that is not a grantor trust, if the related Prospectus Supplement so provides, upon the occurrence of an Insolvency Event of either the Depositor or the Company identified therein, the Indenture Trustee or Trustee for such Trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Account, if any, the Note Distribution Account, if any, and the Certificate Distribution Account with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or the Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss.


     Octagon Gas Case.  In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d
                           -------------------------    ------
948 (10th Cir. 1993), the U.S. Court of Appeals for the 10th Circuit determined that "accounts," a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of the Depositor or a Seller, however, even if the transfer of Receivables to the Depositor and the transfer of the Receivables to the Trust were treated as a sale, the Receivables would be part of the Depositor's or Seller's bankruptcy estate (as applicable) and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

     RELIANCE ON REPRESENTATIONS AND WARRANTIES BY THE DEPOSITOR, THE SELLER(S) AND THE SERVICER. None of the Seller(s), the Servicer, the Depositor or any of their respective affiliates will generally be obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a Trust. However, in connection with the sale of Receivables by the Seller(s) to the Depositor and the Depositor to a Trust, the Seller(s) will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Depositor may be required to repurchase from the Trust and the related Seller would be required to simultaneously repurchase from the Depositor Receivables with respect to which such representations and warranties have been breached. Alternatively, if so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute Receivable to be summarized in the related Prospectus Supplement. The Depositor's obligation to make such repurchase or substitution is contingent upon the related Seller performing its obligation to repurchase or substitute for such Receivable from the Depositor. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables. See "Description of the Transfer and Servicing Agreements -- Servicing Procedures". If collections on any Receivable were reduced as a result of any matter giving rise to a repurchase or purchase obligation on the part of the Depositor, the Seller and/or the Servicer, as the case may be, and the Depositor, the Seller and/or the Servicer failed for any reason to perform in accordance with that obligation, then delays in payments on the Securities and possible reductions in the amount of those payments could occur. Moreover, if the Servicer were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

     SUBORDINATION. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such series or one or more other classes of Certificates of such series.

     LIMITED ASSETS. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by any of the Seller(s), the Depositor, the applicable Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Reserve Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement. If such amounts and credit enhancement are exhausted (and not replenished), the related Trust will depend solely on payments on the Receivables to make distributions on the Securities, and the Securities will bear the risk of delinquency, loan loss and repossessions with respect to the Receivables.


     MATURITY AND PREPAYMENT CONSIDERATIONS. All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased for administrative reasons). The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Boat securing a Receivable without causing the related loan to become due and payable. The rate of prepayment on the Receivables may also be influenced by the structure of the loan evidencing the Receivable. In addition, under certain circumstances, the Depositor will be obligated to repurchase from the Trust, and the related Seller will be obligated to simultaneously repurchase from the Depositor (or in either case, if so specified in the related Prospectus Supplement and subject to the conditions summarized therein, substitute for) Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of certain breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. See also "Description of the Transfer and Servicing Agreements -- Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool. In addition, as described above under "Considerations Relating to an Insolvency Event of the Depositor or Company Related to Certain Trusts," in the case of a Trust that is not a grantor trust if so specified in the related Prospectus Supplement, as described in such supplement, the sale of the Receivables owned by such Trust will be required if an Insolvency Event with respect to the Depositor or any Company occurs.

     RISK OF COMMINGLING. With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that the Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "Rating Agencies") affirm their ratings of the related Securities at the initial level, then for so long as the servicer specified in the related Prospectus Supplement is the Servicer and provided that (i) there exists no Servicer Default and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date or Payment Date.
The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date or Payment Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, such funds will not be available for distribution to the applicable Securityholders and such Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.


     RISK ASSOCIATED WITH SUBSEQUENT RECEIVABLES AND THE PRE-FUNDING ACCOUNT. If so specified in the related Prospectus Supplement, the Seller(s) will be obligated to sell, and the Depositor will be obligated to purchase and then transfer to the related Trust which Trust will then be obligated to purchase, Subsequent Receivables from time to time during the Funding Period specified in the related Prospectus Supplement. With respect to any Trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed 90 days in length from the Closing Date, and with respect to any other Trust will not exceed one-year in length from the Closing. With respect to each Trust, the Pre-Funded Amount on the Closing Date will not exceed 25% of the aggregate initial principal balance of the Securities.

     Changes in Characteristics of Receivables Pool Due to Subsequent Receivables. Amounts on deposit in any Pre-Funding Account may be invested only in Eligible Investments. Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary from those of the Initial Receivables transferred to such Trust. As a result, it is possible that the credit quality of the Receivables in a Trust, as a whole, may decline as a result of the inclusion of Subsequent Receivables and may result in a higher rate of payment to the applicable Securityholders as a result of an increased level of defaults on such Receivables.

     Use of Balance in Pre-Funding Account to Prepay Securities. To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to a Trust by the end of the Funding Period and such amount exceeds the applicable amount described in the related Prospectus Supplement, the holders of Securities issued by the related trust will receive, on the Distribution Date or Payment Date on or immediately following the last day of the applicable Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on or immediately preceding such Distribution Date or Payment Date. It is anticipated that the principal balance of Subsequent Receivables sold to a Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account, and that therefore there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Securityholders will bear all reinvestment risk associated with distribution of amounts on deposit in the Prefunding Account after termination of the applicable Funding Period. Any such distribution will have the effect of a prepayment on the related Receivables and may result in a reduction in the yield to maturity of any class of Securities to which such amounts are distributed.

     RIGHTS OF THE NOTEHOLDERS TO DIRECT CERTAIN MATTERS AFFECTING THE CERTIFICATEHOLDERS. In general, with respect to any Trust issuing Notes, until the Notes have been paid in full, the ability to direct the related Trust with respect to certain actions permitted to be taken under the related Transfer and Servicing Agreements rests with the related Indenture Trustee and the Noteholders instead of the Certificateholders.

     For example, unless otherwise provided in the related Prospectus Supplement with respect to a Trust issuing Notes, in the event a Servicer Default occurs, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements -- Rights upon Servicer Default", may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "Description of the Transfer and Servicing Agreements -- Waiver of Past Defaults".

     BOOK-ENTRY REGISTRATION. Unless otherwise specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for the Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".


                                  THE TRUSTS

     With respect to each series of Securities, the Depositor will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of retail installment sales contracts, purchase money notes or other notes between dealers (the "Dealers") and purchasers (the "Obligors") of new and used recreational sport and power boats (including any boat motors and accompanying trailers) and yachts (both power and sail) (the "Financed Boats") or installment loans made to Obligors for such purchases and all payments due thereunder on and after the applicable cutoff date (as such term is defined in the related Prospectus Supplement, a "Cutoff Date") in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cutoff Date in the case of Simple Interest Receivables. The Receivables of each Receivables Pool were or will be originated by the Dealers or lenders, purchased by the Seller(s), directly or indirectly, pursuant to agreements with Dealers ("Dealer Agreements") or such lenders and sold to the Depositor. Such Receivables will be serviced by the Servicer. On or prior to the applicable Closing Date, the Seller(s) will sell the Receivables to the Depositor. On the applicable Closing Date, the Depositor will sell the Initial Receivables of the applicable Receivables Pool to the Trust to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in the Financed Boats and any other interest of the Depositor in such Financed Boats; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Boats or the Obligors, as the case may be; (iv) the interest of the Depositor in any proceeds from recourse to Dealers on Receivables or Financed Boats with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and (vi) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities. Additionally, pursuant to the Dealer Agreements, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.


     With respect to each series of Securities, if so specified in the related prospectus supplement, prior to its sale of Receivables to the Trust, the Depositor may hold such assets in the form of one or more participation certificates, issued by the related Seller, evidencing the entire undivided ownership interest in each related Receivable (each, a "Participation"). In such event, immediately upon the sale of the Receivables to the related Trust, the Participation will be terminated and dissolved by mutual agreement of the Seller, the Trust and the Depositor and the Trust will then own the Receivables directly.


     The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title and UCC financing statements, as applicable, to the Financed Boats will not be amended to reflect the sale and assignment of the security interest in the Financed Boats to each Trust, and assignments to the Trust of the Preferred Mortgages in respect of federally documented Financed Boats will not be filed. In the absence of such an amendment or filing, a Trust may not have a perfected security interest in the Financed Boats in all states and will not have a perfected security interest in federally documented Financed Boats. See "Risk Factors -- Certain Legal Aspects -- Security Interest in Financed Boats," "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

     If the protection provided to any Noteholders of a series by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Boats which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Boats in all states or under federal law may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements -- Distributions", "-- Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

     The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

THE TRUSTEE


     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator, if any, of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or Servicer, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.



                            THE RECEIVABLES POOLS

GENERAL


     The Receivables in each Receivables Pool are and will be retail installment sales contracts, installment loans, purchase money orders or other notes that have been or will be originated by a Dealer and purchased by a Seller pursuant to a Dealer Agreement between the related seller (the "Seller"), and the Dealer. Receivables held by any Seller may have been acquired from other Sellers. The Sellers of Marine Receivables may include banks, finance companies or other financial institutions and will be entities involved in the financing of such type of asset (i.e., boats) securing the Receivables being sold by such Seller, and in the origination, secondary market purchasing and/or servicing of retail installment sales contracts, installment loans, loans and other receivables secured by such asset type. Each Seller with respect to a Series will be identified in the related Prospectus Supplement. In addition, to the extent described in any Prospectus Supplement, the related Receivables Pool may include Receivables acquired by an Affiliate through acquisitions. Receivables of a Seller will be transferred to the Depositor pursuant to a Receivables Purchase Agreement for sale by the Depositor to the applicable Trust.

     The Receivables to be held by each Trust will be purchased by the Depositor from the portfolio of the Seller(s) for inclusion in a Receivables Pool in accordance with several criteria, including that each Receivable
(i) is secured by a new or used boat, (ii) was originated in the United States, (iii) is a Simple Interest Receivable or a Precomputed Receivable and
(iv) as of the Cutoff Date (a) had an outstanding principal balance of at least the amount set forth in the related Prospectus Supplement, (b) was not more than 30 days (or such other number of days specified in the related Prospectus Supplement) past due, (c) had a remaining number of scheduled payments not more than the number set forth in the related Prospectus Supplement, (d) had an original number of scheduled payments not more than the number set forth in the related Prospectus Supplement and (e) had an APR of not less than the rate per annum set forth in the related Prospectus Supplement. No selection procedures believed by the Depositor to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables. Terms of the loans constituting such Receivables which are material to investors are described herein or in the related Prospectus Supplement.

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance and unpaid accrued interest. If a Simple Interest Receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment.


     "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's".


     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the geographic distribution and distribution by APR and the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new Financed Boats and by used Financed Boats.


SUBSEQUENT RECEIVABLES

     Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. Each Prospectus Supplement will describe the effects that including such Subsequent Receivables may have on the Receivables Pool included in the Trust Property of each Trust issuing Securities.

UNDERWRITING

     The related Prospectus Supplement will describe the Seller(s)' underwriting procedures and guidelines, including the type of information reviewed in respect of an applicant.


SERVICING AND COLLECTIONS

     The related Prospectus Supplement will describe the Servicer's servicing procedures, including the steps customarily taken in respect of delinquent Receivables and the maintenance of physical damage insurance.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information concerning the Seller(s)' loss and delinquency experience with respect to its portfolio of marine loans (including previously sold contracts which a Seller continues to service), will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.


                   WEIGHTED AVERAGE LIFE OF THE SECURITIES


     The weighted average life of the Notes, if any, and the Certificates, if any, of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased by the Depositor or the Servicer for administrative reasons.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rate of prepayment of marine receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Boat securing a Receivable without the consent of the Servicer. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Depositor will be obligated to repurchase from a Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor (or in either case, if so specified in the related Prospectus Supplement and subject to the conditions summarized therein, substitute for) Receivables pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. In the case of any Security purchased at a discount to its principal amount, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of a Security purchased at a premium to its principal amount, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield. See "Description of the Transfer and Servicing
Agreements -- Sale and Assignment of Receivables" and "-- Servicing Procedures". See also "Description of the Transfer and Servicing
Agreements -- Termination" regarding the Servicer's option to purchase the Receivables from a given Trust. No prediction can be made as to the rate of prepayment that the Receivables will experience.


     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates, if any, of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.


                     POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and
(ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.


     Unless otherwise provided in the related Prospectus Supplement with respect to a Trust, the Noteholders and the Certificateholders, as applicable, will receive reports on or about each Payment Date concerning
(i) with respect to the Collection Period immediately preceding such Payment Date, payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and (ii) with respect to the Collection Period second preceding such Payment Date, as applicable, amounts allocated or distributed on the preceding Payment Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Payment Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Reports to Securityholders".



                               USE OF PROCEEDS

     Unless the related Prospectus Supplement provides for other applications, the net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to the purchase of the Receivables from the Depositor, (ii) to make the initial deposit into the Reserve Account, if any, and (iii) to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any. Unless otherwise specified in the related Prospectus Supplement, the Depositor will use that portion of such net proceeds paid to it with respect to any such Trust to purchase Receivables from the Seller(s) and for general corporate purposes.


                                THE DEPOSITOR

     Morgan Stanley ABS Capital II Inc. (the "Depositor") was incorporated in the State of Delaware on May 5, 1997 as a wholly-owned subsidiary of Morgan Stanley Group Inc. The Depositor maintains its principal office at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-1817.

     The only obligations, if any, of the Depositor with respect to a Series of Certificates and/or Notes may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related Prospectus Supplement, substitute for) Receivables under certain circumstances, but only to the extent the related Seller simultaneously performs its obligation to repurchase such Receivables. The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Financed Boat. The Depositor does not have, nor is required to have, nor is expected in the future to have, any significant assets.

     As specified in the related Prospectus Supplement, the Servicer with respect to any Series of Certificates and/or Notes may be an affiliate of the Depositor. The Depositor anticipates that it will acquire Receivables in the open market or in privately negotiated transactions, which may be through or from a Seller.

     Neither the Depositor, the Seller(s) nor any of their respective affiliates will insure or guarantee the Receivables or the Certificates and/or Notes of any series.


                           DESCRIPTION OF THE NOTES

GENERAL

     With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

     Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities".

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to
(i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.


     Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit and Cash Flow Enhancement".


     In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

     MODIFICATION OF INDENTURE. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, in the absence of the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will:
(i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Depositor, the Seller(s) or an affiliate of any of them;
(v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     Unless otherwise provided in the applicable Prospectus Supplement, the Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

     EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of:
(i) a default for five days (or such longer period specified in the related Prospectus Supplement) or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,
(ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

     Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part,
(iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

     No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

     ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.


                       DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.


     Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Depositor, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Depositor, the Certificates will be available for purchase in minimum denominations of $1,000 in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Depositor. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Depositor) will be entitled to receive a physical certificate representing a Certificate.
All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus
Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "-- Definitive Securities". Any Certificates of a given series owned by the Depositor will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents.


DISTRIBUTIONS OF PRINCIPAL AND INTEREST


     The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. With respect to any Trust that issues both Notes and Certificates, the Distribution Date for the Certificates may coincide with the Payment Date for the Notes, in which case such date will be referred to in the related Prospectus Supplement as a Payment Date with respect to both the Notes and Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing.
The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities -- Fixed Rate Securities" and "-- Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.


     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.


                 CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes -- Principal and Interest on the Notes" and "Description of the Certificates -- Distributions of Principal and Interest".

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"), (iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated.

     "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD RATE SECURITIES. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.


     Unless otherwise specified in the applicable Prospectus Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "Cds (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.


     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     COMMERCIAL PAPER RATE SECURITIES. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:


                         D X 360
     Money Market Yield  =    ------------------- X 100
                         360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     FEDERAL FUNDS RATE SECURITIES. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate
Determination Date shall be the next succeeding business day.

     LIBOR SECURITIES. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on either, as specified in the related Prospectus Supplement, (a) the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters") or (b) the Telerate Page 3750 ("LIBOR Telerate"). For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If LIBOR is LIBOR Reuters and at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security. If neither LIBOR Reuters or LIBOR Telerate is specified in the related Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

         (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that, in the Calculation Agent's judgment, is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that, in the Calculation Agent's judgment, is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

     TREASURY RATE SECURITIES. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

BOOK-ENTRY REGISTRATION

     Holders of the Certificates or the Notes may hold through DTC (in the United States) or, solely in the case of the Notes, Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through Cedel or Euroclear. Cede, as nominee for DTC, will hold the Securities. Cedel and Euroclear will hold omnibus positions in the Notes on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between Cedel
Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.
Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "Applicable Trustee"), through Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except to the extent the Depositor holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's nominee. Noteholders will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Similarly, Certificateholders will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.


     Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel
Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter(s) for the related Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.


     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter(s). Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.


     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Administrator, if any, or the Applicable Trustee would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Certain Information Regarding the Securities -- Definitive Securities".


     Except as required by law, neither the Administrator, if any, the applicable Trustee nor the applicable Indenture Trustee, if any, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's Nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES


     If so specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Applicable Trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Applicable Trustee is unable to locate a qualified successor, (ii) the Applicable Trustee, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.


     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

     Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

         (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

        (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

         (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

          (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

         (vi) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;


        (vii) the amount of the aggregate realized losses, if any, for the related Collection Period;


       (viii)  the Noteholders' Interest Carryover Shortfall, the
     Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

         (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased or substituted for in such Collection Period;

          (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

         (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

        (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series.

     Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

     In addition, the filing with the Commission of periodic reports with respect to each Trust will cease following completion of the reporting period required by Rule 15d-1 of Regulation 15D under the Exchange Act.


             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Depositor and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which the Servicer (or such other person named in the related Prospectus Supplement) will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

     On or prior to the closing date (the "Closing Date") specified in the Prospectus Supplement for a Trust, the Seller(s) specified in such Prospectus Supplement will transfer and assign, without recourse, to the Depositor their respective entire interests in the related Initial Receivables and their security interests in the related Financed Boats pursuant to a receivables purchase agreement (a "Receivables Purchase Agreement"). On or prior to such Closing Date, the Depositor will transfer and assign to the applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in such Initial Receivables, including its security interests in the related Financed Boats. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Schedule of Receivables"). The Applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and/or Certificates. The Applicable Trustee will not verify the existence of the Receivables or review the Receivables files. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Seller(s) and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller(s) to the Depositor and by the Depositor to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

     In each Receivables Purchase Agreement the related Seller will represent and warrant to the Depositor and, in each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will represent and warrant to the applicable Trust, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects;
(ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Boat in accordance with the Seller(s)' normal requirements; (iii) as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of the Seller in the Financed Boat; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller(s) elects, the first) month following the discovery by or notice to the Seller(s) of a breach of any representation or warranty of the Seller(s) that materially and adversely affects the interests of the related Trust in any Receivable, the Depositor, unless the breach is cured, will repurchase such Receivable from such Trust and the related Seller will be obligated to simultaneously repurchase such Receivable from the Depositor at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to the last day of the month of repurchase (the "Purchase Amount"). Alternatively, if so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute Receivable to be summarized in the related Prospectus Supplement. The repurchase obligation (or, if applicable, the substitution alternative with respect thereto) constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for any such uncured breach. The Depositor's obligation to make such purchase or substitution is contingent upon the related Seller performing its corresponding obligation to purchase (or, if applicable, substitute for) such Receivable from the Depositor.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related marine loans and any other documents relating to the Receivables. The Depositor and the Seller(s)' accounting records and computer systems will reflect the sale and assignment of the related Receivables to the applicable Trust, and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the related Trust. If through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust.

ACCOUNTS

     With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Servicer will establish for each series an additional account (the "Payahead Account"), in the name of the related Indenture Trustee, into which, to the extent required by the Sale and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or, in the case of each Trust that does not issue Notes, the applicable Trustee.

     Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include marine retail sale contracts or installment loans. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls.
Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be allocated in the manner described in the related Prospectus Supplement.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to marine retail installment sale contracts, installment loans, purchase money notes or other notes that it services for itself or others and that are comparable to such Receivables. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the Financed Boat securing the respective Receivable at public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".


     The Servicer may from time to time perform any portion of its servicing obligations under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement through subservicing agreements with third-party servicers approved by the Rating Agencies. Each applicable Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that, notwithstanding the use of such subservicers, the Servicer will remain liable for its servicing duties and obligations as if the Servicer were servicing the Receivables directly.


COLLECTIONS

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) the Servicer (or its successor) is the Servicer, (ii) there exists no Servicer Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

     Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, unless otherwise provided in the related Prospectus Supplement, generally such remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until such later Collection Period as the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full.

ADVANCES


     Precomputed Receivables. Unless otherwise provided in the related Prospectus Supplement, to the extent the collections of interest and principal on a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Servicer will make a Precomputed Advance of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the respective Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

     Simple Interest Receivables. Unless otherwise provided in the related Prospectus Supplement, on or before the business day prior to each applicable Distribution Date or Payment Date, the Servicer shall deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Defaulted Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. As used herein, "Advances" means both Precomputed Advances and Simple Interest Advances.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES


     Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates) will be paid out of available funds for the related Collection Period prior to any distributions on the related Distribution Date or Payment Date to the Noteholders or the Certificateholders of the given series.


     Unless otherwise provided in the related Prospectus Supplement with respect to a given Trust, the Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of boat receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon; any such limitations will be described in the related Prospectus Supplement. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     RESERVE ACCOUNT. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Depositor or such other person specified in the related Prospectus Supplement on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date or Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby, to the Depositor or such other person specified in the related Prospectus Supplement.

NET DEPOSITS

     As an administrative convenience, unless the Servicer is required to remit collections daily (see "-- Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Distribution Date or Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities -- Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, annually a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing
Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee or Trustee, as applicable, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed the Servicer's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

     Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Depositor, as the case may be, by the Applicable Trustee or
(B) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; and (iii) the occurrence of an Insolvency Event with respect to the Servicer. "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

     In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of marine receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST DEFAULTS

     With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Depositor, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Depositor) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Depositor) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, the Depositor, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

     Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% (or such other percentage which will not be lower than 5% as is specified in the related Prospectus Supplement) or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT


     If so specified in the Related Prospectus Supplement, the person named as such in the related Prospectus Supplement (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in such amount as may be set forth in the related Prospectus Supplement (the "Administration Fee").



                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL


     The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in the States of New York, Delaware and any other states deemed advisable by the Depositor to give notice of such Trust's and any related Indenture Trustee's ownership of and security interest in the Receivables and their proceeds. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession of such chattel paper by the original secured party, if such purchaser acts in good faith without knowledge that the related chattel paper is subject to a security interest, including an ownership interest. Any such purchaser would not be deemed to have such knowledge because there are UCC filings and would not learn of the sale of or security interest in the Receivables from a review of the Receivables since they would not be marked to show such sale.


SECURITY INTERESTS IN BOATS

     Generally, security interests in boats may be perfected in one of three ways: in "title" states, a security interest is perfected by notation of the secured party's lien on the certificate of title issued by an applicable state motor vehicle department or other appropriate state agency; in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement; and if a boat qualifies for documentation under Federal law, a Preferred Mortgage may be obtained under the Ship Mortgage Act by filing the mortgage with the Secretary of Transportation and endorsing the secured party's lien on the certificate of documentation. Vessels of at least five net tons qualify for documentation under Federal law, but such documentation is discretionary if the Vessel is being used solely for recreational purposes. If documented, the boat becomes a "vessel of the United States" and the exclusive method for perfecting a security interest in a "vessel of the United States" is to comply with Federal law. Accordingly, a Preferred Mortgage under the Ship Mortgage Act supersedes a security interest perfected under state law.

     The related Seller will represent that it has taken such measures necessary to perfect its security interest in each related Financed Boat under the laws of the state in which the Financed Boat is registered or the Ship Mortgage Act, as applicable. Typically, a Dealer will make proper and prompt application to any applicable state motor vehicle department or other appropriate state agency to have a notation of the lien made on the certificate of title of each Financed Boat at the time of sale if the Financed Boat is subject to a title statute. When a UCC-1 financing statement is filed, the Dealer is required to obtain the necessary signature on the UCC-1 financing statement to allow filing by the related Seller. If under Federal or state law a filing or other action is required to perfect a security interest and if the related Seller, because of clerical error or otherwise, has failed to take such action with respect to a Financed Boat, the related Seller will not have a perfected security interest in the Financed Boat under such law and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Financed Boat, holders of perfected security interests and the bankruptcy trustee of the Obligor. The related Seller's state law security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or if the Financed Boat is documented under Federal law. In addition, under certain certificate of title statutes the related Seller must perfect is security interest in boat motors otherwise subject to certificate of title statutes under the UCC.

     Federal law requires documentation under the Ship Mortgage Act of all boats over five net tons in weight and 30 feet in length. Once documented, a Preferred Mortgage under the Ship Mortgage Act is obtained. If a qualifying Financed Boat is not documented or if the documentation, because of clerical error or otherwise, fails to comply with applicable procedures under Federal regulations, the related Seller will not have a Preferred Mortgage on the Financed Boat. In such case, the related Seller's security interest under state law will still be effective. However, if the Financed Boat is later documented by a third party, the related Seller's state law security interest will cease to be perfected, and the related Seller will be subordinated to the interests of, among others, subsequent purchasers of the Financed Boat, holders of security interests perfected under Federal law and the trustee-in-bankruptcy of the Obligor.

     A security interest perfected by a Preferred Mortgage has a nationwide scope and no further action is necessary when an Obligor moves or relocates the collateral. Security interests perfected under state law may have to be refiled if the Obligor moves to a state other than the state in which a security interest is originally perfected and in addition if the security interest is perfected under the UCC, a new filing must be made under the UCC in order to continue the perfected security interest.

     If the security interest in the boat is perfected under a title statute and the related Obligor moves to a state other than the state in which the boat is registered, under the laws of most title states the perfection of the security interest in the boat would continue for a brief period of time after such relocation. A majority of states issuing certificates of title on boats require surrender of a certificate of title to reregister a boat. In those states that also provide for possession of the certificate of title by the secured party, the related Seller must surrender possession of the certificate of title in such circumstance for any related Financed Boat to be reregistered. Some states do not give the secured party possession of the certificate of title, but indicate the secured party on the certificate of title and provide notice to such secured party of surrender of the certificate of title by another person. If either the Servicer is in possession of a certificate of title that must be surrendered to reregister the Financed Boat or the Servicer receives notice of any surrender of the certificate of title by another person, the Servicer would then have the opportunity to continue the perfection of the security interest in the Financed Boat in the state of registration. If the Obligor moves to a state which does not require surrender of a certificate of title for reregistration of a boat, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of marine contracts, the Servicer generally takes steps to effect such perfection upon receipt of notice of surrender or information from the Obligor as to relocation in those states that require any action to be taken. Similarly, when an Obligor sells a boat, under the laws of many states, the purchaser cannot reregister the boat unless the related lienholder of record (which in the case of the Financed Boats covered by such laws would be the related Seller) surrenders possession of the certificate of title and accordingly the Servicer, in such circumstance, would have an opportunity to require satisfaction of the related Receivable before release of the lien.

     If the related Seller has perfected the related Seller's security interest by the filing of a UCC-1 financing statement, or the Obligor moves from a title state to a non-title state, the Servicer will be required to file a UCC-1 financing statement in the new state of the Obligor as soon as possible after receiving notice of the Obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the related Seller's perfected security interest. The Servicer will be required to take steps to effect such continuation. In the event that an Obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in certain states to a different county in such state, under the laws of most states the perfection of the security interest in the Financed Boat would continue for four months after such relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if such state is a title state, a notation on the certificate of title must be made in order to continue the related Seller's security interest.

     Under the laws of many states, liens for storage and repairs performed on a boat and certain tax liens take priority even over a perfected state law security interest. As noted above, a Preferred Mortgage supersedes a perfected state law security interest. However, under the Ship Mortgage Act, a Preferred Mortgage is subordinate to preferred maritime liens.

     Unless otherwise specified in the related Prospectus Supplement, due to the administrative burden and expense of (i) endorsing the certificate of title of each Financed Boat to reflect a Trust's interest therein and delivering each such certificate of title to the Trustee for filing (and the payment of related filing fees), in the case of Financed Boats licensed in states where security interests in boats are subject to certificate of title statutes; (ii) filing amendments to UCC-1 financing statement relating to each Financed Boat (and the payment of related filing fees) to reflect the Trust's interest therein, in the case of Financed Boats licensed in states where security interests in boats are perfected by filing a UCC-1 financing statement; and (iii) filing each assignment of the Preferred Mortgages (and the payment of related filing fees) as required under Federal law to perfect the Trust's interest therein, in the case of Financed Boats which are documented under Federal law, none of such certificates of title will be endorsed, delivered and filed, UCC-1 financing statements amended, or assignments of Preferred Mortgages filed. In the absence of such procedures, neither the Depositor nor the Trust may have a perfected security interest in the Financed Boats licensed in certificate of title or UCC states, and will not have a perfected security interest in Financed Boats documented under Federal law, but the failure to make such endorsements, filings or recordations will not affect the validity of the original security interest as against the Obligor under a Receivable in UCC states.

     In the case of "title" states, in the absence of the step described in clause (i) above, the related Seller will continue to be named as the secured party on the certificates of title relating to the Financed Boats registered in such states. In most such states, such an assignment would be an effective conveyance of such a security interest and the new secured party would succeed to the related Seller's rights as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by Federal, state or local recording officials, the notation of the lien of the related Seller's on the certificate of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Boat covered by the laws of such state or subsequent lenders who take a security interest in the Financed Boat. There exists a risk, however, in not identifying the Trust as the new secured party on the certificate of title, that the Trust may in some states by subordinate to claims of creditors or the receiver of the related Seller in the event of the insolvency of the related Seller and that, through fraud or negligence, the security interest of such Trust could be released by the related Seller as security holder of record.

     Similarly, the related Seller will not cause the documentation for Financed Boats which are subject to a Preferred Mortgage to be endorsed to reflect the Trust's interest therein nor will the assignment be filed with the Secretary of Transportation, and under Federal law no assignment of a Preferred Mortgage is valid against a third party without notice until the assignment is recorded. While the interpretation of this provision by a court might depend upon the factual circumstances, under the terms of the Federal statute, a Trust's security interest in federally documented Financed Boats is subordinate to creditors and the receiver of the related Seller in the event of the related Seller's insolvency and to the rights of subsequent purchasers of such a Financed Boat, subsequent lenders who take a security interest in the Financed Boat and the bankruptcy trustee of the Obligor.
This provision does not affect the validity of the original security interest as against the Obligor. Moreover, under Federal law, a Preferred Mortgage or state law security interest can be subordinate to certain preferred maritime liens, including maritime liens arising prior to the recording of the Preferred Mortgage, liens for necessaries (e.g., stevedoring charges) incurred prior to the recording of the Preferred Mortgage, liens for crew wages, salvage and general damages arising out of tort claims. The holder of a preferred maritime lien who arrests a boat under Federal law to enforce that lien is required to give notice of the suit to all lienholders of record. However, if the holder of a Preferred Mortgage does not receive notice of the suit (e.g., because an assignment of the Preferred Mortgage was not recorded and the current holder did not receive notice of the arrest) and consequently does not intervene in the arrest action, or otherwise fails to so intervene, the boat can be sold free and clear of the Preferred Mortgage. If the holder of the Preferred Mortgage does not arrest the boat and foreclose the mortgage under Federal law in Federal court, but rather repossesses and resells the boat under state law, any preferred maritime liens on the boat are not terminated by such sale and may impair the Preferred Mortgage holder's ability to transfer clear title to the Boat. The Trustee will be qualified as an approved trustee under the Shipping Act and the Ship Mortgage Act. If the Trustee becomes disqualified at any time, an appropriate successor trustee must be appointed.

     Each Seller will warrant in the related Receivables Purchase Agreement that there shall exist a valid, subsisting and enforceable first priority security interest in each Financed Boat in favor of such Seller as of the Closing Date, and that such security interest will be assigned to the related Trust albeit unaccompanied by any of the procedures described in clauses (i),
(ii) and (iii) of the third preceding paragraph above. In the event of a material adverse breach of such warranty, the only recourse of the Trust would be to require the Seller to repurchase the related Receivables. See "Risk Factors - Certain Legal Aspects - Security Interests in Financed Boats".

REPOSSESSION

     In the event of default by boat purchasers, the holder of the boat retail installment sale contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed boat. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the boat must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the boats generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a boat and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the boat or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the boat.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Boat may assert against the seller of the Financed or Boat. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

     Under each Receivables Purchase Agreement, the related Seller will warrant to the related Depositor (who will in turn assign its rights under such warranty to the applicable Trust under the related Sale and Servicing Agreement or Pooling and Servicing Agreement) that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Seller under such Receivables Purchase Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables".

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a boat, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the boat at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.



                       FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of special Federal tax counsel to each Trust specified in the related Prospectus Supplement ("Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.

     Prior to issuance of each series of Notes and Certificates, the Depositor shall file with the Commission a Form 8-K on behalf of the related Trust containing an opinion of Tax Counsel with respect to the validity of the information set forth under "Federal Income Tax Considerations" herein and in the related Prospectus Supplement.


               TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     TREATMENT OF THE NOTES AS INDEBTEDNESS. The Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered to be issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     FOREIGN HOLDERS. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income tax at graduated rates (if received by a non-U.S. person with effectively connected income) and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     TREATMENT OF THE TRUST AS A PARTNERSHIP. The Depositor and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Depositor in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A VARIETY OF ALTERNATIVE CHARACTERIZATIONS ARE POSSIBLE. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Depositor or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount.
Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     DISCOUNT AND PREMIUM. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     SECTION 708 TERMINATION. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code, a sale or exchange of 50 percent or more of the capital and profits in the Trust would cause a deemed contribution of assets of the Trust (the "old partnership") to a new partnership (the "new partnership") in exchange for interest in new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Depositor is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1.
The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i) the name, address and taxpayer identification number of the nominee and
(ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.
In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty.
In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

     If a partnership election is not made, Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

     CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 of the Code, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

     PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section
171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

     Although the tax treatment of stripped bonds is not entirely clear, based on guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations, and such income will be so treated in the Trustee's tax information reporting.

     ORIGINAL ISSUE DISCOUNT. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," of the OID on such Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

     With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

     MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     PREMIUM. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than its stated redemption price at maturity of such Receivable, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables.

     ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "-- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

     SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     NON-U.S. PERSONS. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     FASIT LEGISLATION During 1996, President Clinton signed into law the "Small Business Job Protection Act of 1996" (the "Act"). The Act creates a new type of entity for federal income tax purposes called a "financed asset securitization investment trust" or "FASIT." Beginning in September of 1997, the Act generally enables certain arrangements similar to a trust that is treated as a partnership to elect to be treated as a FASIT. Under the Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. If so provided in the related Prospectus Supplement, the Trust Agreement and Indenture will set forth certain conditions which, if satisfied, will permit the Depositor to amend such trust agreement and indenture in order to enable all or a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to such Trust Agreement and Indenture as may be permitted by reason of the making of such an election. However, there can be no assurance that the Seller will or will not cause any permissible FASIT election to be made with respect to a Trust or amend the related Trust Agreement and Indenture in connection with any election. Furthermore, any such election will be made only if an opinion of Tax Counsel is rendered that such election will not have material adverse consequences to any holder of a Note or Certificate.

                                    * * *

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                             ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES ISSUED BY TRUSTS THAT DO NOT ISSUE NOTES

     Unless otherwise specified in the related Prospectus Supplement, the following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Trust that does not issue Notes.

     The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include fixed rate simple interest marine retail installment sales contracts and retail marine installment loans such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

          (1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

          (4) The Trustee is not an affiliate of any other member of the Restricted Group;

          (5) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates are acquired by persons independent of the Restricted Group, (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the related Seller, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

     The Seller believes that the Exemption will apply to the acquisition and holding by Benefit Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust.


                             PLAN OF DISTRIBUTION


     On the terms and conditions set forth in an underwriting agreement with respect to the Securities of a given series (the "Underwriting Agreements"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

     In the Underwriting Agreement with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.


     Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Depositor.




     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                LEGAL OPINIONS

     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust and the Depositor by Brown & Wood LLP, New York, New York, and for the Underwriter for such series by Brown & Wood LLP. Certain federal income tax will be passed upon for each Trust by Brown & Wood LLP.


                                INDEX OF TERMS



Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Accredited Investor . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Actuarial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Adjusted Issue Price  . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Administration Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  43
Administration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9,38
Amortizable bond Premium  . . . . . . . . . . . . . . . . . . . . . . . .  55
Applicable Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
APR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Backup  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Bank Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Base Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Calculation Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Calculation Date  . . . . . . . . . . . . . . . . . . . . . . . . .  27,28,30
CD Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
CD Rate Determination Date  . . . . . . . . . . . . . . . . . . . . . . .  27
CD Rate Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Cedel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Cedel Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Certificate Distribution Account  . . . . . . . . . . . . . . . . . . . .  36
Certificate Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . .  20
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . 16,31
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
chattel paper . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12,43
Clearing Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Commercial Paper Rate . . . . . . . . . . . . . . . . . . . . . . . . . 27,28
Commercial Paper Rate Determination Date  . . . . . . . . . . . . . . . .  27
Commercial Paper Rate Security  . . . . . . . . . . . . . . . . . . . . .  26
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Composite Quotations  . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Daily Portions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
Dealer Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . 16,18
Dealers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8,16
Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  32
Definitive Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,3,21
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Depositaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
DTC's Nominee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Eligible Deposit Account  . . . . . . . . . . . . . . . . . . . . . . . .  36
Eligible Institution  . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Eligible Investments  . . . . . . . . . . . . . . . . . . . . . . . . .    36
Equity Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . . .  31
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Evidence of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .  56
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
FASIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Federal Funds Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Federal Funds Rate Determination Date . . . . . . . . . . . . . . . . . .  28
Federal Funds Rate Security . . . . . . . . . . . . . . . . . . . . . . .  26
Final Scheduled Maturity Date   . . . . . . . . . . . . . . . . . . . . .   9
Financed Boats  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7,16
FIRREA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Fixed Rate Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Floating Rate Securities  . . . . . . . . . . . . . . . . . . . . . . . .  26
foreign person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
FTC Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Grantor Trust Certificateholders  . . . . . . . . . . . . . . . . . . . .  53
Grantor Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . .  53
H.15(519) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Holder-un-Due-Course  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Index Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Initial Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Initial Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Insolvency Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Interest Reset Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Interest Reset Period . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Investment Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
LIBO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28,29
LIBOR Determination Date  . . . . . . . . . . . . . . . . . . . . . . . .  28
LIBOR Reuters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
LIBOR Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
LIBOR Telerate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
London Banking Day  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Market Discount . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Money Market Yield  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
New Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Nonbank Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Note Distribution Account . . . . . . . . . . . . . . . . . . . . . . . .  36
Note Pool Factor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16,31
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Obligors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Old Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21,30
Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Parties in interest . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Payahead Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Payaheads . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Plan Assets Regulation  . . . . . . . . . . . . . . . . . . . . . . . . .  57
Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . .   4
Portfolio Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . 49,53
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,5
Preferred Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Precomputed Advance . . . . . . . . . . . . . . . . . . . . . . . . . .  8,18
prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15,19
Prohibited Transaction  . . . . . . . . . . . . . . . . . . . . . . . . .  57
Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Purchase Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,7
Receivables Pool  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Receivables Purchase Agreement  . . . . . . . . . . . . . . . . . . . . .  35
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . .   3
Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Reuters Screen LIBO Page  . . . . . . . . . . . . . . . . . . . . . . . .  29
Rule of 78's  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Rules of 78's Receivables . . . . . . . . . . . . . . . . . . . . . . . .  18
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Sale and Servicing Agreement  . . . . . . . . . . . . . . . . . . . . . .   7
Schedule of Receivables . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 1286 Treasury Regulations . . . . . . . . . . . . . . . . . . . .  54
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16,31
Seller(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,4
Servicer Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Short-Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Simple Interest Advance . . . . . . . . . . . . . . . . . . . . . . . . .   8
Simple Interest Receivables . . . . . . . . . . . . . . . . . . . . . . .  18
Spread  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Spread Multiplier . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Strip Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Strip Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Subsequent Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . 1,7
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . .  35
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Telerate Page 3750  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Transfer and Servicing Agreement  . . . . . . . . . . . . . . . . . . . .  34
Treasury bills  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Treasury Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29,30
Treasury Rate Determination Date  . . . . . . . . . . . . . . . . . . . .  30
Treasury Rate Security  . . . . . . . . . . . . . . . . . . . . . . . . .  26
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,4
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,4
Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10,35
Underwriting Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  58
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56



     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.


                                                                      ANNEX I


        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


     Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.


          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION OF NON-U.S. PERSONS (FORM W-8). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          EXEMPTION FOR NON-U.S. PERSON WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          The term "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.



                                   PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     Expenses in connection with the offering of the Securities being registered herein are estimated as follows:


     SEC registration fee . . . . . . . . . . . . . . . . . . .  $  75,757.58
     Legal fees and expenses  . . . . . . . . . . . . . . . . .    100,000.00
     Accounting fees and expenses . . . . . . . . . . . . . . .     25,000.00
     Blue sky fees and expenses . . . . . . . . . . . . . . . .      5,000.00
     Rating agency fees . . . . . . . . . . . . . . . . . . . .    125,000.00
     Trustee's fees and expenses  . . . . . . . . . . . . . . .     15,000.00
     Printing . . . . . . . . . . . . . . . . . . . . . . . . .     35,000.00
     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . .      5,000.00
                                                                 ------------
          Total . . . . . . . . . . . . . . . . . . . . . . . .  $ 385,757.58
___________________
* All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $250,000,000 of Securities registered hereby.

** To be filed by Amendment



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.



     Morgan Stanley ABS Capital II Inc. (the "Registrant") has undertaken in its articles of incorporation and bylaws to indemnify, to the maximum extent permitted by the Delaware General Corporation Law as from time to time amended, any currently acting or former director, officer, employee and agent of the Registrant against any and all liabilities incurred in connection with their services in such capacities.



ITEM 16.  EXHIBITS.


** 1.1    Form of Underwriting Agreement for Owner Trusts
** 1.2    Form of Underwriting Agreement for Grantor Trusts
** 3.1    Articles of Incorporation of the Registrant
** 3.2    Bylaws of the Registrant
** 4.1    Form of Trust Agreement (including form of Certificates)
** 4.2    Form of Pooling and Servicing Agreement (including form of
          Certificates)
** 4.3    Form of Indenture (including form of Notes)
** 5.1    Opinion of Brown & Wood LLP with respect to legality
** 8.1    Opinion of Brown & Wood LLP with respect to certain tax matters
**10.1    Form of Sale and Servicing Agreement
**10.2    Form of Administration Agreement
**10.3    Form of Receivables Purchase Agreement
**23.1    Consent of Brown & Wood LLP (included in Exhibit 5.1)
**23.2    Consent of Brown & Wood LLP (included in Exhibit 8.1)
**24.1    Power of Attorney
 *25.1    Statement of Eligibility and Qualification of Indenture Trustee
___________________
*   Filed herewith.
**  Previously filed.
*** To be filed by Amendment.



ITEM 17. UNDERTAKINGS.

(a) As to Rule 415:

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) As to documents subsequently filed that are incorporated by reference:

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  As to indemnification:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)  The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e)  As to qualification of trust indentures:

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     (f) The undersigned Registrant hereby undertakes to file in a current report a Form 8-K or in a post-effective amendment an opinion with respect to any Federal tax consequences material to an investor with regard to a specific Series to be issued pursuant to this Registration Statement where such tax consequences, have not been addressed in the prospectus or the prospectus supplement related to such Series.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on August 6, 1997.




                              MORGAN STANLEY ABS CAPITAL II INC.

                              By: /s/ Gail P. McDonnell
                                  ------------------------------
                                 Name:  Gail P. McDonnell
                                 Title:  Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.






      Signature                                 Title                       Date
      ---------                                 -----                       ----
           *                    President and Director                     August 6, 1997
-----------------------
Craig S. Phillips               (Principal Executive Officer)
           *                    Chief Financial Officer                    August 6, 1997
-----------------------
Eileen K. Murray                (Principal Financial Officer
                                and Principal Accounting Officer)

/s/ Gail P. McDonnell           Vice President                             August 6, 1997
-----------------------
Gail P. McDonnell               and Director

	   *	         	                Vice President                             August 6, 1997
-----------------------
David R. Warren                 and Director



*By:/s/ Gail P. McDonnell
    -------------------
      Gail P. McDonnell
      Attorney-in-Fact